The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 26, 2005

PROSPECTUS SUPPLEMENT                         (TO PROSPECTUS DATED MAY 26, 2005)

                          $1,643,882,000 (APPROXIMATE)

           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-PWR8
                                    as Issuer

         SERIES 2005-PWR8 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
             CLASSES A-1, A-2, A-3, A-AB, A-4, X-2, A-J, B, C AND D

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            as Mortgage Loan Sellers

                               -------------------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist of a pool of 193 commercial and multifamily first mortgage loans, with an initial mortgage pool balance of approximately
$1,765,243,294.

     The trust fund will issue 24 classes of commercial mortgage pass-through certificates, 10 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from June 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-33 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated May 26, 2005.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June 21, 2005. We expect to receive from this offering approximately $
in sale proceeds, plus accrued interest on the offered certificates from and including June 1, 2005, before deducting expenses payable by us.

                               -------------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

           The date of this prospectus supplement is June    , 2005.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         SERIES 2005-PWR8 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

                                  [MAP OMITTED]

NEW YORK                         FLORIDA                       ALASKA
9 properties                     19 properties                 3 properties
$240,988,243                     $51,403,090                   $14,228,005
13.7% of total                   2.6% of total                 0.8% of total

NEW HAMPSHIRE                    ALABAMA                       OREGON
1 property                       23 properties                 3 properties
$3,596,849                       $15,416,895                   $19,942,947
0.2% of total                    0.9% of total                 1.1% of total

MASSACHUSETTS                    MISSISSIPPI                   WASHINGTON
1 property                       9 properties                  9 properties
$5,500,000                       $1,419,320                    $80,625,391
0.3% of total                    0.1% of total                 4.6% of total

CONNECTICUT                      LOUISIANA                     IDAHO
3 properties                     58 properties                 1 property
$29,892,929                      $37,566,534                   $2,498,078
1.7% of total                    2.1% of total                 0.1% of total

NEW JERSEY                       TEXAS                         NORTH DAKOTA
7 properties                     12 properties                 1 property
$78,242,691                      $9,372,534                    $12,500,000
4.4% of total                    6.8% of total                 0.7% of total

DISTRICT OF COLUMBIA             NEBRASKA                      MINNESOTA
1 property                       1 property                    6 properties
$21,350,000                      $9,372,129                    $40,560,530
1.2% of total                    0.5% of total                 2.3% of total

DELAWARE                         COLORADO                      WISCONSIN
3 properties                     7 properties                  2 properties
$25,880,612                      $32,209,420                   $11,115,000
4.4% of total                    1.8% of total                 0.6% of total

MARYLAND                         ARIZONA                       ILLINOIS
10 properties                    27 properties                 20 properties
$80,966,403                      $57,116,976                   $11,382,533
4.6% of total                    3.2% of total                 7.0% of total

VIRGINIA                         UTAH                          INDIANA
7 properties                     3 properties                  2 properties
$94,493,877                      $7,730,289                    $4,439,476
5.4% of total                    0.4% of total                 0.3% of total

NORTH CAROLINA                   SOUTHERN CALIFORNIA           MICHIGAN
6 properties                     27 properties                 3 properties
$16,716,000                      $203,981,265                  $51,440,283
0.9% of total                    11.6% of total                2.9% of total

SOUTH CAROLINA                   NORTHERN CALIFORNIA           OHIO
5 properties                     11 properties                 8 properties
$10,508,257                      $60,405,629                   $49,596,792
0.6% of total                    3.4 of total                  2.8% of total

GEORGIA                          NEVADA                        PENNSYLVANIA
9 properties                     4 properties                  3 properties
$51,403,090                      $27,911,747                   $21,172,836
2.9% of total                    1.6% of total                 1.2% of total

--------------------------------------------
[ ]  < 1.00% of Cut-Off Date Balance
[ ]  1.00% - 5.00% of Cut-Off Date Balance
[ ]  5.01% - 10.00% of Cut-Off Date Balance
[ ]  > 10.00% of Cut-Off Date Balance
--------------------------------------------

                               [PICTURES TO COME]

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT
                              ---------------------

Important Notice About Information Presented in this Prospectus Supplement

Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
  Servicing Agreement......................................................S-123
Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced

Schedule III:  Class A-AB Planned Principal Balances.......................III-1

Appendix A:    Mortgage Pool Information (Tables)............................A-1

Appendix B:    Certain Characteristics of the Mortgage Loans and

Appendix E:    Global Clearance, Settlement and Tax Documentation Procedures.E-1

                              --------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is provided in two separate documents that progressively provide more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

     o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement will, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

     If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-168 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 109 in the accompanying prospectus.

     In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

     The series 2005-PWR8 certificates are not obligations of us or any of our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

                                      S-4

     The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue,
New York, New York 10179; Attention: J. Christopher Hoeffel, (212) 272-2000.

                              --------------------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund described in this prospectus supplement and that compensation will not be available under the United Kingdom Financial
Services Compensation Scheme.

                                      S-5

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                              --------------------

                             IRS CIRCULAR 230 NOTICE

     The discussion contained in this prospectus supplement as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. You should seek advice based on your circumstances from an independent tax advisor.

                                      S-6

                                     SUMMARY

     The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2005-PWR8 CERTIFICATES
                  ---------------------------------------------

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-PWR8 Commercial Mortgage
Pass-Through Certificates. The series 2005-PWR8 certificates will consist of 24 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2005-PWR8 certificates that bear interest.

         SERIES 2005-PWR8 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
         --------------------------------------------------------------



                                            APPROX.
                           APPROX. %    INITIAL TOTAL    APPROX. %                        APPROX.
                            INITIAL       PRINCIPAL     OF INITIAL                        INITIAL    WEIGHTED
                             TOTAL         BALANCE       MORTGAGE                          PASS-     AVERAGE      PRINCIPAL/
              RATINGS       CREDIT       OR NOTIONAL       POOL        PASS-THROUGH      THROUGH      LIFE         NOTIONAL
 CLASS     MOODY'S/FITCH    SUPPORT         AMOUNT       BALANCE     RATE DESCRIPTION      RATE      (YEARS)        WINDOW
--------   -------------   ---------   ---------------- -----------  ----------------    --------    --------    -------------

Offered Certificates
A-1            Aaa/AAA      20.000%    $   104,300,000     5.909%                            %         2.86       7/05 - 3/10
A-2            Aaa/AAA      20.000%    $    46,500,000     2.634%                            %         5.00       3/10 - 11/10
A-3            Aaa/AAA      20.000%    $    63,000,000     3.569%                            %         6.86       3/12 - 6/12
A-AB           Aaa/AAA      20.000%    $   128,000,000     7.251%                            %         7.52       11/10 - 9/14
A-4            Aaa/AAA      20.000%    $ 1,070,394,000    60.637%                            %         9.78       9/14 - 6/15
X-2            Aaa/AAA        N/A      $ 1,721,955,000      N/A         Variable IO          %         6.23       6/06 - 6/13
A-J            Aaa/AAA      11.500%    $   150,046,000     8.500%                            %         9.97       6/15 - 6/15
B              Aa2/AA        9.375%    $    37,511,000     2.125%                            %         9.97       6/15 - 6/15
C              Aa3/AA-       8.375%    $    17,653,000     1.000%                            %         9.97       6/15 - 6/15
D               A2/A         6.875%    $    26,478,000     1.500%                            %         9.97       6/15 - 6/15

Certificates Not Offered
X-1            Aaa/AAA        N/A      $ 1,765,243,294      N/A         Variable IO          %         9.05       7/05 - 5/24
E              A3/A-         5.875%    $    17,653,000     1.000%                            %         9.97       6/15 - 6/15
F             Baa1/BBB+      4.750%    $    19,859,000     1.125%                            %         9.97       6/15 - 6/15
G             Baa2/BBB       3.875%    $    15,446,000     0.875%                            %         9.97       6/15 - 6/15
H             Baa3/BBB-      2.875%    $    17,652,000     1.000%                            %         9.97       6/15 - 6/15
J              Ba1/BB+       2.375%    $     8,826,000     0.500%                            %         9.97       6/15 - 6/15
K              Ba2/BB        2.125%    $     4,413,000     0.250%                            %         9.97       6/15 - 6/15
L              Ba3/BB-       1.750%    $     6,620,000     0.375%                            %         9.97       6/15 - 6/15
M               B1/B+        1.375%    $     6,620,000     0.375%                            %         9.97       6/15 - 6/15
N               B2/B         1.250%    $     2,206,000     0.125%                            %         9.97       6/15 - 6/15
P               B3/B-        1.000%    $     4,413,000     0.250%                            %         9.97       6/15 - 6/15
Q              NR/NR         0.000%    $    17,653,294     1.000%                            %        12.67       6/15 - 5/24


     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G, H, J, K, L,
          M, N, P and Q certificates will, in the case of each of those classes, bear interest at one of the following rates: (a) a fixed rate per annum (described in the table as "Fixed"); (b) a variable rate
          (described in the table as "WAC Cap") equal to the lesser of (1) a fixed rate per annum, and (2) the weighted average of the adjusted

                                       S-7

          net mortgage interest rates on the pooled mortgage loans from time to time; (c) a variable rate (described in the table as "WAC") equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time; or (d) a variable rate
          (described in the table as "WAC - X%") equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

     o    The class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G, H, J, K, L,
          M, N, P and Q certificates are the only series 2005-PWR8 certificates with principal balances. The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount. The class X-1 certificates will have a total notional amount equal to the total principal balance of the certificates with principal balances outstanding from time to time. The class X-2 certificates will have a total notional amount equal to the total principal balance of specified classes of those principal balance certificates or components of those classes and those classes or components and their principal balances will vary over time.

     o    The actual total principal balance or notional amount, as applicable, of any class of series 2005- PWR8 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons.
          The actual size of the initial mortgage pool balance may be as much as
          5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those of Moody's Investors Service,
          Inc. and Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in June 2041.

     o    The percentages indicated under the column "Approx. % Initial Total
          Credit Support" with respect to the class A-1, A-2, A-3, A-AB and A-4 certificates represent the initial approximate credit support for the class A-1, A-2, A-3, A-AB and A-4 certificates, collectively.

     o    The pass-through rates for the class    ,    ,    ,    ,    ,     and
              certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed").
          The pass-through rates for the class    ,    ,    ,    ,    ,    ,
              ,    ,    ,     and     certificates will equal the lesser of the
          initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC
          Cap"). The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage (described in the table above as "WAC - X%"). The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rates for the class X-1 and X-2 certificates are variable rates (which are described in the table above as "Variable IO") that are described in detail under
          "Description of the Offered Certificates--Distributions--Calculation
          of Pass-Through Rates" in this prospectus supplement. In the case of the class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the
          Offered Certificates--Distributions--Calculation of Pass-Through
          Rates" in this prospectus supplement.

     o    As to any given class of certificates with a principal balance or notional amount, the weighted average life is the average amount of time in years between the assumed settlement date for the

                                      S-8

          certificates and the payment of each dollar of principal or the reduction of each dollar of notional amount (as applicable) of that class of certificates.

     o    As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal. As to the class
          X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

     o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and
          (iv) no extensions of maturity dates of mortgage loans occur. See
          "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     o    The series 2005-PWR8 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES
                                ----------------

DEPOSITOR....................  Bear Stearns Commercial Mortgage Securities Inc.
                               Our principal executive offices are located at
                               383 Madison Avenue, New York, New York 10179, and
                               our telephone number is (212) 272-2000.

MASTER SERVICERS.............  Prudential Asset Resources, Inc. with respect to those pooled mortgage loans sold by Prudential
                               Mortgage Capital Funding, LLC to us for deposit
                               into the trust fund (and any related non-pooled
                               mortgage loans that are secured by the same
                               mortgaged property as a pooled mortgage loan).

                               Wells Fargo Bank, National Association with
                               respect to those pooled mortgage loans sold by
                               it, Bear Stearns Commercial Mortgage, Inc.,
                               Principal Commercial Funding, LLC and Nationwide
                               Life Insurance Company to us for deposit into the
                               trust fund (and any related non-pooled mortgage
                               loans that are secured by the same mortgaged
                               property as a pooled mortgage loan), except as
                               discussed under "Intercreditor and Servicing
                               Arrangements Regarding the Non-Trust-Serviced
                               Pooled Mortgage Loan" in this prospectus
                               supplement. Wells Fargo Bank, National
                               Association also will act as certificate
                               administrator, tax administrator and certificate
                               registrar under the series 2005-PWR8 pooling and
                               servicing agreement.

                               Prudential Asset Resources, Inc. will also act as
                               servicer report administrator and in that
                               capacity will be responsible for the assembly and
                               combination of various reports prepared by the
                               special servicers and the other master servicer.

                               When we refer in this prospectus supplement to a
                               master servicer in relation to one or more of the
                               mortgage loans, we mean the applicable master
                               servicer for those mortgage loans as identified
                               above.

                                      S-9

SPECIAL SERVICERS............  ARCap Servicing, Inc. with respect to all of the pooled mortgage loans (and any related non-pooled
                               mortgage loans that are secured by the same
                               mortgaged property as a pooled mortgage loan),
                               other than the Lock Up Storage Centers Portfolio
                               pooled mortgage loan (and the related non-pooled
                               mortgage loan) and except as discussed under
                               "Intercreditor and Servicing Arrangements
                               Regarding the Non-Trust-Serviced Pooled Mortgage
                               Loan". ARCap Servicing, Inc. is sometimes
                               referred to in this prospectus supplement as the
                               general special servicer.

                               Prudential Asset Resources, Inc., with respect to
                               the pooled mortgage loan and the non-pooled
                               mortgage loan that are together secured by the
                               mortgaged properties identified on Appendix B to
                               this prospectus supplement as the Lock Up Storage
                               Centers Portfolio. In this prospectus supplement,
                               we sometimes refer to Prudential Asset Resources,
                               Inc. in that capacity as the Lock Up Storage
                               Centers Portfolio special servicer.

                               When we refer in this prospectus supplement to a
                               special servicer in relation to one or more of
                               the mortgage loans, we mean the applicable
                               special servicer for those mortgage loans as
                               identified above.

PRIMARY SERVICERS............  Principal Global Investors, LLC with respect to all of the pooled mortgage loans sold by
                               Principal Commercial Funding, LLC to us for
                               deposit into the trust fund.

                               Nationwide Life Insurance Company with respect to
                               all of the pooled mortgage loans sold by it to us
                               for deposit into the trust fund.

CERTIFICATE ADMINISTRATOR,
TAX ADMINISTRATOR AND
CERTIFICATE REGISTRAR........  Wells Fargo Bank, National Association, which will also act as one of the master servicers.

TRUSTEE......................  LaSalle Bank National Association, a national banking association.

FISCAL AGENT.................  ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS........  Bear Stearns Commercial Mortgage, Inc., as to 30
                               pooled mortgage loans, representing 35.6% of the
                               initial mortgage pool balance.

                               Prudential Mortgage Capital Funding, LLC, as to
                               46 pooled mortgage loans, representing 24.9% of
                               the initial mortgage pool balance.

                               Principal Commercial Funding, LLC, as to 37
                               pooled mortgage loans, representing 19.6% of the
                               initial mortgage pool balance.

                               Wells Fargo Bank, National Association, as to 76
                               pooled mortgage loans, representing 18.4% of the
                               initial mortgage pool balance.

                               Nationwide Life Insurance Company, as to 4 pooled
                               mortgage loans, representing 1.6% of the initial
                               mortgage pool balance.

                                      S-10

UNDERWRITERS.................  Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
                               Incorporated are the underwriters of this
                               offering. Bear, Stearns & Co. Inc. and Morgan
                               Stanley & Co. Incorporated will act as co-lead
                               and co-bookrunning managers.

SERIES 2005-PWR8 CONTROLLING
CLASS REPRESENTATIVE.........  At any time of determination, the holder of the majority interest in the most subordinate class
                               of principal balance certificates that has a
                               total principal balance at least equal to 25% of
                               its total initial principal balance (or, if no
                               class satisfies that condition, the holder of the
                               majority interest in the most subordinate class
                               of principal balance certificates then
                               outstanding) will be entitled to appoint a
                               representative that generally will be entitled
                               to--

                               o  replace the general special servicer, and

                               o  direct the general special servicer with
                                  respect to various special servicing matters
                                  as to the pooled mortgage loans for which the
                                  general special servicer is the applicable
                                  special servicer.

                               Notwithstanding the foregoing, the series
                               2005-PWR8 controlling class representative will
                               generally not have the right to direct any
                               servicing actions relating to (i) the Lock Up
                               Storage Centers Portfolio loan group, unless a
                               Lock Up Storage Centers Portfolio Change of
                               Control Event exists, (ii) each of the Park
                               Place, The Landings at Cypress Meadows, Aspen
                               Highlands and Ramapo Centre loan groups, unless a
                               PCF Change of Control Event exists with respect
                               to that loan group, and (iii) the Marquis
                               Apartments pooled mortgage loan (which is
                               principally serviced and administered under the
                               related pooling and servicing agreement for the
                               depositor's 2005-PWR7 commercial mortgage
                               securitization). However, to the extent that the
                               series 2005-PWR8 trust as the holder of the
                               Marquis Apartments pooled mortgage loan is
                               entitled to consult with respect to proposed
                               actions of the applicable servicer or special
                               servicer under the related pooling and servicing
                               agreement with respect to servicing-related
                               actions, then the series 2005-PWR8 controlling
                               class representative will generally be entitled
                               to exercise those rights on behalf of the trust.
                               See "Servicing of the Mortgage Loans Under the
                               Series 2005-PWR8 Pooling and Servicing
                               Agreement--The Series 2005-PWR8 Controlling Class
                               Representative" and "Intercreditor and Servicing
                               Arrangements Regarding the Non-Trust-Serviced
                               Pooled Mortgage Loan".

                               It is expected that ARCap CMBS Fund II REIT, Inc.
                               will be the initial representative of the series
                               2005-PWR8 controlling class.

OTHER NOTEHOLDERS............  The mortgaged properties identified on Appendix B to this prospectus supplement as the Lock Up
                               Storage Centers Portfolio, Park Place, JL
                               Holdings Portfolio, The Landings at Cypress
                               Meadows, Aspen Highlands, Marquis Apartments and
                               Ramapo Centre each secures both a pooled mortgage
                               loan and one or more non-pooled mortgage loans
                               that in each case is pari passu in right of
                               payment with, and/or subordinate to, that pooled
                               mortgage loan. The Marquis Apartments loan group
                               is principally serviced and administered under
                               the pooling

                                      S-11

                               and servicing agreement for the depositor's
                               series 2005-PWR7 commercial mortgage
                               securitization. The Lock Up Storage Centers
                               Portfolio, Park Place, JL Holdings Portfolio, The
                               Landings at Cypress Meadows, Aspen Highlands and
                               Ramapo Centre loan groups will be principally
                               serviced and administered under the series
                               2005-PWR8 pooling and servicing agreement. In
                               connection with each of these loan groups, the
                               holders of the related non-pooled mortgage loans
                               (or representatives on their behalf) will have
                               one or more of the following: various approval
                               and/or consultation rights with respect to
                               material servicing decisions, rights to appoint
                               or replace the party that performs special
                               servicing duties, rights to cure defaults and/or
                               options to purchase one or more of the mortgage
                               loans in that loan group if they become
                               defaulted. See "Description of the Mortgage
                               Pool--Certain Characteristics of the Mortgage
                               Pool--Pari Passu, Subordinate and Other
                               Financing--Split Loan Structures", "Servicing of
                               the Mortgage Loans Under the Series 2005-PWR8
                               Pooling and Servicing Agreement--Lock Up Storage
                               Centers Portfolio Non-Pooled Subordinate
                               Noteholder", "--The JL Holdings Portfolio
                               Non-Pooled Subordinate Noteholder" and "--PCF
                               Non-Pooled Subordinate Noteholders" and
                               "Intercreditor and Servicing Arrangements
                               Regarding the Non-Trust-Serviced Pooled Mortgage
                               Loan" in this prospectus supplement for more
                               information with respect to these rights.

                               In this regard:

                               o  The mortgaged property identified on Appendix
                                  B to this prospectus supplement as the Lock Up
                                  Storage Centers Portfolio secures both a
                                  pooled mortgage loan, having a cut-off date
                                  principal balance of $56,330,000, representing
                                  3.2% of the initial mortgage pool balance, and
                                  a non-pooled mortgage loan, having an
                                  outstanding principal balance of $35,850,000
                                  as of the cut-off date that is subordinate in
                                  right of payment to that pooled mortgage loan.

                               o  The mortgaged property identified on Appendix
                                  B to this prospectus supplement as Park Place
                                  secures both a pooled mortgage loan, having a
                                  cut-off date balance of $50,900,000,
                                  representing 2.9% of the initial mortgage pool
                                  balance, and a non-pooled mortgage loan,
                                  having an outstanding principal balance of
                                  $9,100,000 as of the cut-off date, that is
                                  subordinate in right of payment with that
                                  pooled mortgage loan.

                               o  The mortgaged property identified on Appendix
                                  B to this prospectus supplement as JL Holdings
                                  Portfolio secures a pooled mortgage loan,
                                  having a cut-off date principal balance of
                                  $14,942,786, representing 0.8% of the initial
                                  mortgage pool balance, a non-pooled mortgage
                                  loan, having an outstanding principal balance
                                  of $14,942,786 as of the cut-off date, that is
                                  pari passu in right of payment to that pooled
                                  mortgage loan, and a non-pooled mortgage loan,
                                  having an outstanding principal balance of
                                  $29,729,607 as of the cut-off date, that is
                                  subordinate in right of payment to that pooled
                                  mortgage loan.

                                      S-12

                               o  The mortgaged property identified on Appendix
                                  B to this prospectus supplement as The
                                  Landings at Cypress Meadows secures both a
                                  pooled mortgage loan, having a cut-off date
                                  balance of $14,815,397, representing 0.8% of
                                  the initial mortgage pool balance, and a
                                  non-pooled mortgage loan, having an
                                  outstanding principal balance of $1,382,823 as
                                  of the cut-off date, that is subordinate in
                                  right of payment with that pooled mortgage
                                  loan.

                               o  The mortgaged property identified on Appendix
                                  B to this prospectus supplement as Aspen
                                  Highlands secures both a pooled mortgage loan,
                                  having a cut-off date balance of $9,192,929,
                                  representing 0.5% of the initial mortgage pool
                                  balance, and a non-pooled mortgage loan,
                                  having an outstanding principal balance of
                                  $497,005 as of the cut-off date, that is
                                  subordinate in right of payment with that
                                  pooled mortgage loan.

                               o  The mortgaged property identified on Appendix
                                  B to this prospectus supplement as Marquis
                                  Apartments secures both a pooled mortgage
                                  loan, having a cut-off date balance of
                                  $5,000,000, representing 0.3% of the initial
                                  mortgage pool balance, and a non-pooled
                                  mortgage loan, having an outstanding principal
                                  balance of $45,000,000 as of the cut-off date,
                                  that is pari passu in right of payment with
                                  that pooled mortgage loan. The Marquis
                                  Apartments loan group is principally serviced
                                  and administered under the pooling and
                                  servicing agreement for another commercial
                                  mortgage securitization (relating to the
                                  depositor's series 2005-PWR7 commercial
                                  mortgage pass-through certificates issued by a
                                  trust formed at the direction of an affiliate
                                  of the depositor) and one or more parties
                                  specified in that pooling and servicing
                                  agreement have the right to approve certain
                                  material servicing decisions and appoint or
                                  replace the party that performs special
                                  servicing duties, as well as the option to
                                  purchase one or more of the loans in that loan
                                  group (including the related pooled mortgage
                                  loan) if those loans become defaulted. In
                                  addition, the trust (as holder of the Marquis
                                  Apartments pooled mortgage loan) will have the
                                  right to consult with the master servicer or
                                  special servicer of the Marquis Apartments
                                  loan group with respect to certain servicing
                                  decisions.

                               o  The mortgaged property identified on Appendix
                                  B to this prospectus supplement as Ramapo
                                  Centre secures both a pooled mortgage loan,
                                  having a cut-off date balance of $3,497,102,
                                  representing 0.2% of the initial mortgage pool
                                  balance, and a non-pooled mortgage loan,
                                  having an outstanding principal balance of
                                  $496,916 as of the cut-off date, that is
                                  subordinate in right of payment with that
                                  pooled mortgage loan.

                               Notwithstanding the foregoing, references in this
                               prospectus supplement to the applicable master
                               servicer and the applicable special servicer will
                               mean the applicable master servicer and the
                               applicable special servicer, respectively, under
                               the series 2005-PWR8 pooling and servicing
                               agreement unless the context clearly indicates
                               otherwise.

                                      S-13

                          SIGNIFICANT DATES AND PERIODS
                          -----------------------------

CUT-OFF DATE.................  The pooled mortgage loans will be considered part of the trust fund as of their respective cut-off
                               dates. The cut-off date with respect to each
                               pooled mortgage loan is the due date for the
                               monthly debt service payment that is due in June
                               2005 (or, in the case of any mortgage loan that
                               has its first due date in July 2005, the date
                               that would have been its due date in June 2005
                               under the terms of such mortgage loan if a
                               monthly payment were scheduled to be due in such
                               month). All payments and collections received on
                               the pooled mortgage loans after their respective
                               cut-off dates, excluding any payments or
                               collections that represent amounts due on or
                               before that date, will belong to the trust fund.

ISSUE DATE...................  The date of initial issuance for the series
                               2005-PWR8 certificates will be on or about June
                               21, 2005.

DETERMINATION DATE...........  The monthly cut-off for information regarding the pooled mortgage loans that must be reported to
                               the holders of the series 2005-PWR8 certificates
                               on any distribution date will be the close of
                               business on the determination date in the same
                               calendar month as that distribution date. In any
                               given calendar month, the determination date will
                               be the fifth business day prior to the related
                               distribution date.

DISTRIBUTION DATE............  Distributions on the series 2005-PWR8 certificates are scheduled to occur on the 11th
                               calendar day of each month, or, if that day is
                               not a business day, then the next succeeding
                               business day, commencing in July 2005.

RECORD DATE..................  The record date for each monthly distribution on the series 2005-PWR8 certificates will be the
                               last business day of the prior calendar month,
                               except as may otherwise be set forth in this
                               prospectus supplement with regard to final
                               distributions.

COLLECTION PERIOD............  Amounts available for distribution on the series
                               2005-PWR8 certificates on any distribution date
                               will depend on the payments and other collections
                               received on or with respect to the pooled
                               mortgage loans during the related collection
                               period, and any advances of payments due (without
                               regard to grace periods) on or with respect to
                               the pooled mortgage loans in the month in which
                               the distribution date occurs. In general, each
                               collection period--

                               o  will relate to a particular distribution date,

                               o  will be approximately one month long,

                               o  will begin when the prior collection period
                                  ends or, in the case of the first collection
                                  period, will begin as of the respective
                                  cut-off dates for the mortgage loans, and

                               o  will end at the close of business on the
                                  determination date immediately preceding the
                                  related distribution date.

                                      S-14

INTEREST ACCRUAL PERIOD......  The interest accrual period for each distribution date will be the calendar month immediately
                               preceding the month in which that distribution
                               date occurs.

ASSUMED FINAL DISTRIBUTION
DATES........................  The distribution date on which each class of offered certificates is expected to be paid in
                               full, assuming no delinquencies, losses,
                               modifications, extensions of maturity dates,
                               repurchases or, except as contemplated by the
                               next sentence, prepayments of the pooled mortgage
                               loans after the initial issuance of the
                               certificates, is set forth opposite that class in
                               the table below. For purposes of the table, each
                               pooled mortgage loan with an anticipated
                               repayment date is assumed to repay in full on its
                               anticipated repayment date.

                                                                MONTH OF
                                                             ASSUMED FINAL
                                    CLASS                  DISTRIBUTION DATE
                               ---------------           ---------------------
                                     A-1                       March 2010
                                     A-2                     November 2010
                                     A-3                       June 2012
                                     A-AB                    September 2014
                                     A-4                       June 2015
                                     X-2                       June 2013
                                     A-J                       June 2015
                                      B                        June 2015
                                      C                        June 2015
                                      D                        June 2015

RATED FINAL DISTRIBUTION
DATE.........................  The ratings of each class of offered certificates address the likelihood of the timely payment of
                               interest and (except in the case of the class X-2
                               certificates) the ultimate payment of principal
                               due on the certificates of that class on or
                               before the distribution date in June 2041.

                     DESCRIPTION OF THE OFFERED CERTIFICATES
                     ---------------------------------------

GENERAL......................  The trust fund will issue 24 classes of the series 2005-PWR8 certificates with an approximate
                               total principal balance at initial issuance equal
                               to $1,765,243,294. Only the class A-1, A-2, A-3,
                               A-AB, A-4, X-2, A-J, B, C and D certificates are
                               being offered by this prospectus supplement. The
                               remaining classes of the series 2005-PWR8
                               certificates (other than the class R and V
                               certificates) will be offered separately in a
                               private offering.

DENOMINATIONS................  We intend to deliver the offered certificates in minimum denominations of $250,000, in the case of
                               the class X-2 certificates, $25,000, in the case
                               of the class A-1, A-2, A-3, A-AB, A-4 and A-J
                               certificates, and $100,000, in the case of the
                               class B, C and D certificates. Investments in
                               excess of the minimum denominations may be made
                               in multiples of $1.

CLEARANCE AND SETTLEMENT.....  You will hold your offered certificates in book-entry form through The Depository Trust
                               Company, in the United States, or Clearstream
                               Banking, societe anonyme or Euroclear Bank as
                               operator of The

                                      S-15

                               Euroclear System, in Europe. As a result, you
                               will not receive a fully registered physical
                               certificate representing your interest in any
                               offered certificate, except under the limited
                               circumstances described under "Description of the
                               Certificates--Book-Entry Registration and
                               Definitive Certificates" in the accompanying
                               prospectus.

CERTIFICATE PRINCIPAL
BALANCES AND CERTIFICATE
NOTIONAL AMOUNTS.............  The class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D,
                               E, F, G, H, J, K, L, M, N, P and Q certificates
                               will be the series 2005-PWR8 certificates with
                               principal balances and are sometimes referred to
                               as the series 2005-PWR8 principal balance
                               certificates. The table appearing under the
                               caption "--Overview of the Series 2005-PWR8
                               Certificates" above identifies the approximate
                               total principal balance of each class of series
                               2005-PWR8 principal balance certificates at
                               initial issuance, subject to a variance which
                               depends on, among other things, the actual size
                               of the initial mortgage pool balance. The actual
                               size of the initial mortgage pool balance is
                               subject to a variance of plus or minus 5%. The
                               total principal balance of each class of series
                               2005-PWR8 principal balance certificates will be
                               reduced on each distribution date by the amount
                               of any distributions of principal actually made
                               on, and any losses actually allocated to, that
                               class of certificates on that distribution date.

                               The class X-1 and X-2 certificates will not have
                               principal balances and the holders of those
                               classes will not be entitled to distributions of
                               principal. For purposes of calculating the amount
                               of accrued interest with respect to those
                               certificates, however, each of those classes will
                               have a notional amount. The table appearing under
                               the caption "--Overview of the Series 2005-PWR8
                               Certificates" above identifies the approximate
                               total notional amount of the class X-1 and X-2
                               certificates at initial issuance, subject to a
                               variance which depends on, among other things,
                               the actual size of the initial mortgage pool
                               balance. The actual size of the initial mortgage
                               pool balance is subject to a variance of plus or
                               minus 5%.

                               The total notional amount of the class X-1
                               certificates will equal the total principal
                               balance of the series 2005-PWR8 principal balance
                               certificates outstanding from time to time. The
                               total notional amount of the class X-1
                               certificates will be reduced on each distribution
                               date by the amount of any distributions of
                               principal actually made on, and any losses
                               actually allocated to, any class of series
                               2005-PWR8 principal balance certificates on that
                               distribution date.

                               The total notional amount of the class X-2
                               certificates for any interest accrual period will
                               equal the sum of the principal balances of one or
                               more classes of series 2005-PWR8 principal
                               balance certificates or designated components of
                               those classes, and those classes and components
                               and their principal balances will vary over time.
                               We describe the classes of series 2005-PWR8
                               principal balance certificates and designated
                               components of those classes that will form a part
                               of the total notional amount of the class X-2
                               certificates for each interest accrual period
                               under "Description of the Offered
                               Certificates--Certificate Principal Balances and
                               Certificate Notional Amounts" in this prospectus
                               supplement. In addition to any scheduled
                               reductions of

                                      S-16

                               the total notional amount of the class X-2
                               certificates described in that section, the total
                               notional amount of the class X-2 certificates
                               will be reduced on each distribution date by the
                               amount of any distributions of principal actually
                               made on, and any losses actually allocated to,
                               any class of series 2005-PWR8 principal balance
                               certificates or related component, to the extent
                               that it forms a part of the total notional amount
                               of the class X-2 certificates for that
                               distribution date as described under "Description
                               of the Offered Certificates--Certificate
                               Principal Balances and Certificate Notional
                               Amounts". In any event, however, the total
                               notional amount of the class X-2 certificates
                               will be zero, and the class X-2 certificates will
                               not accrue interest, at all times following the
                               interest accrual period related to the June 2013
                               distribution date.

PASS-THROUGH RATES...........  The class A-1, A-2, A-3, A-AB, A-4, X-1, X-2,
                               A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
                               certificates will be the series 2005-PWR8
                               certificates that bear interest and are sometimes
                               referred to as the series 2005-PWR8
                               interest-bearing certificates. The table
                               appearing under the caption "--Overview of the
                               Series 2005-PWR8 Certificates" above provides the
                               indicated information regarding the pass-through
                               rate at which each of those classes of the series
                               2005-PWR8 certificates will accrue interest.

                               The pass-through rates for the class    ,    ,
                                   ,    ,    ,    and    certificates will, in
                               the case of each of these classes, be fixed at
                               the rate per annum identified in the table
                               appearing under the caption "--Overview of the
                               Series 2005-PWR8 Certificates" above as the
                               initial pass-through rate for that class.

                               The pass-through rates for the class     ,     ,
                                    ,     ,     ,     , and      will, in the
                               case of each of these classes, be a variable rate
                               that, with respect to any interest accrual
                               period, is equal to the lesser of:

                               o  the fixed rate per annum otherwise applicable
                                  to that class of certificates and identified
                                  in the table appearing under the caption
                                  "--Overview of the Series 2005-PWR8
                                  Certificates" above as the initial
                                  pass-through rate for that class; and

                               o  the weighted average of the adjusted net
                                  mortgage interest rates on the pooled mortgage
                                  loans for the related distribution date.

                               The pass-through rate for the class     and
                               certificates will, in the case of each of these
                               classes, be a variable rate that, with respect to
                               any interest accrual period, is equal to a
                               weighted average of the adjusted net mortgage
                               interest rates on the pooled mortgage loans for
                               the related distribution date minus   % and   %,
                               respectively.

                               The pass-through rates for the class     ,     ,
                                    and     certificates will, in the case of
                               each of these classes, be a variable rate that,
                               with respect to any interest accrual period, is
                               equal to a weighted average of the adjusted net
                               mortgage interest rates on the pooled mortgage
                               loans for the related distribution date.

                                      S-17

                               The weighted average of the adjusted net mortgage
                               interest rates on the pooled mortgage loans from
                               time to time will be calculated in the manner
                               described under the heading "Description of the
                               Offered Certificates--Distributions--Calculation
                               of Pass-Through Rates" in this prospectus
                               supplement. See also "Glossary--Weighted Average
                               Pool Pass-Through Rate".

                               The pass-through rate for the class X-1
                               certificates for each interest accrual period
                               will equal the weighted average of certain strip
                               rates applicable to the respective classes of
                               series 2005-PWR8 principal balance certificates
                               or to designated components of those classes,
                               with the relevant weighting to be done based upon
                               the relative sizes of those classes or
                               components. In that regard, although the
                               outstanding principal balance of each class of
                               series 2005-PWR8 principal balance certificates
                               is represented in the total notional amount of
                               the class X-1 certificates, in the case of one or
                               more of classes of series 2005-PWR8 principal
                               balance certificates, that principal balance is
                               divided into two or more components for purposes
                               of the calculation of the pass-through rate for
                               the class X-1 certificates from time to time. The
                               pass-through rate for the class X-2 certificates,
                               for each interest accrual period through and
                               including the interest accrual period related to
                               the June 2013 distribution date, will equal the
                               weighted average of certain respective strip
                               rates applicable to certain classes of series
                               2005-PWR8 principal balance certificates or
                               designated components of those classes that in
                               either case form a part of the total notional
                               amount of the class X-2 certificates outstanding
                               immediately prior to the related distribution
                               date, with the relevant weighting to be done
                               based upon the relative sizes of those classes or
                               components. We describe the strip rates
                               applicable to the calculation of the pass-through
                               rates for the class X-1 and X-2 certificates
                               under "Description of the Offered
                               Certificates--Distributions--Calculation of
                               Pass-Through Rates" in this prospectus
                               supplement.

DISTRIBUTIONS

A. GENERAL...................  The certificate administrator will make distributions of interest and, if and when
                               applicable, principal on the classes of series
                               2005-PWR8 certificates, first, on the class A-1,
                               A-2, A-3, A-AB, A-4, X-1 and X-2 certificates;
                               then, on the class A-J certificates; and then on
                               the other classes of certificates in order of
                               their alphabetical designation. Allocation of
                               interest distributions among the class A-1, A-2,
                               A-3, A-AB, A-4, X-1 and X-2 certificates will be
                               pro rata based on the respective amounts of
                               interest distributable on each of those classes.
                               Allocation of principal distributions among the
                               class A-1, A-2, A-3, A-AB and A-4 certificates is
                               described under "--Distributions of Principal"
                               below. The class X-1 and X-2 certificates do not
                               have principal balances and do not entitle their
                               holders to distributions of principal.

                               See "Description of the Offered
                               Certificates--Distributions--Priority of
                               Distributions" in this prospectus supplement.

                                      S-18

B. DISTRIBUTIONS OF
   INTEREST..................  Each class of series 2005-PWR8 certificates, other than the class R and V certificates, will
                               bear interest. With respect to each
                               interest-bearing class, interest will accrue
                               during each interest accrual period based upon:

                               o  the pass-through rate for that class and
                                  interest accrual period;

                               o  the total principal balance or notional
                                  amount, as the case may be, of that class
                                  outstanding immediately prior to the related
                                  distribution date; and

                               o  the assumption that each year consists of
                                  twelve 30-day months.

                               A whole or partial prepayment on a pooled
                               mortgage loan, whether made by the related
                               borrower or resulting from the application of
                               insurance proceeds and/or condemnation proceeds,
                               may not be accompanied by the amount of one full
                               month's interest on the prepayment. As and to the
                               extent described under "Description of the
                               Offered Certificates--Distributions--Interest
                               Distributions" in this prospectus supplement,
                               prepayment interest shortfalls may be allocated
                               to reduce the amount of accrued interest
                               otherwise payable to the holders of all the
                               series 2005-PWR8 principal balance certificates
                               on a pro rata basis.

                               On each distribution date, subject to available
                               funds and the distribution priorities described
                               under "--General" above, you will be entitled to
                               receive your proportionate share of all unpaid
                               distributable interest accrued with respect to
                               your class of offered certificates through the
                               end of the related interest accrual period.

                               See "Description of the Offered
                               Certificates--Distributions--Interest
                               Distributions" and "--Priority of Distributions"
                               in this prospectus supplement.

C. DISTRIBUTIONS OF
   PRINCIPAL.................  Subject to--

                               o  available funds,

                               o  the distribution priorities described under
                                  "--General" above, and

                               o  the reductions of principal balances described
                                  under "--Reductions of Certificate Principal
                                  Balances in Connection with Losses and
                                  Expenses" below,

                               the holders of each class of offered certificates
                               will be entitled to receive a total amount of
                               principal over time equal to the total principal
                               balance of their particular class at initial
                               issuance.

                               The certificate administrator must make principal
                               distributions in a specified sequential order to
                               ensure that:

                               o  no distributions of principal will be made to
                                  the holders of the class E, F, G, H, J, K, L,
                                  M, N, P and Q certificates until, in the case
                                  of each of those classes, the total principal
                                  balance of all

                                      S-19

                               classes of offered certificates with principal
                               balances is reduced to zero;

                               o  no distributions of principal will be made to
                                  the holders of the class A-J, B, C and D
                                  certificates until, in the case of each of
                                  those classes, the total principal balance of
                                  all more senior classes of series 2005-PWR8
                                  certificates is reduced to zero; and

                               o  except as described in the following
                                  paragraph, no distributions of principal will
                                  be made with respect to the class A-4
                                  certificates until the total principal balance
                                  of the class A-1, A-2, A-3 and A-AB
                                  certificates is reduced to zero; no
                                  distributions of principal will be made with
                                  respect to the class A-1, A-2 or A-3
                                  certificates on any distribution date until
                                  the total principal balance of the class A-AB
                                  certificates is reduced to the scheduled
                                  principal balance for that distribution date
                                  set forth on Schedule III to this prospectus
                                  supplement; no additional distributions of
                                  principal will be made with respect to the
                                  class A-AB certificates until the total
                                  principal balance of the class A-1, A-2 and
                                  A-3 certificates is reduced to zero; no
                                  distributions of principal will be made with
                                  respect to the class A-3 certificates until
                                  the total principal balance of the class A-1
                                  and A-2 certificates is reduced to zero; and
                                  no distributions of principal will be made
                                  with respect to the class A-2 certificates
                                  until the total principal balance of the class
                                  A-1 certificates is reduced to zero, all as
                                  described in this prospectus supplement under
                                  "Description of the Offered Certificates --
                                  Distributions -- Principal Distributions".

                               Because of losses on the pooled mortgage loans,
                               and/or default-related or other unanticipated
                               expenses of the trust fund, the total principal
                               balance of the class A-J, B, C, D, E, F, G, H, J,
                               K, L, M, N, P and Q certificates could be reduced
                               to zero at a time when two or more of the class
                               A-1, A-2, A-3, A-AB and A-4 certificates remain
                               outstanding. Under those circumstances, any
                               distributions of principal on the class A-1, A-2,
                               A-3, A-AB and A-4 certificates will be made on a
                               pro rata basis in accordance with the relative
                               sizes of their respective principal balances at
                               the time of the distribution.

                               The total distributions of principal to be made
                               on the series 2005-PWR8 certificates on any
                               distribution date will, in general, be a function
                               of--

                               o  the amount of scheduled payments of principal
                                  due or, in cases involving balloon loans that
                                  remain unpaid after their stated maturity
                                  dates and mortgage loans as to which the
                                  related mortgaged properties have been
                                  acquired on behalf of (or partially on behalf
                                  of) the trust fund, deemed due, on the pooled
                                  mortgage loans during the same calendar month
                                  in which the subject distribution date occurs,
                                  which payments are either received as of the
                                  end of the related collection period or
                                  advanced by the applicable master servicer,
                                  the trustee or the fiscal agent, as
                                  applicable, and

                                      S-20

                               o  the amount of any prepayments and other
                                  unscheduled collections of previously
                                  unadvanced principal with respect to the
                                  pooled mortgage loans that are received during
                                  the related collection period.

                               However, the amount of principal otherwise
                               distributable on the certificates on any
                               distribution date will be reduced by the
                               following amounts, to the extent those amounts
                               are paid or reimbursed from collections or
                               advances of principal: (1) advances determined to
                               have become nonrecoverable, (2) advances that
                               remain unreimbursed immediately following the
                               modification of a mortgage loan and its return to
                               performing status, (3) certain special servicing
                               compensation and (4) certain other expenses.

                               The class X-1 and X-2 certificates do not entitle
                               their holders to any distributions of principal.

                               See "Description of the Offered
                               Certificates--Distributions--Principal
                               Distributions" and "--Priority of Distributions"
                               in this prospectus supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT
   PREMIUMS..................  Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage
                               loan generally will be distributed, in the
                               proportions described in this prospectus
                               supplement, to the holders of the class X-1
                               and/or X-2 certificates and/or to the holders of
                               any class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D,
                               E, F, G and/or H certificates then entitled to
                               receive distributions of principal. See
                               "Description of the Offered
                               Certificates--Distributions--Distributions of
                               Yield Maintenance Charges and Prepayment
                               Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES.....................  Because of losses on the pooled mortgage loans and/or default-related and other unanticipated
                               expenses of the trust fund, the total principal
                               balance of the mortgage pool, net of advances of
                               principal, may fall below the total principal
                               balance of the series 2005-PWR8 certificates. If
                               and to the extent that those losses and expenses
                               cause such a deficit to exist following the
                               distributions made on the series 2005-PWR8
                               certificates on any distribution date, then the
                               principal balances of the series 2005-PWR8
                               principal balance certificates generally will be
                               sequentially reduced (without accompanying
                               principal distributions) in the reverse order of
                               alphabetical designation (first, class Q, then
                               class P and so on), until that deficit is
                               eliminated. Any reduction of the total principal
                               balance of the class A-1, A-2, A-3, A-AB and A-4
                               certificates will be allocated among those
                               classes of certificates on a pro rata basis in
                               accordance with the relative sizes of those
                               principal balances at the time of the reduction.

                                      S-21

                               See "Description of the Offered
                               Certificates--Reductions of Certificate Principal
                               Balances in Connection with Realized Losses and
                               Additional Trust Fund Expenses" in this
                               prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS.....................  With respect to the pooled mortgage loans for which it is the applicable master servicer, each
                               master servicer will be required to make debt
                               service advances with respect to any delinquent
                               scheduled monthly payments, other than balloon
                               payments, of principal and/or interest and to
                               make advances for the pooled mortgage loans that
                               are balloon loans and become defaulted upon their
                               maturity dates, on the same amortization schedule
                               as if the maturity date had not occurred. The
                               trustee must make any of those advances that a
                               master servicer is required, but fails, to make,
                               and the fiscal agent must make any of those
                               advances that the trustee is required, but fails,
                               to make. Any party that makes a debt service
                               advance will be entitled to be reimbursed for
                               that advance, together with interest at the prime
                               lending rate described more fully in this
                               prospectus supplement. However, interest will
                               commence accruing on any monthly debt service
                               advance made in respect of a scheduled monthly
                               debt service payment only on the date on which
                               any applicable grace period for that payment
                               expires.

                               Notwithstanding the foregoing, none of the master
                               servicers, the trustee or the fiscal agent will
                               be required to make any debt service advance that
                               it or the applicable special servicer determines,
                               in its reasonable good faith judgment, will not
                               be recoverable (together with interest on the
                               advance) from proceeds of the related mortgage
                               loan. Absent bad faith, the determination by any
                               authorized person that a debt service advance
                               constitutes a nonrecoverable advance as described
                               above will be conclusive and binding. In the case
                               of the JL Holdings Portfolio pooled mortgage loan
                               (after any date when the related pari passu
                               companion loan has been included in another
                               commercial mortgage securitization) and the
                               Marquis Apartments pooled mortgage loan (which
                               has a related non-pooled pari passu companion
                               loan that is included in another commercial
                               mortgage securitization), the parties to the
                               applicable pooling and servicing agreement for
                               the securitized mortgage loan included in the
                               related group of loans are or will be entitled or
                               required to make independent determinations with
                               respect to recoverability. The applicable master
                               servicer for each of these pooled mortgage loans
                               will be prohibited from making debt service
                               advances on that pooled mortgage loan if a
                               nonrecoverability determination is made by an
                               authorized party to the other securitization with
                               respect to the related non-pooled pari passu
                               companion loan.

                               In addition, a designated servicer must obtain an
                               appraisal or conduct an internal valuation of the
                               mortgaged property securing a pooled mortgage
                               loan following a material default or the
                               occurrence of certain other events described in
                               this prospectus supplement. Based upon the
                               results of such appraisal, the amount otherwise
                               required to be advanced with respect to interest
                               on that pooled mortgage loan may be reduced as
                               described under the heading "Description of the
                               Offered Certificates--Advances of Delinquent
                               Monthly Debt Service Payments" in this prospectus
                               supplement. Due to the distribution priorities,
                               any reduction

                                      S-22

                               in advances will reduce the funds available to
                               pay interest on the most subordinate
                               interest-bearing class of series 2005-PWR8
                               certificates then outstanding.

                               See "Servicing of the Mortgage Loans Under the
                               Series 2005-PWR8 Pooling and Servicing
                               Agreement--Required Appraisals" in this
                               prospectus supplement and "Description of the
                               Certificates--Advances in Respect of
                               Delinquencies" in the accompanying prospectus.

EARLY TERMINATION............  The trust fund may be terminated and therefore the series 2005-PWR8 certificates may be retired
                               early by certain designated entities when the
                               total outstanding principal balance of the pooled
                               mortgage loans, net of advances of principal, is
                               reduced to 1.0% or less of the initial mortgage
                               pool balance.

                                 THE TRUST FUND
                                 --------------

CREATION OF THE TRUST FUND...  We will use the net proceeds from the issuance and sale of the series 2005-PWR8 certificates as
                               the consideration to purchase the mortgage loans
                               that will back those certificates from the
                               mortgage loan sellers. Promptly upon acquisition,
                               we will transfer those mortgage loans to the
                               trust fund in exchange for the series 2005-PWR8
                               certificates. In this prospectus supplement, we
                               sometimes refer to those mortgage loans as pooled
                               mortgage loans.

GENERAL CONSIDERATIONS.......  When reviewing the information that we have included in this prospectus supplement with
                               respect to the pooled mortgage loans, please note
                               that--

                               o  All numerical information provided with
                                  respect to the pooled mortgage loans is
                                  provided on an approximate basis.

                               o  All weighted average information provided with
                                  respect to the pooled mortgage loans or any
                                  sub-group of pooled mortgage loans reflects a
                                  weighting based on their respective cut-off
                                  date principal balances. We will transfer the
                                  cut-off date principal balance for each of the
                                  pooled mortgage loans to the trust fund. We
                                  show the cut-off date principal balance for
                                  each of the pooled mortgage loans on Appendix
                                  B to this prospectus supplement.

                               o  In presenting the cut-off date principal
                                  balances of the mortgage loans, we have
                                  assumed that all scheduled payments of
                                  principal and/or interest due on the mortgage
                                  loans on or before the cut-off date are timely
                                  made.

                               o  Some of the pooled mortgage loans are
                                  evidenced by multiple promissory notes.

                               o  Some of the pooled mortgage loans are
                                  cross-collateralized and cross-defaulted with
                                  one or more other pooled mortgage loans.
                                  Except as otherwise indicated, when a pooled
                                  mortgage loan is cross-collateralized and
                                  cross-defaulted with another pooled mortgage
                                  loan, we present the information regarding
                                  those

                                      S-23

                                  pooled mortgage loans as if each of them was
                                  secured only by the related mortgaged property
                                  identified on Appendix B to this prospectus
                                  supplement. None of the mortgage loans in the
                                  trust fund will be cross-collateralized with
                                  any mortgage loan that is not in the trust
                                  fund (except as described in this prospectus
                                  supplement with respect to the pooled mortgage
                                  loans respectively secured by the mortgaged
                                  properties identified on Appendix B as the
                                  Lock Up Storage Centers Portfolio, Park Place,
                                  JL Holdings Portfolio, The Landings at Cypress
                                  Meadows, Aspen Highlands, Marquis Apartments
                                  and Ramapo Centre).

                               o  In some cases, an individual pooled mortgage
                                  loan is secured by multiple mortgaged
                                  properties (other than through
                                  cross-collateralization and cross-default).
                                  For purposes of providing property-specific
                                  information, an allocated loan amount has been
                                  assigned to each of the related mortgaged
                                  properties based upon one or more of the
                                  following--

                                  1. relative appraised values,

                                  2. relative underwritten net cash flow,

                                  3. prior allocations reflected in the related
                                     mortgage loan documents, or

                                  4. relative acquisition costs.

                               o  When information with respect to the mortgaged
                                  properties is expressed as a percentage of the
                                  initial mortgage pool balance, the percentages
                                  are based in each case upon--

                                  1. if the related pooled mortgage loan is
                                     either secured by only one mortgaged
                                     property or cross-collateralized with one
                                     or more other pooled mortgage loans, the
                                     cut-off date principal balance of the
                                     related pooled mortgage loan, or

                                  2. if the related pooled mortgage loan is
                                     secured by multiple mortgaged properties
                                     (other than through cross-collateralization
                                     and cross-default with one or more other
                                     pooled mortgage loans), an allocated
                                     portion of the cut-off date principal
                                     balance of the related mortgage loan as
                                     described above.

                               o  If a pooled mortgage loan is secured by
                                  multiple parcels of real property and the
                                  operation or management of those parcels so
                                  warranted, those parcels may be presented as a
                                  single parcel of real property.

                               o  With respect to the Marquis Apartments pooled
                                  mortgage loan, which is secured by a mortgaged
                                  property that also secures a non-pooled
                                  mortgage loan that is pari passu in right of
                                  payment with that pooled mortgage loan, we
                                  present loan-to-value ratios, debt service
                                  coverage ratios and loan per unit in this
                                  prospectus supplement in a manner that
                                  reflects the aggregate indebtedness

                                      S-24

                                  evidenced by the pooled mortgage loan and its
                                  related non-pooled pari passu companion loan.

                               o  With respect to the JL Holdings Portfolio
                                  pooled mortgage loan, which is secured by a
                                  mortgaged property that also secures a
                                  non-pooled mortgage loan that is pari passu in
                                  right of payment with that pooled mortgage
                                  loan and a non-pooled mortgage loan that is
                                  subordinate in right of payment to that pooled
                                  mortgage loan, we present loan-to-value
                                  ratios, debt service coverage ratios and loan
                                  per net rentable square foot in this
                                  prospectus supplement in a manner that
                                  reflects the applicable pooled mortgage loan
                                  and its related non-pooled pari passu
                                  companion loan but without regard to the
                                  related non-pooled subordinate loan.

                               o  With respect to all other pooled mortgage
                                  loans that are secured by mortgaged properties
                                  that also secure a non-pooled mortgage loan
                                  that is subordinate to the related pooled
                                  mortgage loan, we present loan-to-value
                                  ratios, debt service coverage ratios and loan
                                  per net rentable square foot or unit, as
                                  applicable, in this prospectus supplement in a
                                  manner that reflects only the applicable
                                  pooled mortgage loan and without regard to the
                                  related non-pooled subordinate loan.

                               o  Whenever we refer to a particular mortgaged
                                  property or portfolio by name, we mean the
                                  property or portfolio identified by that name
                                  on Appendix B to this prospectus supplement.

                               o  Statistical information regarding the pooled
                                  mortgage loans may change prior to the date of
                                  initial issuance of the offered certificates
                                  due to changes in the composition of the
                                  mortgage pool prior to that date.

PAYMENT TERMS................  Each of the pooled mortgage loans currently accrues interest at the annual rate specified
                               with respect to that mortgage loan on Appendix B
                               to this prospectus supplement. Except as
                               otherwise described below with respect to pooled
                               mortgage loans that have anticipated repayment
                               dates, the mortgage interest rate for each pooled
                               mortgage loan is, in the absence of default,
                               fixed for the remaining term of the loan.

                               All of the pooled mortgage loans provide for
                               scheduled payments of principal and/or interest
                               to be due monthly.

                               One-hundred and eighty-eight (188) of the pooled
                               mortgage loans, representing 99.5% of the initial
                               mortgage pool balance, are balloon mortgage loans
                               that provide for:

                               o  an amortization schedule that is significantly
                                  longer than its original term to stated
                                  maturity (or anticipated repayment date) or,
                                  alternatively, for no amortization prior to
                                  maturity (or the anticipated repayment date);
                                  and

                                      S-25

                               o  a substantial payment of principal on its
                                  maturity date (unless the mortgage loan has an
                                  anticipated repayment date) generally equal to
                                  5% or more of the original mortgage loan
                                  amount.

                               Forty-five (45) of the balloon mortgage loans
                               referred to in the preceding paragraph,
                               representing 45.1% of the initial mortgage pool
                               balance, provide for initial interest-only
                               periods that expire 12 to 60 months following
                               their respective origination dates; and nine (9)
                               of the balloon mortgage loans referred to in the
                               preceding paragraph, representing 6.4% of the
                               initial mortgage pool balance, provide for no
                               amortization and for payments of interest only
                               for their entire term to maturity. See Schedule I
                               to this prospectus supplement for the
                               amortization schedules for the pooled mortgage
                               loans secured by the mortgaged properties
                               identified on Appendix B to this prospectus
                               supplement as Highland Park and Prospect Square,
                               which are balloon loans with nonstandard
                               amortization schedules.

                               Twenty-one (21) of the pooled mortgage loans
                               referred to in the second preceding paragraph,
                               representing 24.2% of the initial mortgage pool
                               balance, are "ARD" or "hyperamortizing" loans
                               that provide material incentives to, but do not
                               require, the related borrower to pay the mortgage
                               loan in full by a specified date prior to the
                               stated maturity date. We consider that specified
                               date to be the anticipated repayment date for the
                               mortgage loan. Because of these incentives, we
                               consider the ARD loans also to be balloon loans.
                               Eight (8) of the ARD loans, representing 18.2% of
                               the initial mortgage pool balance, provide for an
                               initial interest-only period that expires 24 to
                               36 months following their origination date. One
                               (1) of the ARD loans, representing 0.6% of the
                               initial mortgage pool balance, requires payments
                               of interest only for its entire term to ARD. The
                               ARD loans include two (2) of the ten largest
                               pooled mortgage loans, including the pooled
                               mortgage loans secured by the mortgaged
                               properties identified on Appendix B to this
                               prospectus supplement as One MetroTech Center and
                               Northwood Centre, which provide for some
                               amortization prior to the related anticipated
                               repayment date. All of the pooled mortgage loans
                               described in this paragraph are included in the
                               pooled mortgage loans described in the two
                               preceding paragraphs.

                               Five (5) of the pooled mortgage loans,
                               representing 0.5% of the initial mortgage pool
                               balance, are fully-amortizing mortgage loans that
                               are scheduled to have less than 5% of their
                               original principal balances due at their stated
                               maturities.

                               Some of the pooled mortgage loans may, in each
                               case, provide for a recast of the amortization
                               schedule and an adjustment of the monthly debt
                               service payments on the mortgage loan upon
                               application of specified amounts of condemnation
                               proceeds or insurance proceeds to pay the related
                               unpaid principal balance or upon application of
                               specified holdback amounts if certain performance
                               criteria are not specified. See the "Footnotes to
                               Appendix B" to this prospectus supplement for
                               more information regarding these holdback
                               amounts. Some of the pooled mortgage loans,
                               including the Lock Up Storage Centers Portfolio
                               pooled mortgage loan and the JL Holdings
                               Portfolio

                                      S-26

                               pooled mortgage loan, representing 3.2% and 0.8%,
                               respectively, of the initial mortgage pool
                               balance, that are secured by multiple mortgaged
                               properties and that permit partial prepayments of
                               the individual or aggregate indebtedness in
                               connection with releases of individual properties
                               also provide for a recast of the amortization and
                               an adjustment of the monthly debt service
                               payments on the mortgage loan(s) upon any such
                               prepayment and release.

DELINQUENCY STATUS...........  None of the mortgage loans that we intend to include in the trust fund will be, or will have
                               been, 30 days or more delinquent in respect of
                               any monthly debt service payment as of the
                               cut-off date or at any time during the 12-month
                               period preceding the cut-off date.

PREPAYMENT/DEFEASANCE
PROVISIONS...................  As of their respective cut-off dates, all of the pooled mortgage loans restrict voluntary
                               principal prepayments as follows:

                               o  One-hundred and forty-two (142) pooled
                                  mortgage loans, representing 81.4% of the
                                  initial mortgage pool balance, prohibit
                                  voluntary principal prepayments for a period
                                  ending on a date determined by the related
                                  mortgage loan documents (which may be the
                                  maturity date), which period is referred to in
                                  this prospectus supplement as a lock-out
                                  period, but permit the related borrower, after
                                  an initial period of at least two years
                                  following the date of issuance of the series
                                  2005-PWR8 certificates, to defease the pooled
                                  mortgage loan by pledging certain government
                                  securities and obtaining the release of the
                                  mortgaged property from the lien of the
                                  mortgage.

                               o  Twenty-four (24) pooled mortgage loans,
                                  representing 11.2% of the initial mortgage
                                  pool balance, prohibit voluntary principal
                                  prepayments during a lock-out period, and
                                  following the lock-out period provide for
                                  prepayment premiums or yield maintenance
                                  charges calculated on the basis of the greater
                                  of a yield maintenance formula and 1% of the
                                  amount prepaid.

                               o  Twenty-five (25) pooled mortgage loans,
                                  representing 3.7% of the initial mortgage pool
                                  balance, prohibit voluntary principal
                                  prepayments during a lock-out period, and
                                  following the lock-out period provide for a
                                  prepayment premium or yield maintenance charge
                                  calculated on the basis of the greater of a
                                  yield maintenance formula and 1% of the amount
                                  prepaid, and also permit the related borrower,
                                  after an initial period of at least two years
                                  following the date of the issuance of the
                                  series 2005-PWR8 certificates, to defease the
                                  pooled mortgage loan by pledging certain
                                  government securities and obtaining the
                                  release of the mortgaged property from the
                                  lien of the mortgage.

                               o  One (1) pooled mortgage loan secured by the
                                  mortgaged properties identified on Appendix B
                                  to this prospectus supplement as the Lock Up
                                  Storage Centers Portfolio and representing
                                  3.2% of the initial mortgage pool balance
                                  permits prepayments (A) in whole at any time
                                  on and after June 5, 2007, or (B) in part (i)
                                  no earlier than the 12-month anniversary of
                                  the origination date in connection with a
                                  property substitution and

                                      S-27

                                  corresponding property release or (ii) no
                                  earlier than the 24-month anniversary of the
                                  origination date in connection with a property
                                  release, in each case with the payment of an
                                  amount equal to the greater of (i) the product
                                  of 1% of the amount prepaid multiplied by the
                                  quotient of (A) the number of full months
                                  remaining until the maturity date of the Lock
                                  Up Storage Centers Portfolio Pooled Mortgage
                                  Loan divided by (B) 120 and (ii) a yield
                                  maintenance formula.

                               o  One (1) of the pooled mortgage loans,
                                  representing 0.6% of the initial mortgage pool
                                  balance, permits prepayment in whole (but not
                                  in part) at any time with the payment of a
                                  prepayment premium or yield maintenance charge
                                  calculated on the basis of the greater of a
                                  yield maintenance formula and 1% of the amount
                                  prepaid.

                               See "Description of the Mortgage Pool--Certain
                               Characteristics of the Mortgage
                               Pool--Cross-Collateralized Mortgage Loans and
                               Multi-Property Mortgage Loans (and Related
                               Collateral Substitution, Partial Release or
                               Partial Defeasance Provisions); Mortgage Loans
                               with Affiliated Borrowers", "--Voluntary
                               Prepayment and Defeasance Provisions" and
                               "--Other Releases" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS...  The mortgage pool will have the following general characteristics as of the cut-off date:

                               Initial mortgage pool balance
                                 (+/-5%)........................  $1,765,243,294
                               Number of pooled mortgage loans..             193
                               Number of mortgaged properties...             324

                               Largest cut-off date principal
                                 balance........................    $180,000,000
                               Smallest cut-off date principal
                                 balance........................        $578,571
                               Average cut-off date principal
                                 balance........................      $9,146,338

                               Highest mortgage interest rate...         6.3300%
                               Lowest mortgage interest rate....         4.7000%
                               Weighted average mortgage
                                 interest rate..................         5.4994%

                               Longest original term to
                                 maturity or anticipated
                                 repayment date.................        240 mos.
                               Shortest original term to
                                 maturity or anticipated
                                 repayment date.................         60 mos.
                               Weighted average original term
                                 to maturity or anticipated
                                 repayment date.................        118 mos.

                                      S-28

                               Longest remaining term to maturity
                                 or anticipated repayment date.....     227 mos.
                               Shortest remaining term to maturity
                                 or anticipated repayment date.....      56 mos.
                               Weighted average remaining term to
                                 maturity or anticipated repayment
                                 date..............................     116 mos.

                               Highest debt service coverage
                                 ratio, based on underwritten net
                                 cash flow*........................       16.19x
                               Lowest debt service coverage ratio,
                                 based on underwritten net cash
                                 flow*.............................        1.07x
                               Weighted average debt service
                                 coverage ratio, based on
                                 underwritten net cash flow*.......        1.73x

                               Highest cut-off date loan-to-
                                 appraised value ratio*............        84.0%
                               Lowest cut-off date loan-to-
                                 appraised value ratio*............         6.7%
                               Weighted average cut-off date
                                 loan-to-appraised value ratio*....        67.9%

                               *In the case of the pooled mortgage loans that
                               are secured by mortgaged properties that also
                               secure a related non-pooled mortgage loan that is
                               subordinate to that pooled mortgage loan, debt
                               service coverage ratio and loan-to-value
                               information is generally presented in this
                               prospectus supplement without regard to the
                               non-pooled mortgage loan. Considering the
                               combined annualized monthly debt service payable
                               as of the cut-off date under the pooled mortgage
                               loan and the non-pooled mortgage loan in those
                               cases, the highest, lowest and weighted average
                               debt service coverage ratio (based on
                               underwritten net cash flow) of the mortgage pool
                               would be 16.19x, 1.07x and 1.65x, respectively.
                               Considering the combined principal balance of the
                               pooled mortgage loan and the non-pooled mortgage
                               loan in those cases, the highest, lowest and
                               weighted average cut-off date loan-to-appraised
                               value ratio would be 84.0%, 6.7% and 69.7%,
                               respectively.

                                      S-29

B. STATE CONCENTRATIONS......  The table below shows the number of, and percentage of the initial mortgage pool balance
                               secured by, mortgaged properties located in the
                               indicated states or regions:

                                                       NUMBER OF    % OF INITIAL
                                                       MORTGAGED      MORTGAGE
                                    STATE/REGION       PROPERTIES   POOL BALANCE
                               ----------------------  ----------   ------------
                               California............      38           15.0%
                                 Southern CA.........      27           11.6%
                                 Northern CA.........      11            3.4%
                               New York..............       9           13.7%
                               Illinois..............      20            7.0%
                               Texas.................      12            6.8%
                               Florida...............      19            5.8%
                               Virginia..............       7            5.4%

                               The remaining mortgaged properties are located
                               throughout twenty-eight (28) other states and the
                               District of Columbia. No more than 5.0% of the
                               initial mortgage pool balance is secured by
                               mortgaged properties located in any of those
                               other jurisdictions. Northern California includes
                               areas with zip codes above 93600 and Southern
                               California includes areas with zip codes of 93600
                               and below.

C. PROPERTY TYPES............  The table below shows the number of, and percentage of the initial mortgage pool balance
                               secured by, mortgaged properties operated
                               primarily for each indicated purpose:

                                                       NUMBER OF   % OF INITIAL
                                                       MORTGAGED     MORTGAGE
                                    PROPERTY TYPES     PROPERTIES  POOL BALANCE
                               ----------------------- ----------  ------------
                               Retail.................   197          37.2%
                               Office.................    34          32.6%
                               Hospitality............    10           7.5%
                               Multifamily............    24           7.1%
                               Industrial.............    23           6.9%
                               Self-Storage...........    28           6.2%
                               Manufactured Housing
                                  Community...........     6           1.7%
                               Mixed Use..............     1           0.8%
                               Land...................     1      Less than 0.1%

                                      S-30

D. ENCUMBERED INTERESTS......  The table below shows the number of, and percentage of the initial mortgage pool balance
                               secured by, mortgaged properties for which the
                               encumbered interest is as indicated:

                                                       NUMBER OF   % OF INITIAL
                                                       MORTGAGED     MORTGAGE
                                 ENCUMBERED INTEREST   PROPERTIES  POOL BALANCE
                               ----------------------- ---------- --------------
                               Fee(1).................    311          89.6%
                               Leasehold..............     10          10.4%
                               Fee in part and
                                 leasehold in part....      3     Less than 0.1%

                               (1) Includes mortgaged properties for which
                                  either (i) the borrower's interest consists of
                                  overlapping fee and leasehold interests or
                                  (ii) the fee owner has signed the related
                                  mortgage and has agreed to subordinate its fee
                                  interest to the related leasehold mortgage.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND
        -----------------------------------------------------------------

FEDERAL TAX STATUS...........  Elections will be made to treat designated portions of the trust fund as three separate
                               "real estate mortgage investment conduits" or
                               "REMICs" under Sections 860A through 860G of the
                               Internal Revenue Code. Those REMICs will exclude
                               collections of additional interest accrued and
                               deferred as to payment with respect to each
                               mortgage loan with an anticipated repayment date
                               that remains outstanding past that date, which
                               collections will constitute a grantor trust for
                               federal income tax purposes.

                               The offered certificates will constitute "regular
                               interests" in a REMIC. The offered certificates
                               generally will be treated as newly originated
                               debt instruments for federal income tax purposes.
                               This means that you will be required to report
                               income on your certificates in accordance with
                               the accrual method of accounting, regardless of
                               your usual method of accounting. The offered
                               certificates will not represent any interest in
                               the grantor trust referred to above.

                               We anticipate that the class X-2 and certificates
                               will be treated as having been issued with more
                               than a de minimis amount of original issue
                               discount, that the class    ,    ,    ,    ,    ,
                                    and     certificates will be treated as
                               having been issued with a de minimis amount of
                               original issue discount and that the class and
                               class certificates will be issued at a premium.
                               When determining the rate of accrual of original
                               issue discount and market discount and the
                               amortization of premium, for federal income tax
                               purposes, the prepayment assumption will be that,
                               subsequent to the date of any determination--

                               o  the pooled mortgage loans with anticipated
                                  repayment dates will, in each case, be paid in
                                  full on that date,

                               o  no pooled mortgage loan will otherwise be
                                  prepaid prior to maturity, and

                                      S-31

                               o  there will be no extension of the maturity of
                                  any pooled mortgage loan.

                               However, no representation is made as to the
                               actual rate at which the pooled mortgage loans
                               will prepay, if at all.

                               For a more detailed discussion of United States
                               federal income tax aspects of investing in the
                               offered certificates, see "Material Federal
                               Income Tax Consequences" in this prospectus
                               supplement and in the accompanying prospectus.

ERISA........................  The offered certificates are generally eligible for purchase by employee benefit plans, subject
                               to certain considerations discussed in the
                               sections titled "ERISA Considerations" in this
                               prospectus supplement and "Certain ERISA
                               Considerations" in the accompanying prospectus.

                               You should refer to the sections in this
                               prospectus supplement and the accompanying
                               prospectus referenced above. If you are a benefit
                               plan fiduciary considering purchase of any
                               offered certificates you should, among other
                               things, consult with your counsel to determine
                               whether all required conditions have been
                               satisfied.

LEGAL INVESTMENT.............  The offered certificates will not constitute
                               "mortgage related securities" for purposes of the
                               Secondary Mortgage Market Enhancement Act of
                               1984, as amended.

                               If your investment activities are subject to
                               legal investment laws and regulations, regulatory
                               capital requirements, or review by regulatory
                               authorities, then you may be subject to
                               restrictions on investment in the offered
                               certificates. You should consult your own legal
                               advisors for assistance in determining the
                               suitability of and consequences to you of the
                               purchase, ownership, and sale of the offered
                               certificates. See "Legal Investment" herein and
                               in the accompanying prospectus.

RATINGS......................  The ratings for the offered certificates shown in the table appearing under the caption "--Overview
                               of the Series 2005-PWR8 Certificates" above are
                               those of Moody's Investors Service, Inc. and
                               Fitch, Inc., respectively. It is a condition to
                               their issuance that the respective classes of
                               offered certificates receive credit ratings no
                               lower than those shown in that table.

                               The ratings of the offered certificates address
                               the timely payment of interest and (except in the
                               case of the class X-2 certificates) the ultimate
                               payment of principal on or before the rated final
                               distribution date. A security rating is not a
                               recommendation to buy, sell or hold securities
                               and the assigning rating agency may revise or
                               withdraw its rating at any time.

                               For a description of the limitations of the
                               ratings of the offered certificates, see
                               "Ratings" in this prospectus supplement.

                                      S-32

                                  RISK FACTORS

     You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

     If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-J, B, C AND D CERTIFICATES WILL AFFECT THE TIMING
OF PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE CERTIFICATES.

     If you purchase class A-J, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the distribution priorities of the respective classes of the series
          2005-PWR8 certificates,

     o    the order in which the principal balances of the respective classes of the series 2005-PWR8 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON THE
CLASS   ,   ,   ,   ,   ,   AND   CERTIFICATES.

     The pass-through rate on the class   ,   ,   ,   ,   and certificates is
based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you
purchase class   ,   ,   ,   ,   or   certificates, the pass-through rate (and,
accordingly, the yield) on your offered certificates could (or in the case of
the class   ,   ,   and   certificates, will) be adversely affected if pooled
mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates. In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of series 2005-PWR8 principal balance certificates, or the designated components of those total principal balances, that make up the total notional amount of the class X-2 certificates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

     The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

                                      S-33

     o    the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o    the pass-through rate for, and the other payment terms of, your offered certificates,

     o    the rate and timing of payments and other collections of principal on the pooled mortgage loans,

     o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

     o    the rate and timing of reimbursements made to the master servicers, the special servicers, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series
          2005-PWR8 certificates, and

     o    servicing decisions with respect to the pooled mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase class X-2 certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments on the pooled mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the Class A-1, A-2, A-3, A-AB, A-4,
A-J, B, C, D, E, F, G, H, J, K or L certificates may result in a reduction in the total notional amount of the class X-2 certificates. Accordingly, if principal payments on the pooled mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-2 certificates may be lower than that assumed at the time of purchase.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

     Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

                                      S-34

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.
The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

     Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2005-PWR8 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

     As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

     Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2005-PWR8 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series 2005-PWR8 pooling and servicing agreement, (b) any rights of the series 2005-PWR8 controlling class representative, (c) in the case of the Marquis Apartments pooled mortgage loan, the express terms of the series 2005-PWR7 pooling and servicing agreement and any rights of the "controlling class" under that pooling and servicing agreement and the related intercreditor agreement and (d) the rights of the holders of each of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the Lock Up Storage Centers Portfolio, Park Place, JL Holdings Portfolio, The
Landings at Cypress Meadows, Aspen Highlands and Ramapo Centre under the related intercreditor agreements. See "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement--The Series 2005-PWR8 Controlling
Class Representative", "--Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder", "--JL Holdings Portfolio Non-Pooled Subordinate
Noteholder", "--PCF Non-Pooled Subordinate

                                      S-35

Noteholders" and "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loan" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR A SPECIAL SERVICER PURCHASES SERIES
2005-PWR8 CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A CONFLICT
OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES
2005-PWR8 CERTIFICATES.

     A master servicer, a primary servicer or a special servicer or an affiliate thereof may purchase series 2005-PWR8 certificates. The purchase of series
2005-PWR8 certificates by a master servicer, a primary servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2005-PWR8 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2005-PWR8 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-PWR8 certificates. Furthermore, the master servicers, the primary servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. In addition, an affiliate of the Lock Up Storage Centers Portfolio special servicer will initially own the
Lock Up Storage Centers Portfolio non-pooled mortgage loan. To the extent that overlap exists, the interests of the master servicers, the primary servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2005-PWR8 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicers, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED
CERTIFICATES.

     Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate pass-through certificates evidencing interests in that pooled mortgage loan or a related non-pooled pari passu companion loan and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other
Financing--Split Loan Structures", "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement" and "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan" in
this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2005-PWR8 controlling class representative will be an affiliate of the general special servicer and the initial holder of the Lock Up Storage Centers Portfolio non-pooled mortgage loan will be an affiliate of the related master servicer, the Lock Up Storage Centers
Portfolio special servicer and the mortgage loan seller of the Lock Up Storage
Centers Portfolio pooled mortgage loan.

     Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a

                                      S-36

mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties.
Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers (or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans.
Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

     Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-PWR8 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

     In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-PWR8 certificates will be required to direct, consent to or approve certain actions, including amending the series
2005-PWR8 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-PWR8 certificates regardless of whether you agree with that consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

     There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

     Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

     (2)  "Description of the Certificates--Book-Entry Registration and
          Definitive Certificates".

                                      S-37

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

     Mortgaged properties representing security for 37.2%, 32.6%, 7.5%, 7.1%,
6.9%, 6.2%, 1.7%, 0.8% and less than 0.1% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, hospitality properties, multifamily properties, industrial properties, self-storage properties, manufactured housing community properties, mixed use properties and land, respectively. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

     (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

     The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

     Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Substantially all of the mortgage loans that we intend to include in the trust fund were originated either after the cut-off date or within twelve months prior to the cut-off date.
Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy and effectiveness of the property's operations, management and maintenance;

     o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

                                      S-38

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in prices for key commodities or products;

     o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the level of tenant defaults;

     o    the ability to convert an unsuccessful property to an alternative use;

     o    new construction in the same market as the mortgaged property;

     o    rent control laws or other laws impacting operating costs;

     o    the number and diversity of tenants;

     o    the availability of trained labor necessary for tenant operations;

     o    the rate at which new rentals occur; and

     o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     For example, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Marriott Houston, the mortgaged property is a hotel that derives a significant portion of the total room revenue from a subsidiary of Halliburton that provides services in connection with the reconstruction of post-war Iraq. The reliance on this revenue from a Halliburton subsidiary creates a risk that the mortgaged property's revenues may decrease correspondingly with any decrease in the need for that Halliburton subsidiary's services.

                                      S-39

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

     The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

     Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

     No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, either special servicer, either primary servicer, the trustee, the certificate administrator, the fiscal agent, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

     The effect of mortgage pool loan losses will be more severe:

     o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

     o    if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

     The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the One MetroTech Center pooled mortgage loan, which represents 10.2% of the initial mortgage pool balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 29.6% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.4% of the initial mortgage pool balance.

     In addition, eighteen (18) groups of mortgage loans, in the aggregate representing forty-seven (47) individual pooled mortgage loans, were made to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of those eighteen (18) groups represent 12.8%, 3.6%, 2.3%, 2.2%, 2.0%, 1.8%,
1.1%, 1.0%, 1.0%, 0.9%, 0.9%, 0.6%, 0.6%, 0.5%, 0.3%, 0.2%, 0.1% and 0.1%,
respectively, of the initial mortgage pool balance. These groups are in addition to the one (1) group of cross-collateralized pooled mortgage loans, representing
0.3% of the initial mortgage pool balance.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

     The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

                                      S-40

     Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     the person:

     (1)  was insolvent at the time of the incurrence of the obligation or transfer, or

     (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

     (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

     Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

     o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

     In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

     The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the applicable special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

                                      S-41

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

     o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o    zoning, land use or other restrictions also may prevent alternative uses.

     The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o    changes in governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    convertibility of a mortgaged property to an alternative use;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. One-hundred forty-five
(145) of the mortgaged properties, representing security for 9.4% of the initial mortgage pool balance, are leased to single tenants. Those properties include the mortgaged properties securing the JL Holdings Portfolio loan group, which are master leased to the same tenant, and other mortgaged properties may also have common single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

                                      S-42

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix B to this prospectus supplement. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

     Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

     In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

     For further information with respect to tenant concentrations, see Appendix
B to this prospectus supplement.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. For example, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Ballston Office Center, representing 2.6% of the initial mortgage pool balance, the U.S. Coast Guard ("USCG") occupies approximately 73.1% of the mortgaged property. The USCG performance and obligation under the lease is contingent upon appropriation of the necessary funds. As another example, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Northwood Centre, representing 2.1% of the initial mortgage pool balance, the State of Florida occupies approximately 95.7%
of the mortgaged property. The State of Florida has a termination right with respect to 70,780 square feet of the space, which may be exercised only if the tenant moves to state-owned space. The State of Florida's performance and obligation to pay under the lease is also contingent upon an annual appropriation by the Florida Legislature. In addition, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as City of Los Angeles Building, which loan represents
0.5% of the initial mortgage pool balance, the mortgaged property is leased to the City of Los Angeles under a lease with an expiration date of July 15, 2012 and the related mortgage loan matures on March 1, 2015. The performance by the
City of Los Angeles of its obligations under the lease is contingent upon appropriation of the necessary funds. Other mortgaged properties securing pooled mortgage loans (which in certain cases represent greater percentages of the initial mortgage pool balance) are also leased in whole or in material part to government tenants.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. For an example of a mortgaged property with a tenant that intends to vacate, see "Exhibit C -
Summaries of the Ten Largest Loans - Park Place". Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

     In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to the tenant a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. For example, as we state above, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as City of Los Angeles Building, which loan represents
0.5% of the initial mortgage pool balance, the mortgaged property is leased to the City of Los Angeles under a lease with an expiration date of July 15, 2012 and the related mortgage loan matures on March 1, 2015. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged

                                      S-43

properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Sixty-eight (68) of the mortgage loans, representing security for 63.8% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.
In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

     If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     See Appendix A, Appendix B and Appendix C to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The
Percent Leased presented in Appendix B and Appendix C for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

     Mortgaged properties located in California, New York, Illinois, Texas,
Florida and Virginia represent approximately 15.0%, 13.7%, 7.0%, 6.8%, 5.8% and
5.4%, respectively, by initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California, Texas and Florida may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country.

PRIOR BANKRUPTCIES MAY BE RELEVANT TO FUTURE PERFORMANCE.

     There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions in the past. If a borrower or a principal of a

                                      S-44

borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

     The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification.

                                      S-45

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the pooled mortgage loan generally required the related borrower:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Thirty-seven (37) mortgaged properties, securing 4.0% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy. In the case of the mortgaged properties securing the JL
Holdings Portfolio Pooled Mortgage Loan, representing 0.8% of the initial mortgage pool balance that group of properties is the subject of a standalone or individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution limited liability environmental impairment policies under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Environmental Insurance" in this prospectus supplement.

                                      S-46

     In addition to the policies described in the preceding paragraph, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as ezStorage - Liberty Crossing, representing 0.6% of the initial mortgage pool balance, the related lender obtained an environmental insurance policy in the absence of any material environmental concerns at the related mortgaged property because an earlier
Phase I environmental site assessment had noted the presence of underground storage tanks that the environmental consultant inspecting the related mortgaged property in connection with such mortgage loan's origination was unable to locate.

     We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

     o    future laws, ordinances or regulations will not impose any material environmental liability; or

     o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

     Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.
Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     Before a special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2005-PWR8 certificateholders.

                                      S-47

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

     As described in this prospectus supplement, approximately 99.5% of the pooled mortgage loans are balloon mortgage loans, including approximately 24.2%
of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial properties;

     o    prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     None of the mortgage loan sellers, any party to the series 2005-PWR8 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

     The pooled mortgage loans secured by the mortgaged properties identified on
Appendix B to this prospectus supplement as the Lock Up Storage Centers
Portfolio, Park Place, JL Holdings Portfolio, The Landings at Cypress Meadows,
Aspen Highlands, Marquis Apartments and Ramapo Centre are each part of a group of mortgage loans that are secured by the same mortgage on the related mortgaged property or properties. In addition, the borrowers or their affiliates under the
JL Holdings Portfolio and Marquis Apartments pooled mortgage loans and some of the other pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain Characteristics of the
Mortgage Pool - Pari Passu, Subordinate and Other Financing" and Appendix B to
this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation

                                      S-48

of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

     Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

                                      S-49

     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Eighteen (18) groups of mortgage loans, representing 12.8%, 3.6%, 2.3%,
2.2%, 2.0%, 1.8%, 1.1%, 1.0%, 1.0%, 0.9%, 0.9%, 0.6%, 0.6%, 0.5%, 0.3%, 0.2%,
0.1% and 0.1%, respectively, of the initial mortgage pool balance and together representing forty-seven (47) individual pooled mortgage loans, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. These groups are in addition to the one group of cross-collateralized pooled mortgage loans. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

     With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

     We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

                                      S-50

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

     A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

     Provisions in the pooled mortgage loans requiring yield maintenance charges or Lock-out Periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series
2005-PWR8 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any

                                      S-51

such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.
The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

     o    a title insurer will have the ability to pay title insurance claims made upon it;

     o    the title insurer will maintain its present financial strength; or

     o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

     Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

     In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties are subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

     Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

                                      S-52

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     Some of the mortgaged properties securing the pooled mortgage loans are located in California, Florida, Texas and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

     Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     After the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than

                                      S-53

terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

     Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2005-PWR8 certificates.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Malibu Creek Plaza, which loan represents 1.2% of the initial mortgage pool balance, the mortgaged property has suffered fire damage and approximately 22% of the tenants (by square footage) are closed while repairs continue. Repair and reconstruction of the property has started. The borrower has insurance for the reconstruction, loss of rents and common area charges, which will continue for 12 months. The appraised value of the mortgaged property was determined before the fire damage and a new appraisal has not been performed. The actual value of the property might be different if an appraisal was performed now.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

     In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser

                                      S-54

appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.
Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

     The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the applicable special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any
rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The applicable special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

     In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-PWR8 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

                                      S-55

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     There may be pending or threatened legal proceedings against the borrowers, the sponsors and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

     With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as HMS
Healthcare Building, representing 0.5% of the initial mortgage pool balance,
Corporate Property Associates 16 - Global Incorporated, the sponsor of the related borrower (the "Sponsor"), has advised us that, in March 2004, Carey
Financial Corporation ("Carey Financial"), the broker-dealer that managed the public offerings of Corporate Property Associates 15 Incorporated ("CPA 15") and
a wholly-owned subsidiary of the Sponsor's advisor W.P. Carey & Co. LLC ("W.P.
Carey"), received a letter from the SEC alleging various federal securities laws violations by CPA 15 and Carey Financial in connection with CPA 15's public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in its September 2004 Form 10-Q that it, Carey
Financial and CPA 15 have each received subpoenas from the staff of the SEC's
Division of Enforcement (the "SEC Enforcement Staff") requesting information relating to, among other things, the events addressed in the March 2004 letter.
W.P. Carey further reported in its March 2005 Form 10-Q that the scope of the
SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with CPA 15 and other REITS managed by
W.P. Carey (together with W.P. Carey, (the "Sponsor Group"). It cannot be determined at this time what action, if any, the SEC will pursue against any member of the Sponsor Group, the remedies the SEC may seek against the Sponsor
Group (which may include civil monetary penalties, injunctive relief or rescission) or the effect on the operations of the Sponsor Group if an action is brought by the SEC. Although no action is currently pending against any member of the Sponsor Group, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY
ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

     Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced. With respect to the pooled mortgage loan secured by the mortgage property identified on Appendix B to this prospectus supplement as The Landings at Cypress Meadows, representing 0.8% of the initial mortgage pool balance, the borrower is subject to a government consent order relating to certain ADA violations.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

     In the case of thirteen (13) mortgaged properties, with an aggregate allocated loan amount representing 10.4% of the initial mortgage pool balance, the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as One MetroTech Center and 2600 Old Willow Road (part of the Lock Up
Storage Centers Portfolio) and eleven of the mortgaged properties that are included in the portfolio identified on Appendix B to this prospectus supplement as JL Holdings Portfolio.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                      S-56

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon the collateral described above could subject the series 2005-PWR8 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

     The nineteen (19) pooled mortgage loans secured by Alexandria Mall,
Mariposa Mall, Gateway Plaza, Fiskars Portfolio, 9151 Mason Avenue, One
Corporate Drive, The Legends at Champions Gate, Bel Aire Plaza, Maryland &
Eastern Retail Center, Main Street Marketplace, Market at Bees Creek, 5901
Christie Avenue, 14001 Weston Parkway, 13000 Weston Parkway, Smyrna Market
Village, 2740 North Grand, Ross Store-San Fernando, Chateaubri MHP and Bella
Casa MHP, which represent 1.5%, 1.2%, 1.0%, 0.6%, 0.6%, 0.6%, 0.6%, 0.5%, 0.4%,
0.3%, 0.3%, 0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.2%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance, have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition)
such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loans may be subject to prepayment. In addition, the tenant in common

                                      S-57

structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

     The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certi?cateholders and increase the amount of losses on the pooled mortgage loans.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

     Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

ADDITIONAL RISKS

     See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                                      S-58

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

     We, Bear Stearns Commercial Mortgage Securities Inc., were incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is
(212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-PWR8 certificates will be issued on the Issue Date pursuant to the series 2005-PWR8 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2005-PWR8 pooling and servicing agreement are described in this "Description of the Offered Certificates"
section of this prospectus supplement. For additional detailed information regarding the terms of the series 2005-PWR8 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series 2005-PWR8
Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and "Description of the
Pooling and Servicing Agreements".

     The series 2005-PWR8 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

     o    certain rights granted to us under the mortgage loan purchase agreements;

     o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

     o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the
          Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
          Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account as described under "Servicing of the
          Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
          Agreement--REO Account", the certificate administrator's distribution account described under "--Distribution Account"

                                      S-59

          below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-PWR8 certificates will include the following classes:

     o    the A-1, A-2, A-3, A-AB, A-4, X-2, A-J, B, C and D classes, which are the classes of series 2005-PWR8 certificates that are offered by this prospectus supplement, and

     o    the X-1, E, F, G, H, J, K, L, M, N, P, Q, R and V classes, which are the classes of series 2005-PWR8 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial general special servicer, will acquire several non-offered classes of the series 2005-PWR8 certificates, including the class Q certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

     The class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G, H, J, K, L, M,
N, P and Q certificates are the only series 2005-PWR8 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

     The class X-1 and X-2 certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, each of those classes will have a notional amount. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "Summary--Overview of the Series 2005-PWR8
Certificates" in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

     The total notional amount of the class X-1 certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E,
F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time.

     The total notional amount of the Class X-2 certificates will equal:

     o    during the period from the Issue Date through and including the distribution date in June 2006, the sum of (a) the lesser of
          $91,904,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G, H, J,
          K and L certificates outstanding from time to time;

     o    during the period following the distribution date in June 2006 through and including the distribution date in June 2007, the sum of (a) the lesser of $14,806,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the total principal balance of the class A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G, H, J and K certificates outstanding from time to time and (c) the lesser of
          $3,549,000 and the total principal balance of the class L certificates outstanding from time to time;

                                      S-60

     o    during the period following the distribution date in June 2007 through and including the distribution date in June 2008, the sum of (a) the lesser of $40,877,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-4, A-J, B, C, D, E and F certificates outstanding from time to time and (c) the lesser of $15,237,000 and the total principal balance of the class G certificates outstanding from time to time;

     o    during the period following the distribution date in June 2008 through and including the distribution date in June 2009, the sum of (a) the lesser of $88,405,000 and the total principal balance of the class
          A-AB certificates outstanding from time to time, (b) the total principal balance of the class A-4, A-J, B, C, D and E certificates outstanding from time to time and (c) the lesser of $2,865,000 and the total principal balance of the class F certificates outstanding from time to time;

     o    during the period following the distribution date in June 2009 through and including the distribution date in June 2010, the sum of (a) the lesser of $1,057,480,000 and the total principal balance of the class
          A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-J, B and C certificates outstanding from time to time and (c) the lesser of $17,160,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the distribution date in June 2010 through and including the distribution date in June 2011, the sum of (a) the lesser of $983,281,000 and the total principal balance of the class
          A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-J and B certificates outstanding from time to time and (c) the lesser of $7,707,000 and the total principal balance of the class C certificates outstanding from time to time;

     o    during the period following the distribution date in June 2011 through and including the distribution date in June 2012, the sum of (a) the lesser of $877,594,000 and the total principal balance of the class
          A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-J certificates outstanding from time to time and (c) the lesser of $20,264,000 and the total principal balance of the class B certificates outstanding from time to time;

     o    during the period following the distribution date in June 2012 through and including the distribution date in June 2013, the sum of (a) the lesser of $816,465,000 and the total principal balance of the class
          A-4 certificates outstanding from time to time and (b) the lesser of
          $148,040,000 and the total principal balance of the class A-J certificates outstanding from time to time; and

     o    following the distribution date occurring in June 2013, $0.

     The principal balances of the class M, N, P and Q certificates will not be represented (in whole or in part) in the notional amount of the class X-2 certificates at any time.

     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

     The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

                                      S-61

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2005-PWR8 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

          2.   payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

          3.   Authorized Collection Account Withdrawals, including--

               (a)  amounts payable to a master servicer or a special servicer as indemnification or as compensation, including master
                    servicing fees, special servicing fees, workout fees,
                    liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on
                    advances, late payment charges and Default Interest,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances,

               (c)  amounts payable with respect to other trust fund expenses,
                    and

               (d)  amounts deposited in that master servicer's collection account in error.

     o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

     o    Any payments made by that master servicer to cover Prepayment Interest
          Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to the distribution date that occurs during March in any calendar year subsequent to 2005, the certificate administrator will be required to transfer from the interest reserve account, which we describe under
"--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis.

     The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

                                      S-62

     Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

     o    to make distributions on the series 2005-PWR8 certificates;

     o    to pay itself, the tax administrator, the servicer report
          administrator and the trustee monthly fees that are described under
          "--Matters Regarding the Certificate Administrator, the Tax
          Administrator, the Trustee and the Fiscal Agent" and "--Reports to
          Certificateholders; Available Information" below;

     o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate
          Administrator, the Tax Administrator, the Trustee and the Fiscal
          Agent" below;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-PWR8 pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be
          Imposed on the REMIC Pool--Prohibited Transactions" in the
          accompanying prospectus and "Servicing of the Mortgage Loans Under the
          Series 2005-PWR8 Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

     o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

     o    to pay for the cost of recording the series 2005-PWR8 pooling and servicing agreement;

     o    with respect to each distribution date during February of any year subsequent to 2005 and each distribution date during January of any year subsequent to 2005 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
          Actual/360 Basis;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account upon the termination of the series 2005-PWR8 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     During January, except in a leap year, and February of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end

                                      S-63

of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2005-PWR8 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     Distributions made to a class of series 2005-PWR8 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     In order for a series 2005-PWR8 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

     If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2005-PWR8 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

     Interest Distributions. All of the classes of the series 2005-PWR8 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2005-PWR8 certificates, interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

                                      S-64

     On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2005-PWR8 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class of certificates, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall (if
          any) for that distribution date that is allocable to that class of series 2005-PWR8 certificates.

     In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Funds Expenses"
below, then that class will also be entitled (also subject to the Available
Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

     If the holders of any interest-bearing class of the series 2005-PWR8 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

     No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X-1 or class X-2 certificates.
The portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any particular class of series 2005-PWR8 principal balance certificates will equal the product of--

     o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1.   the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2.   the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2005-PWR8 principal balance certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2005-PWR8 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2005-PWR8 Certificates" in this prospectus supplement.

     The pass-through rates for the class   ,   ,   ,   and certificates for
each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the subject class for the initial interest accrual period.

     The pass-through rates for the class   ,   ,   ,   ,   ,   ,   ,   ,   ,
  ,   and certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

     o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

                                      S-65

     The pass-through rates applicable to each of the class   ,   ,   and
certificates for each interest accrual period will equal, in the case of each of those classes, the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified
percentage. In the case of the class certificates, that percentage is   %, in
the case of the class certificates, that percentage is   %, in the case of the
class certificates, that percentage is   % and in the case of the class
certificates, that percentage is   %.

     The pass-through rates applicable to each of the class   ,   and
certificates for each interest accrual period will equal the Weighted Average
Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

     The pass-through rate for the class X-2 certificates, for each interest accrual period through and including the interest accrual period related to the
June 2013 distribution date, will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-2 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-PWR8 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2005-PWR8 principal balance certificates is identified under "--Certificate Principal Balances and
Certificate Notional Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-2 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the June
2013 distribution date, on any particular component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the reference rate specified on Schedule II to this prospectus supplement for such interest accrual period and (b) the
          Weighted Average Pool Pass-Through Rate for the related distribution date that corresponds to such interest accrual period, over

     o    the pass-through rate in effect during such interest accrual period for the class of series 2005-PWR8 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the interest accrual period related to the June 2013 distribution date, the class X-2 certificates will cease to accrue interest. In connection therewith, the class X-2 certificates will have a 0% pass-through rate for the interest accrual period related to the July 2013 distribution date and for each interest accrual period thereafter.

     The pass-through rate for the class X-1 certificates for any interest accrual period will equal the weighted average of the respective strip rates
(the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-1 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.
Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-PWR8 principal balance certificates. In general, the total principal balance of each class of series 2005-PWR8 principal balance certificates will constitute a separate component of the total notional amount of the class X-1 certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-PWR8 principal balance certificates is identified under "--Certificate Principal Balances and Certificate Notional
Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the June 2013 distribution date, on any particular component of the total notional amount of the class X-1 certificates immediately prior to the related distribution date, the applicable Class X-1
Strip Rate will be calculated as follows:

     1.   if such particular component consists of the entire total principal balance of any class of series 2005-PWR8 principal balance certificates, and if such total principal balance also constitutes, in its entirety,

                                      S-66

          a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Pool Pass-Through Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on Schedule II for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR8 principal balance certificates;

     2.   if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-PWR8 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Pool
          Pass-Through Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on Schedule II for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR8 principal balance certificates;

     3.   if such particular component consists of the entire total principal balance of any class of series 2005-PWR8 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate
          for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of series
          2005-PWR8 principal balance certificates; and

     4.   if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-PWR8 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip
          Rate will equal the excess, if any, of (a) the Weighted Average Pool
          Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR8 principal balance certificates.

     For purposes of accruing interest on the class X-1 certificates during each interest accrual period subsequent to the interest accrual period related to the
June 2013 distribution date, the total principal balance of each class of series
2005-PWR8 principal balance certificates will constitute a single separate component of the total notional amount of the class X-1 certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted
Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2005-PWR8 principal balance certificates whose principal balance makes up such component. Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

     The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2005-PWR8 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

                                      S-67

     In general, the Principal Distribution Amount will be allocated among the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates on each distribution date in the following amounts and order of priority:

     o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, and

          2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal
               Balance for that distribution date;

     o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

          2.   the total principal balance of the class A-1 certificates
               immediately prior to that distribution date;

     o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
               A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-2 certificates
               immediately prior to that distribution date;

     o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
               A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-3 certificates
               immediately prior to that distribution date;

     o    fifth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1, A-2 and/or A-3
               certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

     o    finally, to the class A-4 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

                                      S-68

          2.   the total principal balance of the class A-4 certificates
               immediately prior to that distribution date.

     However, if two or more classes of class A-1, A-2, A-3, A-AB and A-4 certificates are outstanding as of any Class A Principal Distribution Cross-Over
Date or, in any event, as of the final distribution date for the series
2005-PWR8 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable among the A-1, A-2, A-3, A-AB and A-4 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to its total principal balance. While the class A-1, A-2,
A-3, A-AB and/or A-4 certificates are outstanding, no portion of the Principal
Distribution Amount for any distribution date will be allocated to any other class of series 2005-PWR8 certificates.

     Following the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective other classes of principal balance certificates in order of their alphabetical designation (that is, first, to class A-J, then to class B and so on), in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated, and

     o    the total principal balance of the subject class immediately prior to that distribution date.

     In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 and of all other classes of series 2005-PWR8 certificates, if any, with an earlier alphabetical designation is reduced to zero.

     To the extent that a master servicer, the trustee or the fiscal agent reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related Distribution Date will be reduced by the amount of such reimbursement. See "--Advances of Delinquent Monthly Debt Service Payments"
below and "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling
and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses".

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-PWR8 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2005-PWR8 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described herein with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

                                      S-69

     Priority of Distributions. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

  ORDER OF         RECIPIENT
DISTRIBUTION   CLASS OR CLASSES            TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------    ---------------------------------------------
     1st        A-1, A-2, A-3,     Interest up to the total interest
                A-AB, A-4, X-1     distributable on those classes, pro rata
                    and X-2        based on the total interest distributable on
                                   each such class

     2nd        A-1, A-2, A-3,     Principal up to the total principal
                 A-AB and A-4      distributable on those classes, allocable as
                                   among those classes as described above under
                                   "--Principal Distributions"

     3rd        A-1, A-2, A-3,     Reimbursement up to the loss reimbursement
                 A-AB and A-4      amounts for those classes, pro rata based on
                                   the loss reimbursement amount for each such
                                   class

--------------------------------------------------------------------------------

     4th      A-J, B, C, D, E, F,  For each indicated class, interest up to the
               G, H, J, K, L, M,   total interest distributable for that class,
                  N, P and Q       then principal up to the total principal
                                   distributable on that class until the
                                   principal balance of that class is reduced to
                                   zero and then reimbursement up to the loss
                                   reimbursement amount for that class (in that
                                   order), with no such distributions to be made
                                   on that class until all the distributions
                                   described in this statement have been made to
                                   all other indicated classes with an earlier
                                   alphabetical designation (if any)

--------------------------------------------------------------------------------

     5th               R           Any remaining portion of the Available
                                   Distribution Amount

     In general, distributions of principal will be made to the class A-1, A-2,
A-3, A-AB and A-4 certificates as described above under "--Principal
Distributions". However, on and after the Class A Principal Distribution
Cross-Over Date, and in any event on the final distribution date for the series
2005-PWR8 certificates, the certificate administrator will make distributions of principal on the class A-1, A-2, A-3, A-AB and A-4 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2005-PWR8 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment
Premium (net of liquidation fees payable therefrom) to the holders of any class
A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G or H certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

                                      S-70

     o    a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the aggregate amount of principal distributed to the holders of all the series
          2005-PWR8 principal balance certificates on that distribution date.

     On each distribution date that occurs before the        distribution date,
the certificate administrator will pay    % of any remaining portion of that
Yield Maintenance Charge or Prepayment Premium to the holders of the class X-1
certificates and    % of any such remaining portion to the holders of the
class X-2 certificates. On the        distribution date and each distribution
date thereafter, the certificate administrator will pay 100% of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X-1 certificates.

     The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

     o    if a discount rate was used in the calculation of the applicable Yield
          Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

     o    if a discount rate was not used in the calculation of the applicable
          Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
          Statistical Release H.15--Selected Interest Rates under the heading
          "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

     For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

     See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2005-PWR8 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-PWR8 certificates, and

     o    the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator, the servicer report administrator and the trustee under the series
          2005-PWR8 pooling and servicing agreement.

     In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

                                      S-71

     Operating revenues and other proceeds from an REO Property will be applied--

     o    first, to pay - or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO
          Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2005-PWR8 certificates. If this occurs following the distributions made to the series 2005-PWR8 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses"), the respective total principal balances of the series 2005-PWR8 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-PWR8 certificates equals the total Stated Principal
Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

              ORDER OF ALLOCATION                    CLASS
              -------------------       ------------------------------
                      1st                              Q
                      2nd                              P
                      3rd                              N
                      4th                              M
                      5th                              L
                      6th                              K
                      7th                              J
                      8th                              H
                      9th                              G
                     10th                              F
                     11th                              E
                     12th                              D
                     13th                              C
                     14th                              B
                     15th                             A-J
                     16th                A-1, A-2, A-3, A-AB and A-4,
                                            pro rata based on total
                                        outstanding principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2005-PWR8 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2005-PWR8 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2005-PWR8 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2005-PWR8 certificates.

                                      S-72

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

          1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2005-PWR8 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or
               Post-ARD Additional Interest, and

          2.   all related unreimbursed servicing advances and unpaid
               liquidation expenses and certain special servicing fees,
               liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

     o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the applicable special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than
Default Interest and Post-ARD Additional Interest, also will be treated as a
Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized
Loss over time).

     Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, workout fees, liquidation fees and/or advance interest, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses") will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR8 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2005-PWR8 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer, the trustee or the fiscal agent from advances or collections in respect of principal thereby resulting in a deficit described above and (iii)
were subsequently recovered, then the principal balances of the series 2005-PWR8 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

     The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR8 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2005-PWR8 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

                                      S-73

     The following items are some examples of Additional Trust Fund Expenses:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicers that are not otherwise allocated as a Realized
          Loss;

     o    any interest paid to a master servicer, a special servicer, the trustee or the fiscal agent with respect to unreimbursed advances
          (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under
          "--Advances of Delinquent Monthly Debt Service Payments" below and under "Servicing of the Mortgage Loans Under the Series 2005-PWR8
          Pooling and Servicing Agreement--Servicing and Other Compensation and
          Payment of Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1.   any reimbursements and indemnification to the certificate
               administrator, the trustee, the fiscal agent and certain related persons, as described under "--Matters Regarding the Certificate
               Administrator, the Tax Administrator, the Trustee and the Fiscal
               Agent" below,

          2.   any reimbursements and indemnification to the master servicers, the special servicers and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the
               Servicer and the Depositor" in the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
               "Material Federal Income Tax Consequences--Taxes That May Be
               Imposed on the REMIC Pool--Prohibited Transactions" in the
               accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-PWR8 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

     o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
          Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
          Loans" in the accompanying prospectus.

     Any expenses under the Non-Trust Servicing Agreement for the Marquis
Apartments Pooled Mortgage Loan that are similar to Additional Trust Fund
Expenses and that relate to the Marquis Apartments Pooled Mortgage Loan are to be paid pro rata, out of collections on, and other proceeds of, that respective pooled mortgage loan and its related Non-Pooled Pari Passu Companion Loan, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (or, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreement), that--

     o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the
          Non-Trust-Serviced Pooled Mortgage Loan) as to which it is the applicable master servicer, and

                                      S-74

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1.   the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction
               Amount, and

          2.   the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-PWR8 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-PWR8 certificates on that distribution date.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

     The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it or the applicable special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it or the applicable special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable special servicer any analysis, appraisals or market value estimates or other information in the possession of the applicable special servicer for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer or a special servicer.

     In the case of the Marquis Apartments Pooled Mortgage Loan (as to which the
Marquis Apartments Non-Pooled Pari Passu Companion Loan has been included in the
2005-PWR7 commercial mortgage securitization), the applicable

                                      S-75

master servicer for that pooled mortgage loan and each comparable party with respect to the 2005-PWR7 securitization of the Non-Pooled Mortgage Loan may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes.
If such master servicer or comparable party makes a determination that a debt service advance on the Marquis Apartments mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective Marquis Apartments mortgage loan (unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance). See "Description of the
Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, Moody's and Fitch will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series
2005-PWR8 certificates on the related distribution date will be reduced and a
Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses") to reduce the total principal balance of the series 2005-PWR8 certificates on that distribution date.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under "Servicing of the Mortgage Loans Under the Series 2005-PWR8
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

     The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any

                                      S-76

monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

     None of the master servicers, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to any Non-Pooled
Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2005-PWR8 certificate, the parties to the series
2005-PWR8 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things:

     1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

     2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

                                      S-77

     3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

     4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers (and/or, if applicable in the case of the Non-Trust-Serviced
          Pooled Mortgage Loan, similar compensation paid to the parties under the Non-Trust Servicing Agreement) during the related collection period;

     5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

     6.   the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

     7.   the number and aggregate principal balance of pooled mortgage loans
          (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
          90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

     8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

     9.   the Available Distribution Amount for the distribution date;

     10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

     11.  the total interest distributable for each class of interest-bearing certificates for the distribution date;

     12.  the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date and for the next succeeding interest accrual period;

     13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

     14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
          Losses and Additional Trust Fund Expenses;

     15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of Appraisal Reduction
          Amounts as of the distribution date;

     16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

     17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

     18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

     19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and
          Additional Trust Fund Expenses previously allocated thereto;

     20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
          Date;

     21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution
          Amount and other amounts received in connection

                                      S-78

          with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

     22.  with respect to any REO Property included in the trust as to which the applicable special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation
          Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized
          Loss attributable to the related REO mortgage loan in connection with that determination;

     23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers, the trustee and/or the fiscal agent since the prior distribution date;

     24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicers, the trustee and/or the fiscal agent since the prior distribution date;

     25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

     26.  the amounts of any excess liquidation proceeds held in the trustee's account designated for such excess liquidation proceeds; and

     27.  the amount of the distribution on the distribution date to the holders of the class R certificates.

     Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicers.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

     Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2005-PWR8 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2005-PWR8 certificates via the certificate administrator's internet website. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series
2005-PWR8 certificates may call (301) 815-6600.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2005-PWR8 pooling and servicing agreement.

     Other Information. The series 2005-PWR8 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2005-PWR8 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2005-PWR8 certificate or any interest in that

                                      S-79

certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2005-PWR8 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans;
the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicers; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance.
You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require:

     o    in the case of a registered holder or beneficial owner of a series
          2005-PWR8 certificate, a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder or beneficial owner of a series
          2005-PWR8 certificate and will keep confidential any of the information that has not been filed with the SEC; and

     o    in the case of a prospective purchaser of a series 2005-PWR8 certificate or any interest in a series 2005-PWR8 certificate, confirmation executed by the requesting person or entity generally to the effect that the person or entity is a prospective purchaser of a series 2005-PWR8 certificate or an interest in a series 2005-PWR8 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

     99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2005-PWR8 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

     General. We intend to deliver the offered certificates in minimum denominations of $250,000, in the case of the class X-2 certificates, $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4 and A-J certificates, and
$100,000, in the case of the class B, C and D certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments,
          distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances,

                                      S-80

          notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

     Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

                                      S-81

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

     The information in this prospectus supplement concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

     Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

     Wells Fargo Bank, National Association will serve as the initial certificate administrator and as the initial tax administrator. In addition, WFB will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2005-PWR8 certificates and of transfers and exchanges of any and all series 2005-PWR8 certificates issued in definitive form, and as authenticating agent of the series 2005-PWR8 certificates. WFB maintains a corporate trust office at 9062 Old Annapolis Road, Columbia,
Maryland 21045. Its office for certificate transfer purposes is located at Wells
Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. WFB is also one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB will be paid a portion of the monthly trustee fee as set forth in the series 2005-PWR8 pooling and servicing agreement.

     The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2005-PWR8 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Bear Stearns Commercial
Mortgage Securities Trust 2005-PWR8. LaSalle is an affiliate of ABN AMRO Bank
N.V., the initial fiscal agent. As of March 31, 2005, LaSalle had assets of approximately $67.7 billion.

     The information set forth in this prospectus supplement concerning LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2005-PWR8 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR8. As of March 31, 2005,
ABN AMRO had assets

                                      S-82

of approximately $973.1 billion. The long-term debt obligations of ABN AMRO Bank
N.V. are rated "Aa3" by Moody's and "AA-" by Fitch.

     The information set forth in this prospectus supplement concerning ABN AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE
TRUSTEE AND THE FISCAL AGENT

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00145% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

     The holders of series 2005-PWR8 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

     ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2005-PWR8 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

     The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2005-PWR8 pooling and servicing agreement, the mortgage loans or the series 2005-PWR8 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

     None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2005-PWR8 pooling and servicing agreement. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2005-PWR8 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2005-PWR8 POOLING AND SERVICING AGREEMENT

     The circumstances under which the series 2005-PWR8 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

                                      S-83

     o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2005-PWR8 certificates entitled to not less than 51% of the series 2005-PWR8 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

     o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

     o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2005-PWR8 certificate can also be evidenced by written confirmation from each of
          Moody's and Fitch that the amendment will not result in a
          qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

     o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting Standards Board
          (or any successor thereto) as in effect from time to time;

     o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions; and

     o    amendments with certificateholder consent require the consent of the holders of series 2005-PWR8 certificates entitled to not less than 51%
          of all of the series 2005-PWR8 voting rights.

TERMINATION OF THE SERIES 2005-PWR8 POOLING AND SERVICING AGREEMENT

     The obligations created by the series 2005-PWR8 pooling and servicing agreement will terminate following the earlier of--

     1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

     2.   the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series
          2005-PWR8 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference,
          and

     3.   the exchange by any single holder of all the series 2005-PWR8 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

     Written notice of termination of the series 2005-PWR8 pooling and servicing agreement will be given to each series 2005-PWR8 certificateholder. The final distribution to the registered holder of each series 2005-PWR8 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

     The right of the series 2005-PWR8 controlling class certificateholders, each master servicer and the general special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

     o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

     o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2005-PWR8 pooling and servicing agreement of its election to do so,

                                      S-84

     o    if more than one holder or group of holders of the series 2005-PWR8 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2005-PWR8 controlling class, and

     o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

     Any purchase by any single holder or group of holders of the series
2005-PWR8 controlling class, a master servicer, the two master servicers together or the general special servicer of all the pooled mortgage loans and
REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

          2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the general special servicer and the trustee (or, in the case of any REO
               Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

     o    solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-PWR8 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series
2005-PWR8 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series
2005-PWR8 certificateholders, will constitute part of the Available Distribution
Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-PWR8 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     An exchange by any single holder of all of the series 2005-PWR8 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2005-PWR8 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2005-PWR8 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2005-PWR8 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2005-PWR8 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G and H certificates is reduced to zero.

     The Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder has
the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2005-PWR8 pooling and servicing agreement. This purchase option is senior to the other rights to purchase the pooled mortgage loans described above.

                                      S-85

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

     o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

     o    the rate and timing of reimbursements made to the master servicers, the special servicers, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

     o    except in the case of the class X-2 certificates, the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the
          extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

     Rate and Timing of Principal Payments. The yield to maturity of the class
X-2 certificates will be highly sensitive to, and the yield to maturity on the other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of performance holdbacks (see the "Footnotes to
Appendix B" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases. If you are considering the purchase of class X-2 certificates, you should fully consider the risk that an extremely rapid rate of payments and other collections of principal on the pooled mortgage loans could result in your failure to fully recover your initial investment.

     Because the pass-through rate for the class   ,   ,   ,   ,   and
certificates is based upon, equal to or limited by the Weighted Average Pool
Pass-Through Rate, that pass-through rate (and, accordingly, the yield) on those
classes of offered certificates could (or, in the case of the class   ,   ,
and    certificates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.
In addition, the pass-through rate for, and the yield on, the class X-2 certificates will

                                      S-86

vary with changes in the relative sizes of the total principal balances of the respective classes of principal balance certificates, or the designated portions of those total principal balances, that make up the total notional amount of the class X-2 certificates.

     Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates with principal balances and accelerate the rates at which the notional amount of the class X-2 certificates is reduced. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    if you are purchasing principal balance certificates, the rate of principal distributions on your offered certificates,

     o    if you are purchasing class X-2 certificates, the rate and timing of reductions in the notional amount of your certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

                                      S-87

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

     In addition, if the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2005-PWR8 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-PWR8 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2005-PWR8 certificates on the related distribution date.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2005-PWR8 certificates on the related distribution date.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment Lock-out Periods or require
               Yield Maintenance Charges or Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

                                      S-88

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

     The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

     Neither we nor any of the underwriters makes any representation regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the pooled mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

                                      S-89

WEIGHTED AVERAGE LIFE

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of June 21, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor (in the case of the principal balance certificates) or each dollar of notional amount would be reduced (in the case of the class X-2 certificates). For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance or notional amount of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance or notional amount of that certificate.

     As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB and/or A-4 certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--
Principal Distributions" and "--Distributions--Priority of Distributions"
in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-PWR8 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB and A-4 certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2005-PWR8 certificates according to their principal balances.

     The tables set forth below show, with respect to each class of offered certificates with principal balances,

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                      S-90

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                               87%      87%      87%      87%      87%
June 2007                               72%      72%      72%      72%      72%
June 2008                               51%      51%      51%      51%      51%
June 2009                               26%      26%      26%      26%      26%
June 2010 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)           2.9      2.9      2.9      2.9      2.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                              100%     100%     100%     100%     100%
June 2007                              100%     100%     100%     100%     100%
June 2008                              100%     100%     100%     100%     100%
June 2009                              100%     100%     100%     100%     100%
June 2010                               30%      30%      30%      30%      30%
June 2011 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)           5.0      5.0      5.0      5.0      4.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                              100%     100%     100%     100%     100%
June 2007                              100%     100%     100%     100%     100%
June 2008                              100%     100%     100%     100%     100%
June 2009                              100%     100%     100%     100%     100%
June 2010                              100%     100%     100%     100%     100%
June 2011                              100%     100%     100%     100%     100%
June 2012 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)           6.9      6.9      6.9      6.8      6.7

                                      S-91

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                              100%     100%     100%     100%     100%
June 2007                              100%     100%     100%     100%     100%
June 2008                              100%     100%     100%     100%     100%
June 2009                              100%     100%     100%     100%     100%
June 2010                              100%     100%     100%     100%     100%
June 2011                               85%      85%      85%      85%      85%
June 2012                               67%      67%      67%      67%      67%
June 2013                               42%      42%      42%      42%      42%
June 2014                                6%       6%       6%       6%       6%
June 2015 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)           7.5      7.5      7.5      7.5      7.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                              100%     100%     100%     100%     100%
June 2007                              100%     100%     100%     100%     100%
June 2008                              100%     100%     100%     100%     100%
June 2009                              100%     100%     100%     100%     100%
June 2010                              100%     100%     100%     100%     100%
June 2011                              100%     100%     100%     100%     100%
June 2012                              100%     100%     100%     100%     100%
June 2013                              100%     100%     100%     100%     100%
June 2014                              100%     100%     100%     100%     100%
June 2015 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)           9.8      9.8     9.8       9.7      9.6

                                      S-92

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                              100%     100%     100%     100%     100%
June 2007                              100%     100%     100%     100%     100%
June 2008                              100%     100%     100%     100%     100%
June 2009                              100%     100%     100%     100%     100%
June 2010                              100%     100%     100%     100%     100%
June 2011                              100%     100%     100%     100%     100%
June 2012                              100%     100%     100%     100%     100%
June 2013                              100%     100%     100%     100%     100%
June 2014                              100%     100%     100%     100%     100%
June 2015 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)          10.0     10.0     10.0     10.0      9.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                              100%     100%     100%     100%     100%
June 2007                              100%     100%     100%     100%     100%
June 2008                              100%     100%     100%     100%     100%
June 2009                              100%     100%     100%     100%     100%
June 2010                              100%     100%     100%     100%     100%
June 2011                              100%     100%     100%     100%     100%
June 2012                              100%     100%     100%     100%     100%
June 2013                              100%     100%     100%     100%     100%
June 2014                              100%     100%     100%     100%     100%
June 2015 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)          10.0     10.0     10.0     10.0      9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                              100%     100%     100%     100%     100%
June 2007                              100%     100%     100%     100%     100%
June 2008                              100%     100%     100%     100%     100%
June 2009                              100%     100%     100%     100%     100%
June 2010                              100%     100%     100%     100%     100%
June 2011                              100%     100%     100%     100%     100%
June 2012                              100%     100%     100%     100%     100%
June 2013                              100%     100%     100%     100%     100%
June 2014                              100%     100%     100%     100%     100%
June 2015 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)          10.0     10.0     10.0     10.0      9.9

                                      S-93

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

       DISTRIBUTION DATE IN             0%       25%      50%      75%     100%
----------------------------------    ------   ------   ------   ------   ------
Issue Date                             100%     100%     100%     100%     100%
June 2006                              100%     100%     100%     100%     100%
June 2007                              100%     100%     100%     100%     100%
June 2008                              100%     100%     100%     100%     100%
June 2009                              100%     100%     100%     100%     100%
June 2010                              100%     100%     100%     100%     100%
June 2011                              100%     100%     100%     100%     100%
June 2012                              100%     100%     100%     100%     100%
June 2013                              100%     100%     100%     100%     100%
June 2014                              100%     100%     100%     100%     100%
June 2015 and thereafter                 0%       0%       0%       0%       0%
Weighted average life (years)          10.0     10.0     10.0     10.0      9.9

YIELD SENSITIVITY

     The yields to investors on the class X-2 certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the pooled mortgage loans and the default and loss experience on the pooled mortgage loans. If you are contemplating an investment in the class X-2 certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the pooled mortgage loans could result in your failure to fully recover your initial investment. Prepayment premiums and yield maintenance charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no prepayment premiums or yield maintenance charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options in respect of defaulted mortgage loans and the optional termination of the trust.

     The table set forth below shows the pre-tax corporate bond equivalent
("CBE") yield to maturity with respect to the class X-2 certificates. We prepared this table using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase price and (b)
the indicated prepayment and default scenarios. The assumed purchase price is expressed as a percentage of the initial total notional amount of the class X-2 certificates and is exclusive of accrued interest. Each default scenario assumes the immediate occurrence of defaults and the immediate recovery of 65% of the defaulted amount.

     The yields set forth in the tables were calculated by:

     o    determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class X-2 certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

          1.   the assumed purchase prices, plus

          2.   accrued interest at the initial pass-through rate for the class
               X-2 certificates from and including June 1, 2005 to but excluding the assumed settlement date; and

     o    converting those monthly discount rates to corporate bond equivalent rates.

                                      S-94

     Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on their Certificates. Consequently, they do not purport to reflect the return on any investment on the class X-2 certificates when reinvestment rates are considered.

     The default model used in this prospectus supplement is the "constant default rate" or "CDR" model, which represents an assumed constant rate of default each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the pooled mortgage loans) for the life of those loans. The CDR model does not purport to be either an historical description of the default experience of any pool of loans or a prediction of the anticipated rate of default of any pool of loans, including the mortgage pool. We do not make any representation about the appropriateness of the CDR model.

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES



         PREPAYMENT ASSUMPTION                  % CPR            % CPR            % CPR
        DEFAULT RATE ASSUMPTION                 % CDR            % CDR            % CDR
-----------------------------------------   --------------   --------------   --------------

Assumed Total Purchase Price
(excluding accrued interest):    %                 %                %                %


     The characteristics of the pooled mortgage loans will differ in some respects from those assumed in preparing the table. The table is presented for illustrative purposes only. Neither the Mortgage Pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the table. In addition, there can be no assurance that--

     o    the pooled mortgage loans will prepay at any particular rate,

     o    the pooled mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o    the pooled mortgage loans will not default or that the pooled mortgage loans will default at any particular rate,

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates,

     o    the actual pre-tax yield on, or any other payment characteristics of, the Class X-2 Certificates will correspond to any of the information shown in the table set forth above, or

     o    the total purchase price of the Class X-2 Certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase the Class X-2 Certificates.

                                      S-95

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 193 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$1,765,243,294. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $578,571 to $180,000,000 and the average of those cut-off date principal balances is $9,146,338.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers.

     Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the One MetroTech Center Pooled
Mortgage Loan, which has a cut-off date principal balance of $180,000,000 and represents 10.2% of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent
29.6% of the initial mortgage pool balance. Each of these loans is described on
Appendix C to this prospectus supplement.

     Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers

     The mortgage pool will include six (6) mortgage loans, representing 5.5% of the initial mortgage pool balance, that are, in each such case, secured by two or more properties, and one (1) group of two (2) cross-collateralized pooled mortgage loans, which group represents 0.3% of the initial mortgage pool balance, that in the aggregate are secured by two properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

     In the case of the Lock Up Storage Centers Portfolio Pooled Mortgage Loan,
which represents 3.2% of the initial mortgage pool balance, the related borrower has the right to obtain a release of an individual mortgaged property, commencing no earlier than 24 months after the origination date, subject to the satisfaction of conditions set forth in the related mortgage loan documents, including, among other things, consent to certain conditions by the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Noteholder, payment of a release price equal to 115% of the allocated loan

                                      S-96

amount for such mortgaged property, payment of a prepayment premium and the satisfaction of certain debt service coverage ratio and loan-to-value ratio tests, provided that the first mortgaged property to be released is required to be the property identified on Annex B to this prospectus supplement as Lock Up
Storage Centers Portfolio-2600 Old Willow Road, so long as the borrower's interest in such property is a leasehold. In connection with a property release, the mortgagee is permitted in its reasonable discretion to recast (and the applicable Master Servicer will be required under the Series 2005-PWR8 pooling and servicing agreement to so recast) the monthly principal amortization payments required under the loan, to reflect the prepayment of the allocated loan amount for the related mortgaged property. In addition, the related borrower is permitted, commencing no earlier than 12 months after the origination date, to obtain a release of an individual mortgaged property, in connection with a substitution of a new property, subject to the satisfaction of conditions set forth in the related mortgage loan documents, including, among other things, consent to certain conditions by the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Noteholder and the satisfaction of certain debt service coverage ratio and loan-to-value ratio tests. The related borrower's right to substitute a mortgaged property is limited to an aggregate of six mortgaged properties during the loan term in no more than four separate transactions, provided that the first mortgaged property to be substituted is required to be the property identified on Annex B to this prospectus supplement as Lock Up Storage Centers Portfolio-2600 Old Willow Road, so long as the borrower's interest in such property is a leasehold. To the extent the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Noteholder has consent rights regarding a property release or substitution, such consent rights will remain with the Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder,
notwithstanding the occurrence of a Lock Up Storage Centers Portfolio Change of
Control Event. See Appendix C to this prospectus supplement for information related to the release provisions for the Lock Up Storage Centers Portfolio
Pooled Mortgage Loan.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the JL Holdings Portfolio, representing 0.8% of the initial mortgage pool balance, the related borrower may obtain release of a property by substituting another property for it, subject to certain conditions, including a current appraisal showing that the substitute property has an appraised value and operating history equal to or greater than the property to be released; the substitute property's having superior market characteristics and locational attributes over the property to be released, and the lender's having received related rating agency approvals in connection with the proposed substitution. In addition, the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance, subject to certain conditions, including the remaining properties having a loan-to-value ratio of not more than 67% and a debt service coverage ratio of not less than
1.20x, and the aggregate allocated loan amounts for any such released properties shall not exceed 10% of original principal balance of the combined senior obligation.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Circle K Portfolio-Pod 4, Circle K Portfolio-Pod 5 and Circle K Portfolio-Pod
11, representing 0.3%, 0.3% and 0.2%, respectively, of the initial mortgage pool balance, the related borrower may obtain release of a property by substituting another property for it, subject to certain conditions, including delivery of a current appraisal showing that the substitute property has an appraised value and operating history equal to or greater than the property to be released, the substitute property's having superior submarket strength, population and accessibility over the property to be released and written confirmation from each rating agency for the series 2005-PWR8 certificates that the property substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR8 certificates.

     The table below shows each group of two (2) or more pooled mortgage loans that--

     o    are not cross-collateralized or cross-defaulted, but

     o    have the same or affiliated borrowers/owners, and

     o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                      S-97



                                                              NUMBER OF
                                                             STATES WHERE
                                              UMBER OF      THE MORTGAGED       % OF INITIAL
                                              ORTGAGED      PROPERTIES ARE        MORTGAGE
   MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES     ROPERTIES        LOCATED          POOL BALANCE
   --------------------------------------     ---------     --------------      -------------

Group 1:
One MetroTech Center                             1                1                10.2%
Ballston Office Center                           1                1                 2.6%
         TOTAL FOR GROUP:                        2                2                12.8%

Group 2:
Marriott Troy                                    1                1                 2.2%
Marriott Houston                                 1                1                 1.4%
         TOTAL FOR GROUP:                        2                2                 3.6%

Group 3:
The Landings at Cypress Meadow                   1                1                 0.8%
Woodhaven Terrace Apartments                     1                1                 0.7%
Aspen Highlands                                  1                1                 0.5%
Ramapo Centre                                    1                1                 0.2%
         TOTAL FOR GROUP:                        4                3                 2.3%

Group 4:
Ralph's - La Brea                                1                1                 1.0%
Union Centre Pavilion                            1                1                 0.9%
New Lebanon Plaza                                1                1                 0.3%
         TOTAL FOR GROUP:                        3                2                 2.2%

Group 5:
ezStorage - Liberty Crossing                     1                1                 0.6%
ezStorage - Gleneagles                           1                1                 0.4%
ezStorage - Berger Road                          1                1                 0.3%
ezStorage - Dundalk                              1                1                 0.3%
ezStorage - Rosedale                             1                1                 0.2%
ezStorage - Highlandtown                         1                1                 0.2%
         TOTAL FOR GROUP:                        6                1                 2.0%

Group 6:
2901 Butterfield Road                            1                1                 0.7%
2905 & 2907 Butterfield Road                     1                1                 0.6%
Plaza at Riverlakes                              1                1                 0.5%
         TOTAL FOR GROUP:                        3                2                 1.8%

Group 7:
Midway Courtyard by Marriott                     1                1                 0.8%
Midway Fairfield Inn by Marriott                 1                1                 0.3%
         TOTAL FOR GROUP:                        2                1                 1.1%

Group 8:
Glendale Plaza                                   1                1                 0.7%
Christiana Office Building                       1                1                 0.3%
         TOTAL FOR GROUP:                        2                1                 1.0%

Group 9:
Lamplighter MHC                                  1                1                 0.5%
Crestline MHC                                    1                1                 0.4%
         TOTAL FOR GROUP:                        2                1                 1.0%


                                      S-98

     Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for eight (8) mortgage loans, representing 7.6% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month, two (2) pooled mortgage loans, representing 3.5% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the third day of each month and one (1) pooled mortgage loan, representing 0.4% of the initial mortgage pool balance, which provides for scheduled payments of principal and interest to be due on the fourth day of each month. All of the pooled mortgage loans with scheduled due dates on the first day of the month either do not provide for a grace period or provide for a grace period of not more than five (5) days (or, in one case, representing 0.5% of the initial mortgage pool balance, not more than six (6) days, or, in another case, representing 0.3% of the initial mortgage pool balance, not more than fifteen
(15) days). All of the pooled mortgage loans with scheduled due dates on the third, fourth or fifth day of the month, as applicable, do not provide for a grace period, except that one (1) pooled mortgage loan, representing 0.7% of the initial mortgage pool balance, has a scheduled due date on the fifth day of the month and a grace period of five (5) days. For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

     Amortization Characteristics.

     One-hundred and eighty-eight (188) of the mortgage loans, representing
99.5% of the initial mortgage pool balance, are balloon loans that, in each case, provides for:

     o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

     o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5%
          or more of the original mortgage loan amount.

     Forty-five (45) of the balloon mortgage loans referred to in the preceding paragraph, representing 45.1% of the initial mortgage pool balance, provide for initial interest-only periods that expire 12 to 60 months following their respective origination dates; and nine (9) of the balloon mortgage loans referred to in the preceding paragraph, representing 6.4% of the initial mortgage pool balance, provide for no amortization and for payments of interest only for their entire term to maturity. See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Highland Park and Prospect Square, which are balloon loans with nonstandard amortization schedules.

     Twenty-one (21) of the pooled mortgage loans referred to in the second preceding paragraph, representing 24.2% of the initial mortgage pool balance, are "ARD" or "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. Eight (8)
of the ARD loans,

                                      S-99

representing 18.2% of the initial mortgage pool balance, provide for initial interest-only periods that expire 24 to 36 months following their respective origination dates. The ARD loans include two (2) of the ten largest pooled mortgage loans, including the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as One
MetroTech Center and Northwood Centre, which provide for some amortization prior to the related anticipated repayment date. One of the ARD loans, representing
0.6% of the initial mortgage pool balance, requires payments of interest only for its entire term to ARD. All of the pooled mortgage loans described in this paragraph are included in the pooled mortgage loans described in the two preceding paragraphs. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

     o    The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to (i) in the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as One
          MetroTech Center, Northwood Centre, Ralph's - La Brea and FedEx
          Burlington, 2.0% plus the initial mortgage interest rate, (ii) in the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Valley Park
          Shopping Center, Shopko and Kohls Department Store, 5% plus the initial mortgage interest rate and (iii) in all other cases, the sum of 2% or 2.5% and the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities. The additional interest will--

          1.   be deferred,

          2.   in some cases, be compounded,

          3.   be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

          4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

     o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

     Five (5) of the pooled mortgage loans, representing 0.5% of the initial mortgage pool balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated
maturities.

     Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans, including the Lock Up
Storage Centers Portfolio Pooled Mortgage Loan and the JL Holdings Portfolio
Pooled Mortgage Loan, representing 3.2% and 0.8%, respectively, of the initial mortgage pool balance, that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

     On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

     Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

     o    One-hundred and forty-two (142) of the pooled mortgage loans, representing 81.4% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the series 2005-PWR8 certificates)
          to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

                                     S-100

     o    Twenty-four (24) of the pooled mortgage loans, representing 11.2% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out Period provide for a Prepayment Premium or a Yield Maintenance Charge
          calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    Twenty-five (25) of the pooled mortgage loans, representing 3.7% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out
          Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series 2005-PWR8 certificates, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    One (1) pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the Lock Up
          Storage Centers Portfolio and representing 3.2% of the initial mortgage pool balance permits prepayments (A) in whole at any time on and after June 5, 2007, or (B) in part (i) no earlier than the
          12-month anniversary of the origination date in connection with a property substitution and corresponding property release or (ii) no earlier than the 24-month anniversary of the origination date in connection with a property release, in each case with the payment of an amount equal to the greater of (i) the product of 1% of the amount prepaid multiplied by the quotient of (A) the number of full months remaining until the maturity date of the Lock Up Storage Centers
          Portfolio Pooled Mortgage Loan divided by (B) 120 and (ii) a yield maintenance formula.

     o    One (1) of the pooled mortgage loans, representing 0.6% of the initial mortgage pool balance, permits prepayment in whole (but not in part)
          at any time with the payment of a Prepayment Premium or a Yield
          Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to ten (10) payments prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

     In addition, some loans permit partial prepayments despite Lock-out Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" above, "--Other Releases"
below and Appendix C.

     In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

     Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

     Other Releases. As described above under "--Cross-Collateralized Mortgage
Loans and Multi-Property Mortgage Loans (and Related Collateral Substitution,
Partial Release or Partial Defeasance Provisions); Mortgage Loans with

                                     S-101

Affiliated Borrowers" and in Appendix C, some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan or group of cross-collateralized mortgage loans, a partial defeasance or a substitution of all or some of the mortgaged properties (in each case, subject to the satisfaction of various conditions).

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as HMS Healthcare
Building, representing 0.5% of the initial mortgage pool balance, the borrower is permitted to substitute the mortgaged property securing the pooled mortgage loan with a replacement property at any time once during the loan term, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (a) the value of the replacement property as determined by an appraisal must be at least equal to the value of the mortgaged property on the origination date, (b) at the time of substitution, the debt service coverage ratio and the loan-to-value ratio with respect to the replacement property (calculated as set forth in the related mortgage loan documents) must meet the requirements specified in the related mortgage loan documents, (c) the net operating income (calculated as set forth in the related mortgage loan documents) for the replacement property must not show a downward trend over the three (3) years immediately prior to the date of substitution,
(d) any replacement property must be used as office, retail, industrial/light manufacturing or warehouse/distribution, and must be of like quality to the building being substituted, be in a location having similar or greater attributes in terms of submarket strength, population and accessibility as the property being substituted and be in a submarket that is substantially the same size as that of the property being substituted, and (e) the lender receives confirmation from the rating agencies that such substitution will not result in the downgrade, qualification or withdrawal of the ratings of any of the series
2005-PWR8 certificates.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Robbins Business Park and representing 1.2% of the initial mortgage pool balance, the loan documents provide for the release of up to 3 acres and a 7,445 square foot building, provided certain conditions set forth in the loan documents are met, including, after giving effect to the release, a loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 78.5% and a minimum net operating income (calculated as set forth in the related loan documents) of
$2,078,851. The borrower is not permitted or required to make a partial prepayment in connection with the release.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Palm Court Pavilion and representing 0.5% of the initial mortgage pool balance, the loan documents provide for the release of a bank-occupied outparcel, provided certain requirements set forth in the loan documents are met, including a partial prepayment of the loan in the amount of $1,500,000 (which is permitted at any time notwithstanding any otherwise applicable lockout period but requires payment of prepayment consideration).

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Gateway Plaza, representing 1.0% of the initial mortgage pool balance, the related mortgage loan documents provide for the release at any time after May 20, 2009 of two separate parcels in connection with the sale of each such parcel to a third party, subject to the satisfaction of certain conditions, including the following: (a) a partial prepayment in the amount of 125% of the allocated loan amount for the parcel (the allocated loan amount for one parcel is $1,140,475 and for the other parcel is $711,725); and (b) after giving effect to the release, the debt service coverage ratio (calculated as set forth in the related mortgage loan documents) must be at least 1.40x and the loan-to-value ratio
(calculated as set forth in the related mortgage loan documents) must be not greater than 77.5%. In connection with such release, the amortization schedule of such pooled mortgage loan will be recast and consequently, the monthly debt service payments will be adjusted.

     Furthermore, certain pooled mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash
Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

                                     S-102

     Non-Recourse Obligations.

     The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Moody's and Fitch to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR8 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

     The applicable master servicer or the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2005-PWR8 pooling and servicing agreement.

     Encumbered Interests.

     In the case of three-hundred and eleven (311) of the mortgaged properties, representing security for 89.6% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a fee interest
(and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage).
In the case of ten (10) of the mortgaged properties, representing security for
10.4% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the properties that secure two of the ten largest pooled mortgage loans. In the case of three (3) of the mortgaged properties, representing security for less than 0.1% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the property and a leasehold interest in another portion of the property. See "Summaries of the Ten Largest Mortgage Loans--One
MetroTech Center" on Appendix C in this prospectus supplement. See "Risk
Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject Your
Investment to a Risk of Loss Upon a Lease Default" in this prospectus supplement.

                                     S-103

     Pari Passu, Subordinate and Other Financing.

     SPLIT LOAN STRUCTURES

     Lock Up Storage Centers Portfolio

     The Lock Up Storage Centers Portfolio Pooled Mortgage Loan and the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the Lock Up Storage
Centers Portfolio Mortgaged Properties. The Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2005-PWR8 pooling and servicing agreement. The Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Loan has the same maturity date as the Lock Up Storage Centers Portfolio Pooled Mortgage Loan and a fixed interest rate of 5.86% per annum.

     Pursuant to an intercreditor agreement, the holder of the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Loan has the right to direct the applicable master servicer and the Lock Up Storage Centers Portfolio special servicer with respect to various servicing matters (including substitution or release of any of the Lock Up Storage Centers Portfolio Mortgaged Properties to
the extent permitted by the related mortgage loan documents) affecting the Lock
Up Storage Centers Portfolio Loan Group as described under "Servicing of the
Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement-- Lock
Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder." In addition, the holder of the Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan
has the right (i) to replace the Lock Up Storage Centers Portfolio special servicer with or without cause unless a Lock Up Storage Centers Portfolio Change of Control Event has occurred and (ii) whether or not a Lock Up Storage Centers
Portfolio Change of Control Event has occurred, (a) to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period and (b) to purchase the Lock Up Storage
Centers Portfolio Pooled Mortgage Loan (in whole but not in part) if an event of default under the Lock Up Storage Centers Portfolio Loan Group has occurred and the Lock Up Storage Centers Portfolio Loan Group becomes specially serviced or if the trust is being terminated. See "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement--Replacement of the Special
Servicers" and "--Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder."

     For so long as there exists and is continuing with respect to the Lock Up
Storage Centers Portfolio Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes the Lock Up Storage Centers Portfolio
Pooled Mortgage Loan and the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Loan to become specially serviced mortgage loans, the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer, the trustee or the fiscal agent, including without limitation advances made in connection with the Lock Up Storage Centers
Portfolio Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the Lock Up
Storage Centers Portfolio Pooled Mortgage Loan prior to paying interest or principal to the holder of the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Loan.

     JL Holdings Portfolio

     The JL Holdings Portfolio Pooled Mortgage Loan, JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan and JL Holdings Portfolio Non-Pooled
Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the JL Holdings Portfolio Mortgaged Properties. The
original balance, interest rate and maturity date of the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan are identical to that of the JL Holdings
Portfolio Pooled Mortgage Loan. The JL Holdings Portfolio Non-Pooled Subordinate
Loan has an original principal balance of $29,800,000, an interest rate of 8.67%
and an original term of 10 years, and is cross-defaulted with the JL Holdings
Portfolio Pooled Mortgage Loan and JL Holdings Portfolio Non-Pooled Pari Passu
Companion Loan. The JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan
and the JL Holdings Portfolio Non-Pooled Subordinate Loan are not assets of the trust but will be serviced and administered pursuant to the 2005-PWR8 pooling and servicing agreement.

     Pursuant to the terms of an intercreditor agreement, the holder of the JL
Holdings Portfolio Non Pooled Subordinate Loan has the right to grant or withhold consent to various servicing matters affecting the JL Holdings
Portfolio Loan Group

                                     S-104

as described under "Servicing of the Mortgage Loans Under the Series 2005 PWR8
Pooling and Servicing Agreement-- JL Holdings Portfolio Non Pooled Subordinate
Noteholder". In addition, the holder of the JL Holdings Portfolio Non Pooled
Subordinate Loan has the right to purchase the JL Holdings Portfolio Pooled
Mortgage Loan and the JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan
(both in whole and not in part) if an event of default under the JL Holdings
Portfolio Loan Group has occurred and the JL Holdings Portfolio Loan Group becomes specially serviced or if the trust is being terminated. See "Servicing of the Mortgage Loans Under the Series 2005 PWR8 Pooling and Servicing
Agreement-- JL Holdings Portfolio Non-Pooled Subordinate Noteholder."

     For so long as there exists and is continuing with respect to the JL
Holdings Portfolio Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes the JL Holdings Portfolio Pooled
Mortgage Loan, JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan and
the JL Holdings Portfolio Non-Pooled Subordinate Loan to become specially serviced mortgage loans, the related Mortgage Loan Group Intercreditor Agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer, the trustee or the fiscal agent, including without limitation advances made in connection with the JL Holdings Portfolio Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full)
payable on the JL Holdings Portfolio Pooled Mortgage Loan and the JL Holdings
Portfolio Non-Pooled Pari Passu Companion Loan on a pari passu basis, each prior to paying interest or principal to the holder of the JL Holdings Portfolio
Non-Pooled Subordinate Loan.

     PCF Mortgage Loan Groups

     The Pooled Mortgage Loan included in each PCF Mortgage Loan Group and the related Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the related mortgaged property. None of those Non-Pooled Subordinate Loans will be assets of the trust, but each of those Non-Pooled Subordinate Loans will be serviced pursuant to the series
2005-PWR8 pooling and servicing agreement. Each of those Non-Pooled Subordinate
Loans has the same maturity date as the related pooled mortgage loan.

     Pursuant to the terms of the applicable Mortgage Loan Group Intercreditor
Agreement, the holder of each of the PCF Non-Pooled Subordinate Loans has the right to direct the applicable master servicer with respect to various servicing matters (including substitution or release of any of the related mortgaged properties) affecting the applicable Mortgage Loan Group as described under
"Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
Servicing Agreement-- PCF Non-Pooled Subordinate Noteholder." In addition, the holder of each of the PCF Non-Pooled Subordinate Loans has the right (i) to replace the special servicer for the applicable Mortgage Loan Group under the conditions described under "Servicing of the Mortgage Loans Under the Series
2005-PWR8 Pooling and Servicing Agreement--Replacements of the Special
Servicers" and (ii) whether or not a PCF Change of Control Event has occurred,
(a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the
PCF Pooled Mortgage Loan (in whole but not in part) if an event of default under the related Mortgage Loan Group has occurred and such Mortgage Loan Group becomes specially serviced. See "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement--Replacement of the Special
Servicers" and "--PCF Non-Pooled Subordinate Noteholders."

     If a monetary event of default (as to which the applicable Non-Pooled
Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing with respect to a pooled mortgage loan in a PCF Mortgage Loan Group, or a material non-monetary event of default (as to which the applicable
Non-Pooled Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing at a time when the related pooled mortgage loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest (other than
Default Interest) and principal and certain other amounts described in the related PCF Mortgage Loan Group Intercreditor Agreement (until such amounts have been paid in full) payable on the related pooled mortgage loan prior to paying interest or principal to the holder of the applicable Non-Pooled Subordinate
Loan. At all other times, amounts received and other collections with respect to the applicable Mortgage Loan Group will be applied to pay accrued and unpaid interest (other than Default Interest) and principal payable on the related pooled mortgage loan and Non-Pooled Subordinate Loan, as further described in the applicable Mortgage Loan Group Intercreditor Agreement.

                                     S-105

     Marquis Apartments

     The Marquis Apartments Mortgaged Property, which represents security for approximately 0.3% of the initial mortgage pool balance, also currently secures a mortgage loan that is not part of the mortgage pool.

     The Marquis Apartments Pooled Mortgage Loan and the Marquis Apartments
Non-Pooled Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering the Marquis Apartments Mortgaged
Property. The interest rate and maturity date of the Marquis Apartments
Non-Pooled Pari Passu Companion Loan are identical to those of the Marquis
Apartments Pooled Mortgage Loan. Payments from the borrower under the Marquis
Apartments Loan Group will be applied on a pari passu basis to the Marquis
Apartments Pooled Mortgage Loan and the Marquis Apartments Non-Pooled Pari Passu
Companion Loan. The Marquis Apartments Non-Pooled Pari Passu Companion Loan is
currently held in another commercial mortgage securitization (relating to the series 2005-PWR7 commercial mortgage pass-through certificates issued by a trust formed at the direction of the depositor).

     The intercreditor agreement between the holder of the Marquis Apartments
Pooled Mortgage Loan and the holder of the Marquis Apartments Non-Pooled Pari
Passu Companion Loan provides that for so long as either the Marquis Apartments
Pooled Mortgage Loan or the Marquis Apartments Non-Pooled Pari Passu Companion
Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the Marquis
Apartments Pooled Mortgage Loan and the Marquis Apartments Non-Pooled Pari Passu
Companion Loan consistent with the terms of the related intercreditor agreement and the series 2005-PWR7 pooling and servicing agreement. The holder of the
Marquis Apartments Pooled Mortgage Loan, or its representative, has the right to consult with the master servicer or the special servicer, as applicable, of the
2005-PWR7 securitization in respect of certain matters related to the Marquis
Apartments Loan Group and the Marquis Apartments Mortgaged Property. The holder of the Marquis Apartments Pooled Mortgage Loan or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the special servicer, which servicer is required to give the holder of the Marquis Apartments Pooled Mortgage Loan, or its
representative, prompt notice of any determination by the applicable master servicer or the special servicer to take any such action. However, neither the applicable master servicer nor the special servicer of the 2005-PWR7 securitization will be obligated to act upon the direction, advice or objection of the holder of the Marquis Apartments Pooled Mortgage Loan, or its
representative, in connection with any such proposed action.

     OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

     Existing

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as One MetroTech Center, representing 10.2% of the initial mortgage pool balance, the borrower has a debt of $8,000,000 under a subordinate mortgage loan also secured by the mortgaged property. The interest rate on the subordinate mortgage is fixed at 2.50% per annum up to and including September 14, 2006 and increases to 3.00% thereafter.
The subordinate mortgage loan matures on September 15, 2011. The City of New
York, the lender under the subordinate mortgage loan, and the pooled mortgage loan holder have entered into a subordination of mortgage and standstill agreement which provides, among other things, that (i) the subordinate mortgage is subordinate to the pooled mortgage loan and (ii) the subordinate mortgage lender will not commence any foreclosure proceedings against the mortgaged property until the earlier to occur of (a) the commencement of a foreclosure action under the pooled mortgage loan, (b) the acceptance by the pooled mortgage loan holder of a deed in lieu of the foreclosure under the pooled mortgage loan or (c) six months after the subordinate mortgage lender gives notice to the pooled mortgage loan holder of an event of default under the subordinate mortgage loan. A monthly escrow payment of 1/12 of $4,550,000 is required under the pooled mortgage loan documents to provide sufficient funds to pay the balance of the subordinate mortgage loan at maturity and to pay other amounts due to the City of New York under the ground lease. The subordinate mortgage loan will not be serviced or administered under the series 2005-PWR8 pooling and servicing agreement.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hechinger Mall, representing 1.2% of the initial mortgage pool balance, the equity owner of the borrower pledged its ownership interest in the borrower to secure a mezzanine loan in the original principal amount of $1,900,000. The mezzanine loan matures on April 1, 2015. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the

                                     S-106

mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates, (ii) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless either confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates or the mezzanine lender is an entity which meets certain financial and other tests under the intercreditor agreement, (iii) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan and (iv) the mezzanine lender has the right to purchase the related mortgage loan in whole under certain circumstances, including the acceleration of the pooled mortgage loan, the commencement of foreclosure or other realization on the Mortgaged Property or the transfer of the pooled mortgage loan to special servicing, for a price generally equal to the outstanding principal balance thereof, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Prospect Square, representing 0.6% of the initial mortgage pool balance, the equity owners of the borrower pledged their ownership interest in the borrower to secure a mezzanine loan in the original principal amount of $1,150,000. The mezzanine loan matures on September 1, 2014. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the mezzanine lender will not transfer any or all of its interest in the mezzanine loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates, (ii) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless either confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates or, among other things, the transferee of the mezzanine collateral is an entity which meets certain financial and other tests under the intercreditor agreement, (iii) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan and (iv) the mezzanine lender has the right to purchase the pooled mortgage loan in whole in the event that an event of default has occurred under the pooled mortgage loan or if the pooled mortgage loan is being serviced by a special servicer by reason of an imminent event of default, for a price generally equal to the outstanding principal balance thereof, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 17200 Royalton Road and representing 0.6% of the initial mortgage pool balance, the borrower has incurred unsecured debt from a bank in the original principal amount of
$1,500,000. The borrower's member has pledged its membership interest as collateral for the borrower's debt.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hilltop Inn & Suites, representing 0.5% of the initial mortgage pool balance, the respective equity owners of the members of the borrower pledged their ownership interest in the members of the borrower to secure a mezzanine loan to the non-managing member of the borrower in the original principal amount of $1,500,000. The mezzanine loan matures on June 1, 2010. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates, (ii) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless, among other things, either confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates or the transferee of the mezzanine collateral is an entity which meets certain financial and other tests under the intercreditor agreement, (iii) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan and (iv) the mezzanine lender has the right to purchase the related mortgage loan in whole under certain circumstances, including the acceleration of the pooled mortgage loan or the commencement of foreclosure or other realization on the mortgaged property, for a price generally equal to the outstanding principal balance thereof, together

                                     S-107

with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Tramonto Marketplace, representing 0.4% of the initial mortgage pool balance, the borrower's parent pledged its ownership interest in the borrower to secure a loan to the borrower in the original principal amount of $2,970,000, of which $200,000 in principal amount is currently outstanding. The other loan matures on the date that is six months after the maturity date of the related pooled mortgage loan. The lender under the other loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i)
the other lender will not transfer more than 49% of its interest in the other loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates, (ii) the other lender is not permitted to exercise any rights it may have under the other loan documents with respect to foreclosure or other realization on the collateral unless the other lender is an entity which meets certain financial and other tests under the intercreditor agreement and (iii) the other lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan.

     In the case of the pooled multi-property mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the Circle K Portfolio-Pod 4, the Circle K Portfolio-Pod 5 and the Circle K
Portfolio-Pod 11, representing 0.3%, 0.3% and 0.2%, respectively, of the initial mortgage pool balance, the common owner of the related borrowers has incurred mezzanine debt in the amount of $19,488,590 to certain affiliates that is secured by the owner's interest in those borrowers. An intercreditor agreement has been executed with the mezzanine lender that, among other things, restricts the assignment of the mezzanine loan without the lender's consent or delivery of confirmation from each rating agency that the transaction would not result in a downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates.

     Permitted In Future

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Seattle Design Center, which represents approximately 1.4% of the initial mortgage pool balance, permits the principals of the borrower to incur mezzanine financing secured by 100% of their equity interests in the borrower, at any time, provided that, among other conditions, (i) the original principal balance of the mortgage loan plus the principal amount of the mezzanine loan does not exceed 80% of the mortgaged property's market value, (ii) any such mezzanine debt must not accrue interest at a rate in excess of 14% per annum, (iii) the maturity date of the mezzanine debt must be acceptable to the mortgagee in its sole discretion, (iv) the mezzanine debt must be evidenced by terms, structure and documentation approved by the mortgagee in its sole discretion and (v) the mezzanine debt is not transferable without the prior consent of the mortgagee, to be granted or withheld in such mortgagee's sole discretion.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Robbins Business Park, representing 1.2% of the initial mortgage pool balance, the loan documents permit future mezzanine financing, provided the requirements set forth in the loan documents are satisfied, which require that the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 80% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of not less than 1.10x. The loan documents also require an intercreditor agreement, and approval of the mezzanine lender and the mezzanine loan documents by the holder of the pooled mortgage loan.

     In the case of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the La Borgata at
Serrano, representing 0.8% of the initial mortgage pool balance, the owner of the related borrower is permitted to incur future mezzanine debt subject to certain conditions, including (i) the mezzanine debt shall not result in an aggregate loan to value ratio (calculated as set forth in the related loan documents) that is greater than 75% or an aggregate debt service coverage ratio
(calculated as set forth in the related loan documents) less than 1.10x; (ii)
the mezzanine lender must be acceptable to the senior lender and otherwise satisfy applicable rating agency guidelines; and (iii) the mezzanine debt documents must be acceptable to the senior lender and the mezzanine lender shall have executed an acceptable intercreditor agreement with the senior lender; and
(iv) delivery of confirmation from each rating agency that the

                                     S-108

transaction would not result in a downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR8 certificates.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 2901 Butterfield Road, representing 0.7% of the initial mortgage pool balance, the loan documents permit future mezzanine financing, provided the requirements set forth in the loan documents are satisfied, which require that the mezzanine financing and the pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 75% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of not less than 1.20x. The loan documents also require an intercreditor agreement, approval of the mezzanine lender and the mezzanine loan documents by the holder of the pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 2905 & 2907
Butterfield Road, representing 0.6% of the initial mortgage pool balance, the loan documents permit future mezzanine financing, provided the requirements set forth in the loan documents are satisfied, which require that the mezzanine financing and the pooled mortgage loan together have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than
75% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of not less than 1.20x. The loan documents also require an intercreditor agreement, approval of the mezzanine lender and the mezzanine loan documents by the holder of the pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Legends at
Champions Gate, representing 0.6% of the initial mortgage pool balance, the loan documents permit future mezzanine financing, provided the requirements set forth in the loan documents are satisfied, which require that the mezzanine financing and the pooled mortgage loan together have a combined loan-to-value ratio
(calculated as set forth in the related loan documents) of not more than 65% and a combined debt service coverage ratio (calculated as set forth in the related loan documents) of at least 1.35x. The loan documents also require an intercreditor agreement, approval of the mezzanine lender and the mezzanine loan documents by the holder of the pooled mortgage loan and provide that the right to mezzanine financing is personal to borrower.

     Under the terms of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Bel Aire
Plaza, representing 0.5% of the initial mortgage pool balance, the equity owners of the related borrower are permitted to incur mezzanine debt subject to satisfaction of certain conditions, including that (i) the structure of such mezzanine debt must be acceptable to the mortgagee, (iii) the debt service coverage ratio based on the combined annualized debt service of the related pooled mortgage loan and the mezzanine debt (calculated as set forth in the related mortgage) must not be less than 1.25x, (iv) the outstanding principal balance of the mortgage loan plus the principal amount of the mezzanine debt must not exceed 75% of the mortgaged property's fair market value as determined by an appraisal and (v) the mezzanine lender must enter into an intercreditor agreement with the mortgagee, in form and substance acceptable to the mortgagee.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as McCarthy Court, representing approximately 0.3% of the initial mortgage pool balance, permits the borrower to incur secondary financing secured by the mortgaged property, provided that the net operating income from the mortgaged property is not less than 1.2 times the combined debt service on both the pooled mortgage loan and the secondary financing and the combined loan-to-value ratio of the pooled mortgage loan and the secondary financing does not exceed 80%. The secondary financing must provide for a fixed rate of interest, must fully amortize on a straight line basis no later than the maturity date of the pooled mortgage loan and must be non-recourse to the borrower and its principals to the same extent as the pooled mortgage loan.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Poquoson Shopping Center, representing approximately 0.2% of the initial mortgage pool balance, permits the borrower to incur secondary financing secured by the mortgaged property for expansion purposes, provided that the net operating income from the mortgaged property is not less than 1.35 times the combined debt service on both the pooled mortgage loan and the secondary financing and the combined loan-to-value ratio of the pooled mortgage loan and the secondary financing does not exceed
75%. The secondary financing must provide for a fixed rate of interest and must be non-recourse to the borrower and its principals to the same extent as the pooled mortgage loan.

                                     S-109

     Additional Related Information

     In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

     See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

     The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

     OTHER ADDITIONAL FINANCING

     In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring such additional debt. Such additional debt may be secured by other property owned by the borrower. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as One MetroTech Center representing 10.2% of the initial mortgage pool balance, The loan documents permit pledges of interests in Forest City Rental Properties Corporation
("FCRP"), the indirect parent of the general partner of the borrower, in connection with corporate level financings. In addition, FCRP may create a new entity with a substantial net worth and pledge interests therein; provided that the borrower first obtains a confirmation of no downgrade from the rating agencies with respect to this loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1528 Walnut Street, representing 0.8% of the initial mortgage pool balance, the borrower has incurred unsecured debt from (i) an affiliate in the original principal amount of $1,500,000, maturing on January 22, 2012, and (ii) a third party in the original principal amount of $4,500,000, maturing on January 22, 2007. Each lender has entered into a subordination and standstill agreement with the mortgagee, pursuant to which it has agreed that such debt is subject and subordinate to the pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as SpringHill Suites
Warrenville, representing 0.4% of the initial mortgage pool balance, the related borrower is permitted to incur unsecured subordinate debt in an amount up to
$750,000 from its members, subject to certain conditions, including the delivery of a subordination agreement acceptable to the lender.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as West Chester Retail
Center, representing 0.3% of the initial mortgage pool balance, the related borrower is permitted to incur unsecured subordinate debt in an amount up to
$175,000 for any individual loan and $500,000 in the aggregate from its members, subject to certain conditions, including the delivery of a subordination agreement acceptable to the lender and an agreement not to modify the management or structure of the borrower or its managing member.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Marquis Apartments, representing 0.3% of the initial mortgage pool balance, the pledge by the limited partners of the related borrower, and by the sole shareholder of the general partners of the related borrower, of their interests in the borrower or the general partners of the borrower, as the case may be, to Citizens Bank of
Massachusetts as collateral for certain lines of credit used by Metropolitan
Properties of America, Inc. and its affiliates is permitted. As of the origination date of this pooled mortgage loan, the limited partners of the related borrower and the sole shareholder of one of

                                     S-110

the general partners of the related borrower had pledged their ownership interests in the borrower and in the general partner of the borrower and other entities owned by them to secure a line of credit with a maximum outstanding principal balance of approximately $4,000,000 with Citizens Bank of
Massachusetts. No intercreditor agreement was required in connection with this pledge.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Treaty Oaks Financial
Building, representing 0.2% of the initial mortgage pool balance, the borrower has incurred unsecured debt from one of its partners in the original principal amount of $150,000, maturing on April 1, 2015. Pursuant to the terms of a subordination and standstill agreement between the mortgagee and the related partner, such debt is subject and subordinate to the pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Stonebriar Village, representing 0.1% of the initial mortgage pool balance, the borrower has incurred unsecured debt from an affiliate in the original principal amount of
$732,898. Pursuant to the terms of a subordination agreement between the mortgagee and the creditor, such debt is subordinate to the pooled mortgage loan.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Waterman Plaza, representing 0.1% of the initial mortgage pool balance, the related borrower is permitted to incur unsecured subordinate debt from its members, subject to certain conditions, including the delivery of a subordination agreement acceptable to the lender.

     The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

     In addition, with respect to three (3) of the pooled mortgage loans, representing 1.2% of the initial mortgage pool balance, the borrower is not a single purpose entity and is not restricted from incurring unsecured indebtedness.

     We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

     Additional Collateral.

     One hundred fifty-one (151) of the pooled mortgage loans, representing
86.8% of the initial mortgage pool balance, have the benefit of additional collateral in the form of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to additional collateral.

     Cash Management Agreements/Lockboxes.

     Thirty-eight (38) of the pooled mortgage loans, representing 44.2% of the initial mortgage pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

                                     S-111

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

     o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Hazard Insurance.

     See "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling and Servicing Agreements--Hazard Insurance Policies"
in the accompanying prospectus for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

     Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the

                                     S-112

hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

     Tenant Matters.

     Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

     o    One-hundred and forty-five (145) of the mortgaged properties securing the pooled mortgage loans, securing 9.4% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

     o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

     o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

     o    Included in the mortgaged properties are three (3) medical office properties, identified on Appendix B to this prospectus supplement as
          Sunrise Medical Campus, Irmo Professional Center and Park Ridge
          Professional Center, which secure approximately 0.7%, 0.5% and 0.1%, respectively, of the initial mortgage pool balance and, with respect to the mortgaged properties identified on Appendix B to this prospectus supplement as Heritage Square, Northpointe Office Building and Christiana Office Building and which secure approximately 1.0%,
          0.7% and 0.3% of the initial mortgage pool balance, a portion of each property is utilized as a medical office. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from

                                     S-113

          private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals.

     In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented herein for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of twenty-one (21) mortgaged properties, representing security for
0.7% of the initial mortgage pool balance, for which the related appraisals
(except in one case, representing security for 0.1% of the initial mortgage pool balance) are no more than 18 months old as of the cut-off date. See "Risk
Factors--Appraisals May Inaccurately Reflect the Value of the Mortgaged
Properties" in this prospectus supplement.

     Environmental Assessments.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of thirty-two (32) mortgaged properties, representing security for 1.5% of the initial mortgage pool balance, for which the related environmental assessments (except in two cases, together representing security for 0.6% of the initial mortgage pool balance) are more than 18 months old as of the cut-off date. See "Risk Factors--Environmental Conditions of the Mortgaged Properties
May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing
the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced
Payments on Your Offered Certificates" in this prospectus supplement.

     Property Condition Assessments.

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of two (2)
mortgaged properties, together representing security for 0.6% of the initial mortgage pool balance, for which the related engineering reports are not

                                     S-114

more than 18 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

     Seismic Review Process.

     In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading
(or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance. In the case of one (1) mortgaged property identified on Appendix B to this prospectus supplement as Commonwealth Park, which secures approximately 0.1% of the initial mortgage pool balance, the mortgaged property has a PML of 24% and no earthquake insurance was required;
however, the Cut-off Date LTV Ratio is 21.3%.

     Zoning and Building Code Compliance.

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

     Environmental Insurance.

     Thirty-seven (37) mortgaged properties, securing 4.0% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy. In the case of the mortgaged properties securing the JL
Holdings Portfolio Pooled Mortgage Loan, representing 0.8% of the initial mortgage pool balance that group of properties is the subject of a standalone or individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series
2005-PWR8 certificates, will have been paid in full.

     In addition to the policies described in the preceding paragraph, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as ezStorage - Liberty Crossing, representing 0.6% of the initial mortgage pool balance, the related lender obtained an environmental insurance policy in the absence of any material environmental concerns at the related mortgaged property because an earlier
Phase I environmental site assessment had noted the presence of underground storage tanks that the environmental consultant inspecting the related mortgaged property in connection with such mortgage loan's origination was unable to locate.

     In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

                                     S-115

     o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

     o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

     o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

     The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

     The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$4,321,250. With respect to the individual secured creditor impaired policy obtained in connection with the JL Holdings Portfolio Mortgage Loan, the policy term does not extend beyond the related loan maturity date.

     There is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

     In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the applicable special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an
REO property.

     Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2005-PWR8 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the

                                     S-116

mortgage pool, see Appendix C to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     For purposes of the tables in Appendix A and for the information presented in Appendix B and Appendix C:

     (1)  References to "DSCR" are references to "Debt Service Coverage Ratios".
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Debt Service Coverage
          Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The debt service coverage ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the debt service payable under that pooled mortgage loan and, if that Mortgage
          Loan Group also includes one or more Non-Pooled Pari Passu Companion
          Loans, the debt service payable under those Non-Pooled Pari Passu
          Companion Loans, but in any case does not reflect the debt service payable on any related Non-Pooled Subordinate Loan.

          In connection with the calculation of DSCR, in determining
          Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent"
          periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net
          Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash
          Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
          borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged

                                     S-117

          property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2)  References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
          Term" are references to "Stated Remaining Term to Maturity or ARD".
          For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Cut-off Date
          Loan-to-Value Ratio", "LTV Ratio at Maturity" or "Stated Remaining
          Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, the indebtedness under those Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related
          Non-Pooled Subordinate Loan.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals".

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage
          Loan Group also includes one or more Non-Pooled Pari Passu Companion
          Loans, the indebtedness under those Non-Pooled Pari Passu Companion
          Loans, but in any case does not reflect the indebtedness under any related Non-Pooled Subordinate Loan.

     (4)  References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related pooled mortgage loans.

     (5)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

     (6)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

     The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

                                     S-118

     A Current Report on Form 8-K will be filed, together with the series
2005-PWR8 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. That current report on Form 8-K will be available to the holders of the offered certificates promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in that current report on Form 8-K.

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from
Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital Funding,
LLC, Principal Commercial Funding, LLC , Wells Fargo Bank, National Association
and Nationwide Life Insurance Company on the Issue Date. See the table titled
"Mortgage Loan Sellers" on Appendix A to this prospectus supplement.

     Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust fund. The principal offices of BSCMI are located at 383
Madison Avenue, New York, New York 10179.

     Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital
Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of
PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in
Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of
PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark,
New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of
PMCC). Prudential Asset Resources, Inc., an affiliate of PMCF and PMCC, is one of the master servicers under the series 2005-PWR8 pooling and servicing agreement and the special servicer for the Lock Up Storage Centers Portfolio
Loan Group.

     Principal Commercial Funding, LLC. PCF is a wholly owned subsidiary of
Principal Global Investors, LLC which is a wholly owned subsidiary of Principal
Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa
50392. PCF's phone number is (515) 248-3944.

     Wells Fargo Bank, National Association. A description of WFB is set forth under "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
Servicing Agreement--The Initial Master Servicers, the Initial Special Servicers
and the Initial Primary Servicers--Wells Fargo Bank, National Association" in
this prospectus supplement. WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust fund. WFB is also one of the master servicers and the certificate administrator under the series
2005-PWR8 pooling and servicing agreement.

     Nationwide Life Insurance Company. Nationwide Life Insurance Company
("Nationwide Life") is a leading provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide
Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $116 billion (unaudited) as of March 31, 2005.
Nationwide Financial's real estate investment department originated approximately $2.5 billion in commercial mortgage loans in 2004, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past four years and currently manages over $11.1 billion of mortgage loans for
Nationwide Life, its affiliates and third party participants. Nationwide
Financial's real estate investment department originated all of the pooled mortgage loans that Nationwide Life is selling to us for deposit into the trust fund and Nationwide Life is the primary servicer for the applicable master servicer of those pooled mortgage loans. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

                                     S-119

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

     On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases". Notwithstanding the
provisions described in that section, with respect to the Marquis Apartments
Pooled Mortgage Loan, the related mortgage loan documents and instruments of assignments have been or will be delivered to the trustee under the Non-Trust
Servicing Agreement other than the original mortgage note, which will be delivered to the series 2005-PWR8 trustee.

     With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2005-PWR8 pooling and servicing agreement.

     If--

     o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o    that omission or defect materially and adversely affects the interests of the series 2005-PWR8 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR8 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2005-PWR8 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2005-PWR8 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions"
below.

     The series 2005-PWR8 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

                                     S-120

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

     o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on
          Appendix B to this prospectus supplement, including--

          1.   the identification of the related mortgaged property,

          2.   the cut-off date principal balance of the mortgage loan,

          3.   the amount of the monthly debt service payment,

          4.   the mortgage interest rate, and

          5.   the maturity date and the original and remaining term to stated
               maturity (or, in the case of an ARD Loan, the anticipated
               repayment date and the original and remaining term to that date).

     o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

     o    Except as otherwise described under "--Certain Characteristics of the
          Mortgage Pool--Pari Passu, Subordinate and Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

     o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1.   Permitted Encumbrances, and

          2.   the discussion under "Certain Characteristics of the Mortgage
               Pool--Pari Passu, Subordinate and Other Financing" above.

                                     S-121

     o    The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

     o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

     o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where
          (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

     The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2005-PWR8 pooling and servicing agreement. If--

     o    there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

     o    that breach materially and adversely affects the interests of the series 2005-PWR8 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR8 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2005-PWR8 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

     o    cure the material breach or the material document defect in all material respects;

     o    repurchase the affected pooled mortgage loan at the applicable
          Purchase Price; or

     o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a
          qualification, downgrade or withdrawal of any rating assigned by
          Moody's and Fitch to the series 2005-PWR8 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

          1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

                                     S-122

          2.   is acceptable to the series 2005-PWR8 controlling class
               representative.

     If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o    the Purchase Price, exceeds

     o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2005-PWR8 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

     No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

     A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

     Expenses incurred by the applicable master servicer, the applicable special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

           SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2005-PWR8
                         POOLING AND SERVICING AGREEMENT

GENERAL

     The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the Marquis Apartments Pooled Mortgage
Loan) will be governed by the series 2005-PWR8 pooling and servicing agreement.
In this "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and
Servicing Agreement" section, we describe some of the provisions of the series
2005-PWR8 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned
"Description of the Pooling and Servicing Agreements", for additional important information regarding provisions of the series 2005-PWR8 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

     The Marquis Apartments Pooled Mortgage Loan, which is the
Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the Non-Trust Servicing Agreement. See "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage
Loan--Marquis Apartments" in this prospectus supplement. The Non-Trust Servicing
Agreement is similar, though not identical to, the series 2005-PWR8 pooling and servicing agreement.

     The master servicers and the special servicers will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property)
for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

                                     S-123

     In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2005-PWR8
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage
          Loan) as to which it is the applicable master servicer and no
          Servicing Transfer Event has occurred, and

     o    all worked-out mortgage loans (other than the Non-Trust-Serviced
          Pooled Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

     If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

     The applicable special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing
Transfer Event has occurred and is continuing. The applicable special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO Property related to the Non-Trust-Serviced Pooled
Mortgage Loan).

     The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the applicable special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances
(including, if applicable, with respect to the Non-Trust-Serviced Pooled
Mortgage Loan or any REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO
Properties (other than, except to the limited extent described herein, the
Non-Trust-Serviced Pooled Mortgage Loan or any REO Property related thereto) as to which it is the applicable master servicer.

     None of the master servicers or special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2005-PWR8 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

     In the case of the pooled mortgage loans sold by Principal Commercial
Funding, LLC and Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal
Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.
Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2005-PWR8 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2005-PWR8 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2005-PWR8 pooling and servicing agreement.

     For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the applicable special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage
Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the
Trust-Serviced Mortgage Loan Groups and any related REO Property are to be conducted for the benefit of the series 2005-PWR8 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

                                     S-124

     Although the Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2005-PWR8 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

     If the trustee is requested to take any loan-level action in its capacity as holder of the Non-Trust-Serviced Pooled Mortgage Loan under the related intercreditor agreement or the Non-Trust Servicing Agreement, or if the trustee receives actual notice of a default or event of default by any other party under the Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series 2005-PWR8 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series 2005-PWR8 pooling and servicing agreement. In some circumstances, the trustee will also be prohibited from giving any consent under the Non-Trust Servicing Agreement unless it receives written confirmation from each of Moody's and Fitch to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates. In addition, the trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of the
Non-Trust Servicing Agreement and/or the Marquis Apartments Intercreditor
Agreement, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the Non-Trust Servicing Agreement, unless the trustee receives the consent of the applicable series 2005-PWR8 master servicer and the series 2005-PWR8 controlling class representative and a written confirmation from each of Moody's and Fitch. Any such confirmation will be at the expense of the trust fund unless it is paid by another person.

     The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and each special servicer may resign or assign its obligations under the series 2005-PWR8 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS, THE INITIAL SPECIAL SERVICERS AND THE INITIAL
PRIMARY SERVICERS

     General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund as well as the related companion loans. Wells Fargo Bank, National
Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial Mortgage, Inc., Principal Commercial
Funding, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund as well as the related companion loans, except that Wells Fargo Bank,
National Association will conduct master servicing activities with respect to the Marquis Apartments Pooled Mortgage Loan in its capacity as initial master servicer under the Non-Trust Servicing Agreement and will play a limited role in the servicing of the Marquis Apartments Pooled Mortgage Loan in its capacity as master servicer under the series 2005-PWR8 pooling and servicing agreement.
ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans other than the Lock Up Storage Centers Portfolio Loan
Group, except that ARCap Servicing, Inc. will conduct special servicing activities with respect to the Marquis Apartments Pooled Mortgage Loan in its
capacity as initial special servicer under the Non-Trust Servicing Agreement and will play a limited role in the special servicing of the Marquis Apartments
Pooled Mortgage Loan in its capacity as special servicer under the series
2005-PWR8 pooling and servicing agreement. Prudential Asset Resources, Inc. will act as special servicer with respect to the Lock Up Storage Centers Portfolio
Loan Group. Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by PCF to us for deposit into the trust fund. Nationwide
Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund. The special servicer under the
Non-Trust Servicing Agreement is subject to removal or replacement pursuant to the terms of the Non-Trust Servicing Agreement.

     Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of March 31, 2005, PAR
was responsible for overseeing the servicing of approximately 6,310 commercial and multifamily loans, with an approximate total principal balance of $44.3 billion.

     Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is also the certificate administrator and tax administrator. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San

                                     S-125

Francisco, California 94105. As of March 31, 2005, WFB was responsible for servicing approximately 6,998 commercial and multifamily mortgage loans, totaling approximately $53.3 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.
Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     ARCap Servicing, Inc. ARCap, a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. ARCap CMBS Fund
II REIT, Inc., the entity that is anticipated to be the initial series 2005-PWR8 controlling class representative, is an affiliate of ARCap REIT, Inc. As of
March 31, 2005, ARCap was the named special servicer on 47 commercial mortgage-backed securities transactions encompassing 6,828 loans with a principal balance of $46.6 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     Principal Global Investors, LLC. Principal Global Investors, LLC, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. It is the parent company of PCF.

     Nationwide Life Insurance Company. A description of Nationwide Life is set forth under "Description of the Mortgage Pool--The Mortgage Loan
Sellers--Nationwide Life Insurance Company" in this prospectus supplement.

     The information set forth in this prospectus supplement concerning each of
PAR, WFB, ARCap, PCF and Nationwide Life as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

     The master servicing fee:

     o    will be earned with respect to each and every pooled mortgage loan
          (other than the Non-Trust-Serviced Pooled Mortgage Loan), including--

          1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

          2.   each such pooled mortgage loan, if any, as to which the
               corresponding mortgaged property has become an REO Property, and

          3.   each such pooled mortgage loan as to which defeasance has
               occurred; and

     o    in the case of each such pooled mortgage loan (other than any
          Non-Trust-Serviced Pooled Mortgage Loan), will--

          1.   be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360
               Basis, as applicable,

          2.   accrue at a master servicing fee rate, on a loan-by-loan basis,

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

          4.   be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

                                     S-126

     Each of Nationwide Life and Principal Global Investors, LLC will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

     With respect to the Non-Trust-Serviced Pooled Mortgage Loan, the party that serves as the master servicer under the Non-Trust Servicing Agreement will be entitled to similar fees. Those fees (which include any other administrative fees payable under the Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate specified in Appendix B to this prospectus supplement. Those fees payable under the applicable Non-Trust
Servicing Agreement accrue at a rate per annum equal to 0.03%.

     If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan, for which no servicing fees are payable under the series 2005-PWR8 pooling and servicing agreement) for which it is the applicable master servicer at a specified number of basis points (which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

     The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced
Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

     Prepayment Interest Shortfalls. The series 2005-PWR8 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2005-PWR8 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2005-PWR8 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

     Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the third, fourth or fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the

                                     S-127

applicable master servicer as additional master servicer compensation) and (c)
as already described under (and without duplication of the obligations described
in) "Prepayment Interest Shortfalls" above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series
2005-PWR8 pooling and servicing agreement unless it does not effect such cure)
by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date (net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment Interest Shortfalls"
above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment
(and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the third, fourth or fifth day of a month, as applicable, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available
Distribution Amount and the Principal Distribution Amount for that month;
otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special servicing fees, workout fees and liquidation fees earned with respect to the Lock Up Storage Centers Portfolio Pooled Mortgage Loan or any
related REO Property will be payable to the Lock Up Storage Centers Portfolio special servicer, and any such fees earned with respect to any other mortgage loan or REO Property in the trust fund will be payable to the general special servicer.

                                     S-128

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan serviced by the applicable special servicer (other than, if applicable, the
               Non-Trust-Serviced Pooled Mortgage Loan), if any, and

          2.   each mortgage loan serviced by the applicable special servicer
               (other than, if applicable, the Non-Trust-Serviced Pooled
               Mortgage Loan), if any, as to which the corresponding mortgaged property has become an REO Property;

     o    in the case of each mortgage loan described in the foregoing bullet, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

     Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by such special servicer (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loan). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and
Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.
Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate
Loan and/or the related Non-Pooled Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

     The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

     If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

                                     S-129

     Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2005-PWR8 certificateholders.

     Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan
(other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest, late payment charges and/or Post-ARD Additional Interest.

     In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the general special servicer or 2005-PWR8 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

     Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-PWR8 certificateholders.

     Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicers as additional compensation in accordance with the series 2005-PWR8 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
          2005-PWR8 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

     o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

     o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

     Each of the master servicers and each of the special servicers will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. Each master servicer and the special servicer --

     o    will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

                                     S-130

     No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicers, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2005-PWR8 pooling and servicing agreement. The master servicers, the special servicers, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-PWR8 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or a special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2005-PWR8 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     Notwithstanding any provision of the series 2005-PWR8 pooling and servicing agreement described herein to the contrary, the applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, provided that--

     o    the applicable special servicer must make (unless it determines such advance would not be recoverable) any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance,
          and

     o    the applicable special servicer may not make requests for servicing advances more frequently than once per calendar month.

     If a master servicer is required under the series 2005-PWR8 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

     o    if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO
Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement.
The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance.

                                     S-131

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2005-PWR8 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR8 certificates on that distribution date.

     Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

     In general, none of the master servicers, the special servicers, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Non-Trust-Serviced Pooled Mortgage Loan under the series
2005-PWR8 pooling and servicing agreement. Those advances will be made by the applicable master servicer, applicable special servicer and/or another party under the Non-Trust Servicing Agreement.

     The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-PWR8 certificateholders (or, if a Trust-Serviced Mortgage Loan Group is involved, the best interest of the series 2005-PWR8 certificateholders and the related
Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the

                                     S-132

servicing expense relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any
REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

     The master servicers, the special servicers, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a
Non-Pooled Subordinate Loan, out of collections on the related Non-Pooled
Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances,
Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     If any servicing advances are made with respect to the Non-Trust-Serviced
Pooled Mortgage Loan under the Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate specified above.

THE SERIES 2005-PWR8 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2005-PWR8 certificateholders will be the holders of the most subordinate class of series 2005-PWR8 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2005-PWR8 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-PWR8 certificateholders will be the holders of the most subordinate class of series
2005-PWR8 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2005-PWR8 controlling class, the class A-1, A-2, A-3, A-AB and A-4 certificates will represent a single class.

     Appointment of Controlling Class Representative. The holders of series
2005-PWR8 certificates representing more than 50% of the total principal balance of the series 2005-PWR8 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2005-PWR8 controlling class representative. The series 2005-PWR8 controlling class representative may resign at any time. ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the general special servicer, is expected to be the initial series 2005-PWR8 controlling class representative.

     Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable special servicer must, in general, deliver to the series 2005-PWR8 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

     o    a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

     o    a discussion of the general legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2005-PWR8 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

                                     S-133

     o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

     o    a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan;

     o    the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

     o    such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

     The applicable special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the applicable special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The applicable special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2005-PWR8 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the applicable special servicer determines in accordance with the Servicing Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, in the best interests of all the series 2005-PWR8 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole.

     The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2005-PWR8 controlling class representative may reject the report if--

     o    the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2005-PWR8 certificateholders or (if a
          Trust-Serviced Mortgage Loan Group is involved) the related
          Trust-Serviced Non-Pooled Noteholder, and

     o    it has made a reasonable effort to contact the series 2005-PWR8 controlling class representative.

     The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing
Standard.

     In addition, the applicable special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series
2005-PWR8 controlling class representative and the series 2005-PWR8 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the applicable special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action):

     o    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

     o    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced mortgage loan or (b) any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD
          Additional Interest, has an unpaid principal balance of $2,500,000 or more;

                                     S-134

     o    any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

     o    any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y) the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by) the series 2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative);

     o    any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative);

     o    any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than
          $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object
          by) the series 2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative);

     o    any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another
          Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR8 controlling class representative will not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative); or

     o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR8 controlling class representative will

                                     S-135

          not constitute a condition to the taking of or consent to such action by the applicable special servicer but the applicable special servicer must deliver notice of such action to the series 2005-PWR8 controlling class representative).

     However, the applicable special servicer may take any of the actions described above without waiting for the response of the series 2005-PWR8 controlling class representative if the applicable special servicer determines that immediate action is necessary to protect the interests of the series
2005-PWR8 certificateholders and, if affected thereby, a Trust-Serviced
Non-Pooled Noteholder, as a collective whole.

     Furthermore, the series 2005-PWR8 controlling class representative may, in general, direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) or as to which provision is otherwise made in the series
2005-PWR8 pooling and servicing agreement.

     The series 2005-PWR8 controlling class representative will not have the rights otherwise described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loan. The "controlling class" of securityholders in connection with the 2005-PWR7 commercial securitization or their designee or representative will generally have substantially similar rights under the Non-Trust Servicing Agreement with respect to the Non-Trust-Serviced Pooled Mortgage Loan as the series 2005-PWR8 controlling class representative has under the series 2005-PWR8 pooling and servicing agreement with respect to pooled mortgage loans other than the
Non-Trust-Serviced Pooled Mortgage Loan. However, the series 2005-PWR8 controlling class representative will be entitled to exercise any consultation rights granted under the applicable intercreditor agreement for the
Non-Trust-Serviced Pooled Mortgage Loan in connection with special servicing actions proposed to be taken by the applicable special servicer under the
Non-Trust Servicing Agreement.

     The series 2005-PWR8 controlling class representative will not have the rights otherwise described above with respect to the Lock Up Storage Centers
Portfolio Loan Group unless a Lock Up Storage Centers Portfolio Change of
Control Event exists and will not, regardless of whether a Lock Up Storage
Centers Portfolio Change of Control Event exists, at any time have the right to direct certain decisions regarding property releases or property substitutions of the related mortgaged properties. See "--Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Noteholder" below.

     The series 2005-PWR8 controlling class representative will not have the rights otherwise described above with respect to any PCF Mortgage Loan Group unless a related PCF Change of Control Event exists with respect to such
Mortgage Loan Group. See "--PCF Non-Pooled Subordinate Noteholders" below.

     The rights and duties of the general special servicer and the series
2005-PWR8 controlling class representative described above with respect to the
JL Holdings Portfolio Loan Group will be subject to the right of the JL Holding
Portfolio Non-Pooled Subordinate Noteholder to consent to certain proposed material actions or purchase the JL Portfolio Pooled Mortgage Loan, which rights will be exercisable for a period of up to 45 days following such holder's receipt of notice of a material default. See "--JL Holdings Portfolio Non-Pooled
Subordinate Noteholder" below.

     Notwithstanding the provisions described above, the series 2005-PWR8 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

     o    require or cause the applicable special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2005-PWR8 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund;

     o    expose the trust, the parties to the series 2005-PWR8 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

                                     S-136

     o    materially expand the scope of a master servicer's or the applicable special servicer's responsibilities under the series 2005-PWR8 pooling and servicing agreement.

     Also notwithstanding the foregoing, the Lock Up Storage Centers Portfolio special servicer will not be obligated to obtain the approval of or accept direction from the series 2005-PWR8 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the Lock Up Storage Centers Portfolio Loan Group, or to even prepare any asset status report with respect to the Lock Up Storage Centers Portfolio Loan
Group, or otherwise obtain approval of or accept direction from the series
2005-PWR8 controlling class representative with respect to any servicing action involving the Lock Up Storage Centers Portfolio Loan Group, unless a Lock Up
Storage Centers Portfolio Change of Control Event has occurred and is continuing. Instead, the Lock Up Storage Centers Portfolio special servicer will be required to obtain the approval of or accept direction from the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Noteholder, unless a Lock Up
Storage Centers Portfolio Change of Control Event has occurred and is continuing. However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2005-PWR8 controlling class representative containing information similar to that found in an asset status report for the series 2005-PWR8 controlling class representative with respect to the Lock Up Storage Centers Portfolio Loan Group if those loans become specially serviced.

     Also notwithstanding the foregoing, the applicable special servicer will not be obligated to obtain the approval of or accept direction from the series
2005-PWR8 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the Park Place Loan
Group, The Landings at Cypress Gardens Loan Group, the Aspen Highlands Loan
Group or the Ramapo Centre Loan Group, or to even prepare any asset status report with respect to that Trust-Serviced Mortgage Loan Group, or otherwise obtain approval of or accept direction from the series 2005-PWR8 controlling class representative with respect to any servicing action involving that
Trust-Serviced Mortgage Loan Group, unless a PCF Change of Control Event has occurred and is continuing. Instead, the applicable special servicer will be required to obtain the approval of or accept direction from the related
Non-Pooled Subordinate Noteholder, unless a PCF Change of Control Event has occurred and is continuing. However, solely for informational purposes, the applicable special servicer will prepare a report for the series 2005-PWR8 controlling class representative containing information similar to that found in an asset status report for the series 2005-PWR8 controlling class representative with respect to the related Trust-Serviced Mortgage Loan Group if those loans become specially serviced.

     When reviewing the rest of this "Servicing Under the Series 2005-PWR8
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2005-PWR8 controlling class representative discussed above could have on the actions of the applicable special servicer.

     Liability to Borrowers. In general, any and all expenses of the series
2005-PWR8 controlling class representative are to be borne by the holders of the series 2005-PWR8 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2005-PWR8 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the applicable special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the applicable special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

     Liability to the Trust Fund and Certificateholders. The series 2005-PWR8 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2005-PWR8 certificates, may act solely in the interests of the holders of the controlling class of series 2005-PWR8 certificates, does not have any duty to the holders of any class of series 2005-PWR8 certificates other than the controlling class of series 2005-PWR8 certificates and may take actions that favor the interests of the holders of the controlling class of series 2005-PWR8 certificates over those of other classes of series 2005-PWR8 certificates. It will have no liability to any other series 2005-PWR8 certificateholders for having acted as described above and those other series 2005-PWR8 certificateholders may not take any action against it for having acted as described above.

                                     S-137

THE LOCK UP STORAGE CENTERS PORTFOLIO NON-POOLED SUBORDINATE NOTEHOLDER

     Except under the circumstances described below in this "The Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder" section, the applicable master servicer and the Lock Up Storage Centers Portfolio special servicer will be required to obtain the prior written consent of the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Noteholder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

     o    any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of any Lock
          Up Storage Centers Portfolio Mortgaged Property and the other collateral securing the Lock Up Storage Centers Portfolio Loan Group if it comes into and continues in default or other enforcement action under the loan documents;

     o    any proposed modification, amendment or waiver of a monetary term
          (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the Lock Up Storage
          Centers Portfolio Loan Group;

     o    any proposed successor property manager with respect to, or any material alteration of, any of the Lock Up Storage Centers Portfolio
          Mortgaged Properties;

     o    any waiver of the requirements under the Lock Up Storage Centers
          Portfolio Loan Group with respect to property insurers or the manner in which payments or other collections on the Lock Up Storage Centers
          Portfolio Loan Group are held and/or invested;

     o    any proposed sale of any of the Lock Up Storage Centers Portfolio
          Mortgaged Properties or transfer of an interest in the related borrower or any of the Lock Up Storage Centers Portfolio Mortgaged
          Properties;

     o    any acceptance of a discounted payoff of the Lock Up Storage Centers
          Portfolio Loan Group;

     o    any determination to bring any Lock Up Storage Centers Portfolio
          Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at any Lock Up
          Storage Centers Portfolio Mortgaged Property;

     o    any material release of collateral for the Lock Up Storage Centers
          Portfolio Loan Group (other than in accordance with the terms of, or upon satisfaction of, the Lock Up Storage Centers Portfolio Loan
          Group) or any release of the related borrower or any guarantor;

     o    any acceptance of substitute or additional collateral for the Lock Up
          Storage Centers Portfolio Loan Group (other than in accordance with the terms of the Lock Up Storage Centers Portfolio Loan Group);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the Lock Up Storage Centers Portfolio
          Loan Group;

     o    the appointment or removal of any sub-servicer for the Lock Up Storage
          Centers Portfolio Loan Group (other than in connection with the trustee becoming the successor master servicer or special servicer pursuant to the terms of the series 2005-PWR8 pooling and servicing agreement);

     o    any renewal or replacement of the then existing insurance policies with respect to the Lock Up Storage Centers Portfolio Loan Group to
          the extent that such renewal or replacement policy does not comply with the

                                     S-138

          terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the mortgagee's approval is required under the loan documents;

     o    the approval of a material capital expenditure, if the mortgagee's approval is required under the loan documents;

     o    the approval of additional indebtedness secured by any Lock Up Storage
          Centers Portfolio Mortgaged Property, if the mortgagee's approval is required under the loan documents; and

     o    any adoption or approval of a plan in bankruptcy of the related borrower;

provided, that in the event that the applicable master servicer or the Lock Up
Storage Centers Portfolio special servicer determines in accordance with the
Servicing Standard that immediate action is necessary to protect the interests of the Certificateholders and the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder (as a collective whole), the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer may take any such action without waiting for the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder's response. In addition, the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer will not be obligated to seek approval from the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder for any actions to be taken by it if: (i) the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer, as applicable, notified the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder in writing of various actions that the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer, as applicable, proposes to take with respect to the workout or liquidation of the
Lock Up Storage Centers Portfolio Loan Group; and (ii) for 60 days following the first such notice, the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or the Lock
Up Storage Centers Portfolio special servicer considers to be consistent with the Servicing Standard.

     If and for so long as any Lock Up Storage Centers Portfolio Change of
Control Event exists, then the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder will not have the rights and powers described above in this "--Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder"
section, and neither the applicable master servicer nor the Lock Up Storage
Centers Portfolio special servicer will be required to consult with or seek the consent of the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder with respect to any of the matters contemplated above. Instead, the series 2005-PWR8 controlling class representative will have such rights and the applicable master servicer or the Lock Up Storage Centers Portfolio special servicer will be required to consult with or seek the consent of the series
2005-PWR8 controlling class representative with respect to any of the matters contemplated above. Notwithstanding the foregoing, whether or not a Lock Up
Storage Centers Portfolio Change of Control Event exists, the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder will be entitled to make decisions and direct the applicable master servicer and applicable special servicer regarding property releases and property substitutions with respect to the related mortgaged properties.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder
or the series 2005-PWR8 controlling class representative, as contemplated by the second preceding paragraph, may, and the applicable master servicer and the Lock
Up Storage Centers Portfolio special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

     o    require or cause the applicable master servicer or the Lock Up Storage
          Centers Portfolio special servicer to violate applicable law, the terms of the Lock Up Storage Centers Portfolio Loan Group or the
          related pooled mortgage loan intercreditor agreement or any other provision of the series 2005-PWR8 pooling and servicing agreement, including that party's obligation to act in accordance with the
          Servicing Standard;

     o    result in an adverse tax consequence for the trust fund; or

     o    expand the scope of the applicable master servicer's or the Lock Up
          Storage Centers Portfolio special servicer's responsibilities under the series 2005-PWR8 pooling and servicing agreement.

                                     S-139

     In addition, unless a Lock Up Storage Centers Portfolio Change of Control
Event exists, the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder may communicate with, respond to requests from, and deliver any proposals to, the related borrower with respect to the items set forth above in respect of the Lock Up Storage Centers Portfolio Loan Group, the Lock Up Storage
Centers Portfolio Mortgaged Properties and the related borrower, and may forward copies of such communications or proposals to the holder of the Lock Up Storage
Centers Portfolio Pooled Mortgage Loan. The applicable master servicer or the
Lock Up Storage Centers Portfolio special servicer, as the case may be, will be required to follow the recommendations of the Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Noteholder with respect to such items set forth in the immediately preceding sentence, unless such master servicer or special servicer, as the case may be, determines that following such recommendations would violate the Servicing Standard.

     Unless a Lock Up Storage Centers Portfolio Change of Control Event exists:

     o    the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
          Noteholder will have the sole right to appoint and remove the Lock Up
          Storage Centers Portfolio special servicer, with or without cause;
          provided that the special servicer appointed by the Lock Up Storage
          Centers Portfolio Non-Pooled Subordinate Noteholder satisfies the eligibility requirements of the Lock Up Storage Centers Portfolio special servicer set forth in the series 2005-PWR8 pooling and servicing agreement;

     o    neither the applicable master servicer nor the Lock Up Storage Centers
          Portfolio special servicer may enter into any sub-servicing agreement with respect to the Lock Up Storage Centers Portfolio Loan Group without the consent of the Lock Up Storage Centers Portfolio
          Non-Pooled Subordinate Noteholder;

     o    the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
          Noteholder may require the applicable master servicer or the Lock Up
          Storage Centers Portfolio special servicer to terminate any particular sub-servicing agreement with respect to the Lock Up Storage Centers
          Portfolio Loan Group; and

     o    if PAR is no longer a master servicer, the Lock Up Storage Centers
          Portfolio Non-Pooled Subordinate Noteholder may require the applicable master servicer to--

          1.   appoint a sub-servicer, acceptable to the Lock Up Storage Centers
               Portfolio Non-Pooled Subordinate Noteholder in its sole
               discretion, with respect to the Lock Up Storage Centers Portfolio
               Loan Group, and

          2.   delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the Lock Up Storage Centers Portfolio Loan
               Group to that sub-servicer.

     For so long as a Lock Up Storage Centers Portfolio Change of Control Event
exists, the foregoing rights of the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder with respect to the Lock Up Storage Centers Portfolio
Loan Group will instead be exercisable by the series 2005-PWR8 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

     In addition, the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder will be entitled (subject to certain terms and conditions set forth in the related intercreditor agreement) to cure monetary events of default under the Lock Up Storage Centers Portfolio Loan Group, in which case the Lock Up
Storage Centers Portfolio special servicer will refrain from taking any action against the related borrower, any related guarantor or any Lock Up Storage
Centers Portfolio Mortgaged Property. The Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Noteholder may exercise such right to cure within 10 days after the later of receipt of notice or expiration of the grace period.

     The Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder
will also have the option to purchase the Lock Up Storage Centers Portfolio
Pooled Mortgage Loan if an event of default under the Lock Up Storage Centers
Portfolio Loan Group occurs and the Lock Up Storage Centers Portfolio Loan Group becomes specially serviced. See "Description of the Mortgage Pool - Pari Passu,
Subordinate and Other Financing" in this prospectus supplement.

                                     S-140

     The initial Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder will be The Prudential Insurance Company of America which is an affiliate of the related mortgage loan seller, the initial special servicer for the Lock Up Storage Centers Portfolio Loan Group, and an affiliate of the applicable initial master servicer.

     The Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder may
have relationships and interests that conflict with those of the series
2005-PWR8 certificateholders. It has no obligations to the series 2005-PWR8 certificateholders and may act solely in its own interests. No series 2005-PWR8 certificateholder may take any action against the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Noteholder for acting solely in its own interests.

     When reviewing the rest of this "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder discussed above could have on the actions of the applicable master servicer or the Lock Up Storage Centers
Portfolio special servicer.

THE JL HOLDINGS PORTFOLIO NON-POOLED SUBORDINATE NOTEHOLDER

     Except under the circumstances described below in this "JL Holdings
Portfolio Non-Pooled Subordinate Noteholder" section, the applicable master servicer and the applicable special servicer for the JL Holdings Portfolio Loan
Group will be required to obtain the prior written consent of the JL Holdings
Portfolio Non-Pooled Subordinate Noteholder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

     o    any modification or waiver that would result in the extension of the maturity date a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal or any other monetary term (other than default interest) or a modification or waiver of any provision covering additional indebtedness or transferring any related mortgaged property or any interest therein;

     o    any modification of, or waiver with respect to, the JL Holdings
          Portfolio Loan Group or any loan therein that would result in a discounted pay-off of that loan;

     o    any foreclosure upon any related mortgaged property;

     o    any proposed sale of a related REO Property for less than the an amount approximately equal to the Purchase Price;

     o    any determination to bring a related mortgaged property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any release of the borrower, any guarantor or other obligor from liability with respect to the JL Holdings Portfolio Loan Group or any loan therein;

     o    any consent to the execution, termination, modification or any other matter under the master lease related to the mortgaged properties that secure the JL Holdings Portfolio Loan Group, to the extent the lender's approval is required under the loan documents;

     o    any approval of additional indebtedness secured by any related mortgaged property, to the extent the lender's approval is required under the loan documents; or

                                     S-141

     o    any renewal or replacement of the then existing insurance policies, to the extent the lender's approval is required under the loan documents, or any waiver, modification or amendment of any insurance requirements under the loan documents;

provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the certificateholders, the JL Holdings Portfolio Non-Pooled Pari Passu Companion
Noteholder and the JL Holdings Portfolio Non-Pooled Subordinate Noteholder (as a
collective whole), the applicable master servicer or the applicable special servicer may take any such action without waiting for the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder's response. In addition, the foregoing approval rights shall terminate upon termination of the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder's right to purchase the JL Holdings Portfolio
Pooled Mortgage Loan and JL Holdings Portfolio Non-Pooled Pari Passu Companion
Loan during the repurchase period, which begins upon its receipt of a notice of default by Borrower and ends 45 days later.

     Whether or not the repurchase period has ended, the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder will have the right to consult with master servicer or the applicable special servicer, as applicable, regarding the JL
Holdings Portfolio Loan Group.

     The consent and/or consultation rights of the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder described above are in addition to the consent rights of the series 2005-PWR8 controlling class representative described under
"--The Series 2005-PWR8 Controlling Class Representative - Rights and Powers of
Controlling Class Representative".

     Notwithstanding the foregoing, the master servicer and applicable special servicer shall not comply with any advice, consultation, approval or non-approval provided by the JL Holdings Portfolio Non-Pooled Subordinate
Noteholder if such advice, or consultation, approval or non-approval would (A)
cause a violation of any applicable law, (B) be inconsistent with the Servicing
Standard, (C) cause a violation of the provisions of the intercreditor agreement or the pooling agreement relating to the REMIC provisions, (D) cause a violation of any other provisions of the intercreditor agreement or the pooling agreement,
(E) cause a violation of the terms of the mortgage loan, or (F) materially expand the scope of any servicer's responsibilities under the pooling agreement.

     The JL Holdings Portfolio Non-Pooled Subordinate Noteholder will also have the option to purchase the JL Holdings Portfolio Pooled Mortgage Loan (in whole and not in part) if an event of default under the JL Holdings Portfolio Loan occurs and is continuing. This right may be exercised during the 45-day period beginning upon the receipt by the JL Holding Portfolio Subordinate Noteholder of
a notice of borrower default. See "Description of the Mortgage Pool - Pari
Passu, Subordinate and Other Financing" in this prospectus supplement.

     The initial JL Holdings Portfolio Non-Pooled Subordinate Noteholder will be
Wells Fargo Bank, National Association, which is also the related mortgage loan seller and applicable master servicer, as well as the certificate administrator for the series 2005-PWR8 trust.

     The JL Holdings Portfolio Non-Pooled Subordinate Noteholder may have relations and interests that conflict with those of the series 2005-PWR8 certificateholders. It has no obligations to the series 2005-PWR8 certificateholders and may act solely in its own interests. No series 2005-PWR8 certificateholder may take any action against the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder for acting solely in its own interests.

     When reviewing the rest of this "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the JL Holdings Portfolio
Non-Pooled Subordinate Noteholder discussed above could have on the actions of the applicable master servicer or the applicable special servicer.

PCF NON-POOLED SUBORDINATE NOTEHOLDERS

     With respect to each PCF Mortgage Loan Group, except under the circumstances described below, neither the applicable master servicer nor the applicable special servicer will be permitted to take (or, in the case of the applicable special servicer, if and when appropriate, to consent to the applicable master servicer's taking), at any time (whether or not an event of default under the applicable PCF Mortgage Loan Group documents has occurred) any of the following actions (but only if

                                     S-142

the applicable special servicer is required to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action ), unless the applicable master servicer or special servicer has notified the related Non-Pooled Subordinate
Noteholder of such proposed action in writing, and that Non-Pooled Subordinate
Noteholder has not objected in writing within 5 business days (if the applicable
PCF Mortgage Loan Group is not specially serviced) or 10 business days (if the applicable PCF Mortgage Loan Group is specially serviced) following that
Non-Pooled Subordinate Noteholder's having been notified and provided with all information that such Non-Pooled Subordinate Noteholder reasonably requests with respect to the proposed action:

     o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the applicable Mortgage Loan Group;

     o    any modification, extension, amendment or waiver of a monetary term
          (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the applicable Mortgage Loan Group (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Mortgage Loan Group);

     o    any proposed sale of the related mortgaged property after it becomes
          REO Property;

     o    any acceptance of a discounted payoff of any portion of the applicable
          Mortgage Loan Group;

     o    any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
          environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

     o    any release of material collateral for the applicable Mortgage Loan
          Group (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of the loan documents for, or upon satisfaction of, such Mortgage Loan Group;

     o    any acceptance of substitute or additional collateral for the applicable Mortgage Loan Group (other than in accordance with the terms of the loan documents for such Mortgage Loan Group);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the applicable Mortgage Loan Group or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

     o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the applicable Mortgage Loan Group, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such Mortgage Loan Group) from liability under such Mortgage Loan Group;

     o    any renewal or replacement of the then existing insurance policies with respect to the applicable Mortgage Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents; and

     o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the applicable master servicer or special servicer determines that immediate action is necessary to protect the interests of the certificateholders and the applicable related Non-Pooled Subordinate
Noteholder (as a collective whole), the applicable master servicer or special servicer may take (or, in the case of the special servicer, may

                                     S-143

consent to the master servicer's taking) any such action without waiting for the related Non-Pooled Subordinate Noteholder's response.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the applicable Non-Pooled Subordinate Noteholder for a PCF Mortgage Loan
Group may, and the applicable master servicer and the applicable special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment:

     o    would require, cause or permit such servicer to violate applicable law, any provision of the applicable Mortgage Loan Group Intercreditor
          Agreement or the series 2005-PWR8 pooling and servicing agreement, including that party's obligation to act in accordance with the
          Servicing Standard; or

     o    result in an adverse tax consequence for the trust fund.

     Furthermore, the applicable master servicer or the applicable special servicer will not be obligated to seek approval from the applicable Non-Pooled
Subordinate Noteholder for a PCF Mortgage Loan Group for any actions to be taken by such servicer with respect to the workout or liquidation of that PCF Mortgage
Loan Group if:

     o    the applicable master servicer or special servicer has, as provided in the second preceding paragraph notified the applicable Non-Pooled
          Subordinate Noteholder in writing of various actions that the applicable master servicer or special servicer proposes to take with respect to the workout or liquidation of the applicable Non-Pooled
          Subordinate Loan; and

     o    for 90 days following the first such notice, the applicable related
          Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or special servicer considers to be consistent with the Servicing Standard.

     Notwithstanding the foregoing, the Non-Pooled Subordinate Noteholder of any
PCF Mortgage Loan Group will not have the rights otherwise described above for so long as a PCF Change of Control Event exists with respect to that PCF
Mortgage Loan Group.

     In addition, each related Non-Pooled Subordinate Noteholder for a PCF
Mortgage Loan Group will be entitled (subject to certain terms and conditions set forth in the applicable Mortgage Loan Group Intercreditor Agreement) to cure monetary events of default under the applicable Mortgage Loan Group, in which case the applicable special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property.
The related Non-Pooled Subordinate Noteholder may exercise such right to cure within 10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, no related Non-Pooled Subordinate
Noteholder will be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the related Mortgage Loan Group is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable Mortgage
Loan Group Intercreditor Agreement is made, or a non-monetary default exists for which the related Non-Pooled Subordinate Noteholder (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of such Mortgage Loan Group Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the applicable master servicer or special servicer; but such limitation will not prevent the applicable master servicer or special servicer from collecting default interest or late charges.

     The applicable Non-Pooled Subordinate Noteholder for each PCF Mortgage Loan
Group will also have the option to purchase the related Pooled Mortgage Loan if an event of default under that PCF Mortgage Loan Group occurs and that PCF
Mortgage Loan Group becomes specially serviced. If and for so long as each PCF
Mortgage Loan Group remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii)
immediately prior to the related Non-Pooled Subordinate Noteholder losing its control rights under the applicable Mortgage Loan Group Intercreditor Agreement
(provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the applicable special servicer, such related
Non-Pooled Subordinate Noteholder may, at its option, purchase or designate another person to purchase the related pooled mortgage loan at the purchase price set forth in, and in accordance with the requirements of, the

                                     S-144

applicable Mortgage Loan Group Intercreditor Agreement, which price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the applicable master servicer or applicable special servicer for a
PCF Mortgage Loan Group will be payable by the related Non-Pooled Subordinate
Noteholder if (i) the series 2005-PWR8 pooling and servicing agreement does not expressly provide for payment of such liquidation fees by such related
Non-Pooled Subordinate Noteholder or (ii) with respect to any liquidation fee which is expressly required to be paid under the series 2005-PWR8 pooling and servicing agreement in connection with such purchase by such related Non-Pooled
Subordinate Noteholder, the related Pooled Mortgage Loan is purchased within 90 days of the later of the transfer of the applicable PCF Mortgage Loan Group to the applicable special servicer and the receipt by such related Non-Pooled
Subordinate Noteholder of written notice from the special servicer that such transfer has taken place. Furthermore, the related Non-Pooled Subordinate
Noteholder will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of such related
Non-Pooled Subordinate Noteholder do not apply to any REO Property related to a
PCF Mortgage Loan Group and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property. See "Description of the Mortgage Pool - Pari Passu, Subordinate and Other Financing" in this prospectus supplement.

     The initial Non-Pooled Subordinate Noteholder for each PCF Mortgage Loan
Group will be Principal Life Insurance Company or an affiliate thereof.
Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for each of those Mortgage Loan Groups.

     The applicable Non-Pooled Subordinate Noteholder for each PCF Mortgage Loan
Group may have relationships and interests that conflict with those of the series 2005-PWR8 certificateholders. It has no obligations to the series
2005-PWR8 certificateholders and may act solely in its own interests. No series
2005-PWR8 certificateholder may take any action against a Non-Pooled Subordinate
Noteholder for acting solely in its own interests.

     When reviewing the rest of this "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the related Non-Pooled
Subordinate Noteholders discussed above could have on the actions of the applicable master servicer or special servicer.

REPLACEMENT OF THE SPECIAL SERVICERS

     The series 2005-PWR8 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the series 2005-PWR8 controlling class certificateholders. In addition, the Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Noteholder may remove the existing Lock Up Storage
Centers Portfolio special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Noteholder, and further except that, if any
Lock Up Storage Centers Portfolio Change of Control Event exists, then the series 2005-PWR8 controlling class representative, and not the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder, will be entitled to exercise those rights. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-PWR8 certificates;
provided, however, that, if so provided in the series 2005-PWR8 pooling and servicing agreement, the Lock Up Storage Centers Portfolio Non-Pooled
Subordinate Noteholder is entitled to remove the Lock Up Storage Centers
Portfolio special servicer with respect to the Lock Up Storage Centers Portfolio
Loan Group, without obtaining written confirmation from Moody's or Fitch, in order to replace that special servicer with a person controlled by PMCF, The
Prudential Insurance Company of America or any affiliate thereof.

     Notwithstanding any contrary provision of the series 2005-PWR8 pooling and servicing agreement, under certain circumstances as described below, the holders of the Non-Pooled Subordinate Loans included in the PCF Mortgage Loan Groups may each replace the general special servicer with another party designated by it, in which case that designated party will be the applicable special servicer for that PCF Mortgage Loan Group. That appointment right only applies at anytime when both (a) a PCF Change in Control Event has not occurred and (b) either the general special servicer does not meet the

                                     S-145

eligibility requirements under the series 2005-PWR8 pooling and servicing agreement or neither the initial general special servicer nor an affiliate thereof holds a majority of the controlling class of series 2005-PWR8 certificates. If a party is separately appointed as the special servicer for one of those loan groups, all references to the general special servicer in this prospectus supplement, insofar as those references apply to that loan group or one or more loans therein, are intended instead to mean that separately-appointed special servicer (unless the context indicates otherwise).

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (excluding the Non-Trust-Serviced Pooled
Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

     o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

     o    all other insurance coverage as is required, or (subject to the
          Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

     o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

     o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

     Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the series 2005-PWR8 pooling and servicing agreement described above under "--The Series 2005-PWR8 Controlling Class Representative--Rights and
Powers of Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

     With respect to each specially serviced mortgage loan and REO Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to itself maintain, subject to the right of the applicable special servicer to (i) direct the applicable master servicer to make a servicing advance for the costs associated

                                     S-146

with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance
(subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the
Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing
Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

     If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A2" by
Moody's and "A" by Fitch, and that master servicer or the applicable special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the applicable special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the applicable special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO
Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced
Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

     Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     In connection with each pooled mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the applicable special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Moody's and/or Fitch, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from Moody's and/or Fitch, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series
2005-PWR8 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the applicable special servicer, and the applicable special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the applicable special servicer has complied with any applicable provisions of the series 2005-PWR8 pooling

                                     S-147

and servicing agreement described above under "--The Series 2005-PWR8
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loan".

TRANSFERS OF INTERESTS IN BORROWERS

     Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

     o    the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

     o    the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2005-PWR8 certificates. In addition, the series 2005-PWR8 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the applicable special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of the Non-Trust-Serviced Pooled Mortgage Loan, agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o    defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

     o    defer or forgive the payment of late payment charges on any mortgage loan;

     o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

     o    permit the release, addition or substitution of collateral securing any mortgage loan; or

     o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of a special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2005-PWR8 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Intercreditor and

                                     S-148

Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan" in
this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

     o    Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

     o    With limited exceptions generally involving the waiver of Default
          Interest and late payment charges, a special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

          1.   affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2.   in the judgment of the applicable special servicer, materially impair the security for the mortgage loan, unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series
               2005-PWR8 certificateholders and, in the case of a Trust-Serviced
               Loan Group, the related Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

     o    As regards modifications, waivers and amendments of a Trust-Serviced
          Mortgage Loan Group:

          1.   following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan Group, any payments on and proceeds of that Trust-Serviced Mortgage Loan
               Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related
               Mortgage Loan Group Intercreditor Agreement, such that none of the trust as holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
               Intercreditor Agreement; and

          2.   in the case of any Mortgage Loan group that also includes a
               Non-Pooled Subordinate Loan, to the extent consistent with the
               Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

               (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in
                    respect of the related Non-Pooled Subordinate Loan, and

               (b)  no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which
                    Post-ARD Additional Interest is calculated) of the related pooled mortgage loan will be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any
                    portion thereof that represents the rate at which Post-ARD
                    Additional Interest is calculated) of the related Non-Pooled
                    Subordinate Loan.

                                     S-149

     o    Neither the applicable master servicer nor the applicable special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

          1.   with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
               environmental insurance policy,

          2.   two years prior to the rated final distribution date, and

          3.   if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o    Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

          1.   cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

          2.   result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

          3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue
               Code.

     o    Subject to applicable law, the related mortgage loan documents and the
          Servicing Standard, neither the applicable master servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

     o    The applicable special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless such special servicer has first----

          1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental
               assessments, at the expense of the borrower, that--

               (a)  the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                    management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable
                    environmental laws or regulations; and

          2.   received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of
               Moody's and Fitch that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to a class of series 2005-PWR8 certificates.

     o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

                                     S-150

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any series 2005-PWR8 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

     All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

     In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the applicable special servicer and to the series 2005-PWR8 controlling class representative or, if applicable, the related Non-Pooled
Subordinate Noteholder. If approval is granted by the applicable special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

     Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2005-PWR8 pooling and servicing agreement, unless--

     o    an appraisal had previously been obtained within the prior twelve months, and

     o    the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

     As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2005-PWR8 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of the Lock Up Storage Centers Portfolio Loan
Group, the Park Place Loan Group, The Landings at Cypress Meadows Loan Group,
the Aspen Highlands Loan Group and the Ramapo Centre Loan Group, the
determination of whether the trust or the related Non-Pooled Subordinate
Noteholder, as applicable, exercises certain control rights with respect to the related Trust-Serviced Mortgage Loan Group. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine, in

                                     S-151

consultation with the series 2005-PWR8 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o    any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

     o    no other Servicing Transfer Event or Appraisal Trigger Event has
          occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2005-PWR8 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the applicable special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2005-PWR8 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the applicable special servicer will redetermine any
Appraisal Reduction Amount.

     Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

     Also notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the Non-Trust-Servicing Agreement) with respect to the
Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the Non-Trust Servicing Agreement, which is similar but not identical to the series 2005-PWR8 pooling and servicing agreement, based upon appraisals obtained under the Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the
Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

     Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans.
These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable special servicer from an
REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

     Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

                                     S-152

     The series 2005-PWR8 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

     If any pooled mortgage loan (other than the Non-Trust-Serviced Pooled
Mortgage Loan) becomes a Specially Designated Defaulted Pooled Mortgage Loan,
then the applicable special servicer must notify the series 2005-PWR8 controlling class representative, the holder(s) of the series 2005-PWR8 controlling class and some of the parties to the pooling and servicing agreement and determine no later than 30 days after receipt of an appraisal (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding
12-month period) and report to those parties the Fair Value of the subject
Specially Designated Defaulted Pooled Mortgage Loan. The applicable special servicer will be required to update and similarly report its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following that special servicer's determination or if the applicable special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

     Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2005-PWR8 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series
2005-PWR8 controlling class representative as described above; or (b) if no such
Fair Value has yet been established as described above, or if the applicable special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. This "Purchase Option"
will instead be exercisable by the applicable special servicer for 30 days if the majority holder(s) of the series 2005-PWR8 controlling class or an assignee thereof does not exercise the Purchase Option within 60 days following the special servicer's initial determination of Fair Value. If the applicable special servicer or an assignee thereof does not so exercise the Purchase
Option, the majority holder(s) of the series 2005-PWR8 controlling class will again become entitled to exercise the Purchase Option. In addition, the Purchase
Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan
will be assignable by any holder of that option to any third party (other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan) at any time upon notice to the parties to the series 2005-PWR8 pooling and servicing agreement.

     The series 2005-PWR8 pooling and servicing agreement will specify the procedures for the exercise of the Purchase Option and the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

     If any person exercises the Purchase Option with respect to the Pooled
Mortgage Loan included in any Trust-Serviced Mortgage Loan Group that also includes one or more Non-Pooled Pari Passu Companion Loans, it will be a condition to the purchase that such person also purchase those Non-Pooled Pari
Passu Companion Loans at a similarly determined price.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Option with respect to a Pooled Mortgage Loan is subject to the prior right of the related Non-Pooled Subordinate Noteholder to exercise its option to purchase the related Pooled Mortgage Loan following a default as described under "-- The
Lock Up Storage Centers Portfolio Non-Pooled Subordinate

                                     S-153

Noteholder", "--JL Holdings Portfolio Non-Pooled Subordinate Noteholder" and
"--PCF Non-Pooled Subordinate Noteholders" above and "Description of the
Mortgage Pool -- Pari Passu, Subordinate and Other Financing".

     Notwithstanding the foregoing, any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the
applicable special servicer or any affiliate thereof, will be conditioned on a confirmation by the trustee that the applicable special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the applicable special servicer may revise any such Fair Value determination that is rejected by the trustee. For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by the trustee or any third party expert are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances; provided that, the fees payable to the trustee or any third party expert will not exceed a commercially reasonable sum as determined by the trustee.

     We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

     The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) without regard to the related Purchase Option.

     Notwithstanding the foregoing, the Purchase Option under the series
2005-PWR8 pooling and servicing agreement will not apply to the Marquis
Apartments Pooled Mortgage Loan. However, the Non-Trust Servicing Agreement
provides for a comparable fair value purchase option in respect of the Marquis
Apartments Non-Pooled Pari Passu Companion Loan that is owned by the trust fund established under that agreement and requires that anyone exercising the right to purchase the related Non-Pooled Pari Passu Companion Loan also purchase the
Marquis Apartments Pooled Mortgage Loan from the series 2005-PWR8 trust fund at a price similarly determined under the Non-Trust Servicing Agreement. See
"Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loan" in this prospectus supplement.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The applicable special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the
Non-Trust-Serviced Pooled Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under "Description of the Pooling and Servicing
Agreements--Realization upon Defaulted Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2005-PWR8 certificateholders and the related Trust-Serviced Non-Pooled Noteholder.

REO ACCOUNT

     If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by a special servicer will be payable to that special servicer, subject to the limitations described in the series 2005-PWR8 pooling and servicing agreement.

     The applicable special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its respective REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that

                                     S-154

collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, amounts received with respect to any REO
Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the applicable special servicer under the
Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2005-PWR8 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing Agreement for remittance to the applicable master servicer under the series 2005-PWR8 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

     If an Event of Default occurs with respect to any of the master servicers or the special servicers and remains unremedied, the trustee will be authorized, and at the direction of series 2005-PWR8 certificateholders entitled to not less than 25% of the series 2005-PWR8 voting rights, or, if the Lock Up Storage
Centers Portfolio special servicer is the defaulting party and provided that no
Lock Up Storage Centers Portfolio Change of Control Event exists, only at the direction of the Lock Up Storage Centers Portfolio Non-Pooled Subordinate
Noteholder or, in the case of the general special servicer, at the direction of the series 2005-PWR8 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2005-PWR8 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series 2005-PWR8 certificateholder or as holder of the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the
Special Servicers" above, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2005-PWR8 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2005-PWR8 controlling class representative
          (or, if the Event of Default occurred with respect to the Lock Up
          Storage Centers Portfolio special servicer and provided that no Lock
          Up Storage Centers Portfolio Change of Control Event exists, the Lock
          Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder) to act
          as successor to the terminated master servicer or special servicer, as the case may be.

     The holders of certificates entitled to a majority of the voting rights or the series 2005-PWR8 controlling class representative (solely in the case of an
Event of Default involving the general special servicer and, provided a Lock Up
Storage Centers Portfolio of Control Event exists, an Event of Default involving the Lock Up Storage Centers Portfolio special servicer) or the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder (solely in the case of an
Event of Default involving the Lock Up Storage Centers Portfolio special servicer and provided that no Lock Up Storage Centers Portfolio Change of
Control Event exists) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by Principal
Commercial Finding, LLC or Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Commercial Finding, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Commercial Finding, LLC or
Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

     Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default"
that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its

                                     S-155

expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

     The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Moody's and Fitch have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2005-PWR8 certificates.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2005-PWR8 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default described in the first, second and last two bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2005-PWR8 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-PWR8 pooling and servicing agreement.

     If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2005-PWR8 certificateholders, the related Serviced
Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

               INTERCREDITOR AND SERVICING ARRANGEMENTS REGARDING
                   THE NON-TRUST-SERVICED POOLED MORTGAGE LOAN

     The Marquis Apartments Pooled Mortgage Loan, which mortgage loan has an unpaid principal balance as of the cut-off date equal to $5,000,000 and represents 0.3% of the initial mortgage pool balance, is part of a split loan structure comprised of two mortgage loans, whereby the subject pooled mortgage loan and the other mortgage loan that is not included in the trust are together secured by a single mortgage instrument encumbering the subject mortgaged property and both of the loans in the split loan structure are pari passu with each other in right of payment.

     The trust as the holder of the Marquis Apartments Pooled Mortgage Loan and the holder of the Marquis Apartments Non-Pooled Pari Passu Companion Loan are
bound by the Marquis Apartments Intercreditor Agreement, which provides, among other things, that the Marquis Apartments Loan Group will be principally serviced and administered under the BSCMSI Series 2005-PWR7 Pooling and
Servicing Agreement. Insofar as that agreement relates to the servicing and administration of the Marquis Apartments Loan Group, the master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is ARCap Servicing, Inc. and the initial controlling class representative under that agreement is an affiliate of that special servicer.
The Marquis Apartments Non-Pooled Pari Passu Companion Loan is held as of the
Issue Date by the trust established under the BSCMSI Series 2005-PWR7 Pooling and Servicing Agreement.

     The servicing arrangements under the BSCMSI Series 2005-PWR7 Pooling and
Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2005-PWR8 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

     In the case of the Marquis Apartments Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the Non-Trust Servicing Agreement and the series 2005-PWR8 pooling and servicing agreement generally provide that:

     o    the mortgage loans that form the Marquis Apartments Loan Group are of equal priority with each other and neither of them will have priority or preference over the other;

     o    the Non-Trust Servicing Agreement, which principally governs the servicing and administration of the Marquis Apartments Loan Group, provides that, subject to various servicing-related provisions of the
          Marquis Apartments

                                     S-156

          Intercreditor Agreement, one or more parties to that Non-Trust
          Servicing Agreement will be responsible for making servicing advances with respect to the Marquis Apartments Loan Group and none of the parties to that Non-Trust Servicing Agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Marquis Apartments Pooled
          Mortgage Loan;

     o    all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form the Marquis Apartments Loan
          Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the Non-Trust Servicing Agreement and the series
          2005-PWR8 pooling and servicing agreement) will be applied to the
          Marquis Apartments Pooled Mortgage Loan and the related Marquis
          Apartments Non-Pooled Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances;

     o    the transfer of the ownership of the Marquis Apartments Pooled
          Mortgage Loan or the Marquis Apartments Non-Pooled Pari Passu
          Companion Loan to any person or entity - other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans - is generally prohibited;

     o    the mortgage loans that form the Marquis Apartments Loan Group are to be serviced and administered under the Non-Trust Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series 2005-PWR8 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the respective holders of those mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Marquis
          Apartments Loan Group);

     o    the mortgage loans that form the Marquis Apartments Loan Group will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer
          Events, in which case the party serving as the special servicer under the Non-Trust Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Marquis Apartments Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series
          2005-PWR8 pooling and servicing agreement with respect to other pooled mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the Marquis Apartments Loan Group is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the Marquis Apartments
          Intercreditor Agreement, such that neither the trust as holder of the
          Marquis Apartments Pooled Mortgage Loan nor the holder of the Marquis
          Apartments Non-Pooled Pari Passu Companion Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the Marquis Apartments Intercreditor Agreement;

     o    the special servicer under the Non-Trust Servicing Agreement will have duties to prepare asset status reports and consult with or obtain the approval of the controlling class representative under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the Marquis Apartments Pooled Mortgage Loan (see "Servicing of
          the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
          Agreement--The Series 2005-PWR8 Controlling Class
          Representative--Rights and Powers of Controlling Class
          Representative");

     o    in addition to the provisions described in the preceding bullet, the series 2005-PWR8 controlling class representative (on behalf of the trust as the holder of the Marquis Apartments Pooled Mortgage Loan)
          will have the right to consult with the party that serves as the special servicer of the Marquis Apartments Loan Group under the
          Non-Trust Servicing Agreement regarding certain servicing matters related to the Marquis Apartments Loan Group and the Marquis
          Apartments Mortgaged Property and will have an opportunity to review any proposed servicing action to be taken by that party under the
          Non-Trust Servicing Agreement (but the series 2005-PWR8 controlling class representative will not have approval rights with respect to those servicing matters and actions); those servicing matters are generally similar to the matters that require the approval or deemed approval of the series 2005-PWR8 controlling class representative under the series 2005-PWR8 pooling and servicing agreement (see
          "Servicing of the

                                     S-157

          Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
          Agreement--The Series 2005-PWR8 Controlling Class
          Representative--Rights and Powers of Controlling Class
          Representative") and the special servicer under the Non-Trust
          Servicing Agreement will not be obligated to act upon the direction, advice or objection of the series 2005-PWR8 controlling class representative in connection with any such proposed action;

     o    the majority holder of the controlling class under the Non-Trust
          Servicing Agreement and the special servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans (including the Marquis Apartments Pooled Mortgage Loan)
          that form the Marquis Apartments Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series 2005-PWR8 pooling and servicing agreement under circumstances similar to the ones described in this prospectus supplement (see "Servicing of the
          Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
          Agreement--Fair Value Purchase Option");

     o    the majority holder of the controlling class under the Non-Trust
          Servicing Agreement has the right to replace the special servicer under the Non-Trust Servicing Agreement without consulting the series
          2005-PWR8 controlling class representative (on behalf of the trust as holder of the Marquis Apartments Pooled Mortgage Loan); and

     o    if the Marquis Apartments Non-Pooled Pari Passu Companion Loan that is owned by the trust established under the Non-Trust Servicing Agreement becomes no longer subject to that Non-Trust Servicing Agreement, then the Marquis Apartments Loan Group will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the Non-Trust Servicing Agreement and, if applicable, the special servicer under the Non-Trust Servicing
          Agreement on terms substantially similar to those in the Non-Trust
          Servicing Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Marquis
          Apartments Loan Group otherwise agree; no such other agreement may be entered into on behalf of the trust as the holder of the Marquis
          Apartments Pooled Mortgage Loan unless the master servicer, the special servicer and the controlling class representative under the series 2005-PWR8 pooling and servicing agreement collectively agree to grant such a consent; and entry into any successor servicing agreement will be conditioned upon receipt from Moody's and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2005-PWR8 certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. The following discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. You should seek advice based on your circumstances from an independent tax advisor.

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-PWR8 pooling and servicing agreement and the Non-Trust Servicing Agreement and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a
REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o    any REO Properties acquired on behalf of the series 2005-PWR8 certificateholders (or a beneficial interest in a mortgaged property securing a Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust
          Servicing Agreement),

     o    the respective master servicers' collection accounts,

                                     S-158

     o    the REO accounts maintained by the special servicers, and

     o    the certificate administrator's distribution account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class A-1, A-2, A-3, A-AB, A-4, X-2, A-J, X-1, B, C, D, E, F, G,
          H, J, K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of,
          REMIC III, and

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, we anticipate that the class X-2 and certificates will be issued with original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     We anticipate that each of the class   ,   ,   ,   ,   ,   and
certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
accompanying prospectus.

     When determining the rate of accrual of original issue discount and market discount and the amortization of premium, if any, with respect to the series
2005-PWR8 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

                                     S-159

     o    there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is

                                     S-160

released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Internal Revenue Code defines the term "plan assets".
However, the DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

     Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicers, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2005-PWR8 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited

                                     S-161

transactions" within the meaning of ERISA and Section 4975 of the Internal
Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and
Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

     The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

     The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch, Inc.;

     o    the trustee must not be an affiliate of any other member of the
          Restricted Group, other than an underwriter;

     o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2005-PWR8 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
          1933, as amended.

     A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered

                                     S-162

certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

     Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of series 2005-PWR8 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

     o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

     o    the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"Baa3" by Moody's or "BBB-" by Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and each special servicer that (1) such acquisition and holding is permissible under applicable law, satisfies the requirements of the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of

                                     S-163

the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer, either special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2005-PWR8 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

     Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.



               UNDERWRITER                     CLASS A-1         CLASS A-2        CLASS A-3          CLASS A-AB       CLASS A-4
----------------------------------------    ---------------   ---------------  ---------------    ---------------  ---------------

Bear, Stearns & Co. Inc.                    $                 $                $                  $                $
Morgan Stanley & Co. Incorporated           $                 $                $                  $                $
TOTAL                                       $                 $                $                  $                $


                                     S-164



               UNDERWRITER                     CLASS X-2         CLASS A-J         CLASS B            CLASS C          CLASS D
----------------------------------------    ---------------   ---------------  ---------------    ---------------  ---------------

Bear, Stearns & Co. Inc.                    $                 $                $                  $                $
Morgan Stanley & Co. Incorporated           $                 $                $                  $                $
TOTAL                                       $                 $                $                  $                $


     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers.

     The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $ in sale proceeds, plus accrued interest on the offered certificates from and including June 1, 2005, before deducting expenses payable by us.

     The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of
DTC against payment therefor on or about June 21, 2005.

     The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear,
Stearns & Co. Inc., one of the underwriters, and of Bear Stearns Commercial
Mortgage, Inc., one of the mortgage loan sellers.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     S-165

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                   CLASS             MOODY'S              FITCH
              ---------------    ---------------     ---------------
                    A-1                Aaa                 AAA
                    A-2                Aaa                 AAA
                    A-3                Aaa                 AAA
                    A-AB               Aaa                 AAA
                    A-4                Aaa                 AAA
                    X-2                Aaa                 AAA
                    A-J                Aaa                 AAA
                     B                 Aa2                 AA
                     C                 Aa3                 AA-
                     D                 A2                   A

     The ratings on the offered certificates address the likelihood of--

     o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o    except in the case of the class X-2 certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in June 2041, which is the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the pooled mortgage loans,

     o    structural and legal aspects associated with the offered certificates,
          and

     o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o    whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls or whether any compensating interest payments will be made, and

     o    whether and to what extent Default Interest or Post-ARD Additional
          Interest will be received.

                                     S-166

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-2 certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X-2 certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings assigned to the class X-2 certificates. The total notional amount of the class X-2 may be reduced in connection with each reduction in the total principal balance of any class of series 2005-PWR8 principal balance certificates that (in whole or in part) forms a part of the total notional amount of the class X-2 certificates, whether as a result of payments of principal or in connection with Realized Losses and
Additional Trust Fund Expenses. The ratings of the class X-2 certificates do not address the timing or magnitude of reduction of the total notional amount of those certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or
Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                     S-167

                                    GLOSSARY

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ABN AMRO" means ABN AMRO Bank N.V.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2005-PWR8 pooling and servicing agreement).

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate. The Administrative Fee Rate for the
Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things)
the rates at which the applicable master or similar servicing fees accrue, which fees may be payable under the Non-Trust Servicing Agreement, the series
2005-PWR8 pooling and servicing agreement and/or a combination thereof.

     "Appraisal Reduction Amount" means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan and except as described below with respect to the Trust-Serviced Mortgage Loan Groups) as to which an Appraisal
Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
               Series 2005-PWR8 Pooling and Servicing Agreement--Required
               Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of that mortgage loan;

               (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and
                    Post-ARD Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of
                    determination;

               (c)  all accrued but unpaid special servicing fees with respect to that mortgage loan;

                                     S-168

               (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special
                    servicer, the trustee or the fiscal agent with respect to
                    that mortgage loan, together with interest on those
                    advances;

               (e)  any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and

               (f)  all currently due and unpaid real estate taxes and
                    assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO
                    Property, for which neither the applicable master servicer nor the applicable special servicer holds any escrow funds or reserve funds; and

          2.   "y" is equal to the sum of:

               (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO
                    Property, over the amount of any obligations secured by
                    liens on the property that are prior to the lien of that
                    mortgage loan;

               (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the applicable special
                    servicer with respect to the subject mortgage loan that--

                    o    are not required to be applied to pay real estate taxes
                         and assessments, insurance premiums or ground rents,

                    o    are not otherwise scheduled to be applied (except to
                         pay debt service on the mortgage loan) within the next
                         12 months, and

                    o    may be applied toward the reduction of the principal
                         balance of the mortgage loan; and

               (c)  the amount of any letter of credit that constitutes
                    additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage
                    loan.

     If, however--

     o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled
          Mortgage Loan),

     o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
          Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO
               Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

                                     S-169

     For purposes of the definition of Lock Up Storage Centers Portfolio Change of Control Event and the definition of PCF Change of Control Event, any
Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Mortgage Loan Group as if it were a single pooled mortgage loan (and allocated first to the related Non-Pooled Subordinate Loan up to the full principal balance thereof). For all other purposes, an Appraisal Reduction
Amount will be calculated only with respect to the related Pooled Mortgage Loan.

     In connection with the JL Holdings Portfolio Loan Group, an Appraisal
Reduction Amount will be calculated on the basis of the aggregate indebtedness under the JL Holdings Portfolio Pooled Mortgage Loan and the JL Holdings
Portfolio Non-Pooled Pari Passu Companion Loan (but not the JL Holdings
Portfolio Non-Pooled Subordinate Loan) and generally allocated between those mortgage loans pro rata according to their outstanding principal balances.

     An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal
Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

     Any Appraisal Reduction Amount with respect to the Non-Trust-Serviced
Pooled Mortgage Loan for purposes of monthly debt service advances will be the amount calculated under the Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the Non-Trust-Serviced Pooled Mortgage Loan and the Non-Pooled Pari Passu
Companion Loan in a manner similar to, but not exactly the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

     "Appraisal Trigger Event" means, with respect to any pooled mortgage loan
(other than the Non-Trust-Serviced Pooled Mortgage Loan), any of the following events:

     o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

          1.   materially affects the amount or timing of any payment of
               principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

          2.   except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property
               collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be
               released; or

          3.   in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or
               materially reduces the likelihood of timely payment of amounts due thereon;

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event;
          and

     o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

     The "Appraisal Trigger Event" (or the equivalent) with respect to the
Marquis Apartments Loan Group is defined under the Non-Trust Servicing Agreement and the relevant events are similar to, but may differ from, those specified above.

                                     S-170

     "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

     "Aspen Highlands Loan Group" means, collectively, the Aspen Highlands
Pooled Mortgage Loan and the Aspen Highlands Non-Pooled Subordinate Loan.

     "Aspen Highlands Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Aspen Highlands Loan Group.

     "Aspen Highlands Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Aspen Highlands Mortgaged Property as the Aspen
Highlands Pooled Mortgage Loan and is subordinate in right of payment to the
Aspen Highlands Pooled Mortgage Loan.

     "Aspen Highlands Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Aspen Highlands Non-Pooled Subordinate Loan.

     "Aspen Highlands Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $9,200,000 that is secured by the mortgage instruments encumbering the Aspen Highlands Mortgaged Property.

     "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing, Inc.

     "ARD" means anticipated repayment date.

     "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

     "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

     1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs,

          (b)  with limited exceptions involving the Non-Trust-Serviced Pooled
               Mortgage Loan, payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c)  amounts that are payable or reimbursable from that collection account to any person other than the series 2005-PWR8
               certificateholders in accordance with any of clauses 2 through 6 below;

     2.   to pay or reimburse one or more parties to the series 2005-PWR8 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

     3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2005-PWR8 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund

                                     S-171

          (including interest that accrued on advances, costs associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or
          REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

     4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

     5.   to withdraw amounts deposited in the collection account in error; and

     6.   to clear and terminate the collection account upon the termination of the series 2005-PWR8 pooling and servicing agreement.

     "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

     1.   the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
          "Description of the Offered Certificates--Distribution
          Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

          o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2005-PWR8 certificates as described in this prospectus supplement);

          o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

          o    any amounts that may be withdrawn from the certificate
               administrator's distribution account, as described under
               "Description of the Offered Certificates--Distribution
               Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2005-PWR8
               certificates, including if such distribution date occurs during
               January, other than a leap year, or February of any year
               subsequent to 2005, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360
               Basis, which are to be deposited into the certificate
               administrator's interest reserve account; plus

     2.   if such distribution date occurs during March of any year subsequent to 2005, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360
          Basis, which are to be deposited into the certificate administrator's distribution account.

     The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2005-PWR8 certificates on each distribution date.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "CBD" means, with respect to a particular jurisdiction, its central business district.

     "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

     o    two or more classes of the class A-1, A-2, A-3, A-AB and A-4 certificates remain outstanding, and

     o    the total principal balance of the class A-J, B, C, D, E, F, G, H, J,
          K, L, M, N, P and Q certificates have previously been reduced to zero as described under "Description of the Offered Certificates--
          Reductions of

                                     S-172

          Certificate Principal Balances in Connection with Realized Losses and
          Additional Trust Fund Expenses" in this prospectus supplement.

     "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule III to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions,
it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Schedule III to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, we cannot assure you that the total principal balance of the class
A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule III to this prospectus supplement.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

          1.   the principal balance of the subject pooled mortgage loan as of the cut-off date, to

          2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the total principal balance of the subject pooled mortgage loan and the principal balance of the mortgage loan(s) with which it is cross-collateralized, as of the cut-off date, to

          2.   the total Appraised Value of the mortgaged properties that secure the group of cross-collateralized pooled mortgage loans; and

     o    with respect to each pooled mortgage loan that is included in a
          Mortgage Loan Group, the ratio of--

          1.   the total principal balance of the applicable pooled mortgage loan and, if that Mortgage Loan Group also includes one or more
               Non-Pooled Pari Passu Companion Loans, for those Non-Pooled Pari
               Passu Companion Loans (but without regard to the principal balance of any related Non-Pooled Subordinate Loan), as of the cut-off date, to

          2.   the Appraised Value of the related mortgaged properties that secure the mortgage loans described in the bullet above.

                                     S-173

     "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage
Ratio" or "U/W DSCR" means:

     o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

          1.   the Underwritten Net Cash Flow for all of the mortgaged property or properties that secure the mortgage loan, to

          2.   twelve times the amount of the monthly debt service payment for the subject mortgage loan (as set forth on Appendix B to this prospectus supplement) due on its due date in June 2005 (or July
               2005, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loan has an interest-only period that has not expired as of the cut-off date;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the Underwritten Net Cash Flow for the mortgaged properties that secure the group of cross-collateralized pooled mortgage loans, to

          2.   twelve times the sum of the monthly debt service payments for the subject mortgage loan (as set forth on Appendix B to this
               prospectus supplement) and the pooled mortgage loans with which it is cross-collateralized due on their due date in June 2005 (or
               July 2005, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loans have an interest-only period that has not expired as of the cut-off date.

     o    with respect to each pooled mortgage loan that is included in a
          Mortgage Loan Group, the ratio of--

          1.   the total Underwritten Net Cash Flow for the related mortgaged properties that secure the mortgage loan, to

          2.   twelve times the sum of the monthly debt service payments for the pooled mortgage loan (as set forth on Appendix B to this
               prospectus supplement) and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, for those Non-Pooled Pari Passu Companion Loans (but without regard to the debt service payable under any related Non-Pooled
               Subordinate Loan) on its or their due date due date in June 2005
               (or July 2005, in the case of mortgage loans that have their first due dates in that month), whether or not the mortgage loan(s) have an interest-only period that has not expired as of the cut-off date.

     "Default Interest" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

     "DOL" means the U.S. Department of Labor.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear" means The Euroclear System.

                                     S-174

     "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

     "Event of Default" means, notwithstanding the discussion under "Description of the Pooling and Servicing Agreements--Events of Default" in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2005-PWR8 pooling and servicing agreement:

     o    either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or either special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o    any failure by a master servicer to timely make, or by a special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2005-PWR8 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

     o    any failure by a master servicer or a special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-PWR8 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR8 pooling and servicing agreement or by series 2005-PWR8 certificateholders entitled to not less than 25% of the series 2005-PWR8 voting rights or, if affected by the failure, by the Lock Up Storage Centers Portfolio
          Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2005-PWR8 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-PWR8 certificateholders, the
          Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder or
          the JL Holdings Portfolio Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR8 pooling and servicing agreement, by series 2005-PWR8 certificateholders entitled to not less than 25% of the series 2005-PWR8 voting rights or, if affected by the breach, by the Lock Up Storage Centers Portfolio
          Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or a special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

                                     S-175

     o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2005-PWR8 pooling and servicing agreement to a Trust-Serviced Non-Pooled Noteholder and such failure continues for one business day;

     o    a master servicer or the special servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status"
          placement shall not have been withdrawn by Moody's within 90 days of such actual knowledge by the applicable master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or
          (B), citing servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action; and

     o    a master servicer ceases to have a master servicer rating of at least
          "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch.

     When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the final three bullets above) in one capacity will constitute an
Event of Default in both or all such capacities.

     "Exemption-Favored Party" means any of the following--

     o    Bear, Stearns & Co. Inc.,

     o    Morgan Stanley & Co. Incorporated,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns
          & Co. Inc. or Morgan Stanley & Co. Incorporated, and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

     "FF&E" means furniture, fixtures and equipment.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Fitch" means Fitch, Inc.

     "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Issue Date" means the date of initial issuance of the series 2005-PWR8 certificates.

     "JL Holdings Portfolio Loan Group" means, collectively, the JL Holdings
Portfolio Pooled Mortgage Loan, the JL Holdings Portfolio Non-Pooled Pari Passu
Companion Loan and the JL Holdings Portfolio Non-Pooled Subordinate Loan.

                                     S-176

     "JL Holdings Portfolio Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the JL Holdings Portfolio Loan Group.

     "JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $15,000,000 that is secured by the same mortgage instruments encumbering the JL Holdings Portfolio Mortgaged Properties as the JL Holdings Portfolio Pooled Mortgage Loan and is pari passu in right of payment with the JL Holdings Portfolio Pooled Mortgage Loan.

     "JL Holdings Portfolio Non-Pooled Pari Passu Companion Noteholder" means the holder of the promissory note evidencing the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan.

     "JL Holdings Portfolio Non-Pooled Subordinate Loan" means the loan in the original principal amount of $29,800,000 that is secured by the same mortgage instruments encumbering the JL Holdings Portfolio Mortgaged Properties as the JL
Holdings Portfolio Pooled Mortgage Loan and is subordinate in right of payment to the JL Holdings Portfolio Pooled Mortgage Loan.

     "JL Holdings Portfolio Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the JL Holdings Portfolio Non-Pooled
Subordinate Loan.

     "JL Holdings Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $15,000,000 that is secured by the mortgage instruments encumbering the JL Holdings Portfolio Mortgaged Properties.

     "LaSalle" means LaSalle Bank National Association.

     "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

     "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

     "Lock Up Storage Centers Portfolio Change of Control Event" means, as of any date of determination, (i) the then outstanding principal balance of the
Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan minus (ii) any
Appraisal Reduction Amount allocable to the Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Loan, together with any related realized losses allocable to the Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan, and
Additional Trust Fund Expenses allocable to the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan is collectively less than 25% of the difference between (a) the initial principal balance of the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Loan and, (b) any payments of principal
(whether as scheduled amortization, prepayments or otherwise) on the Lock Up
Storage Centers Portfolio Non-Pooled Subordinate Loan.

     "Lock Up Storage Centers Portfolio Loan Group" means, collectively, the
Lock Up Storage Centers Portfolio Pooled Mortgage Loan and the Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Loan.

     "Lock Up Storage Centers Portfolio Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Lock Up Storage Centers Portfolio Loan Group.

     "Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan" means the loan in the original principal amount of $35,850,000 that is secured by the same mortgage instruments encumbering the Lock Up Storage Centers Portfolio Mortgaged
Properties as the Lock Up Storage Centers Portfolio Pooled Mortgage Loan and is
subordinate in right of payment to the Lock Up Storage Centers Portfolio Pooled
Mortgage Loan.

     "Lock Up Storage Centers Portfolio Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan.

     "Lock Up Storage Centers Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $56,330,000 that is secured by the mortgage instruments encumbering the Lock Up Storage Centers Portfolio
Mortgaged Properties.

                                     S-177

     "LTV Ratio at Maturity" means:

     o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than any pooled mortgage loan that is included in a Mortgage Loan Group), the ratio of--

          1.   the principal balance of the subject pooled mortgage loan on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming the absence of any prepayments, defaults or extensions, to

          2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the total principal balance of the subject pooled mortgage loan and the pooled mortgage loan(s) with which it is
               cross-collateralized on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loans and otherwise assuming the absence of any prepayments, defaults or extensions, to

          2.   the Appraised Value of the mortgaged properties that secure the cross-collateralized group of pooled mortgage loans; and

     o    with respect to each pooled mortgage loan that is included in a
          Mortgage Loan Group, the ratio of--

          1.   the total principal balance of the applicable pooled mortgage loan and, if that Mortgage Loan Group also includes one or more
               Non-Pooled Pari Passu Companion Loans, for those Non-Pooled Pari
               Passu Companion Loans (but without regard to the principal balance of any related Non-Pooled Subordinate Loan) on its or their the scheduled maturity date, according to the payment schedule for the mortgage loans and otherwise assuming the absence of any prepayments, defaults or extensions, to

          2.   the Appraised Value of the related mortgaged properties.

     "Marquis Apartments Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Marquis Apartments Pooled Mortgage
Loan and the Marquis Apartments Non-Pooled Pari Passu Companion Loan.

     "Marquis Apartments Loan Group" means the Marquis Apartments Pooled
Mortgage Loan and the Marquis Apartments Non-Pooled Pari Passu Companion Loan,
together.

     "Marquis Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Marquis Apartments.

     "Marquis Apartments Non-Pooled Pari-Passu Companion Loan" means the loan in the original principal amount of $45,000,000 that is secured by the same mortgage instrument encumbering the Marquis Apartments Mortgaged Property as the
Marquis Apartments Pooled Mortgage Loan and is pari passu in right of payment with the Marquis Apartments Pooled Mortgage Loan. The Marquis Apartments
Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Marquis Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $5,000,000 secured by the Marquis Apartments
Mortgaged Property.

     "Moody's" means Moody's Investors Service, Inc.

                                     S-178

     "Mortgage Loan Group" means one or more of the Lock Up Storage Centers
Portfolio Loan Group, the Park Place Loan Group, the JL Holdings Portfolio Loan
Group, The Landings at Cypress Meadows Loan Group, the Aspen Highland Loan
Group, the Marquis Apartments Loan Group and the Ramapo Centre Loan Group, as
applicable.

     "Mortgage Loan Group Intercreditor Agreement" means one or more of the Lock
Up Storage Centers Portfolio Intercreditor Agreement, the Park Place
Intercreditor Agreement, the JL Holdings Portfolio Intercreditor Agreement, The
Landings at Cypress Meadows Intercreditor Agreement, the Aspen Highland
Intercreditor Agreement, the Marquis Apartments Intercreditor Agreement and the
Ramapo Centre Intercreditor Agreement, as applicable.

     "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

     o    in the case of a mortgage loan that accrues interest on a 30/360
          Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

     o    in the case of a mortgage loan that accrues interest on an Actual/360
          Basis, twelve times a fraction, expressed as a percentage--

          1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan as of the
               Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

          2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

     The Mortgage Pass-Through Rate of each pooled mortgage loan:

     o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the applicable special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

     o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

     "Nationwide Life" means Nationwide Life Insurance Company.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

                                     S-179

     o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

     "Non-Pooled Mortgage Loan" means any of the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan, the Park Place Non-Pooled Subordinate
Loan, the JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan, the JL
Holdings Portfolio Non-Pooled Subordinate Loan, the The Landings at Cypress
Meadows Non-Pooled Subordinate Loan, the Aspen Highlands Non-Pooled Subordinate
Loan, the Marquis Apartments Non-Pooled Pari Passu Companion Loan and the Ramapo
Centre Non-Pooled Subordinate Loan.

     "Non-Pooled Pari Passu Companion Loan" means the JL Holdings Portfolio
Non-Pooled Pari Passu Companion Loan and the Marquis Apartments Non-Pooled Pari
Passu Companion Loan.

     "Non-Pooled Subordinate Loan" means the Lock Up Storage Centers Portfolio
Non-Pooled Subordinate Loan, the Park Place Non-Pooled Subordinate Loan, the JL
Holdings Portfolio Non-Pooled Subordinate Loan, the The Landings at Cypress
Meadows Non-Pooled Subordinate Loan, the Aspen Highlands Non-Pooled Subordinate
Loan or the Ramapo Centre Non-Pooled Subordinate Loan, as applicable.

     "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Lock Up Storage Centers Portfolio Non-Pooled Subordinate Loan,
the Park Place Non-Pooled Subordinate Loan, the JL Holdings Portfolio Non-Pooled
Subordinate Loan, the The Landings at Cypress Meadows Non-Pooled Subordinate
Loan, the Aspen Highlands Non-Pooled Subordinate Loan or the Ramapo Centre
Non-Pooled Subordinate Loan, as applicable.

     "Non-Trust-Serviced Pooled Mortgage Loan" means the Marquis Apartments
Pooled Mortgage Loan.

     "Non-Trust Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
Pass-Through Certificates, Series 2005-PWR7.

     "NRA" means net rentable area.

     "NRSF" means net rentable square feet.

     "PAR" means Prudential Asset Resources, Inc.

     "Park Place Loan Group" means, collectively, the Park Place Pooled Mortgage
Loan and the Park Place Non-Pooled Subordinate Loan.

     "Park Place Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Park Place Loan Group.

     "Park Place Non-Pooled Subordinate Loan" means the loan in the original principal amount of $9,100,000 that is secured by the same mortgage instruments encumbering the Park Place Mortgaged Property as the Park Place Pooled Mortgage
Loan and is subordinate in right of payment to the Park Place Pooled Mortgage
Loan.

     "Park Place Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Park Place Non-Pooled Subordinate Loan.

     "Park Place Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $50,900,000 that is secured by the mortgage instruments encumbering the Park Place Mortgaged Property.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "PCF" means Principal Commercial Funding, LLC.

     "PCF Change of Control Event" means, with respect to any PCF Mortgage Loan
Group, as of any date of determination (a) (i) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan minus (ii) the sum of (x)

                                     S-180

any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount
in effect as of such date of determination and allocable to the related PCF
Non-Pooled Subordinate Loan and (z) any realized losses allocated to the related
Non-Pooled Subordinate Loan is less than (b) 25% of the difference between (x)
the initial unpaid principal balance of the related Non-Pooled Subordinate Loan and (y) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan.

     "PCF Mortgage Loan Group" means one or more of the Park Place Loan Group, the The Landings at Cypress Meadows Loan Group, the Aspen Highlands Loan Group
or the Ramapo Centre Loan Group, as applicable.

     "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

     "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

     o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

     o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2005-PWR8 pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

                                     S-181

     "PMCC" means Prudential Mortgage Capital Company, LLC.

     "PMCF" means Prudential Mortgage Capital Funding, LLC.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2005-PWR8 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the
Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

     "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2005-PWR8 pooling and servicing agreement (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

     "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan
(including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

     "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

     1.   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

     2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period
          (or, in the case of any pooled mortgage loan on which scheduled payments are due on the third, fourth or fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

     3.   all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified

                                     S-182

          and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

     4.   all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any special servicing fees, workout fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see "--Advances of
Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage
Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses") during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses") during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage
Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls".

     For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

     "PSF" means per square foot.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Specially Designated Defaulted
Pooled Mortgage Loan, the purchase option described under "Servicing of the
Mortgage Loans Under the Series 2005-PWR8 Pooling and Servicing Agreement--Fair
Value Purchase Option" in this prospectus supplement.

     "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

     o    the outstanding principal balance of that mortgage loan;

                                     S-183

     o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than
          Default Interest and Post-ARD Interest;

     o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

     o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

     o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

     o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional
          Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and
          (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the applicable special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

     "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

     "Ramapo Centre Loan Group" means, collectively, the Ramapo Centre Pooled
Mortgage Loan and the Ramapo Centre Non-Pooled Subordinate Loan.

     "Ramapo Centre Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for the Ramapo Centre Loan Group.

     "Ramapo Centre Non-Pooled Subordinate Loan" means the loan in the original principal amount of $500,000 that is secured by the same mortgage instruments encumbering the Ramapo Centre Mortgaged Property as the Ramapo Centre Pooled
Mortgage Loan and is subordinate in right of payment to the Ramapo Centre Pooled
Mortgage Loan.

     "Ramapo Centre Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Ramapo Centre Non-Pooled Subordinate Loan.

     "Ramapo Centre Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $3,500,000 that is secured by the mortgage instruments encumbering the Ramapo Centre Mortgaged Property.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer (or, in the case of the Non-Trust-Serviced Pooled
Mortgage Loan, the applicable master servicer and/or the applicable special servicer under the Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

     "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing the Non-Trust-Serviced Pooled Mortgage Loan becomes an REO
Property, it will be held

                                     S-184

on behalf of, and in the name of, the trustee under the Non-Trust Servicing
Agreement for the benefit of the legal and beneficial owners of the
Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari Passu
Companion Loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2005-PWR8 trust fund.

     "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and
"A-" by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A-" by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that rating agency to any of the certificates.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicers,

     o    the special servicers,

     o    the primary servicers,

     o    any sub-servicers,

     o    any person responsible for servicing a Non-Trust-Serviced Pooled
          Mortgage Loan or any related REO Property,

     o    the mortgage loan sellers,

     o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Standard" means, with respect to each master servicer and each special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2005-PWR8 pooling and servicing agreement:

     o    in the best interests and for the benefit of the series 2005-PWR8 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan
          Group, for the benefit of the series 2005-PWR8 certificateholders and the related

                                     S-185

          Trust-Serviced Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

     o    in accordance with any and all applicable laws, the terms of the series 2005-PWR8 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
          Mortgage Loan Group, the terms of the related Mortgage Loan Group
          Intercreditor Agreement, and

     o    to the extent consistent with the foregoing, in accordance with the following standards:

          o    with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series
               2005-PWR8 pooling and servicing agreement;

          o    with a view to--

               1.   in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under
                    those mortgage loans,

               2.   in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

               3.   in the case of the special servicers, if a mortgage loan
                    comes into and continues in default and, in the good faith and reasonable judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield
                    Maintenance Charges, Prepayment Premiums, Default Interest
                    and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to
                    the series 2005-PWR8 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2005-PWR8 certificateholders and the related
                    Trust-Serviced Non-Pooled Noteholder(s)), as a collective
                    whole, on a present value basis; and

               without regard to--

               1.   any known relationship that the applicable master servicer or the applicable special servicer, as the case may be, or any of its affiliates may have with any of the underlying
                    borrowers, any of the mortgage loan sellers or any other
                    party to the series 2005-PWR8 pooling and servicing
                    agreement,

               2.   the ownership of any series 2005-PWR8 certificate or any
                    interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the applicable special servicer, as the case may be, or by any of its affiliates,

               3.   the obligation of the applicable master servicer to make
                    advances or otherwise to incur servicing expenses with
                    respect to any mortgage loan or REO property serviced or
                    administered, respectively, under the series 2005-PWR8
                    pooling and servicing agreement,

               4.   the obligation of the applicable special servicer to make, or to direct the applicable master servicer to make,
                    servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2005-PWR8
                    pooling and servicing agreement,

               5.   the right of the applicable master servicer or special
                    servicer, as the case may be, or any of its affiliates to
                    receive reimbursement of costs, or the sufficiency of any
                    compensation payable to

                                     S-186

                    it, under the series 2005-PWR8 pooling and servicing
                    agreement or with respect to any particular transaction,

               6.   the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

               7.   the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of
                    any other debt owed by, or secured by ownership interests
                    in, any of the borrowers or any affiliate of a borrower, and

               8.   the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to
                    repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

provided that the foregoing standards will apply with respect to the
Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the applicable special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related
REO Property pursuant to the series 2005-PWR8 pooling and servicing agreement.

     "Servicing Transfer Event" means, with respect to any pooled mortgage loan
(other than the Non-Trust-Serviced Pooled Mortgage Loan) and a Trust-Serviced
Non-Pooled Mortgage Loan, any of the following events:

     1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
          Event will occur immediately);

     2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

     3.   the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment
          (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or
          the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments" in
          this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

     4.   the applicable master servicer determines that a non-payment default
          (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2005-PWR8

                                     S-187

          certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

     o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     o    with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the applicable special servicer; and

     o    with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to any mortgage loan in a
Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

     "SF" means square feet.

     "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan other than a Non-Trust-Serviced Pooled Mortgage Loan that both (A)
is a specially serviced pooled mortgage loan and (B) either (i) is delinquent
120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

     o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

                                     S-188

     o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
          Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof)
          for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any
          Realized Loss (See "Description of the Offered Certificates --
          Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

     "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2005-PWR8 certificates and the mortgage loans in the trust fund:

     o    the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement;

     o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2005-PWR8 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2005-PWR8 certificates is as described in this prospectus supplement;

     o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

     o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2005-PWR8 pooling and servicing agreement or the
          Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the servicer report administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the Non-Trust-Serviced Pooled
          Mortgage Loan, the administrative fees payable with respect thereto under the Non-Trust Servicing Agreement;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series
          2005-PWR8 certificates remains in effect during the entire term of that mortgage loan;

     o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

     o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due as described in the immediately preceding bullet;

     o    no involuntary prepayments are received as to any pooled mortgage loan at any time;

     o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a

                                     S-189

          Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

     o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any Mortgage Loan Group
          that includes any Non-Pooled Subordinate Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

     o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

     o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
          "Description of the Offered Certificates--Termination of the Series
          2005-PWR8 Pooling and Servicing Agreement";

     o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o    payments on the offered certificates are made on the 11th day of each month, commencing in July 2005; and

     o    the offered certificates are settled with investors on June 21, 2005.

     "The Landings at Cypress Meadows Loan Group" means, collectively, The
Landings at Cypress Meadows Pooled Mortgage Loan and The Landings at Cypress
Meadows Non-Pooled Subordinate Loan.

     "The Landings at Cypress Meadows Mortgaged Property" means any of the mortgaged properties identified on Appendix B to this prospectus supplement as providing security for The Landings at Cypress Meadows Loan Group.

     "The Landings at Cypress Meadows Non-Pooled Subordinate Loan" means the loan in the original principal amount of $1,400,000 that is secured by the same mortgage instruments encumbering The Landings at Cypress Meadows Mortgaged
Property as The Landings at Cypress Meadows Pooled Mortgage Loan and is
subordinate in right of payment to The Landings at Cypress Meadows Pooled
Mortgage Loan.

     "The Landings at Cypress Meadows Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing The Landings at Cypress Meadows
Non-Pooled Subordinate Loan.

     "The Landings at Cypress Meadows Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $14,850,000 that is secured by the mortgage instruments encumbering The Landings at Cypress Meadows Mortgaged
Property.

     "Trust-Serviced Mortgage Loan Group" means the Lock Up Storage Centers
Portfolio Loan Group, the Park Place Loan Group, the JL Holdings Portfolio Loan
Group, the Landings at Cypress Meadows Loan Group, the Aspen Highlands Loan
Group and the Ramapo Centre Loan Group.

     "Trust-Serviced Non-Pooled Mortgage Loan" means the Lock Up Storage Centers
Portfolio Non-Pooled Subordinate Loan, the Park Place Non-Pooled Subordinate
Loan, the JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan, the JL
Holdings Portfolio Non-Pooled Subordinate Loan, The Landings at Cypress Meadows
Non-Pooled

                                     S-190

Subordinate Loan, the Aspen Highlands Non-Pooled Subordinate Loan and the Ramapo
Centre Non-Pooled Subordinate Loan.

     "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

     "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.
or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34 and PTE 2002-41 and as may be subsequently amended after the closing date. "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a)
estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WFB" means Wells Fargo Bank, National Association.

     "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                     S-191

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE I

                             AMORTIZATION SCHEDULES

                       HIGHLAND PARK POOLED MORTGAGE LOAN

PERIOD     DATE      BALANCE ($)  PRINCIPAL ($)  INTEREST ($)  TOTAL PAYMENT ($)
------  ---------    -----------  -------------  ------------  -----------------
   0    12/1/2004    13,500,000
   1     1/1/2005    13,489,016      10,984         70,564          81,548
   2     2/1/2005    13,477,974      11,042         70,506          81,548
   3     3/1/2005    13,460,057      17,917         63,631          81,548
   4     4/1/2005    13,448,865      11,193         70,355          81,548
   5    4/29/2005    15,948,865    (2,500,000)        -           (2,500,000)
   5    4/29/2005    15,948,865         -            832              832
   5     5/1/2005    15,935,346      13,519         68,029          81,548
   6     6/1/2005    15,921,865      13,481         83,156          96,637
   7     7/1/2005    15,905,633      16,231         80,405          96,637
   8     8/1/2005    15,891,997      13,636         83,001          96,637
   9     9/1/2005    15,878,290      13,707         82,930          96,637
  10    10/1/2005    15,861,838      16,452         80,185          96,637
  11    11/1/2005    15,847,974      13,865         82,772          96,637
  12    12/1/2005    15,831,369      16,605         80,032          96,637
  13     1/1/2006    15,817,346      14,024         82,613          96,637
  14     2/1/2006    15,803,249      14,097         82,540          96,637
  15     3/1/2006    15,781,098      22,151         74,486          96,637
  16     4/1/2006    15,766,812      14,286         82,351          96,637
  17     5/1/2006    15,749,798      17,015         79,622          96,637
  18     6/1/2006    15,735,348      14,449         82,188          96,637
  19     7/1/2006    15,718,175      17,173         79,464          96,637
  20     8/1/2006    15,703,561      14,614         82,023          96,637
  21     9/1/2006    15,688,870      14,691         81,946          96,637
  22    10/1/2006    15,671,462      17,408         79,229          96,637
  23    11/1/2006    15,656,604      14,858         81,779          96,637
  24    12/1/2006    15,639,033      17,571         79,066          96,637
  25     1/1/2007    15,624,006      15,027         81,610          96,637
  26     2/1/2007    15,608,900      15,106         81,531          96,637
  27     3/1/2007    15,585,833      23,067         73,570          96,637
  28     4/1/2007    15,570,528      15,305         81,332          96,637
  29     5/1/2007    15,552,523      18,006         78,631          96,637
  30     6/1/2007    15,537,044      15,479         81,158          96,637
  31     7/1/2007    15,518,869      18,175         78,462          96,637
  32     8/1/2007    15,503,215      15,654         80,983          96,637
  33     9/1/2007    15,487,479      15,736         80,901          96,637
  34    10/1/2007    15,469,054      18,425         78,212          96,637
  35    11/1/2007    15,453,139      15,914         80,723          96,637
  36    12/1/2007    15,434,541      18,599         78,038          96,637
  37     1/1/2008    15,418,447      16,094         80,543          96,637
  38     2/1/2008    15,402,268      16,178         80,459          96,637
  39     3/1/2008    15,380,820      21,448         75,189          96,637

                                       I-1

PERIOD     DATE      BALANCE ($)  PRINCIPAL ($)  INTEREST ($)  TOTAL PAYMENT ($)
------  ---------    -----------  -------------  ------------  -----------------
  40     4/1/2008    15,364,445      16,375         80,262          96,637
  41     5/1/2008    15,345,399      19,046         77,590          96,637
  42     6/1/2008    15,328,839      16,560         80,077          96,637
  43     7/1/2008    15,309,613      19,226         77,411          96,637
  44     8/1/2008    15,292,867      16,746         79,891          96,637
  45     9/1/2008    15,276,033      16,834         79,803          96,637
  46    10/1/2008    15,256,540      19,493         77,144          96,637
  47    11/1/2008    15,239,517      17,023         79,614          96,637
  48    12/1/2008    15,219,840      19,677         76,960          96,637
  49     1/1/2009    15,202,625      17,215         79,422          96,637
  50     2/1/2009    15,185,321      17,305         79,332          96,637
  51     3/1/2009    15,160,257      25,063         71,573          96,637
  52     4/1/2009    15,142,732      17,526         79,111          96,637
  53     5/1/2009    15,122,565      20,166         76,471          96,637
  54     6/1/2009    15,104,843      17,722         78,915          96,637
  55     7/1/2009    15,084,486      20,357         76,279          96,637
  56     8/1/2009    15,066,565      17,921         78,716          96,637
  57     9/1/2009    15,048,550      18,015         78,622          96,637
  58    10/1/2009    15,027,908      20,642         75,995          96,637
  59    11/1/2009    15,009,692      18,216         78,421          96,637
  60    12/1/2009    14,988,854      20,838         75,799          96,637
  61     1/1/2010    14,970,434      18,420         78,217          96,637
  62     2/1/2010    14,951,918      18,516         78,121          96,637
  63     3/1/2010    14,925,754      26,164         70,473          96,637
  64     4/1/2010    14,907,005      18,749         77,888          96,637
  65     5/1/2010    14,885,648      21,357         75,280          96,637
  66     6/1/2010    14,866,690      18,959         77,678          96,637
  67     7/1/2010    14,845,130      21,560         75,077          96,637
  68     8/1/2010    14,825,960      19,170         77,467          96,637
  69     9/1/2010    14,806,689      19,270         77,367          96,637
  70    10/1/2010    14,784,826      21,863         74,774          96,637
  71    11/1/2010    14,765,342      19,485         77,152          96,637
  72    12/1/2010    14,743,270      22,072         74,565          96,637
  73     1/1/2011    14,723,568      19,702         76,935          96,637
  74     2/1/2011    14,703,764      19,804         76,832          96,637
  75     3/1/2011    14,676,430      27,333         69,304          96,637
  76     4/1/2011    14,656,380      20,050         76,587          96,637
  77     5/1/2011    14,633,758      22,622         74,015          96,637
  78     6/1/2011    14,613,485      20,273         76,364          96,637
  79     7/1/2011    14,590,646      22,839         73,798          96,637
  80     8/1/2011    14,570,148      20,498         76,139          96,637
  81     9/1/2011    14,549,543      20,605         76,032          96,637
  82    10/1/2011    14,526,381      23,162         73,475          96,637
  83    11/1/2011    14,505,548      20,833         75,804          96,637
  84    12/1/2011    14,482,164      23,384         73,253          96,637
  85     1/1/2012    14,461,100      21,064         75,573          96,637
  86     2/1/2012    14,439,926      21,174         75,463          96,637
  87     3/1/2012    14,413,780      26,146         70,491          96,637
  88     4/1/2012    14,392,359      21,421         75,216          96,637

                                       I-2

PERIOD     DATE      BALANCE ($)  PRINCIPAL ($)  INTEREST ($)  TOTAL PAYMENT ($)
------  ---------    -----------  -------------  ------------  -----------------
  89     5/1/2012    14,368,403      23,956         72,681          96,637
  90     6/1/2012    14,346,745      21,658         74,979          96,637
  91     7/1/2012    14,322,559      24,186         72,451          96,637
  92     8/1/2012    14,300,662      21,897         74,740          96,637
  93     9/1/2012    14,278,651      22,011         74,626          96,637
  94    10/1/2012    14,254,121      24,530         72,107          96,637
  95    11/1/2012    14,231,867      22,254         74,383          96,637
  96    12/1/2012    14,207,101      24,766         71,871          96,637
  97     1/1/2013    14,184,602      22,500         74,137          96,637
  98     2/1/2013    14,161,985      22,617         74,020          96,637
  99     3/1/2013    14,132,098      29,887         66,750          96,637
 100     4/1/2013    14,109,207      22,891         73,746          96,637
 101     5/1/2013    14,083,822      25,385         71,252          96,637
 102     6/1/2013    14,060,679      23,143         73,494          96,637
 103     7/1/2013    14,035,048      25,630         71,006          96,637
 104     8/1/2013    14,011,651      23,397         73,240          96,637
 105     9/1/2013    13,988,132      23,519         73,117          96,637
 106    10/1/2013    13,962,135      25,997         70,640          96,637
 107    11/1/2013    13,938,357      23,778         72,859          96,637
 108    12/1/2013    13,912,109      26,248         70,389          96,637
 109     1/1/2014    13,888,070      24,039         72,598          96,637
 110     2/1/2014    13,863,906      24,164         72,473          96,637
 111     3/1/2014    13,832,614      31,292         65,345          96,637
 112     4/1/2014    13,808,160      24,454         72,183          96,637
 113     5/1/2014    13,781,254      26,906         69,731          96,637
 114     6/1/2014    13,756,533      24,722         71,915          96,637
 115     7/1/2014    13,729,366      27,166         69,470          96,637
 116     8/1/2014    13,704,374      24,993         71,644          96,637
 117     9/1/2014    13,679,251      25,123         71,514          96,637
 118    10/1/2014    13,651,694      27,557         69,080          96,637
 119    11/1/2014    13,626,296      25,398         71,239          96,637
 120    12/1/2014         -        13,626,296       68,813        13,695,109

                                       I-3

                      PROSPECT SQUARE POOLED MORTGAGE LOAN

PERIOD    DATE       BALANCE ($)  PRINCIPAL ($)  INTEREST ($)  TOTAL PAYMENT ($)
------  ---------    -----------  -------------  ------------  -----------------
   0     9/1/2004     10,500,000
   1    10/1/2004     10,500,000         -          52,644          52,644
   2    11/1/2004     10,500,000         -          54,398          54,398
   3    12/1/2004     10,500,000         -          52,644          52,644
   4     1/1/2005     10,500,000         -          54,398          54,398
   5     2/1/2005     10,500,000         -          54,398          54,398
   6     3/1/2005     10,500,000         -          49,134          49,134
   7     4/1/2005     10,500,000         -          54,398          54,398
   8     5/1/2005     10,500,000         -          52,644          52,644
   9     6/1/2005     10,500,000         -          54,398          54,398
  10     7/1/2005     10,500,000         -          52,644          52,644
  11     8/1/2005     10,500,000         -          54,398          54,398
  12     9/1/2005     10,500,000         -          54,398          54,398
  13    10/1/2005     10,500,000         -          52,644          52,644
  14    11/1/2005     10,500,000         -          54,398          54,398
  15    12/1/2005     10,500,000         -          52,644          52,644
  16     1/1/2006     10,500,000         -          54,398          54,398
  17     2/1/2006     10,500,000         -          54,398          54,398
  18     3/1/2006     10,500,000         -          49,134          49,134
  19     4/1/2006     10,500,000         -          54,398          54,398
  20     5/1/2006     10,500,000         -          52,644          52,644
  21     6/1/2006     10,500,000         -          54,398          54,398
  22     7/1/2006     10,500,000         -          52,644          52,644
  23     8/1/2006     10,500,000         -          54,398          54,398
  24     9/1/2006     10,500,000         -          54,398          54,398
  25    10/1/2006     10,500,000         -          52,644          52,644
  26    11/1/2006     10,500,000         -          54,398          54,398
  27    12/1/2006     10,500,000         -          52,644          52,644
  28     1/1/2007     10,500,000         -          54,398          54,398
  29     2/1/2007     10,500,000         -          54,398          54,398
  30     3/1/2007     10,500,000         -          49,134          49,134
  31     4/1/2007     10,500,000         -          54,398          54,398
  32     5/1/2007     10,500,000         -          52,644          52,644
  33     6/1/2007     10,500,000         -          54,398          54,398
  34     7/1/2007     10,500,000         -          52,644          52,644
  35     8/1/2007     10,500,000         -          54,398          54,398
  36     9/1/2007     10,500,000         -          54,398          54,398
  37    10/1/2007     10,490,713       9,287        52,644          61,931
  38    11/1/2007     10,483,301       7,412        54,350          61,762
  39    12/1/2007     10,473,921       9,379        52,560          61,939
  40     1/1/2008     10,466,414       7,507        54,263          61,771
  41     2/1/2008     10,458,864       7,550        54,225          61,775
  42     3/1/2008     10,447,429      11,435        50,690          62,125
  43     4/1/2008     10,439,771       7,658        54,126          61,784
  44     5/1/2008     10,430,151       9,619        52,342          61,961
  45     6/1/2008     10,422,395       7,757        54,037          61,793

                                       I-4

PERIOD    DATE       BALANCE ($)  PRINCIPAL ($)  INTEREST ($)  TOTAL PAYMENT ($)
------  ---------    -----------  -------------  ------------  -----------------
  46     7/1/2008     10,412,680       9,715        52,255          61,970
  47     8/1/2008     10,404,824       7,856        53,946          61,803
  48     9/1/2008     10,396,923       7,901        53,906          61,807
  49    10/1/2008     10,387,068       9,855        52,127          61,983
  50    11/1/2008     10,379,066       8,002        53,814          61,816
  51    12/1/2008     10,369,112       9,954        52,038          61,992
  52     1/1/2009     10,361,008       8,104        53,721          61,825
  53     2/1/2009     10,352,858       8,150        53,679          61,829
  54     3/1/2009     10,338,956      13,901        48,446          62,347
  55     4/1/2009     10,330,681       8,276        53,565          61,841
  56     5/1/2009     10,320,460      10,220        51,796          62,016
  57     6/1/2009     10,312,079       8,381        53,469          61,850
  58     7/1/2009     10,301,756      10,323        51,702          62,025
  59     8/1/2009     10,293,269       8,488        53,372          61,860
  60     9/1/2009     10,284,733       8,536        53,328          61,864
  61    10/1/2009     10,274,259      10,474        51,565          62,039
  62    11/1/2009     10,265,615       8,644        53,230          61,874
  63    12/1/2009     10,255,036      10,579        51,470          62,049
  64     1/1/2010     10,246,282       8,754        53,131          61,884
  65     2/1/2010     10,237,479       8,803        53,085          61,889
  66     3/1/2010     10,222,984      14,494        47,907          62,401
  67     4/1/2010     10,214,048       8,936        52,965          61,901
  68     5/1/2010     10,203,185      10,863        51,211          62,074
  69     6/1/2010     10,194,136       9,049        52,862          61,911
  70     7/1/2010     10,183,164      10,973        51,112          62,084
  71     8/1/2010     10,174,001       9,163        52,759          61,921
  72     9/1/2010     10,164,786       9,215        52,711          61,926
  73    10/1/2010     10,153,651      11,134        50,965          62,099
  74    11/1/2010     10,144,320       9,331        52,606          61,937
  75    12/1/2010     10,133,073      11,247        50,862          62,109
  76     1/1/2011     10,123,625       9,448        52,499          61,947
  77     2/1/2011     10,114,123       9,502        52,450          61,952
  78     3/1/2011     10,098,994      15,129        47,330          62,459
  79     4/1/2011     10,089,352       9,642        52,323          61,965
  80     5/1/2011     10,077,802      11,550        50,587          62,137
  81     6/1/2011     10,068,039       9,763        52,213          61,976
  82     7/1/2011     10,056,372      11,668        50,480          62,148
  83     8/1/2011     10,046,487       9,885        52,102          61,987
  84     9/1/2011     10,036,546       9,941        52,051          61,992
  85    10/1/2011     10,024,705      11,841        50,322          62,163
  86    11/1/2011     10,014,640      10,065        51,938          62,004
  87    12/1/2011     10,002,678      11,962        50,213          62,174
  88     1/1/2012      9,992,488      10,191        51,824          62,015
  89     2/1/2012      9,982,239      10,249        51,772          62,020
  90     3/1/2012      9,968,266      13,974        48,382          62,356
  91     4/1/2012      9,957,879      10,386        51,646          62,033
  92     5/1/2012      9,945,605      12,275        49,928          62,203
  93     6/1/2012      9,935,089      10,515        51,529          62,044
  94     7/1/2012      9,922,689      12,400        49,814          62,214

                                       I-5

PERIOD    DATE       BALANCE ($)  PRINCIPAL ($)  INTEREST ($)  TOTAL PAYMENT ($)
------  ---------    -----------  -------------  ------------  -----------------
  95     8/1/2012      9,912,043      10,646        51,410          62,056
  96     9/1/2012      9,901,337      10,707        51,355          62,062
  97    10/1/2012      9,888,751      12,586        49,645          62,231
  98    11/1/2012      9,877,911      10,839        51,235          62,074
  99    12/1/2012      9,865,196      12,715        49,528          62,243
 100     1/1/2013      9,854,223      10,973        51,113          62,086
 101     2/1/2013      9,843,187      11,036        51,056          62,092
 102     3/1/2013      9,826,665      16,522        46,064          62,586
 103     4/1/2013      9,815,472      11,193        50,913          62,106
 104     5/1/2013      9,802,413      13,059        49,215          62,274
 105     6/1/2013      9,791,082      11,331        50,788          62,119
 106     7/1/2013      9,777,889      13,194        49,093          62,286
 107     8/1/2013      9,766,418      11,470        50,661          62,131
 108     9/1/2013      9,754,883      11,536        50,601          62,137
 109    10/1/2013      9,741,490      13,393        48,911          62,304
 110    11/1/2013      9,729,812      11,678        50,472          62,150
 111    12/1/2013      9,716,281      13,531        48,786          62,317
 112     1/1/2014      9,704,460      11,821        50,342          62,163
 113     2/1/2014      9,692,571      11,888        50,281          62,169
 114     3/1/2014      9,675,275      17,297        45,359          62,656
 115     4/1/2014      9,663,220      12,055        50,130          62,184
 116     5/1/2014      9,649,322      13,898        48,452          62,350
 117     6/1/2014      9,637,119      12,202        49,995          62,198
 118     7/1/2014      9,623,078      14,042        48,321          62,363
 119     8/1/2014      9,610,726      12,352        49,859          62,211
 120     9/1/2014          -       9,610,726        49,796       9,660,521

                                       I-6

                                   SCHEDULE II

                               IO REFERENCE RATES



INTEREST ACCRUAL PERIOD(1)    REFERENCE RATE (%)       INTEREST ACCRUAL PERIOD(1)    REFERENCE RATE (%)
--------------------------    ------------------       --------------------------    ------------------

June 2005                                              June 2009
July 2005                                              July 2009
August 2005                                            August 2009
September 2005                                         September 2009
October 2005                                           October 2009
November 2005                                          November 2009
December 2005                                          December 2009
January 2006                                           January 2010
February 2006                                          February 2010
March 2006                                             March 2010
April 2006                                             April  2010
May 2006                                               May 2010
June 2006                                              June 2010
July 2006                                              July 2010
August 2006                                            August 2010
September 2006                                         September 2010
October 2006                                           October 2010
November 2006                                          November 2010
December 2006                                          December  2010
January 2007                                           January 2011
February 2007                                          February 2011
March 2007                                             March 2011
April 2007                                             April 2011
May 2007                                               May 2011
June 2007                                              June 2011
July 2007                                              July 2011
August 2007                                            August 2011
September 2007                                         September 2011
October 2007                                           October 2011
November 2007                                          November 2011
December 2007                                          December 2011
January 2008                                           January 2012
February 2008                                          February 2012
March 2008                                             March 2012
April 2008                                             April 2012
May  2008                                              May 2012
June 2008                                              June 2012
July 2008                                              July 2012
August 2008                                            August 2012
September 2008                                         September 2012
October 2008                                           October 2012
November 2008                                          November 2012
December 2008                                          December 2012
January 2009                                           January 2013
February 2009                                          February 2013
March 2009                                             March 2013
April 2009                                             April 2013
May 2009                                               May 2013


(1)  Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the June 2005 interest accrual period relates to the July 2005 distribution date.

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  SCHEDULE III

                      CLASS A-AB PLANNED PRINCIPAL BALANCES



                      CLASS A-AB                           CLASS A-AB                            CLASS A-AB
                       PLANNED                              PLANNED                                PLANNED
                      PRINCIPAL                            PRINCIPAL                              PRINCIPAL
DISTRIBUTION DATE    BALANCE ($)     DISTRIBUTION DATE    BALANCE ($)       DISTRIBUTION DATE    BALANCE ($)
-----------------   --------------   -----------------   --------------     -----------------   -------------

Closing Date        128,000,000.00   March 2009          128,000,000.00     December 2012       69,761,000.00
July 2005           128,000,000.00   April 2009          128,000,000.00     January 2013        67,252,000.00
August 2005         128,000,000.00   May 2009            128,000,000.00     February 2013       64,732,000.00
September 2005      128,000,000.00   June 2009           128,000,000.00     March 2013          61,563,000.00
October 2005        128,000,000.00   July 2009           128,000,000.00     April 2013          59,015,000.00
November 2005       128,000,000.00   August 2009         128,000,000.00     May 2013            56,244,000.00
December 2005       128,000,000.00   September 2009      128,000,000.00     June 2013           53,672,000.00
January 2006        128,000,000.00   October 2009        128,000,000.00     July 2013           50,876,000.00
February 2006       128,000,000.00   November 2009       128,000,000.00     August 2013         48,278,000.00
March 2006          128,000,000.00   December 2009       128,000,000.00     September 2013      45,668,000.00
April 2006          128,000,000.00   January 2010        128,000,000.00     October 2013        42,836,000.00
May 2006            128,000,000.00   February 2010       128,000,000.00     November 2013       40,199,000.00
June 2006           128,000,000.00   March 2010          128,000,000.00     December 2013       33,776,000.00
July 2006           128,000,000.00   April 2010          128,000,000.00     January 2014        31,120,000.00
August 2006         128,000,000.00   May 2010            128,000,000.00     February 2014       28,453,000.00
September 2006      128,000,000.00   June 2010           128,000,000.00     March 2014          25,152,000.00
October 2006        128,000,000.00   July 2010           128,000,000.00     April 2014          22,456,000.00
November 2006       128,000,000.00   August 2010         128,000,000.00     May 2014            12,341,000.00
December 2006       128,000,000.00   September 2010      128,000,000.00     June 2014            7,565,000.00
January 2007        128,000,000.00   October 2010        128,000,000.00     July 2014            4,629,000.00
February 2007       128,000,000.00   November 2010       126,397,067.94     August 2014          1,883,000.00
March 2007          128,000,000.00   December 2010       123,848,000.00     September 2014               0.00
April 2007          128,000,000.00   January 2011        121,512,000.00
May 2007            128,000,000.00   February 2011       119,165,000.00
June 2007           128,000,000.00   March 2011          116,136,000.00
July 2007           128,000,000.00   April 2011          113,763,000.00
August 2007         128,000,000.00   May 2011            111,156,000.00
September 2007      128,000,000.00   June 2011           108,760,000.00
October 2007        128,000,000.00   July 2011           106,131,000.00
November 2007       128,000,000.00   August 2011         103,711,000.00
December 2007       128,000,000.00   September 2011      101,279,000.00
January 2008        128,000,000.00   October 2011         98,615,000.00
February 2008       128,000,000.00   November 2011        96,160,000.00
March 2008          128,000,000.00   December 2011        93,473,000.00
April 2008          128,000,000.00   January 2012         90,993,000.00
May 2008            128,000,000.00   February 2012        88,501,000.00
June 2008           128,000,000.00   March 2012           87,000,000.00
July 2008           128,000,000.00   April 2012           86,500,000.00
August 2008         128,000,000.00   May 2012             86,000,000.00
September 2008      128,000,000.00   June 2012            85,199,000.00
October 2008        128,000,000.00   July 2012            82,547,000.00
November 2008       128,000,000.00   August 2012          80,099,000.00
December 2008       128,000,000.00   September 2012       77,640,000.00
January 2009        128,000,000.00   October 2012         74,954,000.00
February 2009       128,000,000.00   November 2012        72,470,000.00


                                      III-1

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                  NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN SELLER                     MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
  Mortgage, Inc.                      30          628,668,004          35.6    5.5314         119      1.73          71.7      62.2
Prudential Mortgage Capital
  Funding                             46          439,057,491          24.9    5.4025         117      1.76          65.9      55.6
Principal Commercial Funding,
  LLC.                                37          345,277,193          19.6    5.4450         109      1.69          64.9      57.0
Wells Fargo Bank, N.A.                76          324,467,742          18.4    5.6215         118      1.69          66.7      54.7
Nationwide Life Insurance Co.          4           27,772,864           1.6    5.5560         119      2.10          61.5      49.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


CUT-OFF DATE BALANCES



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                  NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)        MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

578,571 - 2,000,000                   31           42,730,673           2.4    5.7009         127      2.41          53.0      36.3
2,000,001 - 3,000,000                 27           68,986,292           3.9    5.5582         117      1.48          64.6      52.0
3,000,001 - 5,000,000                 31          124,773,751           7.1    5.5000         117      1.60          67.1      56.1
5,000,001 - 7,000,000                 23          133,420,446           7.6    5.4296         114      1.63          67.6      56.0
7,000,001 - 9,000,000                 19          151,218,170           8.6    5.4683         118      1.52          69.9      58.9
9,000,001 - 11,000,000                18          181,016,063          10.3    5.4797         110      1.62          67.3      56.4
11,000,001 - 13,000,000               12          142,310,243           8.1    5.3689         106      1.56          68.1      58.0
13,000,001 - 15,000,000                7          100,625,424           5.7    5.4458         119      1.85          59.0      49.5
15,000,001 - 17,000,000                3           47,321,865           2.7    5.5875         117      1.43          75.8      65.9
17,000,001 - 19,000,000                3           53,491,536           3.0    5.2897         118      1.54          74.7      64.3
19,000,001 - 21,000,000                2           40,000,000           2.3    5.4365         118      1.52          80.1      71.0
21,000,001 - 31,000,000               10          233,990,643          13.3    5.4739         118      1.63          72.8      62.3
31,000,001 - 41,000,000                3          112,128,188           6.4    5.4736         118      1.94          70.1      59.4
41,000,001 - 61,000,000                3          153,230,000           8.7    5.3874         118      2.46          55.8      53.2
61,000,001 - 180,000,000               1          180,000,000          10.2    5.8570         120      1.71          72.9      64.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: $578,571
Maximum: $180,000,000
Average: $9,146,338

(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-1

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

STATES



====================================================================================================================================

                                                                PERCENT BY   WEIGHTED    WEIGHTED                 WEIGHTED  WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE     AVERAGE    WEIGHTED      AVERAGE   AVERAGE
                              NUMBER OF         CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
STATE                    MORTGAGED PROPERTIES    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                       38              264,386,894      15.0       5.4114         118        1.54        66.7       55.8
     Southern California         27              203,981,265      11.6       5.3990         117        1.58        67.7       57.9
     Northern California         11               60,405,629       3.4       5.4533         123        1.40        63.6       48.9
New York                          9              240,988,423      13.7       5.7413         117        1.83        70.9       62.1
Illinois                         20              123,382,533       7.0       5.4867         110        2.29        57.9       50.3
Texas                            12              119,177,115       6.8       5.4961         119        1.66        75.6       64.5
Florida                          19              102,894,975       5.8       5.3959         113        2.00        61.4       53.5
Virginia                          7               94,493,877       5.4       5.3942         119        1.57        72.6       63.6
Maryland                         10               80,966,403       4.6       5.5308         120        1.49        73.9       59.9
Washington                        9               80,625,391       4.6       5.3735         118        1.70        64.5       54.7
New Jersey                        7               78,242,691       4.4       5.4835         116        2.12        54.6       50.5
Arizona                          27               57,116,976       3.2       5.4867         116        1.49        71.5       60.0
Michigan                          3               51,440,283       2.9       5.4116         119        2.27        62.3       50.7
Georgia                           9               51,403,090       2.9       5.4707         117        1.58        68.0       58.1
Ohio                              8               49,596,792       2.8       5.4628         116        1.54        78.2       68.1
Minnesota                         6               40,560,530       2.3       5.5259         116        1.57        73.2       60.1
Louisiana                        58               37,566,534       2.1       5.6634         117        1.76        57.4       47.6
Colorado                          7               32,209,420       1.8       5.4135         113        1.54        73.7       63.8
Connecticut                       3               29,892,929       1.7       5.5305         119        1.74        70.8       59.3
Nevada                            4               27,911,747       1.6       5.5899         118        1.32        74.6       62.7
Delaware                          3               25,880,612       1.5       5.0991         118        1.82        66.1       55.2
District of Columbia              1               21,350,000       1.2       5.7000         118        1.44        76.3       67.2
Pennsylvania                      3               21,172,836       1.2       5.4016         119        1.41        74.3       63.2
Oregon                            3               19,942,947       1.1       5.4463         120        1.40        73.3       63.6
North Carolina                    6               16,716,000       0.9       5.5136         119        1.97        72.2       62.6
Alabama                          23               15,416,895       0.9       5.4984          90        1.61        68.3       57.0
Alaska                            3               14,228,005       0.8       5.3681          99        1.31        67.1       51.5
North Dakota                      1               12,500,000       0.7       5.3400         120        1.47        55.1       41.8
Wisconsin                         2               11,115,000       0.6       5.7800          60        1.55        64.6       64.6
South Carolina                    5               10,508,257       0.6       5.9248         114        1.45        70.6       60.0
Nebraska                          1                9,372,129       0.5       5.8400         118        1.43        69.9       53.5
Utah                              3                7,730,289       0.4       5.5155          96        1.31        74.8       65.6
Massachusetts                     1                5,500,000       0.3       4.8200         119        2.97        38.3       33.1
Indiana                           2                4,439,476       0.3       5.4459         118        1.38        75.0       58.5
New Hampshire                     1                3,596,849       0.2       5.7900         119        1.52        70.5       59.6
Idaho                             1                1,498,078       0.1       5.9800         119        1.34        73.4       57.1
Mississippi                       9                1,419,320       0.1       6.2842         117        2.52        36.4       28.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         324           $1,765,243,294     100.0%      5.4994%        116        1.73x       67.9%      58.0%
====================================================================================================================================


(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-2

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES



====================================================================================================================================

                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                             NUMBER OF          CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
PROPERTY TYPE           MORTGAGED PROPERTIES      BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                          197              656,304,479          37.2     5.4900         118      1.57         69.7      59.2
Office                           34              575,342,950          32.6     5.5846         115      1.70         70.6      62.5
Hospitality                      10              132,937,800           7.5     5.5350         117      2.14         62.9      50.0
Multifamily                      24              124,623,930           7.1     5.2975         115      1.79         61.9      51.1
Industrial                       23              122,240,981           6.9     5.4662         112      1.51         69.6      57.9
Self Storage                     28              109,949,479           6.2     5.3635         120      2.60         50.9      42.2
Manufactured Housing
  Community                      6                29,334,089           1.7     5.4186         118      1.48         75.8      65.0
Mixed Use                        1                14,386,168           0.8     5.4200         119      1.26         70.8      59.2
Land                             1                   123,419           0.0     6.2842         117      2.52         36.4      28.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         324           $1,765,243,294         100.0%    5.4994%        116      1.73x        67.9%     58.0%
====================================================================================================================================


Mortgage Rates



====================================================================================================================================

                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                   AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                             NUMBER OF          CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)          MORTGAGE LOANS         BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.7000% - 5.0000%                 5               44,917,983           2.5     4.8256         100      1.99         52.5      42.0
5.0001% - 5.2500%                29              292,149,910          16.6     5.1555         113      1.81         66.5      57.9
5.2501% - 5.5000%                69              666,188,178          37.7     5.3753         117      1.81         67.1      56.8
5.5001% - 5.7500%                41              323,333,996          18.3     5.6214         118      1.60         70.2      60.4
5.7501% - 6.0000%                30              357,745,276          20.3     5.8452         117      1.56         71.9      61.9
6.0001% - 6.2500%                15               63,715,723           3.6     6.0747         118      1.61         67.8      55.7
6.2501% - 6.3300%                 4               17,192,228           1.0     6.2902         125      2.63         35.2      27.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         193           $1,765,243,294         100.0%    5.4994%        116      1.73x        67.9%     58.0%
====================================================================================================================================


Minimum: 4.7000%
Maximum: 6.3300%
Weighted Average: 5.4994%

(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-3

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD



====================================================================================================================================

                                                                  PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
REMAINING TERM TO STATED          NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
MATURITY (MOS.)                 MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

56 - 60                               4            33,310,459           1.9    5.2192          58      1.90          58.7      57.2
61 - 84                               9            68,137,219           3.9    5.3557          81      1.67          63.3      55.7
85 - 120                             173        1,648,631,268          93.4    5.5070         118      1.73          68.3      58.3
121 - 227                             7            15,164,348           0.9    5.9339         178      1.75          60.0      36.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: 56 mos.
Maximum: 227 mos.
Weighted Average: 116 mos.

DEBT SERVICE COVERAGE RATIOS



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
DEBT SERVICE COVERAGE             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
RATIO (X)                      MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.07 - 1.20                            6           18,909,204           1.1    5.4656         110      1.19          70.0      56.4
1.21 - 1.30                           23          177,189,887          10.0    5.5618         114      1.27          73.0      60.3
1.31 - 1.40                           41          268,821,661          15.2    5.5195         119      1.35          71.9      57.9
1.41 - 1.50                           29          207,210,755          11.7    5.5208         118      1.45          69.0      57.4
1.51 - 1.60                           26          223,483,729          12.7    5.4666         115      1.56          71.8      62.1
1.61 - 1.70                           20          206,169,181          11.7    5.3244         119      1.64          72.6      63.9
1.71 - 1.80                           12          270,830,126          15.3    5.7156         113      1.73          69.6      61.4
1.81 - 1.90                            5           30,442,836           1.7    5.4165         118      1.87          71.8      61.0
1.91 - 2.00                            5           54,685,113           3.1    5.3968         116      1.96          70.7      61.6
2.01 - 2.10                            5           77,324,776           4.4    5.5276         116      2.07          59.8      55.9
2.11 - 2.20                            3           18,491,554           1.0    5.7315         115      2.15          60.7      51.9
2.21 - 2.30                            1           13,581,074           0.8    5.5500         119      2.21          55.2      42.3
2.31 - 2.50                            3           35,276,099           2.0    5.3735         119      2.38          63.1      52.5
2.51 - 16.19                          14          162,827,299           9.2    5.3151         114      3.11          44.9      40.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: 1.07x
Maximum: 16.19x
Weighted Average: 1.73x

(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-4

                                APPENDIX A (1)(2)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
CUT-OFF DATE                      NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

06.7% - 40.0%                         13          104,701,032           5.9    5.3907         117      3.38          36.6      32.0
40.1% - 45.0%                          3            5,481,660           0.3    5.5874         119      1.80          42.7      22.9
45.1% - 50.0%                         10           58,291,941           3.3    5.3037         120      1.93          48.7      40.5
50.1% - 55.0%                          8           46,107,540           2.6    5.0679         105      1.99          52.4      43.3
55.1% - 60.0%                         11          127,512,691           7.2    5.5142         111      1.88          57.3      51.2
60.1% - 65.0%                         26          189,589,055          10.7    5.4417         111      1.74          63.2      52.2
65.1% - 70.0%                         33          232,538,000          13.2    5.5063         117      1.66          68.3      56.5
70.1% - 75.0%                         53          612,347,903          34.7    5.5943         119      1.56          73.0      63.0
75.1% - 84.0%                         36          388,673,473          22.0    5.4775         117      1.47          78.8      67.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: 06.7%
Maximum: 84.0%
Weighted Average: 67.9%

BALLOON LOAN-TO-VALUE RATIOS



====================================================================================================================================

                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
BALLOON LOAN-TO-VALUE             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
RATIO (%)                      MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.4% - 25.0%                          11           17,575,170           1.0    5.4036         138      3.58          36.2       9.1
25.1% - 30.0%                          1           14,942,786           0.8    6.2842         117      2.52          36.4      28.7
30.1% - 35.0%                          5           32,934,930           1.9    5.0196         108      2.16          41.9      33.1
35.1% - 40.0%                         12           97,543,801           5.5    5.3475         119      2.81          44.1      36.8
40.1% - 45.0%                          9           70,718,159           4.0    5.3696         115      1.66          53.7      41.8
45.1% - 50.0%                         13           71,559,559           4.1    5.3816         125      1.94          57.7      47.8
50.1% - 55.0%                         33          247,458,076          14.0    5.5253         111      1.76          64.1      53.0
55.1% - 60.0%                         36          271,450,111          15.4    5.4481         118      1.67          67.4      58.0
60.1% - 65.0%                         38          478,500,462          27.1    5.6520         117      1.53          73.1      63.4
65.1% - 70.0%                         27          376,768,414          21.3    5.4321         115      1.58          77.0      67.4
70.1% - 71.7%                          8           85,791,827           4.9    5.4767         117      1.51          80.0      70.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,765,243,294         100.0%   5.4994%        116      1.73x         67.9%     58.0%
====================================================================================================================================


Minimum: 0.4%
Maximum: 71.7%
Weighted Average: 58.0%

(1) For purposes of the prospectus supplement and this Annex A, the $14,942,786
JL Holdings Portfolio pooled mortgage loan represents a 50.0% portion of a pari passu note in a $29,885,572 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $14,942,786 is not included in the trust. All LTV and DSCR figures in this table are based on the total $29,885,572 financing.

(2) For purposes of the prospectus supplement and this Annex A, the $5,000,000
Marquis Apartments pooled mortgage loan represents a 10.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $45,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

                                      A-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]



BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR8

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                                                                                                                         % OF
               CMSA             CMSA                                                                                 INITIAL POOL
   ID        LOAN NO.       PROPERTY NO.     PROPERTY NAME (1)                                                         BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   1             1              1-001        One MetroTech Center                                                       10.2%
   2             2                           Lock Up Storage Centers Portfolio                                           3.2%
  2-a                           2-001        1930 N. Clybourn Ave.                                                       0.4%
  2-b                           2-002        1400 S. Skokie Hwy.                                                         0.3%
  2-c                           2-003        305 Eisenhower Pkwy.                                                        0.3%
------------------------------------------------------------------------------------------------------------------------------------
  2-d                           2-004        5250 Golf Rd.                                                               0.3%
  2-e                           2-005        350 W. Kinzie St.                                                           0.3%
  2-f                           2-006        750 Busse Highway                                                           0.3%
  2-g                           2-007        1200 Pine Ridge Rd.                                                         0.2%
  2-h                           2-008        125 Bergenline Ave.                                                         0.2%
------------------------------------------------------------------------------------------------------------------------------------
  2-i                           2-009        995 Golden Gate Pkwy.                                                       0.2%
  2-j                           2-010        1401 N. Plum Grove Rd.                                                      0.2%
  2-k                           2-011        2600 Old Willow Rd.                                                         0.2%
  2-l                           2-012        2525 W. Armitage Ave.                                                       0.1%
  2-m                           2-013        431 Ogden Ave.                                                              0.1%
------------------------------------------------------------------------------------------------------------------------------------
  2-n                           2-014        747 Milwaukee Ave.                                                          0.1%
  2-o                           2-015        800 Frontage Rd.                                                            0.1%
   3             3              3-001        Park Place                                                                  2.9%
   4             4              4-001        Ballston Office Center                                                      2.6%
   5             5              5-001        Marriott Troy                                                               2.2%
------------------------------------------------------------------------------------------------------------------------------------
   6             6              6-001        Northwood Centre                                                            2.1%
   7             7              7-001        Kaleidoscope Center                                                         2.0%
   8             8              8-001        Alexandria Mall                                                             1.5%
   9             9              9-001        Marriott Houston                                                            1.4%
   10           10             10-001        Seattle Design Center                                                       1.4%
------------------------------------------------------------------------------------------------------------------------------------
   11           11             11-001        677 Broadway                                                                1.4%
   12           12             12-001        888 Bestgate Road                                                           1.4%
   13           13             13-001        Malibu Creek Plaza                                                          1.3%
   14           14             14-001        Roseville Corporate Center                                                  1.3%
   15           15             15-001        Hechinger Mall                                                              1.2%
------------------------------------------------------------------------------------------------------------------------------------
   16           16             16-001        Robbins Business Park                                                       1.2%
   17           17             17-001        Mariposa Mall                                                               1.2%
   18           18             18-001        Laurel Promenade                                                            1.1%
   19           19             19-001        Denton Center Shopping Center                                               1.1%
   20           20             20-001        Ralph's - La Brea                                                           1.0%
------------------------------------------------------------------------------------------------------------------------------------
   21           21             21-001        Heritage Square                                                             1.0%
   22           22             22-001        Gateway Plaza                                                               1.0%
   23           23             23-001        Union Centre Pavilion                                                       0.9%
   24           24             24-001        Highland Park Plaza                                                         0.9%
   25           25             25-001        Glenbrook Apartments                                                        0.9%
------------------------------------------------------------------------------------------------------------------------------------
   26           26             26-001        1528 Walnut Street                                                          0.9%
   27           27                           JL Holdings Portfolio                                                       0.9%
  27-a                         27-001        JL Holdings Portfolio - Stillman Blvd. - Tuscaloosa, AL                     0.0%
  27-b                         27-002        JL Holdings Portfolio - Perdido Key Drive - Pensacola, FL                   0.0%
  27-c                         27-003        JL Holdings Portfolio - So. McKenzie - Foley, AL                            0.0%
------------------------------------------------------------------------------------------------------------------------------------
  27-d                         27-004        JL Holdings Portfolio - 59 & Fort Morgan Rd. - Gulf Shores, AL              0.0%
  27-e                         27-005        JL Holdings Portfolio - Monroe Hwy. - Pineville, LA                         0.0%
  27-f                         27-006        JL Holdings Portfolio - Siegan Lane - Baton Rouge, LA                       0.0%
  27-g                         27-007        JL Holdings Portfolio - West Esplanade Ave. - Kenner, LA                    0.0%
  27-h                         27-008        JL Holdings Portfolio - Church Point Highway - Rayne, LA                    0.0%
------------------------------------------------------------------------------------------------------------------------------------
  27-i                         27-009        JL Holdings Portfolio - Walker South Road - Walker, LA                      0.0%
  27-j                         27-010        JL Holdings Portfolio - Center St. - New Iberia, LA                         0.0%
  27-k                         27-011        JL Holdings Portfolio - Airport Blvd. - Mobile, AL                          0.0%
  27-l                         27-012        JL Holdings Portfolio - Florida Blvd. - Baton Rouge, LA                     0.0%
  27-m                         27-013        JL Holdings Portfolio - Highway 73 - Geismar, LA                            0.0%
------------------------------------------------------------------------------------------------------------------------------------
  27-n                         27-014        JL Holdings Portfolio - Westbank Expressway - Westwego, LA                  0.0%
  27-o                         27-015        JL Holdings Portfolio - W. Park Ave. - Gray, LA                             0.0%
  27-p                         27-016        JL Holdings Portfolio - Highway 90 W - Mobile, AL                           0.0%
  27-q                         27-017        JL Holdings Portfolio - Moffett Rd. - Semines, AL                           0.0%
  27-r                         27-018        JL Holdings Portfolio - Airport Blvd. - Mobile, AL                          0.0%
------------------------------------------------------------------------------------------------------------------------------------
  27-s                         27-019        JL Holdings Portfolio - Jones Creek Rd. - Baton Rouge, LA                   0.0%
  27-t                         27-020        JL Holdings Portfolio - Harding Blvd. - Baton Rouge, LA                     0.0%
  27-u                         27-021        JL Holdings Portfolio - Hwy 43 N. - Saraland, AL                            0.0%
  27-v                         27-022        JL Holdings Portfolio - Skyland Blvd. - Tuscaloosa, AL                      0.0%
  27-w                         27-023        JL Holdings Portfolio - Airport Blvd. - Mobile, AL                          0.0%
------------------------------------------------------------------------------------------------------------------------------------
  27-x                         27-024        JL Holdings Portfolio - Northshore Blvd. - Slidell, LA                      0.0%
  27-y                         27-025        JL Holdings Portfolio - Main St. - Zachary, LA                              0.0%
  27-z                         27-026        JL Holdings Portfolio - Lapalco Blvd. - Harvey, LA                          0.0%
 27-aa                         27-027        JL Holdings Portfolio - Hwy 90 - Paradis, LA                                0.0%
 27-ab                         27-028        JL Holdings Portfolio - N. Puma Dr. - Hammond, LA                           0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-ac                         27-029        JL Holdings Portfolio - Sam Houston Jones Parkway - Lake Charles, LA        0.0%
 27-ad                         27-030        JL Holdings Portfolio - W. Aloha Dr. - Diamondhead, MS                      0.0%
 27-ae                         27-031        JL Holdings Portfolio - W. Michigan Avenue - Pensacola, FL                  0.0%
 27-af                         27-032        JL Holdings Portfolio - Airline - Gonzales, LA                              0.0%
 27-ag                         27-033        JL Holdings Portfolio - W. Tunnel Blvd. - Houma, LA                         0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-ah                         27-034        JL Holdings Portfolio - U.S. Hwy. 90 - East - Bayou Vista, LA               0.0%
 27-ai                         27-035        JL Holdings Portfolio - Gulf Breeze Parkway - Gulf Breeze, FL               0.0%
 27-aj                         27-036        JL Holdings Portfolio - Greenwell Springs Rd. - Greenwell Springs, LA       0.0%
 27-ak                         27-037        JL Holdings Portfolio - U.S. Highway 98 - Daphne, AL                        0.0%
 27-al                         27-038        JL Holdings Portfolio - Parkview - New Iberia, LA                           0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-am                         27-039        JL Holdings Portfolio - Highway 61 North - Natchez, MS                      0.0%
 27-an                         27-040        JL Holdings Portfolio - Greeno Road - Fairhope, AL                          0.0%
 27-ao                         27-041        JL Holdings Portfolio - Forsythe St. - Monroe, LA                           0.0%
 27-ap                         27-042        JL Holdings Portfolio - Sampson St. - Westlake, LA                          0.0%
 27-aq                         27-043        JL Holdings Portfolio - North Hwy. 190 East - Covington, LA                 0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-ar                         27-044        JL Holdings Portfolio - Highland Rd. - Baton Rouge, LA                      0.0%
 27-as                         27-045        JL Holdings Portfolio - S. Trenton St. - Ruston, LA                         0.0%
 27-at                         27-046        JL Holdings Portfolio - Highway 90 - Pace, FL                               0.0%
 27-au                         27-047        JL Holdings Portfolio - Cottage Hill Road - Mobile, AL                      0.0%
 27-av                         27-048        JL Holdings Portfolio - Canton Mart Road - Jackson, MS                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-aw                         27-049        JL Holdings Portfolio - E. Main St. - Ville Platte, LA                      0.0%
 27-ax                         27-050        JL Holdings Portfolio - St. Stephens Road - Mobile, AL                      0.0%
 27-ay                         27-051        JL Holdings Portfolio - McFarland Blvd. N. - Tuscaloosa, AL                 0.0%
 27-az                         27-052        JL Holdings Portfolio - E. Beach Rd. - Long Beach, MS                       0.0%
 27-ba                         27-053        JL Holdings Portfolio - Highway 59 S. - Robertsdale, AL                     0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-bb                         27-054        JL Holdings Portfolio - Highway 43 - Thomasville, AL                        0.0%
 27-bc                         27-055        JL Holdings Portfolio - L.A. Highway 1 South - Brusly, LA                   0.0%
 27-bd                         27-056        JL Holdings Portfolio - McFarland Blvd. W. - Northport, AL                  0.0%
 27-be                         27-057        JL Holdings Portfolio - Main Street - Franklin, LA                          0.0%
 27-bf                         27-058        JL Holdings Portfolio - Lowe-Grout Rd. - Iowa, LA                           0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-bg                         27-059        JL Holdings Portfolio - Broadway St. - Delhi, LA                            0.0%
 27-bh                         27-060        JL Holdings Portfolio - Thomas Rd. - Monroe, LA                             0.0%
 27-bi                         27-061        JL Holdings Portfolio - 8th Street - Meridian, MS                           0.0%
 27-bj                         27-062        JL Holdings Portfolio - Highway 165 South - Oakdale, LA                     0.0%
 27-bk                         27-063        JL Holdings Portfolio - Springhill Avenue - Mobile, AL                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-bl                         27-064        JL Holdings Portfolio - Hwy 15 N. - Laurel, MS                              0.0%
 27-bm                         27-065        JL Holdings Portfolio - Airline Hwy. - Metairie, LA                         0.0%
 27-bn                         27-066        JL Holdings Portfolio - U.S. 165 Bypass - Monroe, LA                        0.0%
 27-bo                         27-067        JL Holdings Portfolio - Gause Blvd. - Slidell, LA                           0.0%
 27-bp                         27-068        JL Holdings Portfolio - Highway 28 - Livingston, AL                         0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-bq                         27-069        JL Holdings Portfolio - West Street - Vinton, LA                            0.0%
 27-br                         27-070        JL Holdings Portfolio - Ruth St. - Sulphur, LA                              0.0%
 27-bs                         27-071        JL Holdings Portfolio - Carter St. - Vidalia, LA                            0.0%
 27-bt                         27-072        JL Holdings Portfolio - N. Frontage Road - Meridian, MS                     0.0%
 27-bu                         27-073        JL Holdings Portfolio - E. 4th St. - DeQuincey, LA                          0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-bv                         27-074        JL Holdings Portfolio - Beacon Street - Laurel, MS                          0.0%
 27-bw                         27-075        JL Holdings Portfolio - Hwy. 171 - Lake Charles, LA                         0.0%
 27-bx                         27-076        JL Holdings Portfolio - St. Charles Ave. - New Orleans, LA                  0.0%
 27-by                         27-077        JL Holdings Portfolio - Halls Ferry Road - Vicksburg, MS                    0.0%
 27-bz                         27-078        JL Holdings Portfolio - Government Blvd. - Mobile, AL                       0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-ca                         27-079        JL Holdings Portfolio - South Jackson Street - Grove Hill, AL               0.0%
 27-cb                         27-080        JL Holdings Portfolio - LA Hwy 16 - Denham Springs, LA                      0.0%
 27-cc                         27-081        JL Holdings Portfolio - W. Laurel St. - Eunice, LA                          0.0%
 27-cd                         27-082        JL Holdings Portfolio - Ambassador Caffrey Pkwy. - Lafayette, LA            0.0%
 27-ce                         27-083        JL Holdings Portfolio - Hwy 190 Bypass - Covington, LA                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-cf                         27-084        JL Holdings Portfolio - Airline Highway - Baton Rouge, LA                   0.0%
 27-cg                         27-085        JL Holdings Portfolio - Martin Luther King Blvd. - Houma, LA                0.0%
 27-ch                         27-086        JL Holdings Portfolio - N. University Avenue - Lafayette, LA                0.0%
 27-ci                         27-087        JL Holdings Portfolio - MacArthur Dr - Alexandria, LA                       0.0%
 27-cj                         27-088        JL Holdings Portfolio - Ponchatrain Drive - Slidell, LA                     0.0%
------------------------------------------------------------------------------------------------------------------------------------
 27-ck                         27-089        JL Holdings Portfolio - Johnston St. - Lafayette, LA                        0.0%
 27-cl                         27-090        JL Holdings Portfolio - Jefferson Blvd. - Lafayette, LA                     0.0%
   28           28             28-001        The Landings at Cypress Meadows                                             0.8%
   29           29             29-001        La Borgata at Serrano                                                       0.8%
   30           30             30-001        Canyon Park Place                                                           0.8%
------------------------------------------------------------------------------------------------------------------------------------
   31           31             31-001        Valley Park Commons Shopping Center                                         0.8%
   32           32             32-001        Midway Courtyard by Marriott                                                0.8%
   33           33             33-001        Northpointe Office Building                                                 0.7%
   34           34             34-001        Preston Stonebrook Shopping Center                                          0.7%
   35           35             35-001        Ramada Plaza Suites                                                         0.7%
------------------------------------------------------------------------------------------------------------------------------------
   36           36             36-001        Glendale Plaza                                                              0.7%
   37           37             37-001        Woodhaven Terrace Apartments                                                0.7%
   38           38             38-001        2901 Butterfield Road                                                       0.7%
   39           39             39-001        Sunrise Medical Campus                                                      0.7%
   40           40             40-001        Victory Crossing Shopping Center                                            0.7%
------------------------------------------------------------------------------------------------------------------------------------
   41           41             41-001        Jeff Met Phase I                                                            0.6%
   42           42             42-001        2905 & 2907 Butterfield Road                                                0.6%
   43           43             43-001        Plaza West                                                                  0.6%
   44           44                           Fiskars Portfolio                                                           0.6%
  44-a                         44-001        Fiskars Office                                                              0.3%
------------------------------------------------------------------------------------------------------------------------------------
  44-b                         44-002        Fiskars Warehouse                                                           0.3%
   45           45             45-001        9151 Mason Avenue                                                           0.6%
   46           46             46-001        Marnell Corporate Center II                                                 0.6%
   47           47             47-001        Augusta Ranch Marketplace                                                   0.6%
   48           48             48-001        Sierra View Industrial Building                                             0.6%
------------------------------------------------------------------------------------------------------------------------------------
   49           49             49-001        Best Western - Gregory Hotel                                                0.6%
   50           50             50-001        17200 Royalton Road                                                         0.6%
   51           51             51-001        Prospect Square                                                             0.6%
   52           52             52-001        ezStorage - Liberty Crossing                                                0.6%
   53           53             53-001        One Corporate Drive                                                         0.6%
------------------------------------------------------------------------------------------------------------------------------------
   54           54             54-001        The Legends at Champions Gate                                               0.6%
   55           55             55-001        Southwest Plaza                                                             0.6%
   56           56             56-001        Hilltop Inn & Suites                                                        0.5%
   57           57             57-001        Lamplighter MHC                                                             0.5%
   58           58             58-001        Shopko                                                                      0.5%
------------------------------------------------------------------------------------------------------------------------------------
   59           59             59-001        Mansell Shops                                                               0.5%
   60           60             60-001        Plaza at Riverlakes                                                         0.5%
   61           61             61-001        Aspen Highlands                                                             0.5%
   62           62             62-001        HMS Healthcare Building                                                     0.5%
   63           63             63-001        Bel Aire Plaza                                                              0.5%
------------------------------------------------------------------------------------------------------------------------------------
   64           64             64-001        Brookwood Square Shopping Center                                            0.5%
   65           65             65-001        Palm Court Pavilion                                                         0.5%
   66           66             66-001        City of Los Angeles Building                                                0.5%
   67           67             67-001        Kohls Department Store                                                      0.5%
   68           68             68-001        Irmo Professional Center                                                    0.5%
------------------------------------------------------------------------------------------------------------------------------------
   69           69             69-001        Prairie Village Shopping Center                                             0.5%
   70           70             70-001        The Forum II                                                                0.5%
   71           71             71-001        Acme Shopping Center                                                        0.5%
   72           72             72-001        ezStorage - Gleneagles                                                      0.5%
   73           73             73-001        Centre at Lilburn                                                           0.4%
------------------------------------------------------------------------------------------------------------------------------------
   74           74             74-001        Crestline MHC                                                               0.4%
   75           75             75-001        Tramonto Marketplace                                                        0.4%
   76           76             76-001        Norwood Shopping Center                                                     0.4%
   77           77             77-001        Gibson Palms Corporate Park                                                 0.4%
   78           78             78-001        Meridian West Apartments                                                    0.4%
------------------------------------------------------------------------------------------------------------------------------------
   79           79             79-001        SpringHill Suites Warrenville                                               0.4%
   80           80             80-001        Carmel Mountain Corporate Center                                            0.4%
   81           81             81-001        Maryland and Eastern Retail Center                                          0.4%
   82           82             82-001        Silver Springs Apartments                                                   0.4%
   83           83             83-001        Ford City West                                                              0.4%
------------------------------------------------------------------------------------------------------------------------------------
   84           84             84-001        San Clemente at Davenport                                                   0.4%
   85           85             85-001        Koll Business Center                                                        0.4%
   86           86             86-001        Malaspina Properties                                                        0.4%
   87           87             87-001        Lone Oak Shopping Center                                                    0.4%
   88           88             88-001        4315 Metro Parkway                                                          0.3%
------------------------------------------------------------------------------------------------------------------------------------
   89           89             89-001        Midway Fairfield Inn by Marriott                                            0.3%
   90           90                           Circle K Portfolio Pod-5                                                    0.3%
  90-a                         90-001        Circle K Portfolio Pod 5 - E 16th St                                        0.0%
  90-b                         90-002        Circle K Portfolio Pod 5 - E Broadway                                       0.0%
  90-c                         90-003        Circle K Portfolio Pod 5 - W Orange Grove Rd                                0.0%
------------------------------------------------------------------------------------------------------------------------------------
  90-d                         90-004        Circle K Portfolio Pod 5 - W 8th St                                         0.0%
  90-e                         90-005        Circle K Portfolio Pod 5 - W Superstition                                   0.0%
  90-f                         90-006        Circle K Portfolio Pod 5 - 8780 N Oracle Rd                                 0.0%
  90-g                         90-007        Circle K Portfolio Pod 5 - Camino De Oeste                                  0.0%
  90-h                         90-008        Circle K Portfolio Pod 5 - N Silverbell                                     0.0%
------------------------------------------------------------------------------------------------------------------------------------
  90-i                         90-009        Circle K Portfolio Pod 5 - N Romero Rd                                      0.0%
  90-j                         90-010        Circle K Portfolio Pod 5 - W American Ave                                   0.0%
  90-k                         90-011        Circle K Portfolio Pod 5 - 5801 N Oracle Rd                                 0.0%
   91           91             91-001        Sunnyside Plaza Shopping Center                                             0.3%
   92           92             92-001        McCarthy Court                                                              0.3%
------------------------------------------------------------------------------------------------------------------------------------
   93           93                           Circle K Portfolio-Pod 4                                                    0.3%
  93-a                         93-001        Circle K Portfolio Pod 4 - W Ina Rd                                         0.0%
  93-b                         93-002        Circle K Portfolio Pod 4 - E Grant Rd                                       0.0%
  93-c                         93-003        Circle K Portfolio Pod 4 - W Grant Rd                                       0.0%
  93-d                         93-004        Circle K Portfolio Pod 4 - N Sabino Canyon Rd                               0.0%
------------------------------------------------------------------------------------------------------------------------------------
  93-e                         93-005        Circle K Portfolio Pod 4 - N Flowing Wells Rd                               0.0%
  93-f                         93-006        Circle K Portfolio Pod 4 - E Golf Links Rd                                  0.0%
  93-g                         93-007        Circle K Portfolio Pod 4 - E Ft Lowell                                      0.0%
  93-h                         93-008        Circle K Portfolio Pod 4 - E 22nd St                                        0.0%
  93-i                         93-009        Circle K Portfolio Pod 4 - W Miracle Mile                                   0.0%
------------------------------------------------------------------------------------------------------------------------------------
  93-j                         93-010        Circle K Portfolio Pod 4 - W Valencia Rd                                    0.0%
  93-k                         93-011        Circle K Portfolio Pod 4 - E Broadway Blvd                                  0.0%
   94           94             94-001        310 Technology Parkway Office Building                                      0.3%
   95           95             95-001        Swampscott Mall                                                             0.3%
   96           96             96-001        Christiana Office Building                                                  0.3%
------------------------------------------------------------------------------------------------------------------------------------
   97           97             97-001        Stop & Stor - Glenwood                                                      0.3%
   98           98             98-001        Irvine Spectrum 5                                                           0.3%
   99           99             99-001        ezStorage - Berger Road                                                     0.3%
  100           100            100-001       Main Street Marketplace                                                     0.3%
  101           101            101-001       14001 Weston Parkway                                                        0.3%
------------------------------------------------------------------------------------------------------------------------------------
  102           102            102-001       5500 West 47th Street                                                       0.3%
  103           103            103-001       Fish and Game Building                                                      0.3%
  104           104            104-001       West Chester Retail Center                                                  0.3%
  105           105            105-001       Smyrna Market Village                                                       0.2%
  106           106            106-001       Utoy Springs Shopping Center                                                0.1%
------------------------------------------------------------------------------------------------------------------------------------
  107           107            107-001       Marquis Apartments                                                          0.3%
  108           108            108-001       Comfort Inn Herndon                                                         0.3%
  109           109            109-001       ezStorage - Dundalk                                                         0.3%
  110           110            110-001       5901 Christie Avenue                                                        0.3%
  111           111            111-001       Sleep Inn at Miami International Airport                                    0.3%
------------------------------------------------------------------------------------------------------------------------------------
  112           112            112-001       Market at Bees Creek                                                        0.3%
  113           113            113-001       New Lebanon Plaza                                                           0.3%
  114           114            114-001       Woodstock Center                                                            0.3%
  115           115            115-001       13000 Weston Parkway                                                        0.3%
  116           116            116-001       Pelican Village                                                             0.2%
------------------------------------------------------------------------------------------------------------------------------------
  117           117            117-001       200 Spruce Street                                                           0.2%
  118           118            118-001       Iliff Pointe                                                                0.2%
  119           119            119-001       ezStorage - Rosedale                                                        0.2%
  120           120            120-001       Rhode Island Chateau Apartments                                             0.2%
  121           121                          Circle K Portfolio-Pod 11                                                   0.2%
------------------------------------------------------------------------------------------------------------------------------------
 121-a                         121-001       Circle K Portfolio Pod 11 - Lapalco Blvd                                    0.0%
 121-b                         121-002       Circle K Portfolio Pod 11 - E Pine Log Rd                                   0.0%
 121-c                         121-003       Circle K Portfolio Pod 11 - Celanese Rd                                     0.0%
 121-d                         121-004       Circle K Portfolio Pod 11 - New Bern Ave                                    0.0%
 121-e                         121-005       Circle K Portfolio Pod 11 - Albemarle Rd                                    0.0%
------------------------------------------------------------------------------------------------------------------------------------
 121-f                         121-006       Circle K Portfolio Pod 11 - Plaza Rd                                        0.0%
 121-g                         121-007       Circle K Portfolio Pod 11 - Ashley River Rd                                 0.0%
 121-h                         121-008       Circle K Portfolio Pod 11 - Hitchcock Pkwy                                  0.0%
  122           122            122-001       Phillips Building                                                           0.2%
  123           123            123-001       OMNI Student Housing                                                        0.2%
------------------------------------------------------------------------------------------------------------------------------------
  124           124            124-001       Pershing Plaza                                                              0.2%
  125           125            125-001       Goodyear Aviation Industrial                                                0.2%
  126           126            126-001       Springfield Town Square SC                                                  0.2%
  127           127            127-001       Fairfield Gardens II                                                        0.2%
  128           128            128-001       Ramapo Centre                                                               0.2%
------------------------------------------------------------------------------------------------------------------------------------
  129           129            129-001       B&S Plaza II Retail                                                         0.2%
  130           130            130-001       Fed Ex Burlington                                                           0.2%
  131           131            131-001       Hacienda Heights Apartments                                                 0.2%
  132           132            132-001       Fairview Court Apartments                                                   0.2%
  133           133            133-001       Collier Center & Collier District                                           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  134           134            134-001       ezStorage - Highlandtown                                                    0.2%
  135           135            135-001       Ross Store - San Fernando                                                   0.2%
  136           136            136-001       2740 North Grand Avenue                                                     0.2%
  137           137            137-001       Juanita Bay Building                                                        0.2%
  138           138            138-001       Stop & Stor - Pelham                                                        0.2%
------------------------------------------------------------------------------------------------------------------------------------
  139           139            139-001       Sugarloaf Day Center                                                        0.2%
  140           140            140-001       Regency Plaza                                                               0.2%
  141           141            141-001       North Circle Plaza                                                          0.2%
  142           142            142-001       Tower Records Brea                                                          0.2%
  143           143            143-001       TriPeaks Shopping Center                                                    0.2%
------------------------------------------------------------------------------------------------------------------------------------
  144           144            144-001       Cooper Oaks Shopping Center                                                 0.2%
  145           145            145-001       Treaty Oaks Financial Building                                              0.2%
  146           146            146-001       Poquoson Shopping Center                                                    0.2%
  147           147            147-001       Arctic Gardens Apartments                                                   0.2%
  148           148            148-001       707-717 Middle Neck Road & 3 Hicks Lane                                     0.2%
------------------------------------------------------------------------------------------------------------------------------------
  149           149            149-001       Saliman Apartments                                                          0.2%
  150           150            150-001       Country Club Plaza - Palmos                                                 0.2%
  151           151            151-001       8417-8419 Terminal Road                                                     0.2%
  152           152            152-001       Stop and Stor - Hylan                                                       0.1%
  153           153            153-001       1150 South Depot Drive                                                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
  154           154            154-001       Laguna Woods Center                                                         0.1%
  155           155            155-001       Chateaubri MHP                                                              0.1%
  156           156            156-001       Stonebriar Village                                                          0.1%
  157           157            157-001       Apple Village Retail Center                                                 0.1%
  158           158            158-001       Robert Square Shopping Center                                               0.1%
------------------------------------------------------------------------------------------------------------------------------------
  159           159            159-001       13921 S. Figueroa Industrial                                                0.1%
  160           160            160-001       Park Ridge Professional Center                                              0.1%
  161           161            161-001       The Fontainebleau Apartments                                                0.1%
  162           162            162-001       Bella Casa MHP                                                              0.1%
  163           163            163-001       Merchant Center                                                             0.1%
------------------------------------------------------------------------------------------------------------------------------------
  164           164            164-001       565 Park Avenue                                                             0.1%
  165           165            165-001       Budget Self Storage - Lancaster-Palmdale, CA                                0.1%
  166           166            166-001       Savannah Office Building                                                    0.1%
  167           167            167-001       Green Acres Apartments                                                      0.1%
  168           168            168-001       Clarke Terrace Apartments                                                   0.1%
------------------------------------------------------------------------------------------------------------------------------------
  169           169            169-001       Herrontown Road                                                             0.1%
  170           170            170-001       Extra Storage                                                               0.1%
  171           171            171-001       805-815 Fiero Lane                                                          0.1%
  172           172            172-001       Ipava Marketplace                                                           0.1%
  173           173            173-001       Waterman Plaza                                                              0.1%
------------------------------------------------------------------------------------------------------------------------------------
  174           174            174-001       Commonwealth Park                                                           0.1%
  175           175            175-001       River View Shopping Center                                                  0.1%
  176           176            176-001       Rite Aid - Warren, OH                                                       0.1%
  177           177            177-001       Lauderdale Self Storage                                                     0.1%
  178           178            178-001       Thomasville - Idaho                                                         0.1%
------------------------------------------------------------------------------------------------------------------------------------
  179           179            179-001       Alpine Self Storage                                                         0.1%
  180           180            180-001       33 Randolph Avenue                                                          0.1%
  181           181            181-001       Juniper Mobile Home Park                                                    0.1%
  182           182            182-001       25701 Taladro Circle                                                        0.1%
  183           183            183-001       Rite Aid-Carlisle, PA                                                       0.1%
------------------------------------------------------------------------------------------------------------------------------------
  184           184            184-001       Family Dollar - Colfax Avenue                                               0.1%
  185           185            185-001       Southpark Centre                                                            0.1%
  186           186            186-001       Valley Moving & Storage                                                     0.1%
  187           187            187-001       Town Center Plaza                                                           0.1%
  188           188            188-001       1141 Chorro Street and 790 Marsh Street                                     0.1%
------------------------------------------------------------------------------------------------------------------------------------
  189           189            189-001       Dyches & Triple A Buildings                                                 0.1%
  190           190            190-001       Lakewood - 18240 Detroit                                                    0.1%
  191           191            191-001       Aqualane Terrace Building                                                   0.1%
  192           192            192-001       Lakewood - 15207 Madison                                                    0.0%
  193           193            193-001       Am South Building                                                           0.0%
------------------------------------------------------------------------------------------------------------------------------------




                           MORTGAGE                             CUT-OFF         BALANCE      GENERAL
               # OF          LOAN            ORIGINAL              DATE     AT MATURITY      PROPERTY
    ID      PROPERTIES    SELLER (2)       BALANCE ($)       BALANCE ($) (3)   OR ARD($)     TYPE
--------------------------------------------------------------------------------------------------------------------------------

    1            1          BSCMI         180,000,000       180,000,000     159,278,794      Office
    2           15           PMCF          56,330,000        56,330,000      52,249,647      Self Storage
   2-a                       PMCF           7,244,000         7,244,000       6,719,269      Self Storage
   2-b                       PMCF           5,349,000         5,349,000       4,961,537      Self Storage
   2-c                       PMCF           5,275,000         5,275,000       4,892,897      Self Storage
--------------------------------------------------------------------------------------------------------------------------------
   2-d                       PMCF           5,238,000         5,238,000       4,858,577      Self Storage
   2-e                       PMCF           4,941,000         4,941,000       4,583,091      Self Storage
   2-f                       PMCF           4,346,000         4,346,000       4,031,191      Self Storage
   2-g                       PMCF           3,826,000         3,826,000       3,548,858      Self Storage
   2-h                       PMCF           2,972,000         2,972,000       2,756,718      Self Storage
--------------------------------------------------------------------------------------------------------------------------------
   2-i                       PMCF           2,972,000         2,972,000       2,756,718      Self Storage
   2-j                       PMCF           2,730,000         2,730,000       2,532,248      Self Storage
   2-k                       PMCF           2,582,000         2,582,000       2,394,969      Self Storage
   2-l                       PMCF           2,452,000         2,452,000       2,274,385      Self Storage
   2-m                       PMCF           2,303,000         2,303,000       2,136,179      Self Storage
--------------------------------------------------------------------------------------------------------------------------------
   2-n                       PMCF           2,084,000         2,084,000       1,933,042      Self Storage
   2-o                       PMCF           2,016,000         2,016,000       1,869,968      Self Storage
    3            1           PCF           50,900,000        50,900,000      50,900,000      Office
    4            1          BSCMI          46,000,000        46,000,000      42,616,483      Office
    5            1          BSCMI          38,660,000        38,660,000      31,664,556      Hospitality
--------------------------------------------------------------------------------------------------------------------------------
    6            1          BSCMI          37,500,000        37,500,000      32,781,177      Office
    7            1          BSCMI          36,000,000        35,968,188      30,372,623      Retail
    8            1          BSCMI          27,200,000        27,117,511      22,737,809      Retail
    9            1          BSCMI          25,280,000        25,280,000      20,705,637      Hospitality
    10           1          BSCMI          25,000,000        24,889,495      20,913,175      Retail
--------------------------------------------------------------------------------------------------------------------------------
    11           1           PMCF          24,650,000        24,650,000      21,513,371      Office
    12           1           WFB           24,500,000        24,478,664      20,705,481      Office
    13           1          BSCMI          22,000,000        22,000,000      19,561,234      Retail
    14           1           PMCF          22,000,000        22,000,000      18,887,680      Office
    15           1           PMCF          21,350,000        21,350,000      18,824,584      Retail
--------------------------------------------------------------------------------------------------------------------------------
    16           1           PCF           21,120,000        21,120,000      18,410,094      Industrial
    17           1          BSCMI          21,200,000        21,104,974      17,693,499      Retail
    18           1          BSCMI          20,000,000        20,000,000      17,826,839      Retail
    19           1           PMCF          20,000,000        20,000,000      17,613,811      Retail
    20           1          BSCMI          18,400,000        18,400,000      16,103,123      Retail
--------------------------------------------------------------------------------------------------------------------------------
    21           1           PMCF          18,000,000        17,941,536      14,900,789      Retail
    22           1           PMCF          17,150,000        17,150,000      15,054,090      Retail
    23           1          BSCMI          16,000,000        16,000,000      14,002,716      Retail
    24           1           PCF           16,000,000        15,921,865      13,626,296      Retail
    25           1           PMCF          15,400,000        15,400,000      13,501,936      Multifamily
--------------------------------------------------------------------------------------------------------------------------------
    26           1           PMCF          15,000,000        15,000,000      12,512,780      Office
    27          90           WFB           15,000,000        14,942,786      11,769,648      Various
   27-a                      WFB              253,249           252,283         198,706      Retail
   27-b                      WFB              245,961           245,023         192,991      Retail
   27-c                      WFB              240,496           239,578         188,704      Retail
--------------------------------------------------------------------------------------------------------------------------------
   27-d                      WFB              233,208           232,318         182,986      Retail
   27-e                      WFB              233,208           232,318         182,986      Retail
   27-f                      WFB              229,564           228,688         180,126      Retail
   27-g                      WFB              227,742           226,873         178,697      Retail
   27-h                      WFB              220,454           219,613         172,978      Retail
--------------------------------------------------------------------------------------------------------------------------------
   27-i                      WFB              218,632           217,798         171,548      Retail
   27-j                      WFB              213,167           212,353         167,260      Retail
   27-k                      WFB              211,345           210,538         165,830      Retail
   27-l                      WFB              209,523           208,723         164,400      Retail
   27-m                      WFB              205,879           205,094         161,542      Retail
--------------------------------------------------------------------------------------------------------------------------------
   27-n                      WFB              205,879           205,094         161,542      Retail
   27-o                      WFB              205,879           205,094         161,542      Retail
   27-p                      WFB              204,057           203,279         160,111      Retail
   27-q                      WFB              204,057           203,279         160,111      Retail
   27-r                      WFB              204,057           203,279         160,111      Retail
--------------------------------------------------------------------------------------------------------------------------------
   27-s                      WFB              204,057           203,279         160,111      Retail
   27-t                      WFB              204,057           203,279         160,111      Retail
   27-u                      WFB              202,235           201,464         158,682      Retail
   27-v                      WFB              202,235           201,464         158,682      Retail
   27-w                      WFB              200,413           199,649         157,253      Retail
--------------------------------------------------------------------------------------------------------------------------------
   27-x                      WFB              200,413           199,649         157,253      Retail
   27-y                      WFB              200,413           199,649         157,253      Retail
   27-z                      WFB              198,591           197,834         155,822      Retail
  27-aa                      WFB              198,591           197,834         155,822      Retail
  27-ab                      WFB              196,769           196,019         154,393      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-ac                      WFB              196,769           196,019         154,393      Retail
  27-ad                      WFB              194,947           194,204         152,964      Retail
  27-ae                      WFB              193,125           192,389         151,535      Retail
  27-af                      WFB              193,125           192,389         151,535      Retail
  27-ag                      WFB              191,303           190,574         150,104      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-ah                      WFB              187,659           186,944         147,246      Retail
  27-ai                      WFB              185,837           185,129         145,817      Retail
  27-aj                      WFB              185,837           185,129         145,817      Retail
  27-ak                      WFB              182,194           181,499         142,957      Retail
  27-al                      WFB              182,194           181,499         142,957      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-am                      WFB              182,194           181,499         142,957      Retail
  27-an                      WFB              182,194           181,499         142,957      Retail
  27-ao                      WFB              182,194           181,499         142,957      Retail
  27-ap                      WFB              180,372           179,684         141,528      Retail
  27-aq                      WFB              178,550           177,869         140,097      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-ar                      WFB              174,906           174,239         137,239      Retail
  27-as                      WFB              173,084           172,424         135,810      Retail
  27-at                      WFB              171,262           170,609         134,379      Retail
  27-au                      WFB              169,440           168,794         132,950      Retail
  27-av                      WFB              167,618           166,979         131,521      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-aw                      WFB              167,618           166,979         131,521      Retail
  27-ax                      WFB              165,796           165,164         130,092      Retail
  27-ay                      WFB              165,796           165,164         130,092      Retail
  27-az                      WFB              165,796           165,164         130,092      Retail
  27-ba                      WFB              165,796           165,164         130,092      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-bb                      WFB              165,796           165,164         130,092      Retail
  27-bc                      WFB              163,974           163,349         128,661      Retail
  27-bd                      WFB              162,152           161,534         127,232      Retail
  27-be                      WFB              162,152           161,534         127,232      Retail
  27-bf                      WFB              158,508           157,904         124,372      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-bg                      WFB              158,508           157,904         124,372      Retail
  27-bh                      WFB              156,687           156,089         122,943      Retail
  27-bi                      WFB              154,865           154,274         121,514      Retail
  27-bj                      WFB              153,043           152,459         120,084      Retail
  27-bk                      WFB              151,221           150,644         118,654      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-bl                      WFB              151,221           150,644         118,654      Retail
  27-bm                      WFB              149,399           148,829         117,224      Retail
  27-bn                      WFB              147,577           147,014         115,795      Retail
  27-bo                      WFB              147,577           147,014         115,795      Retail
  27-bp                      WFB              147,577           147,014         115,795      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-bq                      WFB              147,577           147,014         115,795      Retail
  27-br                      WFB              143,933           143,384         112,935      Retail
  27-bs                      WFB              143,933           143,384         112,935      Retail
  27-bt                      WFB              143,933           143,384         112,935      Retail
  27-bu                      WFB              143,933           143,384         112,935      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-bv                      WFB              140,289           139,754         110,077      Retail
  27-bw                      WFB              133,001           132,494         104,359      Retail
  27-bx                      WFB              131,179           130,679         102,928      Retail
  27-by                      WFB              123,892           123,419          97,210      Land
  27-bz                      WFB              122,070           121,604          95,781      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-ca                      WFB              112,960           112,529          88,634      Retail
  27-cb                      WFB               96,563            96,194          75,767      Retail
  27-cc                      WFB               87,453            87,119          68,619      Retail
  27-cd                      WFB               85,631            85,304          67,190      Retail
  27-ce                      WFB               83,809            83,489          65,760      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-cf                      WFB               78,343            78,044          61,472      Retail
  27-cg                      WFB               78,343            78,044          61,472      Retail
  27-ch                      WFB               67,412            67,155          52,894      Retail
  27-ci                      WFB               60,124            59,895          47,176      Retail
  27-cj                      WFB               45,548            45,375          35,740      Retail
--------------------------------------------------------------------------------------------------------------------------------
  27-ck                      WFB               36,439            36,300          28,591      Retail
  27-cl                      WFB                3,644             3,630           2,860      Retail
    28           1           PCF           14,850,000        14,815,397      12,164,737      Multifamily
    29           1           WFB           14,400,000        14,386,168      12,026,339      Mixed Use
    30           1           PCF           14,300,000        14,300,000      14,300,000      Retail
--------------------------------------------------------------------------------------------------------------------------------
    31           1           WFB           13,600,000        13,600,000      11,344,920      Retail
    32           1        Nationwide       13,600,000        13,581,074      10,406,696      Hospitality
    33           1          BSCMI          13,000,000        13,000,000      11,060,565      Office
    34           1          BSCMI          12,500,000        12,500,000      10,459,904      Retail
    35           1           PMCF          12,500,000        12,500,000       9,492,684      Hospitality
--------------------------------------------------------------------------------------------------------------------------------
    36           1           PMCF          12,500,000        12,486,402      10,267,977      Retail
    37           1           PCF           12,500,000        12,439,672       7,878,008      Multifamily
    38           1           PCF           11,480,000        11,480,000      10,810,398      Office
    39           1           WFB           11,475,000        11,475,000       9,677,892      Office
    40           1           PCF           11,400,000        11,390,174       9,645,846      Retail
--------------------------------------------------------------------------------------------------------------------------------
    41           1           PCF           11,440,000        11,383,994       9,586,742      Industrial
    42           1           PCF           11,340,000        11,340,000      10,680,779      Office
    43           1           PCF           11,200,000        11,200,000       9,581,532      Office
    44           2           PCF           11,115,000        11,115,000      11,115,000      Various
   44-a                      PCF            5,586,563         5,586,563       5,586,563      Office
--------------------------------------------------------------------------------------------------------------------------------
   44-b                      PCF            5,528,437         5,528,437       5,528,437      Industrial
    45           1           PCF           11,000,000        11,000,000       9,215,733      Industrial
    46           1           PMCF          11,000,000        10,978,166       9,244,037      Office
    47           1           PMCF          11,000,000        10,976,909       9,170,520      Retail
    48           1           PCF           10,600,000        10,576,621       6,801,034      Industrial
--------------------------------------------------------------------------------------------------------------------------------
    49           1           WFB           10,572,750        10,572,750       8,209,973      Hospitality
    50           1           PCF           10,550,000        10,539,335       8,753,137      Retail
    51           1          BSCMI          10,500,000        10,500,000       9,610,726      Retail
    52           1           PMCF          10,400,000        10,400,000       7,922,852      Self Storage
    53           1           PMCF          10,300,000        10,251,286       9,530,076      Office
--------------------------------------------------------------------------------------------------------------------------------
    54           1           PCF           10,000,000        10,000,000      10,000,000      Multifamily
    55           1           PMCF           9,915,000         9,905,938       8,331,629      Retail
    56           1          BSCMI           9,500,000         9,500,000       7,429,926      Hospitality
    57           1           WFB            9,450,000         9,450,000       8,437,882      Manufactured Housing Community
    58           1           WFB            9,400,000         9,372,129       7,166,254      Retail
--------------------------------------------------------------------------------------------------------------------------------
    59           1           PCF            9,350,000         9,350,000       8,370,914      Retail
    60           1           PCF            9,350,000         9,350,000       9,350,000      Retail
    61           1           PCF            9,200,000         9,192,929       7,995,633      Multifamily
    62           1           PMCF           9,100,000         9,100,000       6,990,268      Office
    63           1           PMCF           9,000,000         9,000,000       7,533,213      Retail
--------------------------------------------------------------------------------------------------------------------------------
    64           1           PMCF           9,000,000         8,950,119       7,494,615      Retail
    65           1           PCF            8,800,000         8,791,380       7,331,141      Retail
    66           1          BSCMI           8,700,000         8,700,000       7,600,915      Office
    67           1           WFB            8,700,000         8,691,827       7,286,130      Retail
    68           1           PCF            8,700,000         8,649,257       7,370,598      Office
--------------------------------------------------------------------------------------------------------------------------------
    69           1           WFB            8,500,000         8,433,849       7,030,039      Retail
    70           1           WFB            8,000,000         8,000,000       6,991,697      Office
    71           1          BSCMI           7,900,000         7,900,000       6,767,216      Retail
    72           1           PMCF           7,900,000         7,900,000       6,018,319      Self Storage
    73           1          BSCMI           7,850,000         7,809,214       6,602,976      Retail
--------------------------------------------------------------------------------------------------------------------------------
    74           1           WFB            7,650,000         7,650,000       6,830,666      Manufactured Housing Community
    75           1           PMCF           7,400,000         7,400,000       6,423,516      Retail
    76           1          BSCMI           7,400,000         7,393,696       5,390,652      Retail
    77           1           PMCF           7,300,000         7,284,610       6,082,099      Industrial
    78           1           PMCF           7,250,000         7,234,255       6,013,928      Multifamily
--------------------------------------------------------------------------------------------------------------------------------
    79           1           WFB            7,250,000         7,203,666       5,657,667      Hospitality
    80           1           PCF            7,200,000         7,200,000       7,200,000      Industrial
    81           1           PMCF           7,040,000         7,026,298       5,932,261      Retail
    82           1           WFB            7,000,000         7,000,000       5,844,732      Multifamily
    83           1           WFB            7,000,000         6,984,798       5,806,551      Retail
--------------------------------------------------------------------------------------------------------------------------------
    84           1          BSCMI           6,800,000         6,778,696       5,658,578      Retail
    85           1           WFB            6,500,000         6,479,843       5,416,755      Industrial
    86           1           PMCF           6,450,000         6,441,142       4,947,478      Manufactured Housing Community
    87           1           WFB            6,280,000         6,280,000       5,498,347      Retail
    88           1           PCF            6,000,000         6,000,000       5,512,945      Office
--------------------------------------------------------------------------------------------------------------------------------
    89           1        Nationwide        5,900,000         5,891,790       4,514,669      Hospitality
    90          11           WFB            5,787,000         5,787,000       4,827,684      Retail
   90-a                      WFB              785,000           785,000         654,870      Retail
   90-b                      WFB              547,000           547,000         456,323      Retail
   90-c                      WFB              536,000           536,000         447,147      Retail
--------------------------------------------------------------------------------------------------------------------------------
   90-d                      WFB              529,000           529,000         441,307      Retail
   90-e                      WFB              525,000           525,000         437,970      Retail
   90-f                      WFB              515,000           515,000         429,628      Retail
   90-g                      WFB              501,000           501,000         417,949      Retail
   90-h                      WFB              501,000           501,000         417,949      Retail
--------------------------------------------------------------------------------------------------------------------------------
   90-i                      WFB              473,000           473,000         394,591      Retail
   90-j                      WFB              449,000           449,000         374,569      Retail
   90-k                      WFB              426,000           426,000         355,382      Retail
    91           1           PMCF           5,800,000         5,781,448       4,812,101      Retail
    92           1        Nationwide        5,650,000         5,650,000       4,866,550      Multifamily
--------------------------------------------------------------------------------------------------------------------------------
    93          11           WFB            5,596,000         5,596,000       4,668,346      Retail
   93-a                      WFB              673,000           673,000         561,436      Retail
   93-b                      WFB              632,000           632,000         527,233      Retail
   93-c                      WFB              574,000           574,000         478,847      Retail
   93-d                      WFB              564,000           564,000         470,506      Retail
--------------------------------------------------------------------------------------------------------------------------------
   93-e                      WFB              556,000           556,000         463,832      Retail
   93-f                      WFB              522,000           522,000         435,467      Retail
   93-g                      WFB              439,000           439,000         366,226      Retail
   93-h                      WFB              431,000           431,000         359,552      Retail
   93-i                      WFB              425,000           425,000         354,548      Retail
--------------------------------------------------------------------------------------------------------------------------------
   93-j                      WFB              404,000           404,000         337,029      Retail
   93-k                      WFB              376,000           376,000         313,670      Retail
    94           1           PCF            5,550,000         5,538,572       4,639,865      Office
    95           1          BSCMI           5,500,000         5,500,000       4,747,503      Retail
    96           1           PMCF           5,500,000         5,494,210       4,538,508      Office
--------------------------------------------------------------------------------------------------------------------------------
    97           1           PMCF           5,500,000         5,492,113       4,185,183      Self Storage
    98           1           PMCF           5,500,000         5,483,728       4,613,342      Office
    99           1           PMCF           5,350,000         5,350,000       4,085,641      Self Storage
   100           1           PCF            5,250,000         5,244,857       4,373,692      Retail
   101           1           WFB            5,210,000         5,210,000       4,555,854      Industrial
--------------------------------------------------------------------------------------------------------------------------------
   102           1           PCF            5,200,000         5,194,340       4,305,564      Industrial
   103           1           PMCF           5,200,000         5,141,909       3,706,178      Office
   104           1           WFB            5,100,000         5,100,000       4,374,008      Retail
   105           1           PCF            3,766,000         3,762,720       3,182,728      Retail
   106           1           PCF            1,250,000         1,248,911       1,056,401      Retail
--------------------------------------------------------------------------------------------------------------------------------
   107           1          BSCMI           5,000,000         5,000,000       4,462,284      Multifamily
   108           1           WFB            5,000,000         4,968,521       3,814,411      Hospitality
   109           1           PMCF           4,950,000         4,950,000       3,770,973      Self Storage
   110           1           WFB            4,900,000         4,900,000       4,391,820      Office
   111           1           WFB            4,780,000         4,780,000       3,711,775      Hospitality
--------------------------------------------------------------------------------------------------------------------------------
   112           1          BSCMI           4,725,000         4,725,000       4,385,803      Retail
   113           1          BSCMI           4,500,000         4,500,000       3,938,064      Retail
   114           1           WFB            4,500,000         4,500,000       3,751,501      Retail
   115           1           WFB            4,350,000         4,350,000       3,803,831      Industrial
   116           1           PCF            4,300,000         4,296,236       3,631,858      Retail
--------------------------------------------------------------------------------------------------------------------------------
   117           1           PCF            4,300,000         4,290,973       3,584,840      Office
   118           1           WFB            4,267,000         4,260,938       3,252,630      Retail
   119           1           PMCF           4,200,000         4,200,000       3,199,612      Self Storage
   120           1           WFB            4,170,914         4,148,427       3,574,037      Multifamily
   121           8           WFB            4,018,000         4,018,000       3,351,933      Retail
--------------------------------------------------------------------------------------------------------------------------------
  121-a                      WFB              653,000           653,000         544,752      Retail
  121-b                      WFB              522,000           522,000         435,467      Retail
  121-c                      WFB              522,000           522,000         435,467      Retail
  121-d                      WFB              522,000           522,000         435,467      Retail
  121-e                      WFB              511,000           511,000         426,291      Retail
--------------------------------------------------------------------------------------------------------------------------------
  121-f                      WFB              473,000           473,000         394,591      Retail
  121-g                      WFB              432,000           432,000         360,388      Retail
  121-h                      WFB              383,000           383,000         319,509      Retail
   122           1           PMCF           4,000,000         4,000,000       4,000,000      Office
   123           1           PMCF           4,000,000         3,987,650       3,575,634      Multifamily
--------------------------------------------------------------------------------------------------------------------------------
   124           1           PMCF           3,850,000         3,850,000       3,241,209      Retail
   125           1           WFB            3,750,000         3,750,000       3,117,466      Industrial
   126           1           PCF            3,700,000         3,680,283       3,100,180      Retail
   127           1           PMCF           3,600,000         3,596,849       3,040,624      Industrial
   128           1           PCF            3,500,000         3,497,102       3,006,925      Retail
--------------------------------------------------------------------------------------------------------------------------------
   129           1           WFB            3,500,000         3,492,885       2,931,442      Retail
   130           1          BSCMI           3,525,000         3,491,231       2,478,773      Industrial
   131           1           WFB            3,457,000         3,453,825       2,903,170      Multifamily
   132           1           PMCF           3,450,000         3,439,476       2,620,043      Multifamily
   133           1          BSCMI           3,325,000         3,325,000       3,325,000      Industrial
--------------------------------------------------------------------------------------------------------------------------------
   134           1           PMCF           3,300,000         3,300,000       2,513,981      Self Storage
   135           1           WFB            3,200,000         3,196,903       2,670,030      Retail
   136           1           PMCF           3,075,000         3,061,731       2,007,461      Office
   137           1           WFB            3,000,000         3,000,000       2,503,334      Multifamily
   138           1           PMCF           3,000,000         2,995,690       2,282,026      Self Storage
--------------------------------------------------------------------------------------------------------------------------------
   139           1           PCF            3,000,000         2,993,553       2,492,452      Retail
   140           1           WFB            3,000,000         2,993,374       2,482,203      Retail
   141           1           WFB            2,850,000         2,844,774       2,420,818      Retail
   142           1           WFB            2,800,000         2,792,391       2,176,502      Retail
   143           1           WFB            2,800,000         2,787,738       2,345,858      Retail
--------------------------------------------------------------------------------------------------------------------------------
   144           1          BSCMI           2,775,000         2,775,000       2,441,944      Retail
   145           1           PMCF           2,750,000         2,740,654       1,989,582      Office
   146           1        Nationwide        2,650,000         2,650,000       2,211,277      Retail
   147           1           PMCF           2,650,000         2,644,954       2,239,701      Multifamily
   148           1           WFB            2,630,000         2,630,000       2,102,663      Multifamily
--------------------------------------------------------------------------------------------------------------------------------
   149           1           WFB            2,625,000         2,622,673       2,213,807      Multifamily
   150           1           WFB            2,600,000         2,594,173       2,403,613      Retail
   151           1           PCF            2,600,000         2,583,733          42,907      Industrial
   152           1           PMCF           2,400,000         2,396,584       1,828,822      Self Storage
   153           1           PMCF           2,400,000         2,395,226       2,057,555      Office
--------------------------------------------------------------------------------------------------------------------------------
   154           1           WFB            2,400,000         2,389,227       1,547,991      Retail
   155           1           WFB            2,375,000         2,370,046       1,981,845      Manufactured Housing Community
   156           1          BSCMI           2,350,000         2,350,000       1,985,766      Multifamily
   157           1           WFB            2,350,000         2,345,213       1,967,651      Retail
   158           1           WFB            2,300,000         2,293,193       1,757,706      Retail
--------------------------------------------------------------------------------------------------------------------------------
   159           1           WFB            2,200,000         2,198,025       1,852,593      Industrial
   160           1           WFB            2,200,000         2,195,912       1,865,423      Office
   161           1           WFB            2,185,000         2,183,043       1,840,516      Multifamily
   162           1           WFB            2,175,000         2,172,900       1,815,352      Manufactured Housing Community
   163           1           PCF            2,050,000         2,048,215       1,732,499      Retail
--------------------------------------------------------------------------------------------------------------------------------
   164           1           WFB            2,000,000         2,000,000       2,000,000      Multifamily
   165           1           WFB            2,000,000         1,997,968       1,658,309      Self Storage
   166           1           WFB            2,000,000         1,996,099       1,684,795      Office
   167           1           WFB            2,000,000         1,987,405          32,545      Multifamily
   168           1           WFB            2,000,000         1,985,410         868,507      Multifamily
--------------------------------------------------------------------------------------------------------------------------------
   169           1           WFB            1,815,000         1,815,000       1,411,269      Office
   170           1           WFB            1,800,000         1,791,554       1,356,579      Self Storage
   171           1           WFB            1,720,000         1,718,537       1,457,492      Industrial
   172           1           WFB            1,700,000         1,697,657       1,303,088      Retail
   173           1           WFB            1,680,000         1,632,111          12,121      Retail
--------------------------------------------------------------------------------------------------------------------------------
   174           1           WFB            1,600,000         1,600,000          28,621      Industrial
   175           1           WFB            1,550,000         1,539,099          31,240      Retail
   176           1           WFB            1,500,000         1,498,643       1,261,988      Retail
   177           1           PCF            1,500,000         1,498,156       1,172,888      Self Storage
   178           1           WFB            1,500,000         1,498,078       1,164,734      Retail
--------------------------------------------------------------------------------------------------------------------------------
   179           1           WFB            1,350,000         1,347,413       1,139,962      Self Storage
   180           1           PCF            1,350,000         1,343,917         866,611      Industrial
   181           1           WFB            1,250,000         1,250,000       1,051,389      Manufactured Housing Community
   182           1           WFB            1,200,000         1,200,000       1,015,983      Industrial
   183           1           WFB            1,175,000         1,172,836         997,474      Retail
--------------------------------------------------------------------------------------------------------------------------------
   184           1           WFB            1,125,000         1,118,562         876,724      Retail
   185           1           PMCF           1,100,000         1,098,607         855,852      Industrial
   186           1           WFB            1,010,000         1,007,236         784,048      Industrial
   187           1           WFB            1,000,000         1,000,000         844,900      Retail
   188           1           WFB              980,000           979,217         836,259      Retail
--------------------------------------------------------------------------------------------------------------------------------
   189           1           WFB              875,000           872,844         651,161      Retail
   190           1           WFB              805,000           804,342         685,142      Multifamily
   191           1           WFB              800,000           798,028         595,345      Retail
   192           1           WFB              655,000           654,473         558,445      Multifamily
   193           1           WFB              580,000           578,571         431,626      Retail
--------------------------------------------------------------------------------------------------------------------------------




         DETAILED                                                               INTEREST          ORIGINAL       STATED REMAINING
         PROPERTY                                    INTEREST   ADMINISTRATIVE  ACCRUAL       TERM TO MATURITY   TERM TO MATURITY
  ID     TYPE                                          RATE           FEE RATE   BASIS        OR ARD (MOS.) (4)   OR ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

  1      Urban                                        5.8570%         0.03195% Actual/360            120               120
  2      Self Storage                                 5.2900%         0.03195% Actual/360            120               120
 2-a     Self Storage
 2-b     Self Storage
 2-c     Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 2-d     Self Storage
 2-e     Self Storage
 2-f     Self Storage
 2-g     Self Storage
 2-h     Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 2-i     Self Storage
 2-j     Self Storage
 2-k     Self Storage
 2-l     Self Storage
 2-m     Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 2-n     Self Storage
 2-o     Self Storage
  3      Suburban                                     5.6700%         0.03195% Actual/360            120               115
  4      Urban                                        5.1940%         0.03195% Actual/360            120               119
  5      Full Service                                 5.3385%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
  6      Suburban                                     5.3450%         0.03195% Actual/360            120               116
  7      Anchored                                     5.7530%         0.12195% Actual/360            120               119
  8      Anchored                                     5.4400%         0.08195% Actual/360            120               117
  9      Full Service                                 5.3385%         0.03195% Actual/360            120               119
  10     Anchored                                     5.4900%         0.07195% Actual/360            120               116
------------------------------------------------------------------------------------------------------------------------------------
  11     Urban                                        5.2700%         0.03195% Actual/360            120               120
  12     Suburban                                     5.8100%         0.03195% Actual/360            120               119
  13     Unanchored                                   5.1290%         0.03195% Actual/360            120               118
  14     Suburban                                     5.5200%         0.08195% Actual/360            120               119
  15     Anchored                                     5.7000%         0.08195% Actual/360            120               118
------------------------------------------------------------------------------------------------------------------------------------
  16     Warehouse                                    5.6500%         0.03195% Actual/360            120               119
  17     Anchored                                     5.4150%         0.08195% Actual/360            120               116
  18     Anchored                                     5.2230%         0.03195% Actual/360            120               117
  19     Anchored                                     5.6500%         0.03195% Actual/360            120               118
  20     Free Standing                                5.2400%         0.03195% Actual/360            120               117
------------------------------------------------------------------------------------------------------------------------------------
  21     Anchored/Office                              5.1300%         0.03195% Actual/360            120               117
  22     Anchored                                     5.5100%         0.03195% Actual/360            120               120
  23     Anchored                                     5.2400%         0.03195% Actual/360            120               117
  24     Anchored                                     6.0600%         0.03195% Actual/360            120               114
  25     Multifamily                                  5.4600%         0.03195% Actual/360            120               120
------------------------------------------------------------------------------------------------------------------------------------
  26     Urban                                        5.3900%         0.03195% Actual/360            120               120
  27     Various                                      6.2842%         0.05195% Actual/360            120               117
 27-a    Free Standing
 27-b    Free Standing
 27-c    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 27-d    Free Standing
 27-e    Free Standing
 27-f    Free Standing
 27-g    Free Standing
 27-h    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 27-i    Free Standing
 27-j    Free Standing
 27-k    Free Standing
 27-l    Free Standing
 27-m    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 27-n    Free Standing
 27-o    Free Standing
 27-p    Free Standing
 27-q    Free Standing
 27-r    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 27-s    Free Standing
 27-t    Free Standing
 27-u    Free Standing
 27-v    Free Standing
 27-w    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 27-x    Free Standing
 27-y    Free Standing
 27-z    Free Standing
27-aa    Free Standing
27-ab    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ac    Free Standing
27-ad    Free Standing
27-ae    Free Standing
27-af    Free Standing
27-ag    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ah    Free Standing
27-ai    Free Standing
27-aj    Free Standing
27-ak    Free Standing
27-al    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-am    Free Standing
27-an    Free Standing
27-ao    Free Standing
27-ap    Free Standing
27-aq    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ar    Free Standing
27-as    Free Standing
27-at    Free Standing
27-au    Free Standing
27-av    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-aw    Free Standing
27-ax    Free Standing
27-ay    Free Standing
27-az    Free Standing
27-ba    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bb    Free Standing
27-bc    Free Standing
27-bd    Free Standing
27-be    Free Standing
27-bf    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bg    Free Standing
27-bh    Free Standing
27-bi    Free Standing
27-bj    Free Standing
27-bk    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bl    Free Standing
27-bm    Free Standing
27-bn    Free Standing
27-bo    Free Standing
27-bp    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bq    Free Standing
27-br    Free Standing
27-bs    Free Standing
27-bt    Free Standing
27-bu    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-bv    Free Standing
27-bw    Free Standing
27-bx    Free Standing
27-by    Land
27-bz    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ca    Free Standing
27-cb    Free Standing
27-cc    Free Standing
27-cd    Free Standing
27-ce    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-cf    Free Standing
27-cg    Free Standing
27-ch    Free Standing
27-ci    Free Standing
27-cj    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
27-ck    Free Standing
27-cl    Free Standing
  28     Garden                                       5.0100%         0.03195% Actual/360            120               118
  29     Office / Retail                              5.4200%         0.03195% Actual/360            120               119
  30     Anchored                                     5.0600%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
  31     Anchored                                     5.3900%         0.03195% Actual/360            120               120
  32     Full Service                                 5.5500%         0.10695% Actual/360            120               119
  33     Suburban                                     5.2000%         0.08195% Actual/360            120               118
  34     Shadow Anchored                              5.4910%         0.03195% Actual/360            120               120
  35     Full Service                                 5.3400%         0.03195% Actual/360            120               120
------------------------------------------------------------------------------------------------------------------------------------
  36     Anchored                                     4.9000%         0.03195% Actual/360            120               119
  37     Garden                                       4.8500%         0.03195% Actual/360            120               118
  38     Suburban                                     5.3900%         0.03195%   30/360              84                 84
  39     Medical Office                               5.7500%         0.03195% Actual/360            120               120
  40     Anchored                                     5.8500%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
  41     Warehouse                                    5.2200%         0.03195%   30/360              84                 81
  42     Suburban                                     5.4100%         0.03195%   30/360              84                 84
  43     Suburban                                     5.3600%         0.03195% Actual/360            120               119
  44     Various                                      5.7800%         0.03195% Actual/360            60                 60
 44-a    Suburban
------------------------------------------------------------------------------------------------------------------------------------
 44-b    Warehouse
  45     Warehouse                                    5.5300%         0.03195% Actual/360            120               120
  46     Suburban                                     5.6300%         0.08195% Actual/360            120               118
  47     Anchored                                     5.3700%         0.03195% Actual/360            120               118
  48     Light Industrial                             5.2900%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
  49     Limited Service                              5.9900%         0.03195% Actual/360            120               120
  50     Anchored                                     5.2100%         0.03195% Actual/360            120               119
  51     Anchored                                     6.0164%         0.03195% Actual/360            120               111
  52     Self Storage / Retail                        5.4300%         0.03195% Actual/360            120               120
  53     Suburban                                     5.1250%         0.08195% Actual/360            60                 56
------------------------------------------------------------------------------------------------------------------------------------
  54     Garden                                       5.1300%         0.03195% Actual/360            84                 83
  55     Anchored                                     5.6200%         0.03195% Actual/360            120               119
  56     Limited Service                              6.2060%         0.03195% Actual/360            120               120
  57     Manufactured Housing Community               5.3300%         0.03195% Actual/360            120               118
  58     Anchored                                     5.8400%         0.03195%   30/360              120               118
------------------------------------------------------------------------------------------------------------------------------------
  59     Anchored                                     5.4600%         0.03195% Actual/360            120               118
  60     Anchored                                     4.7000%         0.03195%   30/360              60                 59
  61     Garden                                       5.0400%         0.03195% Actual/360            120               119
  62     Suburban                                     5.6700%         0.03195% Actual/360            120               120
  63     Anchored                                     5.5000%         0.03195% Actual/360            120               120
------------------------------------------------------------------------------------------------------------------------------------
  64     Unanchored                                   5.3400%         0.03195% Actual/360            120               115
  65     Anchored                                     5.3400%         0.03195% Actual/360            120               119
  66     Suburban                                     5.2920%         0.04195% Actual/360            120               117
  67     Big Box                                      5.5100%         0.03195% Actual/360            120               119
  68     Medical Office                               5.9000%         0.03195% Actual/360            120               114
------------------------------------------------------------------------------------------------------------------------------------
  69     Anchored                                     5.4900%         0.03195%   30/360              120               113
  70     Suburban                                     5.4000%         0.03195% Actual/360            120               119
  71     Anchored                                     5.4550%         0.12195% Actual/360            120               116
  72     Self Storage / Retail                        5.4300%         0.03195% Actual/360            120               120
  73     Shadow Anchored                              5.6680%         0.03195% Actual/360            120               115
------------------------------------------------------------------------------------------------------------------------------------
  74     Manufactured Housing Community               5.3300%         0.03195% Actual/360            120               118
  75     Anchored                                     5.0500%         0.03195% Actual/360            120               120
  76     Anchored                                     5.8950%         0.03195% Actual/360            180               179
  77     Warehouse                                    5.3500%         0.03195% Actual/360            120               118
  78     Multifamily                                  5.2100%         0.08195% Actual/360            120               118
------------------------------------------------------------------------------------------------------------------------------------
  79     Limited Service                              5.7600%         0.03195% Actual/360            84                 81
  80     Flex Industrial                              5.2600%         0.03195% Actual/360            108               107
  81     Anchored                                     5.7200%         0.08195% Actual/360            120               118
  82     Garden                                       5.4200%         0.08195% Actual/360            120               120
  83     Shadow Anchored                              5.2100%         0.03195% Actual/360            120               118
------------------------------------------------------------------------------------------------------------------------------------
  84     Unanchored                                   5.2940%         0.03195% Actual/360            120               117
  85     Light Industrial                             5.3400%         0.03195% Actual/360            120               117
  86     Manufactured Housing Community / Retail      5.6200%         0.08195% Actual/360            120               119
  87     Anchored                                     5.3800%         0.08195% Actual/360            120               117
  88     Suburban                                     5.8150%         0.03195% Actual/360            84                 83
------------------------------------------------------------------------------------------------------------------------------------
  89     Limited Service                              5.5500%         0.10695% Actual/360            120               119
  90     Free Standing                                6.0400%         0.10195% Actual/360            120               112
 90-a    Free Standing
 90-b    Free Standing
 90-c    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 90-d    Free Standing
 90-e    Free Standing
 90-f    Free Standing
 90-g    Free Standing
 90-h    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 90-i    Free Standing
 90-j    Free Standing
 90-k    Free Standing
  91     Anchored                                     5.2000%         0.03195% Actual/360            120               117
  92     Mid-Rise                                     5.6500%         0.10695% Actual/360            120               120
------------------------------------------------------------------------------------------------------------------------------------
  93     Free Standing                                6.0400%         0.10195% Actual/360            120               112
 93-a    Free Standing
 93-b    Free Standing
 93-c    Free Standing
 93-d    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 93-e    Free Standing
 93-f    Free Standing
 93-g    Free Standing
 93-h    Free Standing
 93-i    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
 93-j    Free Standing
 93-k    Free Standing
  94     Suburban                                     5.4600%         0.03195% Actual/360            120               118
  95     Anchored                                     4.8200%         0.03195% Actual/360            120               119
  96     Suburban                                     5.0400%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
  97     Self Storage                                 5.3900%         0.03195% Actual/360            120               119
  98     Suburban                                     5.5500%         0.08195% Actual/360            120               117
  99     Self Storage / Retail                        5.5000%         0.03195% Actual/360            120               120
 100     Shadow Anchored                              5.3400%         0.03195% Actual/360            120               119
 101     Flex Industrial                              5.3500%         0.03195% Actual/360            120               120
------------------------------------------------------------------------------------------------------------------------------------
 102     Warehouse                                    5.5300%         0.03195%   30/360              120               119
 103     Suburban / Warehouse                         4.8200%         0.03195% Actual/360            68                 65
 104     Unanchored                                   5.4900%         0.03195% Actual/360            120               118
 105     Unanchored                                   5.8100%         0.03195% Actual/360            120               119
 106     Unanchored                                   5.8100%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
 107     Mid-Rise                                     5.3030%         0.05195% Actual/360            120               116
 108     Limited Service                              5.4800%         0.03195% Actual/360            120               116
 109     Self Storage                                 5.4300%         0.03195% Actual/360            120               120
 110     Suburban                                     5.4900%         0.03195% Actual/360            120               117
 111     Limited Service                              5.9900%         0.03195% Actual/360            120               120
------------------------------------------------------------------------------------------------------------------------------------
 112     Unanchored                                   5.3390%         0.03195% Actual/360            120               120
 113     Anchored                                     5.2600%         0.03195% Actual/360            120               118
 114     Shadow Anchored                              5.3700%         0.03195% Actual/360            120               120
 115     Flex Industrial                              5.3500%         0.03195% Actual/360            120               120
 116     Unanchored                                   5.7900%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
 117     Suburban                                     5.3700%         0.03195% Actual/360            120               118
 118     Shadow Anchored                              5.4400%         0.03195% Actual/360            120               119
 119     Self Storage                                 5.4300%         0.03195% Actual/360            120               120
 120     Garden                                       5.8500%         0.03195% Actual/360            107               102
 121     Free Standing                                6.0400%         0.10195% Actual/360            120               112
------------------------------------------------------------------------------------------------------------------------------------
121-a    Free Standing
121-b    Free Standing
121-c    Free Standing
121-d    Free Standing
121-e    Free Standing
------------------------------------------------------------------------------------------------------------------------------------
121-f    Free Standing
121-g    Free Standing
121-h    Free Standing
 122     Urban                                        5.1100%         0.03195% Actual/360            120               120
 123     Multifamily / Student Housing                5.3600%         0.12195% Actual/360            84                 81
------------------------------------------------------------------------------------------------------------------------------------
 124     Unanchored                                   5.6900%         0.03195% Actual/360            120               120
 125     Warehouse                                    5.2800%         0.05195% Actual/360            120               120
 126     Shadow Anchored                              5.5400%         0.03195% Actual/360            120               115
 127     Warehouse                                    5.7900%         0.08195% Actual/360            120               119
 128     Unanchored                                   5.1200%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
 129     Unanchored                                   5.5200%         0.03195% Actual/360            120               118
 130     Warehouse / Distribution                     5.6040%         0.03195% Actual/360            120               115
 131     Garden                                       5.6000%         0.03195% Actual/360            120               119
 132     Multifamily                                  5.3400%         0.03195% Actual/360            120               118
 133     Flex Industrial                              5.2770%         0.08195% Actual/360            120               118
------------------------------------------------------------------------------------------------------------------------------------
 134     Self Storage                                 5.4300%         0.03195% Actual/360            120               120
 135     Big Box                                      5.3900%         0.05195% Actual/360            120               119
 136     Urban                                        5.7400%         0.08195% Actual/360            120               118
 137     Mid Rise / Office                            5.4000%         0.08195% Actual/360            120               120
 138     Self Storage                                 5.3800%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
 139     Unanchored                                   5.2600%         0.03195% Actual/360            120               118
 140     Shadow Anchored                              5.1300%         0.08195% Actual/360            120               118
 141     Unanchored                                   5.9900%         0.03195% Actual/360            120               118
 142     Big Box                                      6.0200%         0.13195% Actual/360            120               118
 143     Unanchored                                   5.5400%         0.03195% Actual/360            120               116
------------------------------------------------------------------------------------------------------------------------------------
 144     Shadow Anchored                              5.6160%         0.03195% Actual/360            120               120
 145     Urban                                        5.9200%         0.03195% Actual/360            120               118
 146     Anchored                                     5.4000%         0.10695% Actual/360            120               120
 147     Multifamily                                  5.8200%         0.03195% Actual/360            120               118
 148     Low Rise / Retail                            5.6000%         0.03195% Actual/360            120               120
------------------------------------------------------------------------------------------------------------------------------------
 149     Garden                                       5.7400%         0.07195% Actual/360            120               119
 150     Shadow Anchored                              5.0600%         0.03195% Actual/360            60                 58
 151     Warehouse                                    5.1200%         0.03195% Actual/360            120               119
 152     Self Storage                                 5.4300%         0.03195% Actual/360            120               119
 153     Suburban                                     5.6200%         0.08195% Actual/360            110               108
------------------------------------------------------------------------------------------------------------------------------------
 154     Shadow Anchored                              5.4300%         0.05195% Actual/360            120               118
 155     Manufactured Housing Community               5.4000%         0.03195% Actual/360            120               118
 156     Garden                                       5.8050%         0.03195% Actual/360            144               142
 157     Shadow Anchored                              5.5100%         0.03195% Actual/360            120               118
 158     Shadow Anchored                              5.5200%         0.03195% Actual/360            120               118
------------------------------------------------------------------------------------------------------------------------------------
 159     Warehouse                                    5.6900%         0.10195% Actual/360            120               119
 160     Medical Office                               5.9300%         0.03195% Actual/360            120               118
 161     Low Rise                                     5.7000%         0.03195% Actual/360            120               119
 162     Manufactured Housing Community               5.4000%         0.05195% Actual/360            120               119
 163     Unanchored                                   5.8100%         0.03195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
 164     High Rise                                    5.0500%         0.10195% Actual/360            120               120
 165     Self Storage                                 5.1900%         0.11195% Actual/360            120               119
 166     Suburban                                     5.7100%         0.11195% Actual/360            120               118
 167     Low Rise                                     5.0100%         0.12195% Actual/360            120               119
 168     Garden                                       5.1000%         0.13195% Actual/360            120               118
------------------------------------------------------------------------------------------------------------------------------------
 169     Suburban                                     6.0300%         0.03195% Actual/360            120               120
 170     Self Storage                                 5.1100%         0.18195% Actual/360            120               117
 171     Flex Industrial                              5.9000%         0.16195% Actual/360            120               119
 172     Unanchored                                   5.6000%         0.13195% Actual/360            120               119
 173     Shadow Anchored                              6.1500%         0.12195%   30/360              240               227
------------------------------------------------------------------------------------------------------------------------------------
 174     Light Industrial                             5.2700%         0.22195% Actual/360            84                 84
 175     Shadow Anchored                              5.5100%         0.09195% Actual/360            180               178
 176     Shadow Anchored                              5.6600%         0.17195% Actual/360            120               119
 177     Self Storage                                 6.1900%         0.03195% Actual/360            120               119
 178     Shadow Anchored                              5.9800%         0.14195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
 179     Self Storage                                 5.7900%         0.10195% Actual/360            120               118
 180     Warehouse                                    5.6800%         0.03195%   30/360              120               118
 181     Manufactured Housing Community               5.6600%         0.14195% Actual/360            120               120
 182     Light Industrial                             5.8800%         0.16195% Actual/360            120               120
 183     Shadow Anchored                              5.9700%         0.25195% Actual/360            120               118
------------------------------------------------------------------------------------------------------------------------------------
 184     Unanchored                                   6.1100%         0.12195% Actual/360            120               116
 185     Warehouse                                    6.0400%         0.03195% Actual/360            120               119
 186     Warehouse                                    5.9800%         0.20195% Actual/360            120               118
 187     Shadow Anchored                              5.8100%         0.17195% Actual/360            120               120
 188     Unanchored                                   6.1400%         0.25195% Actual/360            120               119
------------------------------------------------------------------------------------------------------------------------------------
 189     Unanchored                                   6.3300%         0.20195% Actual/360            180               177
 190     Garden                                       6.0500%         0.12195% Actual/360            120               119
 191     Unanchored                                   6.3300%         0.20195% Actual/360            180               177
 192     Garden                                       6.1100%         0.20195% Actual/360            120               119
 193     Unanchored                                   6.3300%         0.20195% Actual/360            180               177
------------------------------------------------------------------------------------------------------------------------------------




                ORIGINAL         REMAINING        FIRST     MATURITY             ANNUAL           MONTHLY
              AMORTIZATION      AMORTIZATION     PAYMENT      DATE                 DEBT              DEBT
    ID      TERM (MOS.) (4)     TERM (MOS.)       DATE       OR ARD      ERVICE ($) (5)   SERVICE ($) (5)
----------------------------------------------------------------------------------------------------------

    1             360               360         7/1/2005    6/1/2015         10,689,025        890,752.08
    2             360               360         7/5/2005    6/5/2015          3,021,244        251,770.33
   2-a
   2-b
   2-c
----------------------------------------------------------------------------------------------------------
   2-d
   2-e
   2-f
   2-g
   2-h
----------------------------------------------------------------------------------------------------------
   2-i
   2-j
   2-k
   2-l
   2-m
----------------------------------------------------------------------------------------------------------
   2-n
   2-o
    3              0                 0          2/3/2005    1/3/2015          2,926,114        243,842.81
    4             360               360         6/1/2005    5/1/2015          2,422,424        201,868.66
    5             300               300         6/1/2005    5/1/2015          2,092,529        174,377.41
----------------------------------------------------------------------------------------------------------
    6             360               360         3/1/2005    2/1/2015          2,032,214        169,351.13
    7             360               359         6/1/2005    5/1/2015          2,521,858        210,154.84
    8             360               357         4/1/2005    3/1/2015          1,840,995        153,416.23
    9             300               300         6/1/2005    5/1/2015          1,368,317        114,026.41
    10            360               356         3/1/2005    2/1/2015          1,701,485        141,790.44
----------------------------------------------------------------------------------------------------------
    11            360               360         7/1/2005    6/1/2015          1,317,097        109,758.12
    12            360               359         6/1/2005    5/1/2015          1,726,927        143,910.55
    13            360               360         5/1/2005    4/1/2015          1,144,052         95,337.66
    14            360               360         6/5/2005    5/5/2015          1,231,267        102,605.56
    15            360               360         5/1/2005    4/1/2015          1,233,852        102,821.01
----------------------------------------------------------------------------------------------------------
    16            348               348         6/1/2005    5/1/2015          1,209,853        100,821.11
    17            360               356         3/1/2005    2/1/2015          1,430,917        119,243.11
    18            360               360         4/1/2005    3/1/2015          1,059,108         88,259.03
    19            360               360         5/1/2005    4/1/2015          1,145,694         95,474.54
    20            336               336         4/1/2005    3/1/2015            977,551         81,462.59
----------------------------------------------------------------------------------------------------------
    21            360               357         4/1/2005    3/1/2015          1,176,756         98,063.04
    22            360               360         7/1/2005    6/1/2015            958,090         79,840.79
    23            336               336         4/1/2005    3/1/2015            850,044         70,837.04
    24            360               354         1/1/2005   12/1/2014          1,159,643         96,636.91
    25            360               360         7/1/2005    6/1/2015            852,518         71,043.19
----------------------------------------------------------------------------------------------------------
    26            360               360         7/1/2005    6/1/2015          1,009,632         84,136.01
    27            300               297         4/5/2005    3/1/2015          1,191,213         99,267.75
   27-a
   27-b
   27-c
----------------------------------------------------------------------------------------------------------
   27-d
   27-e
   27-f
   27-g
   27-h
----------------------------------------------------------------------------------------------------------
   27-i
   27-j
   27-k
   27-l
   27-m
----------------------------------------------------------------------------------------------------------
   27-n
   27-o
   27-p
   27-q
   27-r
----------------------------------------------------------------------------------------------------------
   27-s
   27-t
   27-u
   27-v
   27-w
----------------------------------------------------------------------------------------------------------
   27-x
   27-y
   27-z
  27-aa
  27-ab
----------------------------------------------------------------------------------------------------------
  27-ac
  27-ad
  27-ae
  27-af
  27-ag
----------------------------------------------------------------------------------------------------------
  27-ah
  27-ai
  27-aj
  27-ak
  27-al
----------------------------------------------------------------------------------------------------------
  27-am
  27-an
  27-ao
  27-ap
  27-aq
----------------------------------------------------------------------------------------------------------
  27-ar
  27-as
  27-at
  27-au
  27-av
----------------------------------------------------------------------------------------------------------
  27-aw
  27-ax
  27-ay
  27-az
  27-ba
----------------------------------------------------------------------------------------------------------
  27-bb
  27-bc
  27-bd
  27-be
  27-bf
----------------------------------------------------------------------------------------------------------
  27-bg
  27-bh
  27-bi
  27-bj
  27-bk
----------------------------------------------------------------------------------------------------------
  27-bl
  27-bm
  27-bn
  27-bo
  27-bp
----------------------------------------------------------------------------------------------------------
  27-bq
  27-br
  27-bs
  27-bt
  27-bu
----------------------------------------------------------------------------------------------------------
  27-bv
  27-bw
  27-bx
  27-by
  27-bz
----------------------------------------------------------------------------------------------------------
  27-ca
  27-cb
  27-cc
  27-cd
  27-ce
----------------------------------------------------------------------------------------------------------
  27-cf
  27-cg
  27-ch
  27-ci
  27-cj
----------------------------------------------------------------------------------------------------------
  27-ck
  27-cl
    28            355               353         5/1/2005    4/1/2015            963,532         80,294.33
    29            360               359         6/1/2005    5/1/2015            972,484         81,040.31
    30             0                 0          6/1/2005    5/1/2015            733,630         61,135.81
----------------------------------------------------------------------------------------------------------
    31            360               360         7/1/2005    6/1/2015            915,400         76,283.32
    32            300               299         6/1/2005    5/1/2015          1,007,070         83,922.48
    33            360               360         5/1/2005    4/1/2015            685,389         57,115.74
    34            360               360         7/1/2005    6/1/2015            850,837         70,903.06
    35            300               300         7/5/2005    6/5/2015            906,854         75,571.15
----------------------------------------------------------------------------------------------------------
    36            360               359         6/1/2005    5/1/2015            796,090         66,340.84
    37            240               238         5/1/2005    4/1/2015            977,546         81,462.20
    38            360               360         7/1/2005    6/1/2012            618,772         51,564.33
    39            360               360         7/1/2005    6/1/2015            803,580         66,964.99
    40            360               359         6/5/2005    5/5/2015            807,039         67,253.27
----------------------------------------------------------------------------------------------------------
    41            300               297         4/1/2005    3/1/2012            820,219         68,351.61
    42            360               360         7/1/2005    6/1/2012            613,494         51,124.50
    43            336               336         6/1/2005    5/1/2015            608,658         50,721.48
    44             0                 0          7/1/2005    6/1/2010            651,370         54,280.82
   44-a
----------------------------------------------------------------------------------------------------------
   44-b
    45            360               360         7/3/2005    6/3/2015            751,968         62,663.99
    46            360               358         5/1/2005    4/1/2015            760,283         63,356.93
    47            360               358         5/1/2005    4/1/2015            738,751         61,562.55
    48            240               239         6/1/2005    5/1/2015            859,975         71,664.56
----------------------------------------------------------------------------------------------------------
    49            300               300         7/1/2005    6/1/2015            816,669         68,055.77
    50            360               359         6/1/2005    5/1/2015            695,957         57,996.39
    51            360               360         10/1/2004   9/1/2014            640,496         53,374.70
    52            300               300         7/1/2005    6/1/2015            761,173         63,431.07
    53            360               356         3/1/2005    2/1/2010            672,986         56,082.16
----------------------------------------------------------------------------------------------------------
    54             0                 0          6/1/2005    5/1/2012            520,125         43,343.75
    55            360               359         6/1/2005    5/1/2015            684,540         57,045.04
    56            300               300         7/1/2005    6/1/2015            748,926         62,410.46
    57            360               360         5/1/2005    4/1/2015            510,681         42,556.72
    58            300               298         5/1/2005    4/1/2015            715,780         59,648.31
----------------------------------------------------------------------------------------------------------
    59            360               360         5/5/2005    4/5/2015            517,600         43,133.37
    60             0                 0          6/1/2005    5/1/2010            439,450         36,620.83
    61            412               411         6/1/2005    5/1/2015            563,989         46,999.11
    62            300               300         7/1/2005    6/1/2015            681,715         56,809.58
    63            360               360         7/1/2005    6/1/2015            613,212         51,101.01
----------------------------------------------------------------------------------------------------------
    64            360               355         2/1/2005    1/1/2015            602,415         50,201.21
    65            360               359         6/1/2005    5/1/2015            589,028         49,085.63
    66            360               360         4/1/2005    3/1/2015            466,799         38,899.88
    67            360               359         6/1/2005    5/1/2015            593,427         49,452.24
    68            360               354         1/1/2005   12/1/2014            619,235         51,602.88
----------------------------------------------------------------------------------------------------------
    69            360               353         12/1/2004  11/1/2014            578,505         48,208.74
    70            360               360         6/1/2005    5/1/2015            438,000         36,500.00
    71            360               360         3/1/2005    2/1/2015            436,930         36,410.86
    72            300               300         7/1/2005    6/1/2015            578,199         48,183.22
    73            360               355         2/1/2005    1/1/2015            544,828         45,402.37
----------------------------------------------------------------------------------------------------------
    74            360               360         5/1/2005    4/1/2015            413,408         34,450.68
    75            360               360         7/1/2005    6/1/2015            378,890         31,574.19
    76            360               359         6/1/2005    5/1/2020            526,421         43,868.43
    77            360               358         5/1/2005    4/1/2015            489,170         40,764.20
    78            360               358         5/1/2005    4/1/2015            478,264         39,855.34
----------------------------------------------------------------------------------------------------------
    79            240               237         4/1/2005    3/1/2012            611,309         50,942.45
    80             0                 0          6/4/2005    5/4/2014            383,980         31,998.33
    81            360               358         5/1/2005    4/1/2015            491,394         40,949.46
    82            360               360         7/1/2005    6/1/2015            472,735         39,394.59
    83            360               358         5/1/2005    4/1/2015            461,772         38,481.02
----------------------------------------------------------------------------------------------------------
    84            360               357         4/1/2005    3/1/2015            452,825         37,735.38
    85            360               357         4/1/2005    3/1/2015            435,077         36,256.43
    86            300               299         6/1/2005    5/1/2015            480,866         40,072.20
    87            360               360         4/1/2005    3/1/2015            342,557         28,546.38
    88            360               360         6/1/2005    5/1/2012            353,746         29,478.82
----------------------------------------------------------------------------------------------------------
    89            300               299         6/1/2005    5/1/2015            436,891         36,407.55
    90            300               300         11/1/2004  10/1/2014            354,389         29,532.45
   90-a
   90-b
   90-c
----------------------------------------------------------------------------------------------------------
   90-d
   90-e
   90-f
   90-g
   90-h
----------------------------------------------------------------------------------------------------------
   90-i
   90-j
   90-k
    91            360               357         4/1/2005    3/1/2015            382,181         31,848.43
    92            360               360         7/1/2005    6/1/2015            323,659         26,971.56
----------------------------------------------------------------------------------------------------------
    93            300               300         11/1/2004  10/1/2014            342,693         28,557.74
   93-a
   93-b
   93-c
   93-d
----------------------------------------------------------------------------------------------------------
   93-e
   93-f
   93-g
   93-h
   93-i
----------------------------------------------------------------------------------------------------------
   93-j
   93-k
    94            360               358         5/1/2005    4/1/2015            376,478         31,373.14
    95            360               360         6/1/2005    5/1/2015            268,782         22,398.50
    96            360               359         6/1/2005    5/1/2015            355,917         29,659.79
----------------------------------------------------------------------------------------------------------
    97            300               299         6/1/2005    5/1/2015            400,974         33,414.47
    98            360               357         4/1/2005    3/1/2015            376,814         31,401.15
    99            300               300         7/1/2005    6/1/2015            394,244         32,853.68
   100            360               359         6/1/2005    5/1/2015            351,408         29,284.04
   101            360               360         7/1/2005    6/1/2015            282,606         23,550.53
----------------------------------------------------------------------------------------------------------
   102            360               359         6/1/2005    5/1/2015            355,476         29,622.98
   103            180               177         4/1/2005   11/1/2010            487,624         40,635.34
   104            360               360         5/1/2005    4/1/2015            283,879         23,656.56
   105            360               359         6/1/2005    5/1/2015            265,453         22,121.11
   106            360               359         6/1/2005    5/1/2015             88,109          7,342.38
----------------------------------------------------------------------------------------------------------
   107            360               360         3/1/2005    2/1/2015            268,833         22,402.72
   108            300               296         3/1/2005    2/1/2015            367,736         30,644.69
   109            300               300         7/1/2005    6/1/2015            362,289         30,190.75
   110            360               360         4/1/2005    3/1/2015            272,746         22,728.85
   111            300               300         7/1/2005    6/1/2015            369,221         30,768.40
----------------------------------------------------------------------------------------------------------
   112            360               360         7/1/2005    6/1/2015            255,771         21,314.29
   113            336               336         5/1/2005    4/1/2015            239,988         19,998.96
   114            360               360         7/1/2005    6/1/2015            302,216         25,184.68
   115            360               360         7/1/2005    6/1/2015            235,957         19,663.11
   116            360               359         6/1/2005    5/1/2015            302,436         25,203.00
----------------------------------------------------------------------------------------------------------
   117            360               358         5/1/2005    4/1/2015            288,784         24,065.36
   118            300               299         6/1/2005    5/1/2015            312,605         26,050.44
   119            300               300         7/1/2005    6/1/2015            307,397         25,616.40
   120            348               343         2/1/2005   12/1/2013            299,047         24,920.62
   121            300               300         11/1/2004  10/1/2014            246,058         20,504.82
----------------------------------------------------------------------------------------------------------
  121-a
  121-b
  121-c
  121-d
  121-e
----------------------------------------------------------------------------------------------------------
  121-f
  121-g
  121-h
   122             0                 0          7/1/2005    6/1/2015            207,239         17,269.91
   123            360               357         4/1/2005    3/1/2012            268,338         22,361.46
----------------------------------------------------------------------------------------------------------
   124            360               360         7/1/2005    6/1/2015            267,852         22,321.02
   125            360               360         7/1/2005    6/1/2015            249,328         20,777.37
   126            360               355         2/5/2005    1/5/2015            253,214         21,101.14
   127            360               359         6/1/2005    5/1/2015            253,202         21,100.19
   128            396               395         6/1/2005    5/1/2015            219,947         18,328.91
----------------------------------------------------------------------------------------------------------
   129            360               358         5/1/2005    4/1/2015            238,999         19,916.56
   130            264               259         2/1/2005    1/1/2015            279,127         23,260.57
   131            360               359         6/1/2005    5/1/2015            238,151         19,845.91
   132            300               298         5/5/2005    4/5/2015            250,292         20,857.64
   133             0                 0          5/1/2005    4/1/2015            177,897         14,824.77
----------------------------------------------------------------------------------------------------------
   134            300               300         7/1/2005    6/1/2015            241,526         20,127.17
   135            360               359         6/1/2005    5/1/2015            215,388         17,949.02
   136            240               238         5/1/2005    4/1/2015            258,858         21,571.52
   137            360               360         7/1/2005    6/1/2015            202,151         16,845.92
   138            300               299         6/1/2005    5/1/2015            218,499         18,208.26
----------------------------------------------------------------------------------------------------------
   139            360               358         5/1/2005    4/1/2015            199,016         16,584.70
   140            360               358         5/1/2005    4/1/2015            196,126         16,343.84
   141            360               358         5/1/2005    4/1/2015            204,826         17,068.87
   142            300               298         5/1/2005    4/1/2015            216,896         18,074.69
   143            360               356         3/1/2005    2/1/2015            191,621         15,968.43
----------------------------------------------------------------------------------------------------------
   144            360               360         7/1/2005    6/1/2015            158,009         13,167.38
   145            270               268         5/1/2005    4/1/2015            221,441         18,453.40
   146            360               360         7/1/2005    6/1/2015            178,567         14,880.57
   147            360               358         5/1/2005    4/1/2015            186,993         15,582.72
   148            324               324         7/1/2005    6/1/2015            189,123         15,760.21
----------------------------------------------------------------------------------------------------------
   149            360               359         6/1/2005    5/1/2015            183,625         15,302.12
   150            360               358         5/1/2005    4/1/2010            168,634         14,052.86
   151            120               119         6/1/2005    5/1/2015            332,757         27,729.79
   152            300               299         6/1/2005    5/1/2015            175,655         14,637.94
   153            360               358         5/1/2005    6/1/2014            165,698         13,808.18
----------------------------------------------------------------------------------------------------------
   154            240               238         5/1/2005    4/1/2015            196,975         16,414.55
   155            360               358         5/1/2005    4/1/2015            160,036         13,336.36
   156            360               360         5/1/2005    4/1/2017            138,312         11,526.02
   157            360               358         5/1/2005    4/1/2015            160,293         13,357.79
   158            300               298         5/1/2005    4/1/2015            169,818         14,151.50
----------------------------------------------------------------------------------------------------------
   159            360               359         6/1/2005    5/1/2015            153,058         12,754.87
   160            360               358         5/1/2005    4/1/2015            157,095         13,091.27
   161            360               359         6/1/2005    5/1/2015            152,181         12,681.75
   162            360               359         6/1/2005    5/1/2015            146,559         12,213.29
   163            360               359         6/1/2005    5/1/2015            144,498         12,041.50
----------------------------------------------------------------------------------------------------------
   164             0                 0          7/1/2005    6/1/2015            102,403          8,533.56
   165            360               359         6/1/2005    5/1/2015            131,638         10,969.87
   166            360               358         5/1/2005    4/1/2015            139,448         11,620.69
   167            120               119         6/1/2005    5/1/2015            254,675         21,222.88
   168            180               178         5/1/2005    4/1/2015            191,043         15,920.25
----------------------------------------------------------------------------------------------------------
   169            300               300         7/1/2005    6/1/2015            140,729         11,727.38
   170            300               297         4/1/2005    3/1/2015            127,660         10,638.30
   171            360               359         6/1/2005    5/1/2015            122,423         10,201.95
   172            300               299         6/1/2005    5/1/2015            126,495         10,541.25
   173            240               227         6/1/2004    5/1/2024            146,182         12,181.87
----------------------------------------------------------------------------------------------------------
   174             84                84         7/1/2005    6/1/2012            273,814         22,817.80
   175            180               178         5/1/2005    4/1/2020            152,076         12,673.02
   176            360               359         6/1/2005    5/1/2015            104,016          8,668.02
   177            300               299         6/1/2005    5/1/2015            118,074          9,839.48
   178            300               299         6/1/2005    5/1/2015            115,754          9,646.19
----------------------------------------------------------------------------------------------------------
   179            360               358         5/1/2005    4/1/2015             94,951          7,912.57
   180            240               238         5/1/2005    4/1/2015            113,091          9,424.26
   181            360               360         7/1/2005    6/1/2015             86,680          7,223.35
   182            360               360         7/1/2005    6/1/2015             85,227          7,102.29
   183            360               358         5/1/2005    4/1/2015             84,265          7,022.07
----------------------------------------------------------------------------------------------------------
   184            300               296         3/1/2005    2/1/2015             87,891          7,324.22
   185            300               299         6/1/2005    5/1/2015             85,371          7,114.24
   186            300               298         5/1/2005    4/1/2015             77,941          6,495.10
   187            360               360         7/1/2005    6/1/2015             70,487          5,873.90
   188            360               359         6/1/2005    5/1/2015             71,569          5,964.09
----------------------------------------------------------------------------------------------------------
   189            360               357         4/1/2005    3/1/2020             65,198          5,433.13
   190            360               359         6/1/2005    5/1/2015             58,227          4,852.29
   191            360               357         4/1/2005    3/1/2020             59,609          4,967.44
   192            360               359         6/1/2005    5/1/2015             47,682          3,973.50
   193            360               357         4/1/2005    3/1/2020             43,217          3,601.39
----------------------------------------------------------------------------------------------------------



               REMAINING                                       ARD       CROSSED
             INTEREST ONLY                                    LOAN        WITH
    ID       PERIOD (MOS.)     LOCKBOX   LOCKBOX TYPE         (Y/N)    OTHER LOANS    DSCR (5)
-------------------------------------------------------------------------------------------------

    1             24             Yes     Hard                  Yes         NAP          1.71
    2             60             Yes     Hard                  No          NAP          3.51
   2-a
   2-b
   2-c
-------------------------------------------------------------------------------------------------
   2-d
   2-e
   2-f
   2-g
   2-h
-------------------------------------------------------------------------------------------------
   2-i
   2-j
   2-k
   2-l
   2-m
-------------------------------------------------------------------------------------------------
   2-n
   2-o
    3             115            No      NAP                   No          NAP          2.08
    4             59             Yes     Hard                  No          NAP          1.61
    5             23             Yes     Springing Hard        No          NAP          2.55
-------------------------------------------------------------------------------------------------
    6             20             Yes     Hard                  Yes         NAP          1.95
    7                            Yes     Hard                  No          NAP          1.27
    8                            Yes     Hard                  No          NAP          1.53
    9             23             Yes     Hard                  No          NAP          2.36
    10                           Yes     Hard                  No          NAP          1.55
-------------------------------------------------------------------------------------------------
    11            24             Yes     Springing Hard        Yes         NAP          1.67
    12                           No      NAP                   No          NAP          1.37
    13            34             No      NAP                   No          NAP          1.68
    14            11             No      NAP                   No          NAP          1.65
    15            22             Yes     Hard                  Yes         NAP          1.44
-------------------------------------------------------------------------------------------------
    16            23             No      NAP                   No          NAP          1.60
    17                           Yes     Hard                  No          NAP          1.38
    18            33             Yes     Hard                  No          NAP          1.56
    19            22             No      NAP                   No          NAP          1.47
    20            33             Yes     Hard                  Yes         NAP          1.59
-------------------------------------------------------------------------------------------------
    21                           No      NAP                   No          NAP          1.43
    22            24             Yes     Springing Hard        Yes         NAP          1.61
    23            33             Yes     Hard                  No          NAP          1.63
    24                           No      NAP                   No          NAP          1.26
    25            24             No      NAP                   No          NAP          1.41
-------------------------------------------------------------------------------------------------
    26                           No      NAP                   No          NAP          1.34
    27                           Yes     Hard                  No          NAP          2.52
   27-a
   27-b
   27-c
-------------------------------------------------------------------------------------------------
   27-d
   27-e
   27-f
   27-g
   27-h
-------------------------------------------------------------------------------------------------
   27-i
   27-j
   27-k
   27-l
   27-m
-------------------------------------------------------------------------------------------------
   27-n
   27-o
   27-p
   27-q
   27-r
-------------------------------------------------------------------------------------------------
   27-s
   27-t
   27-u
   27-v
   27-w
-------------------------------------------------------------------------------------------------
   27-x
   27-y
   27-z
  27-aa
  27-ab
-------------------------------------------------------------------------------------------------
  27-ac
  27-ad
  27-ae
  27-af
  27-ag
-------------------------------------------------------------------------------------------------
  27-ah
  27-ai
  27-aj
  27-ak
  27-al
-------------------------------------------------------------------------------------------------
  27-am
  27-an
  27-ao
  27-ap
  27-aq
-------------------------------------------------------------------------------------------------
  27-ar
  27-as
  27-at
  27-au
  27-av
-------------------------------------------------------------------------------------------------
  27-aw
  27-ax
  27-ay
  27-az
  27-ba
-------------------------------------------------------------------------------------------------
  27-bb
  27-bc
  27-bd
  27-be
  27-bf
-------------------------------------------------------------------------------------------------
  27-bg
  27-bh
  27-bi
  27-bj
  27-bk
-------------------------------------------------------------------------------------------------
  27-bl
  27-bm
  27-bn
  27-bo
  27-bp
-------------------------------------------------------------------------------------------------
  27-bq
  27-br
  27-bs
  27-bt
  27-bu
-------------------------------------------------------------------------------------------------
  27-bv
  27-bw
  27-bx
  27-by
  27-bz
-------------------------------------------------------------------------------------------------
  27-ca
  27-cb
  27-cc
  27-cd
  27-ce
-------------------------------------------------------------------------------------------------
  27-cf
  27-cg
  27-ch
  27-ci
  27-cj
-------------------------------------------------------------------------------------------------
  27-ck
  27-cl
    28                           No      NAP                   No          NAP          1.80
    29                           No      NAP                   No          NAP          1.26
    30            119            No      NAP                   No          NAP          2.51
-------------------------------------------------------------------------------------------------
    31                           No      NAP                   Yes         NAP          1.33
    32                           Yes     Springing Hard        No          NAP          2.21
    33            10             Yes     Hard                  No          NAP          1.89
    34                           No      NAP                   No          NAP          1.26
    35                           No      NAP                   No          NAP          1.47
-------------------------------------------------------------------------------------------------
    36                           No      NAP                   No          NAP          2.02
    37                           No      NAP                   No          NAP          1.39
    38            36             No      NAP                   Yes         NAP          1.79
    39                           No      NAP                   No          NAP          1.37
    40                           No      NAP                   No          NAP          1.34
-------------------------------------------------------------------------------------------------
    41                           No      NAP                   No          NAP          1.29
    42            36             No      NAP                   Yes         NAP          1.76
    43            23             No      NAP                   No          NAP          1.59
    44            60             No      NAP                   Yes         NAP          1.55
   44-a
-------------------------------------------------------------------------------------------------
   44-b
    45                           No      NAP                   No          NAP          1.30
    46                           No      NAP                   No          NAP          1.35
    47                           Yes     Springing Hard        Yes         NAP          1.44
    48                           No      NAP                   No          NAP          1.39
-------------------------------------------------------------------------------------------------
    49                           Yes     Springing Hard        No          NAP          1.72
    50                           No      NAP                   Yes         NAP          1.32
    51            27             No      NAP                   No          NAP          1.55
    52                           No      NAP                   No          NAP          1.35
    53                           Yes     Hard                  Yes         NAP          1.71
-------------------------------------------------------------------------------------------------
    54            83             No      NAP                   No          NAP          2.59
    55                           No      NAP                   No          NAP          1.32
    56                           Yes     Hard                  No          NAP          2.12
    57            34             No      NAP                   No          NAP          1.59
    58                           Yes     Hard                  Yes         NAP          1.43
-------------------------------------------------------------------------------------------------
    59            34             No      NAP                   No          NAP          1.64
    60            59             No      NAP                   No          NAP          2.58
    61                           No      NAP                   No          NAP          1.53
    62                           Yes     Springing Hard        Yes         NAP          1.38
    63                           No      NAP                   No          NAP          1.49
-------------------------------------------------------------------------------------------------
    64                           No      NAP                   No          NAP          1.49
    65                           No      NAP                   No          NAP          1.30
    66            21             No      NAP                   No          NAP          1.79
    67                           No      NAP                   Yes         NAP          1.22
    68                           No      NAP                   No          NAP          1.33
-------------------------------------------------------------------------------------------------
    69                           No      NAP                   No          NAP          1.52
    70            22             No      NAP                   No          NAP          2.43
    71             8             No      NAP                   No          NAP          1.60
    72                           No      NAP                   No          NAP          1.42
    73                           No      NAP                   No          NAP          1.30
-------------------------------------------------------------------------------------------------
    74            34             No      NAP                   No          NAP          1.56
    75            24             No      NAP                   No          NAP          1.64
    76                           Yes     Soft, Springing Hard  No          NAP          1.45
    77                           No      NAP                   No          NAP          1.27
    78                           No      NAP                   No          NAP          1.20
-------------------------------------------------------------------------------------------------
    79                           No      NAP                   No          NAP          1.47
    80            107            No      NAP                   No          NAP          2.20
    81                           No      NAP                   No          NAP          1.32
    82                           No      NAP                   No          NAP          1.33
    83                           Yes     Soft, Springing Hard  No          NAP          1.40
-------------------------------------------------------------------------------------------------
    84                           No      NAP                   No          NAP          1.44
    85                           No      NAP                   No          NAP          1.32
    86                           No      NAP                   No          NAP          1.32
    87            21             No      NAP                   No          NAP          1.89
    88            11             No      NAP                   No          NAP          1.48
-------------------------------------------------------------------------------------------------
    89                           Yes     Springing Hard        No          NAP          2.04
    90            16             Yes     Hard                  No          NAP          1.73
   90-a
   90-b
   90-c
-------------------------------------------------------------------------------------------------
   90-d
   90-e
   90-f
   90-g
   90-h
-------------------------------------------------------------------------------------------------
   90-i
   90-j
   90-k
    91                           Yes     Springing Hard        Yes         NAP          1.44
    92            12             No      NAP                   No          NAP          2.09
-------------------------------------------------------------------------------------------------
    93            16             Yes     Hard                  No          NAP          1.80
   93-a
   93-b
   93-c
   93-d
-------------------------------------------------------------------------------------------------
   93-e
   93-f
   93-g
   93-h
   93-i
-------------------------------------------------------------------------------------------------
   93-j
   93-k
    94                           No      NAP                   No          NAP          1.24
    95            23             No      NAP                   No          NAP          2.97
    96                           No      NAP                   No          NAP          1.66
-------------------------------------------------------------------------------------------------
    97                           No      NAP                   No          NAP          1.95
    98                           Yes     Springing Hard        Yes         NAP          1.26
    99                           No      NAP                   No          NAP          1.61
   100                           No      NAP                   No          NAP          1.29
   101            24             Yes     Springing Hard        No          NAP          1.85
-------------------------------------------------------------------------------------------------
   102                           No      NAP                   No          NAP          1.52
   103                           No      NAP                   No          NAP          1.28
   104            10             No      NAP                   No          NAP          1.67
   105                           No      NAP                   No          106          1.35
   106                           No      NAP                   No          105          1.35
-------------------------------------------------------------------------------------------------
   107            32             No      NAP                   No          NAP          1.53
   108                           Yes     Springing Hard        No          NAP          1.78
   109                           No      NAP                   No          NAP          1.35
   110            33             No      NAP                   No          NAP          1.62
   111                           No      NAP                   No          NAP          1.82
-------------------------------------------------------------------------------------------------
   112            60             No      NAP                   No          NAP          1.73
   113            34             No      NAP                   No          NAP          1.63
   114                           No      NAP                   No          NAP          1.42
   115            24             No      NAP                   No          NAP          1.94
   116                           No      NAP                   No          NAP          1.23
-------------------------------------------------------------------------------------------------
   117                           No      NAP                   No          NAP          1.38
   118                           No      NAP                   No          NAP          1.56
   119                           No      NAP                   No          NAP          1.41
   120                           No      NAP                   No          NAP          1.47
   121            16             Yes     Hard                  No          NAP          2.00
-------------------------------------------------------------------------------------------------
  121-a
  121-b
  121-c
  121-d
  121-e
-------------------------------------------------------------------------------------------------
  121-f
  121-g
  121-h
   122            120            No      NAP                   No          NAP          3.35
   123                           Yes     Springing Hard        Yes         NAP          1.20
-------------------------------------------------------------------------------------------------
   124                           No      NAP                   No          NAP          1.35
   125                           No      NAP                   No          NAP          1.33
   126                           No      NAP                   No          NAP          1.47
   127                           Yes     Springing Hard        Yes         NAP          1.52
   128                           No      NAP                   No          NAP          2.59
-------------------------------------------------------------------------------------------------
   129                           No      NAP                   No          NAP          1.57
   130                           Yes     Springing Hard        Yes         NAP          1.28
   131                           No      NAP                   No          NAP          1.30
   132                           No      NAP                   No          NAP          1.32
   133            118            No      NAP                   No          NAP          1.99
-------------------------------------------------------------------------------------------------
   134                           No      NAP                   No          NAP          1.42
   135                           No      NAP                   No          NAP          1.44
   136                           No      NAP                   No          NAP          1.20
   137                           No      NAP                   No          NAP          1.50
   138                           No      NAP                   No          NAP          1.62
-------------------------------------------------------------------------------------------------
   139                           No      NAP                   No          NAP          1.38
   140                           No      NAP                   No          NAP          1.53
   141                           No      NAP                   No          NAP          1.49
   142                           No      NAP                   No          NAP          1.57
   143                           No      NAP                   No          NAP          1.46
-------------------------------------------------------------------------------------------------
   144            24             No      NAP                   No          NAP          1.68
   145                           No      NAP                   No          NAP          1.24
   146                           No      NAP                   No          NAP          1.65
   147                           No      NAP                   No          NAP          1.36
   148                           No      NAP                   No          NAP          1.25
-------------------------------------------------------------------------------------------------
   149                           No      NAP                   No          NAP          1.36
   150                           No      NAP                   No          NAP          1.72
   151                           No      NAP                   No          NAP          1.31
   152                           No      NAP                   No          NAP          2.04
   153                           No      NAP                   No          NAP          1.36
-------------------------------------------------------------------------------------------------
   154                           No      NAP                   No          NAP          1.42
   155                           No      NAP                   No          NAP          1.33
   156            22             No      NAP                   No          NAP          1.60
   157                           No      NAP                   No          NAP          1.67
   158                           No      NAP                   No          NAP          1.39
-------------------------------------------------------------------------------------------------
   159                           No      NAP                   No          NAP          1.47
   160                           No      NAP                   No          NAP          1.63
   161                           No      NAP                   No          NAP          1.20
   162                           No      NAP                   No          NAP          1.36
   163                           No      NAP                   No          NAP          1.39
-------------------------------------------------------------------------------------------------
   164            120            No      NAP                   No          NAP          16.19
   165                           No      NAP                   No          NAP          3.98
   166                           No      NAP                   No          NAP          2.47
   167                           No      NAP                   No          NAP          1.23
   168                           No      NAP                   No          NAP          1.27
-------------------------------------------------------------------------------------------------
   169                           No      NAP                   No          NAP          1.61
   170                           No      NAP                   No          NAP          2.11
   171                           No      NAP                   No          NAP          1.43
   172                           No      NAP                   No          NAP          1.57
   173                           No      NAP                   No          NAP          1.31
-------------------------------------------------------------------------------------------------
   174                           No      NAP                   No          NAP          1.35
   175                           No      NAP                   No          NAP          1.53
   176                           No      NAP                   No          NAP          1.48
   177                           No      NAP                   No          NAP          1.66
   178                           No      NAP                   No          NAP          1.34
-------------------------------------------------------------------------------------------------
   179                           No      NAP                   No          NAP          1.55
   180                           No      NAP                   No          NAP          1.07
   181                           No      NAP                   No          NAP          1.52
   182                           No      NAP                   No          NAP          1.43
   183                           No      NAP                   No          NAP          1.83
-------------------------------------------------------------------------------------------------
   184                           No      NAP                   No          NAP          1.33
   185                           No      NAP                   No          NAP          1.19
   186                           No      NAP                   No          NAP          1.33
   187                           No      NAP                   No          NAP          1.58
   188                           No      NAP                   No          NAP          1.34
-------------------------------------------------------------------------------------------------
   189                           No      NAP                   No          NAP          3.48
   190                           No      NAP                   No          NAP          1.27
   191                           No      NAP                   No          NAP          3.05
   192                           No      NAP                   No          NAP          1.27
   193                           No      NAP                   No          NAP          3.60
-------------------------------------------------------------------------------------------------




                                                                                   GRACE
    ID                                                                         PERIOD (DAYS)
------------------------------------------------------------------------------------------------------------------------------------

    1                                                                                5
    2                                                                                0
   2-a
   2-b
   2-c
------------------------------------------------------------------------------------------------------------------------------------
   2-d
   2-e
   2-f
   2-g
   2-h
------------------------------------------------------------------------------------------------------------------------------------
   2-i
   2-j
   2-k
   2-l
   2-m
------------------------------------------------------------------------------------------------------------------------------------
   2-n
   2-o
    3                                                                                5
    4                                                                                0
    5                                                                                5
------------------------------------------------------------------------------------------------------------------------------------
    6                                                                                0
    7                                                                                0
    8                                                                                5
    9                                                                                5
    10                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    11                                                                               5
    12                                                                               5
    13                                                                               5
    14                                                                               0
    15                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    16                                                                               5
    17                                                                               5
    18                                                                               5
    19                                                                               5
    20                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    21                                                                               5
    22                                                                               5
    23                                                                               5
    24                                                                               5
    25                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    26                                                                               5
    27                                                                               0
   27-a
   27-b
   27-c
------------------------------------------------------------------------------------------------------------------------------------
   27-d
   27-e
   27-f
   27-g
   27-h
------------------------------------------------------------------------------------------------------------------------------------
   27-i
   27-j
   27-k
   27-l
   27-m
------------------------------------------------------------------------------------------------------------------------------------
   27-n
   27-o
   27-p
   27-q
   27-r
------------------------------------------------------------------------------------------------------------------------------------
   27-s
   27-t
   27-u
   27-v
   27-w
------------------------------------------------------------------------------------------------------------------------------------
   27-x
   27-y
   27-z
  27-aa
  27-ab
------------------------------------------------------------------------------------------------------------------------------------
  27-ac
  27-ad
  27-ae
  27-af
  27-ag
------------------------------------------------------------------------------------------------------------------------------------
  27-ah
  27-ai
  27-aj
  27-ak
  27-al
------------------------------------------------------------------------------------------------------------------------------------
  27-am
  27-an
  27-ao
  27-ap
  27-aq
------------------------------------------------------------------------------------------------------------------------------------
  27-ar
  27-as
  27-at
  27-au
  27-av
------------------------------------------------------------------------------------------------------------------------------------
  27-aw
  27-ax
  27-ay
  27-az
  27-ba
------------------------------------------------------------------------------------------------------------------------------------
  27-bb
  27-bc
  27-bd
  27-be
  27-bf
------------------------------------------------------------------------------------------------------------------------------------
  27-bg
  27-bh
  27-bi
  27-bj
  27-bk
------------------------------------------------------------------------------------------------------------------------------------
  27-bl
  27-bm
  27-bn
  27-bo
  27-bp
------------------------------------------------------------------------------------------------------------------------------------
  27-bq
  27-br
  27-bs
  27-bt
  27-bu
------------------------------------------------------------------------------------------------------------------------------------
  27-bv
  27-bw
  27-bx
  27-by
  27-bz
------------------------------------------------------------------------------------------------------------------------------------
  27-ca
  27-cb
  27-cc
  27-cd
  27-ce
------------------------------------------------------------------------------------------------------------------------------------
  27-cf
  27-cg
  27-ch
  27-ci
  27-cj
------------------------------------------------------------------------------------------------------------------------------------
  27-ck
  27-cl
    28                                                                               5
    29                                                                               5
    30                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    31                                                                               5
    32                                       5-Day period to cure Monetary Default one time per loan year upon written notice.
    33                                                                               5
    34                                                                               0
    35                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    36                                                                               5
    37                                                                               5
    38                                                                               5
    39                                                                               5
    40                                                5 days after written notice with a maximum notice required of 4 for the loan term thereafter default occurs without notice.
------------------------------------------------------------------------------------------------------------------------------------
    41                                                                               5
    42                                                                               5
    43                                                                               0
    44                                                                               5
   44-a
------------------------------------------------------------------------------------------------------------------------------------
   44-b
    45                                                                               5
    46                                                                               5
    47                                                                               5
    48                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    49                                                                               5
    50                                            5 days after written notice with a maximum notice required of 2 per year or 3 for the loan term unless 2 are consecutive thereafter default occurs without notice.
    51                                                                               5
    52                                                                               5
    53                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    54                                                                               5
    55                                                                               5
    56                                                                               5
    57                                                                               5
    58                                                                               10
------------------------------------------------------------------------------------------------------------------------------------
    59                                                                               5
    60                                                                               5
    61                                                                               5
    62                                                                               5
    63                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    64                                                                               5
    65                                                                               5
    66                                                                               5
    67                                                                               5
    68                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    69                                                                               5
    70                                                                               5
    71                                                                               5
    72                                                                               5
    73                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    74                                                                               5
    75                                                                               5
    76                                                                               5
    77                                                                               5
    78                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    79                                                                               5
    80                                                                               5
    81                                                                               5
    82                                                                               5
    83                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    84                                                                               5
    85                                                                               5
    86                                                                               5
    87                                                                               5
    88                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    89                                       5-Day period to cure Monetary Default one time per loan year upon written notice.
    90                                                                               5
   90-a
   90-b
   90-c
------------------------------------------------------------------------------------------------------------------------------------
   90-d
   90-e
   90-f
   90-g
   90-h
------------------------------------------------------------------------------------------------------------------------------------
   90-i
   90-j
   90-k
    91                                                                               5
    92                                       5-Day period to cure Monetary Default one time per loan year upon written notice.
------------------------------------------------------------------------------------------------------------------------------------
    93                                                                               5
   93-a
   93-b
   93-c
   93-d
------------------------------------------------------------------------------------------------------------------------------------
   93-e
   93-f
   93-g
   93-h
   93-i
------------------------------------------------------------------------------------------------------------------------------------
   93-j
   93-k
    94                                                                               5
    95                                                                               5
    96                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
    97                                                                               5
    98                                                                               5
    99                                                                               5
   100                                                                               5
   101                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   102                                                                               5
   103                                                                               5
   104                                                                               5
   105                                                                               5
   106                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   107                                                                               5
   108                                                                               5
   109                                                                               5
   110                                                                               5
   111                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   112                                                                               5
   113                                                                               5
   114                                                                               5
   115                                                                               5
   116                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   117                                                                               5
   118                                                                               5
   119                                                                               5
   120                                                                               5
   121                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
  121-a
  121-b
  121-c
  121-d
  121-e
------------------------------------------------------------------------------------------------------------------------------------
  121-f
  121-g
  121-h
   122                                                                               5
   123                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   124                                                                               5
   125                                                                               5
   126                                                                               5
   127                                                                               5
   128                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   129                                                                               5
   130                                                                               5
   131                                                                               5
   132                                                                               0
   133                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   134                                                                               5
   135                                                                               5
   136                                                                               5
   137                                                                               5
   138                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   139                                                                               5
   140                                                                               5
   141                                                                               5
   142                                                                               5
   143                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   144                                                                               5
   145                                                                               5
   146                                       5-Day period to cure Monetary Default one time per loan year upon written notice.
   147                                                                               5
   148                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   149                                                                               5
   150                                                                               5
   151                                                                               5
   152                                                                               5
   153                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   154                                                                               5
   155                                                                               5
   156                                                                               5
   157                                                                               5
   158                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   159                                                                               5
   160                                                                               5
   161                                                                               5
   162                                                                               5
   163                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   164                                                                               5
   165                                                                               5
   166                                                                               5
   167                                                                               5
   168                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   169                                                                               5
   170                                                                               5
   171                                                                               5
   172                                                                               5
   173                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   174                                                                               5
   175                                                                               5
   176                                                                               5
   177                                                                               5
   178                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   179                                                                               5
   180                                                                               5
   181                                                                               5
   182                                                                               5
   183                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   184                                                                               5
   185                                                                               5
   186                                                                               5
   187                                                                               5
   188                                                                               5
------------------------------------------------------------------------------------------------------------------------------------
   189                                                                               5
   190                                                                               5
   191                                                                               5
   192                                                                               5
   193                                                                               5
------------------------------------------------------------------------------------------------------------------------------------




                                                                                    CUT-OFF                LTV
              PAYMENT                    APPRAISED         APPRAISAL               DATE LTV              RATIO AT
    ID         DATE                       VALUE ($) (6) AS-OF DATE (6)               RATIO           MATURITY OR ARD
------------------------------------------------------------------------------------------------------------------------

    1           1st                    247,000,000         3/1/2005                  72.9%                64.5%
    2           5th                    145,990,000          Various                  38.6%                35.8%
   2-a                                  19,500,000         4/5/2005
   2-b                                  14,400,000         4/6/2005
   2-c                                  14,200,000         4/1/2005
------------------------------------------------------------------------------------------------------------------------
   2-d                                  11,000,000         4/7/2005
   2-e                                  13,300,000         4/5/2005
   2-f                                  10,580,000         4/8/2005
   2-g                                   9,590,000         3/31/2005
   2-h                                   8,000,000         4/1/2005
------------------------------------------------------------------------------------------------------------------------
   2-i                                   7,280,000         3/31/2005
   2-j                                   7,350,000         4/6/2005
   2-k                                   6,950,000         4/7/2005
   2-l                                   6,600,000         4/5/2005
   2-m                                   6,200,000         4/8/2005
------------------------------------------------------------------------------------------------------------------------
   2-n                                   5,610,000         4/7/2005
   2-o                                   5,430,000         4/6/2005
    3           3rd                     86,000,000         9/1/2005                  59.2%                59.2%
    4           1st                     62,900,000         4/30/2005                 73.1%                67.8%
    5           1st                     61,600,000         4/1/2005                  62.8%                51.4%
------------------------------------------------------------------------------------------------------------------------
    6           1st                     50,000,000         12/9/2004                 75.0%                65.6%
    7           1st                     49,500,000         3/1/2005                  72.7%                61.4%
    8           1st                     42,750,000         1/5/2005                  63.4%                53.2%
    9           1st                     37,400,000         3/21/2005                 67.6%                55.4%
    10          1st                     38,200,000        12/21/2004                 65.2%                54.7%
------------------------------------------------------------------------------------------------------------------------
    11          1st                     31,500,000         6/1/2005                  78.3%                68.3%
    12          1st                     30,700,000         11/1/2005                 79.7%                67.4%
    13          1st                     34,000,000         2/16/2005                 64.7%                57.5%
    14          5th                     28,000,000         1/17/2005                 78.6%                67.5%
    15          1st                     28,000,000        11/10/2004                 76.3%                67.2%
------------------------------------------------------------------------------------------------------------------------
    16          1st                     27,000,000         2/24/2005                 78.2%                68.2%
    17          1st                     26,600,000         12/7/2004                 79.3%                66.5%
    18          1st                     25,400,000         1/20/2005                 78.7%                70.2%
    19          1st                     24,560,000         1/21/2005                 81.4%                71.7%
    20          1st                     23,000,000         1/27/2005                 80.0%                70.0%
------------------------------------------------------------------------------------------------------------------------
    21          1st                     25,750,000         2/1/2005                  69.7%                57.9%
    22          1st                     23,150,000         3/24/2005                 74.1%                65.0%
    23          1st                     20,000,000         1/25/2005                 80.0%                70.0%
    24          1st                     21,500,000         3/27/2005                 74.1%                63.4%
    25          1st                     21,000,000         2/18/2005                 73.3%                64.3%
------------------------------------------------------------------------------------------------------------------------
    26          1st                     20,100,000         3/15/2005                 74.6%                62.3%
    27          5th                     82,030,000          Various                  36.4%                28.7%
   27-a                                  1,390,000         1/11/2005
   27-b                                  1,350,000         1/17/2005
   27-c                                  1,320,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
   27-d                                  1,280,000         1/10/2005
   27-e                                  1,280,000         1/10/2005
   27-f                                  1,260,000         1/12/2005
   27-g                                  1,250,000         1/10/2005
   27-h                                  1,210,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
   27-i                                  1,200,000         1/10/2005
   27-j                                  1,170,000         1/12/2005
   27-k                                  1,160,000         1/10/2005
   27-l                                  1,150,000         1/11/2005
   27-m                                  1,130,000         1/11/2005
------------------------------------------------------------------------------------------------------------------------
   27-n                                  1,130,000         1/10/2005
   27-o                                  1,130,000         1/10/2005
   27-p                                  1,120,000         1/10/2005
   27-q                                  1,120,000         1/10/2005
   27-r                                  1,120,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
   27-s                                  1,120,000         1/12/2005
   27-t                                  1,120,000         1/11/2005
   27-u                                  1,110,000         1/10/2005
   27-v                                  1,110,000         1/11/2005
   27-w                                  1,100,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
   27-x                                  1,100,000         1/10/2005
   27-y                                  1,100,000         1/12/2005
   27-z                                  1,090,000         1/10/2005
  27-aa                                  1,090,000         1/10/2005
  27-ab                                  1,080,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-ac                                  1,080,000         1/10/2005
  27-ad                                  1,070,000         1/10/2005
  27-ae                                  1,060,000         1/17/2005
  27-af                                  1,060,000         1/10/2005
  27-ag                                  1,050,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-ah                                  1,030,000         1/12/2005
  27-ai                                  1,020,000         1/19/2005
  27-aj                                  1,020,000         1/11/2005
  27-ak                                  1,000,000         1/10/2005
  27-al                                  1,000,000         1/12/2005
------------------------------------------------------------------------------------------------------------------------
  27-am                                  1,000,000         1/19/2005
  27-an                                  1,000,000         1/10/2005
  27-ao                                  1,000,000         1/19/2005
  27-ap                                    990,000         1/10/2005
  27-aq                                    980,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-ar                                    960,000         1/11/2005
  27-as                                    950,000         1/18/2005
  27-at                                    940,000         1/17/2005
  27-au                                    930,000         1/10/2005
  27-av                                    920,000         1/13/2005
------------------------------------------------------------------------------------------------------------------------
  27-aw                                    920,000         1/10/2005
  27-ax                                    910,000         1/10/2005
  27-ay                                    910,000         1/11/2005
  27-az                                    910,000         1/10/2005
  27-ba                                    910,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-bb                                    910,000         1/11/2005
  27-bc                                    900,000         1/11/2005
  27-bd                                    890,000         1/11/2005
  27-be                                    890,000         1/12/2005
  27-bf                                    870,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-bg                                    870,000         1/18/2005
  27-bh                                    860,000         1/18/2005
  27-bi                                    850,000         1/13/2005
  27-bj                                    840,000         1/10/2005
  27-bk                                    830,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-bl                                    830,000         1/12/2005
  27-bm                                    820,000         1/10/2005
  27-bn                                    810,000         1/17/2005
  27-bo                                    810,000         1/10/2005
  27-bp                                    810,000         1/12/2005
------------------------------------------------------------------------------------------------------------------------
  27-bq                                    810,000         1/10/2005
  27-br                                    790,000         1/10/2005
  27-bs                                    790,000         1/18/2005
  27-bt                                    790,000         1/13/2005
  27-bu                                    790,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-bv                                    770,000         1/12/2005
  27-bw                                    730,000         1/10/2005
  27-bx                                    720,000         1/10/2005
  27-by                                    380,000         1/18/2005
  27-bz                                    670,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-ca                                    620,000         1/11/2005
  27-cb                                    530,000         1/10/2005
  27-cc                                    480,000         1/10/2005
  27-cd                                    470,000         1/10/2005
  27-ce                                    460,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-cf                                    430,000         1/11/2005
  27-cg                                    430,000         1/10/2005
  27-ch                                    370,000         1/10/2005
  27-ci                                    330,000         1/10/2005
  27-cj                                    250,000         1/10/2005
------------------------------------------------------------------------------------------------------------------------
  27-ck                                    200,000         1/10/2005
  27-cl                                     20,000         1/10/2005
    28          1st                     29,800,000         3/8/2005                  49.7%                40.8%
    29          1st                     20,315,000         6/30/2005                 70.8%                59.2%
    30          1st                     30,000,000         1/29/2005                 47.7%                47.7%
------------------------------------------------------------------------------------------------------------------------
    31          1st                     17,000,000         3/1/2005                  80.0%                66.7%
    32          1st                     24,600,000         1/4/2005                  55.2%                42.3%
    33          1st                     18,525,000         1/12/2005                 70.2%                59.7%
    34          1st                     16,400,000         4/4/2005                  76.2%                63.8%
    35          5th                     22,700,000         4/1/2005                  55.1%                41.8%
------------------------------------------------------------------------------------------------------------------------
    36          1st                     22,000,000         3/2/2005                  56.8%                46.7%
    37          1st                     24,800,000         3/1/2005                  50.2%                31.8%
    38          1st                     16,400,000         3/31/2005                 70.0%                65.9%
    39          1st                     15,300,000         2/1/2005                  75.0%                63.3%
    40          5th                     14,600,000         9/1/2005                  78.0%                66.1%
------------------------------------------------------------------------------------------------------------------------
    41          1st                     14,300,000        12/30/2004                 79.6%                67.0%
    42          1st                     16,200,000         3/31/2005                 70.0%                65.9%
    43          1st                     15,000,000         3/3/2005                  74.7%                63.9%
    44          1st                     17,210,000         4/18/2005                 64.6%                64.6%
   44-a                                  8,650,000         4/18/2005
------------------------------------------------------------------------------------------------------------------------
   44-b                                  8,560,000         4/18/2005
    45          3rd                     15,100,000         3/10/2005                 72.8%                61.0%
    46          1st                     15,400,000         1/27/2005                 71.3%                60.0%
    47          1st                     16,000,000         2/1/2005                  68.6%                57.3%
    48          1st                     17,000,000         2/23/2005                 62.2%                40.0%
------------------------------------------------------------------------------------------------------------------------
    49          1st                     15,300,000         3/21/2005                 69.1%                53.7%
    50          1st                     13,600,000         2/23/2005                 77.5%                64.4%
    51          1st                     13,600,000         8/1/2004                  77.2%                70.7%
    52          1st                     14,200,000         3/16/2005                 73.2%                55.8%
    53          1st                     18,500,000        10/28/2004                 55.4%                51.5%
------------------------------------------------------------------------------------------------------------------------
    54          1st                     29,000,000         4/20/2005                 34.5%                34.5%
    55          1st                     12,330,000         2/24/2005                 80.3%                67.6%
    56          1st                     14,100,000         2/1/2005                  67.4%                52.7%
    57          1st                     11,900,000         2/2/2005                  79.4%                70.9%
    58          1st                     13,400,000         2/13/2005                 69.9%                53.5%
------------------------------------------------------------------------------------------------------------------------
    59          5th                     13,000,000        12/29/2004                 71.9%                64.4%
    60          1st                     17,400,000         4/6/2005                  53.7%                53.7%
    61          1st                     13,200,000         3/9/2005                  69.6%                60.6%
    62          1st                     16,500,000         2/23/2005                 55.2%                42.4%
    63          1st                     18,200,000         4/10/2005                 49.5%                41.4%
------------------------------------------------------------------------------------------------------------------------
    64          1st                     13,900,000         10/8/2004                 64.4%                53.9%
    65          1st                     11,250,000         3/10/2005                 78.1%                65.2%
    66          1st                     12,500,000         1/4/2005                  69.6%                60.8%
    67          1st                     10,350,000        10/12/2005                 84.0%                70.4%
    68          1st                     11,700,000         9/1/2004                  73.9%                63.0%
------------------------------------------------------------------------------------------------------------------------
    69          1st                     11,550,000         9/1/2004                  73.0%                60.9%
    70          1st                     14,800,000         2/15/2005                 54.1%                47.2%
    71          1st                     10,000,000        10/10/2004                 79.0%                67.7%
    72          1st                     11,400,000         3/10/2005                 69.3%                52.8%
    73          1st                     10,600,000        12/15/2004                 73.7%                62.3%
------------------------------------------------------------------------------------------------------------------------
    74          1st                      9,700,000         2/2/2005                  78.9%                70.4%
    75          1st                     11,125,000         3/2/2005                  66.5%                57.7%
    76          1st                     11,100,000         3/9/2005                  66.6%                48.6%
    77          1st                      9,480,000         2/11/2005                 76.8%                64.2%
    78          1st                     10,000,000         2/18/2005                 72.3%                60.1%
------------------------------------------------------------------------------------------------------------------------
    79          1st                     11,200,000         1/5/2005                  64.3%                50.5%
    80          4th                     13,250,000         1/11/2005                 54.3%                54.3%
    81          1st                      8,800,000         1/18/2005                 79.8%                67.4%
    82          1st                      9,750,000         3/4/2005                  71.8%                59.9%
    83          1st                      9,600,000         1/26/2005                 72.8%                60.5%
------------------------------------------------------------------------------------------------------------------------
    84          1st                      9,350,000         6/15/2005                 72.5%                60.5%
    85          1st                     10,700,000         7/1/2005                  60.6%                50.6%
    86          1st                      9,025,000         2/9/2005                  71.4%                54.8%
    87          1st                      7,850,000         1/6/2005                  80.0%                70.0%
    88          1st                     10,250,000         3/24/2005                 58.5%                53.8%
------------------------------------------------------------------------------------------------------------------------
    89          1st                      9,300,000         1/4/2005                  63.4%                48.5%
    90          1st                      8,640,000          Various                  67.0%                55.9%
   90-a                                    770,000         6/28/2004
   90-b                                    840,000         4/20/2004
   90-c                                    900,000         4/20/2004
------------------------------------------------------------------------------------------------------------------------
   90-d                                    680,000         6/28/2004
   90-e                                    970,000         4/3/2004
   90-f                                    950,000         4/21/2004
   90-g                                    740,000         4/21/2004
   90-h                                    840,000         4/20/2004
------------------------------------------------------------------------------------------------------------------------
   90-i                                    700,000         4/20/2004
   90-j                                    520,000         7/1/2004
   90-k                                    730,000         6/30/2004
    91          1st                      7,540,000         1/10/2005                 76.7%                63.8%
    92          1st                      7,700,000         5/1/2005                  73.4%                63.2%
------------------------------------------------------------------------------------------------------------------------
    93          1st                      9,280,000          Various                  60.3%                50.3%
   93-a                                  1,180,000         4/20/2004
   93-b                                    700,000         6/30/2004
   93-c                                    960,000         4/20/2004
   93-d                                  1,040,000         4/21/2004
------------------------------------------------------------------------------------------------------------------------
   93-e                                    660,000         6/30/2004
   93-f                                  1,000,000         4/20/2004
   93-g                                    810,000         4/20/2004
   93-h                                    740,000         6/30/2004
   93-i                                    780,000         4/20/2004
------------------------------------------------------------------------------------------------------------------------
   93-j                                    740,000         6/30/2004
   93-k                                    670,000         6/30/2004
    94          1st                      7,425,000         3/7/2005                  74.6%                62.5%
    95          1st                     14,350,000         2/18/2005                 38.3%                33.1%
    96          1st                      8,000,000         3/2/2005                  68.7%                56.7%
------------------------------------------------------------------------------------------------------------------------
    97          1st                     11,180,000         1/14/2005                 49.1%                37.4%
    98          1st                      8,100,000        11/30/2004                 67.7%                57.0%
    99          1st                      7,500,000         3/16/2005                 71.3%                54.5%
   100          1st                      7,400,000         3/7/2005                  70.9%                59.1%
   101          1st                      7,100,000         2/6/2005                  73.4%                64.2%
------------------------------------------------------------------------------------------------------------------------
   102          1st                      7,500,000         3/22/2005                 69.3%                57.4%
   103          1st                      8,525,000         1/5/2005                  60.3%                43.5%
   104          1st                      6,500,000         4/1/2005                  78.5%                67.3%
   105          1st                      5,575,000         4/5/2005                  68.0%                57.5%
   106          1st                      1,800,000         4/4/2005                  68.0%                57.5%
------------------------------------------------------------------------------------------------------------------------
   107          1st                     63,000,000        11/15/2004                 79.4%                70.8%
   108          1st                     10,100,000         1/1/2005                  49.2%                37.8%
   109          1st                      6,900,000         3/10/2005                 71.7%                54.7%
   110          1st                      6,900,000        12/20/2004                 71.0%                63.6%
   111          1st                      6,900,000         3/10/2005                 69.3%                53.8%
------------------------------------------------------------------------------------------------------------------------
   112          1st                      6,300,000         4/4/2005                  75.0%                69.6%
   113          1st                      5,500,000         2/16/2005                 81.8%                71.6%
   114          1st                      6,360,000         2/25/2005                 70.8%                59.0%
   115          1st                      5,800,000         2/6/2005                  75.0%                65.6%
   116          1st                      6,650,000         3/14/2005                 64.6%                54.6%
------------------------------------------------------------------------------------------------------------------------
   117          1st                      6,100,000         3/16/2005                 70.3%                58.8%
   118          1st                      6,715,000         2/2/2005                  63.5%                48.4%
   119          1st                      5,680,000         3/10/2005                 73.9%                56.3%
   120          1st                      6,600,000         1/21/2005                 62.9%                54.2%
   121          1st                      7,240,000          Various                  55.5%                46.3%
------------------------------------------------------------------------------------------------------------------------
  121-a                                    900,000         7/6/2004
  121-b                                    860,000         4/19/2004
  121-c                                    710,000         6/25/2004
  121-d                                    960,000         4/22/2004
  121-e                                  1,270,000         4/23/2004
------------------------------------------------------------------------------------------------------------------------
  121-f                                    820,000         4/23/2004
  121-g                                    820,000         4/20/2004
  121-h                                    900,000         4/19/2004
   122          1st                     10,400,000         3/16/2005                 38.5%                38.5%
   123          1st                      5,200,000        12/23/2004                 76.7%                68.8%
------------------------------------------------------------------------------------------------------------------------
   124          1st                      6,000,000         3/28/2005                 64.2%                54.0%
   125          1st                      5,200,000         2/7/2005                  72.1%                60.0%
   126          5th                      4,900,000        11/24/2004                 75.1%                63.3%
   127          1st                      5,100,000         11/9/2004                 70.5%                59.6%
   128          1st                      9,050,000         3/9/2005                  38.6%                33.2%
------------------------------------------------------------------------------------------------------------------------
   129          1st                      6,075,000         1/28/2005                 57.5%                48.3%
   130          1st                      5,030,000        12/20/2004                 69.4%                49.3%
   131          1st                      5,090,000         12/2/2004                 67.9%                57.0%
   132          5th                      4,550,000         12/6/2004                 75.6%                57.6%
   133          1st                      4,750,000         2/1/2005                  70.0%                70.0%
------------------------------------------------------------------------------------------------------------------------
   134          1st                      4,800,000         3/9/2005                  68.8%                52.4%
   135          1st                      5,000,000         3/9/2005                  63.9%                53.4%
   136          1st                      5,000,000         3/9/2005                  61.2%                40.1%
   137          1st                      5,125,000         4/1/2005                  58.5%                48.8%
   138          1st                      5,950,000         1/15/2005                 50.3%                38.4%
------------------------------------------------------------------------------------------------------------------------
   139          1st                      4,175,000         2/27/2005                 71.7%                59.7%
   140          1st                      4,580,000         3/2/2005                  65.4%                54.2%
   141          1st                      4,050,000         12/9/2004                 70.2%                59.8%
   142          1st                      5,600,000         1/28/2005                 49.9%                38.9%
   143          1st                      3,800,000         1/5/2005                  73.4%                61.7%
------------------------------------------------------------------------------------------------------------------------
   144          1st                      3,750,000         3/20/2005                 74.0%                65.1%
   145          1st                      3,750,000         12/2/2004                 73.1%                53.1%
   146          1st                      4,100,000         3/14/2005                 64.6%                53.9%
   147          1st                      3,800,000        12/16/2004                 69.6%                58.9%
   148          1st                      3,500,000         8/10/2004                 75.1%                60.1%
------------------------------------------------------------------------------------------------------------------------
   149          1st                      3,850,000         3/3/2005                  68.1%                57.5%
   150          1st                      4,000,000         1/6/2005                  64.9%                60.1%
   151          1st                      6,500,000         3/16/2005                 39.7%                 0.7%
   152          1st                      5,150,000         1/14/2005                 46.5%                35.5%
   153          1st                      3,240,000         1/31/2005                 73.9%                63.5%
------------------------------------------------------------------------------------------------------------------------
   154          1st                      3,975,000        12/23/2004                 60.1%                38.9%
   155          1st                      3,295,000         2/14/2005                 71.9%                60.1%
   156          1st                      3,150,000         8/4/2004                  74.6%                63.0%
   157          1st                      4,500,000         2/23/2005                 52.1%                43.7%
   158          1st                      3,060,000         2/10/2005                 74.9%                57.4%
------------------------------------------------------------------------------------------------------------------------
   159          1st                      3,340,000         3/9/2005                  65.8%                55.5%
   160          1st                      3,575,000         2/15/2005                 61.4%                52.2%
   161          1st                      3,900,000         3/2/2005                  56.0%                47.2%
   162          1st                      2,900,000         2/17/2005                 74.9%                62.6%
   163          1st                      3,250,000         3/14/2005                 63.0%                53.3%
------------------------------------------------------------------------------------------------------------------------
   164          1st                     30,000,000         3/3/2005                  6.7%                  6.7%
   165          1st                      6,770,000         3/9/2005                  29.5%                24.5%
   166          1st                      4,650,000         2/22/2005                 42.9%                36.2%
   167          1st                      4,800,000         3/11/2005                 41.4%                 0.7%
   168          1st                      3,830,000         3/2/2005                  51.8%                22.7%
------------------------------------------------------------------------------------------------------------------------
   169          1st                      3,950,000         3/18/2005                 45.9%                35.7%
   170          1st                      3,530,000         1/11/2004                 50.8%                38.4%
   171          1st                      2,685,000         2/18/2005                 64.0%                54.3%
   172          1st                      2,680,000         3/4/2005                  63.3%                48.6%
   173          1st                      2,400,000        11/27/2003                 68.0%                 0.5%
------------------------------------------------------------------------------------------------------------------------
   174          1st                      7,500,000         3/2/2005                  21.3%                 0.4%
   175          1st                      3,370,000         2/11/2005                 45.7%                 0.9%
   176          1st                      2,425,500         4/1/2005                  61.8%                52.0%
   177          1st                      3,400,000         2/7/2005                  44.1%                34.5%
   178          1st                      2,040,000         3/11/2005                 73.4%                57.1%
------------------------------------------------------------------------------------------------------------------------
   179          1st                      1,900,000         2/24/2005                 70.9%                60.0%
   180          1st                      1,800,000         2/8/2005                  74.7%                48.1%
   181          1st                      2,010,000         3/25/2005                 62.2%                52.3%
   182          1st                      1,800,000         2/22/2005                 66.7%                56.4%
   183          1st                      2,400,000         2/8/2005                  48.9%                41.6%
------------------------------------------------------------------------------------------------------------------------
   184          1st                      1,565,000         12/2/2004                 71.5%                56.0%
   185          1st                      1,410,000         3/9/2005                  77.9%                60.7%
   186          1st                      1,450,000         1/24/2005                 69.5%                54.1%
   187          1st                      1,370,000         3/1/2005                  73.0%                61.7%
   188          1st                      1,450,000         2/18/2005                 67.5%                57.7%
------------------------------------------------------------------------------------------------------------------------
   189          1st                      3,515,000        12/10/2004                 24.8%                18.5%
   190          1st                      1,030,000        12/17/2004                 78.1%                66.5%
   191          1st                      2,600,000        12/10/2004                 30.7%                22.9%
   192          1st                        870,000        12/17/2004                 75.2%                64.2%
   193          1st                      2,225,000        12/10/2004                 26.0%                19.4%
------------------------------------------------------------------------------------------------------------------------




    ID     ADDRESS                                                                                      CITY
------------------------------------------------------------------------------------------------------------------------------

    1      One Metrotech                                                                                Brooklyn
    2      Various                                                                                      Various
   2-a     1930 North Clybourn Avenue                                                                   Chicago
   2-b     1400 South Skokie Highway                                                                    Lake Forest
   2-c     305 Eisenhower Parkway                                                                       Livingston
------------------------------------------------------------------------------------------------------------------------------
   2-d     5250 Golf Road                                                                               Skokie
   2-e     350 West Kinzie Street                                                                       Chicago
   2-f     750 Busse Highway                                                                            Park Ridge
   2-g     1200 Pine Ridge Road                                                                         Naples
   2-h     125 Bergenline Avenue                                                                        Westwood
------------------------------------------------------------------------------------------------------------------------------
   2-i     995 Golden Gate Parkway                                                                      Naples
   2-j     1401 North Plum Grove Road                                                                   Schaumburg
   2-k     2600 Old Willow Road                                                                         Northbrook
   2-l     2525 West Armitage Avenue                                                                    Chicago
   2-m     431 Ogden Avenue                                                                             Lisle
------------------------------------------------------------------------------------------------------------------------------
   2-n     747 Milwaukee Avenue                                                                         Glenview
   2-o     800 Frontage Road                                                                            Northfield
    3      200-230 Park Avenue                                                                          Florham Park
    4      4200 Wilson Boulevard                                                                        Arlington
    5      200 West Big Beaver Road                                                                     Troy
------------------------------------------------------------------------------------------------------------------------------
    6      1940 North Monroe Street                                                                     Tallahassee
    7      27741 Crown Valley Parkway                                                                   Mission Viejo
    8      3437 Masonic Drive                                                                           Alexandria
    9      255 North Sam Houston Parkway East                                                           Houston
    10     5701 Sixth Avenue South                                                                      Seattle
------------------------------------------------------------------------------------------------------------------------------
    11     677 Broadway                                                                                 Albany
    12     888 Bestgate Road                                                                            Annapolis
    13     3900 Cross Creek Road                                                                        Malibu
    14     2700 Snelling Avenue North                                                                   Roseville
    15     1501 Maryland Avenue                                                                         Washington
------------------------------------------------------------------------------------------------------------------------------
    16     7350-7412 Gallerher Road & 14209, 14251 John Marshall Highway                                Gainesville
    17     204-340 West Mariposa Road                                                                   Nogales
    18     12020-12050 Ventura Boulevard                                                                Studio City
    19     500-1042 West University Drive                                                               Denton
    20     1233 North La Brea Avenue                                                                    West Hollywood
------------------------------------------------------------------------------------------------------------------------------
    21     14100-14160 Culver Drive                                                                     Irvine
    22     3871 Stagg Drive                                                                             Beaumont
    23     4842 - 4978 Union Centre Boulevard                                                           West Chester
    24     799 Central Avenue                                                                           Highland Park
    25     12015 SW Walden Lane                                                                         Beaverton
------------------------------------------------------------------------------------------------------------------------------
    26     1528 Walnut Street                                                                           Philadelphia
    27     Various                                                                                      Various
   27-a    2515 Stillman Blvd.                                                                          Tuscaloosa
   27-b    13392 Perdido Key Drive                                                                      Pensacola
   27-c    910 So. McKenzie                                                                             Foley
------------------------------------------------------------------------------------------------------------------------------
   27-d    Hwy 59 & Fort Morgan Rd.                                                                     Gulf Shores
   27-e    3301 Monroe Hwy.                                                                             Pineville
   27-f    7004 Siegan Lane                                                                             Baton Rouge
   27-g    1000-C West Esplanade Ave.                                                                   Kenner
   27-h    1021 Church Point Highway                                                                    Rayne
------------------------------------------------------------------------------------------------------------------------------
   27-i    27931 Walker South Road                                                                      Walker
   27-j    1419 Center St.                                                                              New Iberia
   27-k    7701 Airport Blvd.                                                                           Mobile
   27-l    4951 Florida Blvd.                                                                           Baton Rouge
   27-m    13455 Highway 73                                                                             Geismar
------------------------------------------------------------------------------------------------------------------------------
   27-n    500 Westbank Expressway                                                                      Westwego
   27-o    3863 W. Park Ave.                                                                            Gray
   27-p    5380 Highway 90 W                                                                            Mobile
   27-q    7775 Moffett Rd.                                                                             Semines
   27-r    3004 Airport Blvd.                                                                           Mobile
------------------------------------------------------------------------------------------------------------------------------
   27-s    5119 Jones Creek Rd.                                                                         Baton Rouge
   27-t    3530 Harding Blvd.                                                                           Baton Rouge
   27-u    310 Hwy 43 N.                                                                                Saraland
   27-v    4900 Skyland Blvd.                                                                           Tuscaloosa
   27-w    3875 Airport Blvd.                                                                           Mobile
------------------------------------------------------------------------------------------------------------------------------
   27-x    141 Northshore Blvd.                                                                         Slidell
   27-y    5131 Main St.                                                                                Zachary
   27-z    1840 Lapalco Blvd.                                                                           Harvey
  27-aa    14157 Hwy 90                                                                                 Paradis
  27-ab    46020 N. Puma Dr.                                                                            Hammond
------------------------------------------------------------------------------------------------------------------------------
  27-ac    279 Sam Houston Jones Parkway                                                                Lake Charles
  27-ad    5400 W. Aloha Dr.                                                                            Diamondhead
  27-ae    3210 W. Michigan Avenue                                                                      Pensacola
  27-af    404 Airline                                                                                  Gonzales
  27-ag    1033 W. Tunnel Blvd.                                                                         Houma
------------------------------------------------------------------------------------------------------------------------------
  27-ah    937 U.S. Hwy. 90 - East                                                                      Bayou Vista
  27-ai    3380 Gulf Breeze Parkway                                                                     Gulf Breeze
  27-aj    14280 Greenwell Springs Rd.                                                                  Greenwell Springs
  27-ak    29295 U.S. Highway 98                                                                        Daphne
  27-al    1101 Parkview                                                                                New Iberia
------------------------------------------------------------------------------------------------------------------------------
  27-am    421 Highway 61 North                                                                         Natchez
  27-an    19755 Greeno Road                                                                            Fairhope
  27-ao    5151 Forsythe St.                                                                            Monroe
  27-ap    801 Sampson St.                                                                              Westlake
  27-aq    605 North Hwy. 190 East                                                                      Covington
------------------------------------------------------------------------------------------------------------------------------
  27-ar    3100 Highland Rd.                                                                            Baton Rouge
  27-as    1401 S. Trenton St.                                                                          Ruston
  27-at    4120 Highway 90                                                                              Pace
  27-au    6403 Cottage Hill Road                                                                       Mobile
  27-av    1470 Canton Mart Road                                                                        Jackson
------------------------------------------------------------------------------------------------------------------------------
  27-aw    1212 E. Main St.                                                                             Ville Platte
  27-ax    2924 St. Stephens Road                                                                       Mobile
  27-ay    1601 McFarland Blvd. N.                                                                      Tuscaloosa
  27-az    310 E. Beach Rd.                                                                             Long Beach
  27-ba    21890 Highway 59 S.                                                                          Robertsdale
------------------------------------------------------------------------------------------------------------------------------
  27-bb    2001 Highway 43                                                                              Thomasville
  27-bc    4383 L.A. Highway 1 South                                                                    Brusly
  27-bd    3820 McFarland Blvd. W.                                                                      Northport
  27-be    1825 Main Street                                                                             Franklin
  27-bf    1111 Lowe-Grout Rd.                                                                          Iowa
------------------------------------------------------------------------------------------------------------------------------
  27-bg    1007 Broadway St.                                                                            Delhi
  27-bh    100 Thomas Rd.                                                                               Monroe
  27-bi    4825 - 8th Street                                                                            Meridian
  27-bj    695 Highway 165 South                                                                        Oakdale
  27-bk    3200 Springhill Avenue                                                                       Mobile
------------------------------------------------------------------------------------------------------------------------------
  27-bl    2130 Hwy 15 N.                                                                               Laurel
  27-bm    8101 Airline Hwy.                                                                            Metairie
  27-bn    1710 U.S. 165 Bypass                                                                         Monroe
  27-bo    185 Gause Blvd.                                                                              Slidell
  27-bp    639 Highway 28                                                                               Livingston
------------------------------------------------------------------------------------------------------------------------------
  27-bq    1807 West Street                                                                             Vinton
  27-br    2017 Ruth St.                                                                                Sulphur
  27-bs    1115 Carter St.                                                                              Vidalia
  27-bt    2100 N. Frontage Road                                                                        Meridian
  27-bu    901 E. 4th St.                                                                               DeQuincey
------------------------------------------------------------------------------------------------------------------------------
  27-bv    319 Beacon Street                                                                            Laurel
  27-bw    1211 Hwy. 171                                                                                Lake Charles
  27-bx    1700 St. Charles Ave.                                                                        New Orleans
  27-by    3121 Halls Ferry Road                                                                        Vicksburg
  27-bz    3949 Government Blvd.                                                                        Mobile
------------------------------------------------------------------------------------------------------------------------------
  27-ca    198 South Jackson Street                                                                     Grove Hill
  27-cb    31706 LA Hwy 16                                                                              Denham Springs
  27-cc    2300 W. Laurel St.                                                                           Eunice
  27-cd    2256 Ambassador Caffrey Pkwy.                                                                Lafayette
  27-ce    1005 Hwy 190 Bypass                                                                          Covington
------------------------------------------------------------------------------------------------------------------------------
  27-cf    6244 Airline Highway                                                                         Baton Rouge
  27-cg    1637 Martin Luther King Blvd.                                                                Houma
  27-ch    1726 N. University Avenue                                                                    Lafayette
  27-ci    3705 MacArthur Dr                                                                            Alexandria
  27-cj    3114 Pontchartrain Drive                                                                     Slidell
------------------------------------------------------------------------------------------------------------------------------
  27-ck    1500 Johnston St.                                                                            Lafayette
  27-cl    312 Jefferson Blvd.                                                                          Lafayette
    28     3605 Landings Way Drive                                                                      Tampa
    29     3901-3909 Park Drive                                                                         El Dorado Hills
    30     22823 Bothell-Everett Highway                                                                Bothell
------------------------------------------------------------------------------------------------------------------------------
    31     Hagerstown Plaza, 1520 Wesel Blvd.                                                           Hagerstown
    32     6610 South Cicero Avenue                                                                     Bedford Park
    33     605 and 603 E. Holland Road                                                                  Spokane
    34     7151 Preston Road                                                                            Frisco
    35     1635 42nd Street SW                                                                          Fargo
------------------------------------------------------------------------------------------------------------------------------
    36     1174 Pulaski Highway                                                                         Bear
    37     61 Murray Drive                                                                              Old Bridge
    38     2901 Butterfield Road                                                                        Oak Brook
    39     11102 East Sunrise Boulevard                                                                 Puyallup
    40     4000 Victory Boulevard                                                                       Portsmouth
------------------------------------------------------------------------------------------------------------------------------
    41     6761-6775 Jefferson Metropolitan Parkway                                                     McCalla
    42     2905 & 2907 Butterfield Road                                                                 Oak Brook
    43     100 Mill Plain Road                                                                          Danbury
    44     Various                                                                                      Various
   44-a    2537 Daniels Street                                                                          Madison
------------------------------------------------------------------------------------------------------------------------------
   44-b    780 Carolina Street                                                                          Sauk City
    45     9151 Mason Ave                                                                               Chatsworth
    46     6700 Via Austi Parkway                                                                       Las Vegas
    47     9903-9963 East Baseline Road                                                                 Mesa
    48     8875 Washington Boulevard                                                                    Roseville
------------------------------------------------------------------------------------------------------------------------------
    49     8315 Fourth Avenue                                                                           Brooklyn
    50     17200 Royalton Road                                                                          Strongsville
    51     9700 Colerain Avenue                                                                         Cincinnati
    52     8514 Liberty Road                                                                            Randallstown
    53     One Corporate Drive                                                                          Holtsville
------------------------------------------------------------------------------------------------------------------------------
    54     8101 Champions Circle                                                                        Champions Gate
    55     3504 Knickerbocker Crossing                                                                  San Angelo
    56     373 Norwich Westerly Road                                                                    North Stonington
    57     3280 S. Academy Boulevard                                                                    Colorado Springs
    58     6845 South 27th Street                                                                       Lincoln
------------------------------------------------------------------------------------------------------------------------------
    59     10779 Alpharetta Highway                                                                     Roswell
    60     9440-9680 Hageman Road                                                                       Bakersfield
    61     265 Slater Street                                                                            Manchester
    62     28588 Northwestern Highway                                                                   Southfield
    63     3614-4020 Bel Aire Plaza                                                                     Napa
------------------------------------------------------------------------------------------------------------------------------
    64     2140 Peachtree Road                                                                          Atlanta
    65     1 North Federal Highway                                                                      Fort Lauderdale
    66     2714 Media Center Drive                                                                      Los Angeles
    67     3712 Call Field Road                                                                         Wichita Falls
    68     One Wellness Boulevard                                                                       Irmo
------------------------------------------------------------------------------------------------------------------------------
    69     16500-570 West 78th Street                                                                   Eden Prairie
    70     3282 Northside Parkway                                                                       Atlanta
    71     100 West Glenwood Avenue                                                                     Smyrna
    72     808 Gleneagles Court                                                                         Towson
    73     4024 and 4030 Lawrenceville Highway Northwest                                                Lilburn
------------------------------------------------------------------------------------------------------------------------------
    74     4945 Mark Dabling Boulevard                                                                  Colorado Springs
    75     3120, 3134 and 3170 West Carefree Highway                                                    Phoenix
    76     16130 Nordhoff Street                                                                        North Hills
    77     100 - 118 Corporate Park Drive                                                               Henderson
    78     2580 South Meridian Street                                                                   Puyallup
------------------------------------------------------------------------------------------------------------------------------
    79     4305 Weaver Parkway                                                                          Warrenville
    80     15175 Innovation Drive                                                                       San Diego
    81     11041 South Eastern Avenue                                                                   Henderson
    82     4924-5062 West Herndon Avenue                                                                Fresno
    83     7400-7417 S.Cicero Avenue                                                                    Bedford Park
------------------------------------------------------------------------------------------------------------------------------
    84     3600 Loop 360 South                                                                          Austin
    85     12015-12045 Slauson Avenue, 11912 Rivera Road, 8511-8541 Wellsfordplace & 8520 Sorensen Road Santa Fe Springs
    86     1553-1569 South Bragaw Street                                                                Anchorage
    87     909 S. WW White Road                                                                         San Antonio
    88     4315 Metro Parkway                                                                           Fort Myers
------------------------------------------------------------------------------------------------------------------------------
    89     6630 South Cicero Avenue                                                                     Bedford Park
    90     Various                                                                                      Various
   90-a    1415 E 16th St                                                                               Yuma
   90-b    7900 E. Broadway Boulevard                                                                   Tucson
   90-c    3393 W Orange Grove Rd                                                                       Tucson
------------------------------------------------------------------------------------------------------------------------------
   90-d    2505 W 8th St                                                                                Yuma
   90-e    3135 W Superstition Boulevard                                                                Apache Junction
   90-f    8780 N Oracle Rd                                                                             Oro Valley
   90-g    9000 Camino De Oeste                                                                         Tucson
   90-h    2405 N. Silverbell Road                                                                      Tucson
------------------------------------------------------------------------------------------------------------------------------
   90-i    4395 N Romero Rd                                                                             Tucson
   90-j    2000 W American Ave                                                                          Oracle
   90-k    5801 N Oracle Rd                                                                             Tucson
    91     269 Sunnyside Plaza Circle                                                                   Winchester
    92     1321 McCarthy Blvd                                                                           New Bern
------------------------------------------------------------------------------------------------------------------------------
    93     Various                                                                                      Tucson
   93-a    2880 W Ina Rd                                                                                Tucson
   93-b    5505 E Grant Rd                                                                              Tucson
   93-c    1401 W Grant Rd                                                                              Tucson
   93-d    4802 N Sabino Canyon Rd                                                                      Tucson
------------------------------------------------------------------------------------------------------------------------------
   93-e    3970 N Flowing Wells Rd                                                                      Tucson
   93-f    9515 E Golf Links Rd                                                                         Tucson
   93-g    3055 E. Fort Lowell Road                                                                     Tucson
   93-h    8590 E 22nd St                                                                               Tucson
   93-i    1395 W Miracle Mile                                                                          Tucson
------------------------------------------------------------------------------------------------------------------------------
   93-j    2 W Valencia Rd                                                                              Tucson
   93-k    1602 E Broadway Blvd                                                                         Tucson
    94     310 Technology Parkway                                                                       Norcross
    95     450 Paradise Road                                                                            Swampscott
    96     252 Chapman Road                                                                             Christiana
------------------------------------------------------------------------------------------------------------------------------
    97     4700 Glenwood Avenue                                                                         Brooklyn
    98     15 Cushing                                                                                   Irvine
    99     9225-9255 Berger Road                                                                        Columbia
   100     1901, 1907, 1911, 1933 & 1955 West Main Street                                               Mesa
   101     14001 Weston Parkway                                                                         Cary
------------------------------------------------------------------------------------------------------------------------------
   102     5500 West 47th Street                                                                        Forest View
   103     525 West 67th Avenue and 333 Raspberry Road                                                  Anchorage
   104     8177 - 8179 Princeton Glendale Road                                                          West Chester
   105     2860 Atlanta Road and 1295 West Spring Street                                                Smyrna
   106     3660 Cascade Road                                                                            Atlanta
------------------------------------------------------------------------------------------------------------------------------
   107     251 West DeKalb Pike                                                                         King of Prussia
   108     200 Elden Street                                                                             Herndon
   109     1100 North Point Road                                                                        Dundalk
   110     5901 Christie Avenue                                                                         Emeryville
   111     105 Fairway Drive                                                                            Miami Springs
------------------------------------------------------------------------------------------------------------------------------
   112     4225 Sienna Parkway                                                                          Missouri City
   113     580 West Main Street                                                                         New Lebanon
   114     111-135 S. Eastwood Drive                                                                    Woodstock
   115     13000 Weston Parkway                                                                         Cary
   116     24830 South Tamiami Trail                                                                    Bonita Springs
------------------------------------------------------------------------------------------------------------------------------
   117     200 Spruce Street                                                                            Denver
   118     10001-10395 East Iliff Avenue                                                                Aurora
   119     25 Fontana Lane                                                                              Rosedale
   120     2727 Rhode Island Avenue South                                                               St. Louis Park
   121     Various                                                                                      Various
------------------------------------------------------------------------------------------------------------------------------
  121-a    1601 Lapalco Blvd                                                                            Harvey
  121-b    1014 E Pine Log Rd                                                                           Aiken
  121-c    1830 Celanese Rd                                                                             Rock Hill
  121-d    4713 New Bern Ave                                                                            Raleigh
  121-e    9221 Albemarle Rd                                                                            Charlotte
------------------------------------------------------------------------------------------------------------------------------
  121-f    7301 The Plaza Road                                                                          Charlotte
  121-g    2407 Ashley River Rd                                                                         Charleston
  121-h    315 Hitchcock Pkwy                                                                           Aiken
   122     4915 St. Elmo Avenue                                                                         Bethesda
   123     675 North 500 West                                                                           Provo
------------------------------------------------------------------------------------------------------------------------------
   124     5632 North Pershing Avenue                                                                   Stockton
   125     100 Business Center Drive                                                                    Stockbridge
   126     9685-9733 & 9749 Dixie Highway                                                               Clarkston
   127     26 Clinton Drive                                                                             Hollis
   128     1001 - 1037 MacArthur Boulevard                                                              Mahwah
------------------------------------------------------------------------------------------------------------------------------
   129     7922 Rosecrans Ave.                                                                          Paramount
   130     11874 Bay Ridge Road                                                                         Burlington
   131     14960 & 14968 Clark Avenue                                                                   Hacienda Heights
   132     220 East Hoover Drive                                                                        Fort Wayne
   133     28731- 28741 South Cargo Court                                                               Bonita Springs
------------------------------------------------------------------------------------------------------------------------------
   134     3800 Pulaski Highway                                                                         Baltimore
   135     349 N. San Fernando Road                                                                     Burbank
   136     2740 North Grand Avenue                                                                      Santa Ana
   137     9720 NE 120th Place                                                                          Kirkland
   138     2385 Hollers Avenue                                                                          Bronx
------------------------------------------------------------------------------------------------------------------------------
   139     6600 Sugarloaf Parkway                                                                       Duluth
   140     7235-7263 Greenback Lane                                                                     Citrus Heights
   141     1809-1865 North Circle Drive                                                                 Colorado Springs
   142     220 South Brea Boulevard                                                                     Brea
   143     18749 North Frederick Road                                                                   Gaithersburg
------------------------------------------------------------------------------------------------------------------------------
   144     1827 SW Green Oaks Boulevard                                                                 Arlington
   145     101 Westlake Drive                                                                           Westlake Hills
   146     460 Wythe Creek Road                                                                         Poquoson
   147     7201 Meadow Street                                                                           Anchorage
   148     707-717 Middle Neck Road and 3 Hicks Lane                                                    Great Neck
------------------------------------------------------------------------------------------------------------------------------
   149     825 South Saliman Road                                                                       Carson City
   150     4318 & 4320 W. 9th Street Road                                                               Greeley
   151     8417-8419 Terminal Road                                                                      Newington
   152     97 Quintard Street                                                                           Staten Island
   153     1150 South Depot Drive                                                                       Ogden
------------------------------------------------------------------------------------------------------------------------------
   154     24100 El Toro Road                                                                           Laguna Woods
   155     1030 SW 11th Street                                                                          Hermiston
   156     1500 Yonkers Street                                                                          Plainview
   157     1780 E. Main Street                                                                          Woodland
   158     1600-1722 South Robert Street                                                                West Saint Paul
------------------------------------------------------------------------------------------------------------------------------
   159     13921 S. Figueroa Street                                                                     Los Angeles
   160     1415 Ridgeback Road                                                                          Chula Vista
   161     305 Euclid Avenue                                                                            Oakland
   162     85961 Edenvale Road                                                                          Pleasant Hill
   163     2314 Del Prado Boulevard                                                                     Cape Coral
------------------------------------------------------------------------------------------------------------------------------
   164     565 Park Avenue                                                                              New York
   165     42722 & 41843 N. 10th St. W.                                                                 Lancaster & Palmdale
   166     1250-1260 Morena Blvd & 4926 Savannah Street                                                 San Diego
   167     5060-5088 Jennifer Circle, 4457-4465 Kari Lane                                               Hermantown
   168     100 & 150 NW Terre View Drive                                                                Pullman
------------------------------------------------------------------------------------------------------------------------------
   169     1000 Herrontown Road                                                                         Princeton
   170     6455 Van Buren Boulevard                                                                     Riverside
   171     805-815 Fiero Lane                                                                           San Luis Obispo
   172     16271 - 16291 Ipava Ave                                                                      Lakeville
   173     9385 Elk Grove Boulevard                                                                     Elk Grove
------------------------------------------------------------------------------------------------------------------------------
   174     2009-2029 West Commonwealth Ave.                                                             Fullerton
   175     9423 North Fort Washington Rd.                                                               Fresno
   176     2840 Youngstown Road Southeast                                                               Warren
   177     540 SW 27th Avenue                                                                           Fort Lauderdale
   178     582 E. Sonata Lane                                                                           Meridian
------------------------------------------------------------------------------------------------------------------------------
   179     1201 West Center Street                                                                      Provo
   180     33 Randolph Avenue                                                                           Avenel
   181     250 N Demming Road                                                                           Sequim
   182     25701 Taladro Circle                                                                         Mission Viejo
   183     1814 Spring Road                                                                             Carlisle
------------------------------------------------------------------------------------------------------------------------------
   184     7700-7740 East Colfax                                                                        Denver
   185     209 Southpark Road                                                                           Lafayette
   186     4101 E. Columbia Street                                                                      Tucson
   187     5330-5360 South Franklin Street                                                              Michigan City
   188     1141 Chorro Street and 790 Marsh Street                                                      San Luis Obispo
------------------------------------------------------------------------------------------------------------------------------
   189     1144 Third Street South and 375 & 385 Broad Avenue South                                     Naples
   190     18240 Detroit Road                                                                           Lakewood
   191     1395 Third Street South                                                                      Naples
   192     15207 Madison                                                                                Lakewood
   193     405-445 Eighth Street South                                                                  Naples
------------------------------------------------------------------------------------------------------------------------------




                                                                                                            NET    UNITS
                                              YEAR                          YEAR                       RENTABLE     OF
    ID      STATE      ZIP CODE               BUILT                      RENOVATED                AREA SF/UNITS   MEASURE
----------------------------------------------------------------------------------------------------------------------------

    1         NY        11201                 1991                       2003-2004                      933,011    Sq Ft
    2      Various     Various               Various                      Various                     1,030,694    Sq Ft
   2-a        IL        60614                 2000                                                       97,993    Sq Ft
   2-b        IL        60045                 1996                          2001                         75,694    Sq Ft
   2-c        NJ        07039                 2002                                                       73,920    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   2-d        IL        60077                 2005                                                       94,423    Sq Ft
   2-e        IL        60610                 1904                          2000                         71,683    Sq Ft
   2-f        IL        60068                 2004                                                       72,861    Sq Ft
   2-g        FL        34108                 2003                                                       67,808    Sq Ft
   2-h        NJ        07675                 1999                                                       43,025    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   2-i        FL        34102                 2002                                                       57,013    Sq Ft
   2-j        IL        60173                 1998                          2002                         88,689    Sq Ft
   2-k        IL        60025                 1976                          1995                         71,731    Sq Ft
   2-l        IL        60647                 2000                                                       58,226    Sq Ft
   2-m        IL        60532                 1998                                                       55,627    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   2-n        IL        60025                 1987                                                       73,577    Sq Ft
   2-o        IL        60093                 1996                                                       28,424    Sq Ft
    3         NJ        07960              1975 / 1977                      2001                        351,955    Sq Ft
    4         VA        22203                 1986                                                      178,452    Sq Ft
    5         MI        48084                 1990                          2003                            350    Rooms
----------------------------------------------------------------------------------------------------------------------------
    6         FL        32303                 1969                          1989                        421,853    Sq Ft
    7         CA        92691                 1998                                                      219,009    Sq Ft
    8         LA        71301                 1973                      1986 / 1993                     388,987    Sq Ft
    9         TX        77060                 1981                          2004                            390    Rooms
    10        WA        98108                 1973                      1975 / 1983                     340,290    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    11        NY        12207                 2004                                                      176,206    Sq Ft
    12        MD        21401                 2002                                                      117,853    Sq Ft
    13        CA        90265                 1966                          1972                         50,948    Sq Ft
    14        MN        55113                 1980                          1999                        231,685    Sq Ft
    15        DC        20002                 1981                          2004                        189,617    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    16        VA        20155      1972 / 1977 / 1987 / 2001-2003                                       428,310    Sq Ft
    17        AZ        85621               1991-1994                                                   255,574    Sq Ft
    18        CA        91604                 1993                                                       53,020    Sq Ft
    19        TX        75093                 1964                          1996                        312,944    Sq Ft
    20        CA        90038                 1996                                                       47,000    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    21        CA        92604                 1984                          2004                         81,375    Sq Ft
    22        TX        77701                 1956                          2004                        289,551    Sq Ft
    23        OH        45069                 2001                                                      145,803    Sq Ft
    24        IL        60035               2003-2004                                                    57,473    Sq Ft
    25        OR        97008                 1980                                                          406    Units
----------------------------------------------------------------------------------------------------------------------------
    26        PA        19102                 1927                          1996                        206,625    Sq Ft
    27     Various     Various               Various                                                    269,131    Sq Ft
   27-a       AL        35401                 1986                                                        4,182    Sq Ft
   27-b       FL        32507                 1985                                                        4,098    Sq Ft
   27-c       AL        36535                 1985                                                        3,842    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   27-d       AL        36542                 1984                                                        3,735    Sq Ft
   27-e       LA        71360                 1986                                                        3,489    Sq Ft
   27-f       LA        70809                 1989                          2002                          3,047    Sq Ft
   27-g       LA        70065                 1990                                                        3,008    Sq Ft
   27-h       LA        70578                 1999                                                        3,200    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   27-i       LA        70785                 1996                                                        2,987    Sq Ft
   27-j       LA        70560                 1996                          2000                          3,100    Sq Ft
   27-k       AL        36608                 1980                                                        3,677    Sq Ft
   27-l       LA        70806                 1964                          2001                          3,240    Sq Ft
   27-m       LA        70734                 1997                                                        2,898    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   27-n       LA        70094                 1997                                                        2,982    Sq Ft
   27-o       LA        70359                 1998                                                        3,003    Sq Ft
   27-p       AL        36619                 1984                                                        3,446    Sq Ft
   27-q       AL        36608                 1983                                                        3,396    Sq Ft
   27-r       AL        36606                 1984                                                        4,130    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   27-s       LA        70818                 1990                          2000                          2,881    Sq Ft
   27-t       LA        70807                 1999                                                        3,056    Sq Ft
   27-u       AL        36571                 1981                                                        3,244    Sq Ft
   27-v       AL        35405                 1998                                                        2,936    Sq Ft
   27-w       AL        36608                 1973                                                        3,807    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   27-x       LA        70460                 1990                                                        2,905    Sq Ft
   27-y       LA        70791                 1990                                                        2,885    Sq Ft
   27-z       LA        70058                 1998                                                        2,987    Sq Ft
  27-aa       LA        70080                 1999                                                        3,068    Sq Ft
  27-ab       LA        70401                 1997                                                        2,867    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-ac       LA        70611                 1999                                                        3,073    Sq Ft
  27-ad       MS        39525                 1995                                                        2,931    Sq Ft
  27-ae       FL        32526                 1996                                                        2,613    Sq Ft
  27-af       LA        70737                 1996                                                        2,987    Sq Ft
  27-ag       LA        70360                 1980                          1996                          3,048    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-ah       LA        70380                 1997                                                        2,990    Sq Ft
  27-ai       FL        32561                 1995                                                        2,621    Sq Ft
  27-aj       LA        70739                 1996                                                        3,114    Sq Ft
  27-ak       AL        36526                 1983                                                        2,817    Sq Ft
  27-al       LA        70560                 1988                                                        2,720    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-am       MS        39120                 1996                                                        2,902    Sq Ft
  27-an       AL        36532                 1996                                                        2,824    Sq Ft
  27-ao       LA        71201                 1998                                                        3,014    Sq Ft
  27-ap       LA        70669                 1998                                                        2,974    Sq Ft
  27-aq       LA        70433                 1983                                                        2,430    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-ar       LA        70802                 1996                                                        2,980    Sq Ft
  27-as       LA        71270                 1992                                                        2,915    Sq Ft
  27-at       FL        32571                 1994                                                        2,475    Sq Ft
  27-au       AL        36695                 1989                                                        2,795    Sq Ft
  27-av       MS        39215                 1990                                                        2,850    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-aw       LA        70586                 1998                                                        2,998    Sq Ft
  27-ax       AL        36612                 1986                                                        3,489    Sq Ft
  27-ay       AL        35406                 1988                                                        2,321    Sq Ft
  27-az       MS        39560                 1984                                                        2,918    Sq Ft
  27-ba       AL        36567                 1995                                                        2,850    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-bb       AL        36784                 1996                                                        2,920    Sq Ft
  27-bc       LA        70719                 1999                                                        3,063    Sq Ft
  27-bd       AL        35476                 1988                                                        2,639    Sq Ft
  27-be       LA        70538                 1996                                                        2,990    Sq Ft
  27-bf       LA        70647                 1999                                                        3,073    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-bg       LA        71232                 1999                                                        3,073    Sq Ft
  27-bh       LA        71291                 1973                                                        2,992    Sq Ft
  27-bi       MS        39301                 1995                                                        2,391    Sq Ft
  27-bj       LA        71463                 1997                                                        2,967    Sq Ft
  27-bk       AL        36607                 1988                                                        2,694    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-bl       MS        39440                 1995                                                        2,548    Sq Ft
  27-bm       LA        70003                 1974                                                        2,970    Sq Ft
  27-bn       LA        71201                 1974                                                        2,944    Sq Ft
  27-bo       LA        70458                 1974                                                        3,423    Sq Ft
  27-bp       AL        35470                 1997                                                        3,125    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-bq       LA        70668                 1999                                                        3,073    Sq Ft
  27-br       LA        70663                 1974                                                        2,957    Sq Ft
  27-bs       LA        71373                 1977                                                        2,913    Sq Ft
  27-bt       MS        39301                 1988                                                        2,662    Sq Ft
  27-bu       LA        70633                 1998                                                        2,986    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-bv       MS        39441                 1974                                                        2,928    Sq Ft
  27-bw       LA        70601                 1976                                                        3,194    Sq Ft
  27-bx       LA        70130                 1968                                                        2,654    Sq Ft
  27-by       MS        39180                  NAP                                                          NAP     NAP
  27-bz       AL        36693                 1967                                                        2,418    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-ca       AL        36451                 1996                                                        2,399    Sq Ft
  27-cb       LA        70726                 1998                                                        2,969    Sq Ft
  27-cc       LA        70535                 1997                                                        2,998    Sq Ft
  27-cd       LA        70506                 1998                                                        3,358    Sq Ft
  27-ce       LA        70433                 1999                                                        3,920    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-cf       LA        70812                 1972                                                        2,625    Sq Ft
  27-cg       LA        70360                 1997                                                        2,975    Sq Ft
  27-ch       LA        70507                 1999                                                        2,850    Sq Ft
  27-ci       LA        71301                 1974                                                        3,206    Sq Ft
  27-cj       LA        70458                 1999                                                        2,635    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  27-ck       LA        70503                 1969                                                        2,654    Sq Ft
  27-cl       LA        70501                 1975                                                        3,200    Sq Ft
    28        FL        33624                 1996                                                          472    Units
    29        CA        95762                 2003                                                       58,851    Sq Ft
    30        WA        98021          1990 / 1992 / 1998                                               125,822    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    31        MD        21740                 2005                                                       72,200    Sq Ft
    32        IL        60638                 1997                          2004                            174    Rooms
    33        WA        99218                 2000                                                      142,369    Sq Ft
    34        TX        75034                 1997                                                       61,910    Sq Ft
    35        ND        58103                 1995                          1998                            185    Rooms
----------------------------------------------------------------------------------------------------------------------------
    36        DE        19701                 1997                                                      121,426    Sq Ft
    37        NJ        08857                 2002                                                          136    Units
    38        IL        60523                 1974                                                      100,278    Sq Ft
    39        WA        98374                 2004                                                       55,977    Sq Ft
    40        VA        23701                 2004                                                      107,853    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    41        AL        35111                 2004                                                      300,300    Sq Ft
    42        IL        60523              1975 / 1976                      1995                         98,361    Sq Ft
    43        CT        06811                 1982                                                       89,333    Sq Ft
    44     Various     Various               Various                      Various                       272,230    Sq Ft
   44-a       WI        53718               1992-1998                       2001                         65,725    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   44-b       WI        53583               1990-1998                       2005                        206,505    Sq Ft
    45        CA        91311                 1983                                                      154,456    Sq Ft
    46        NV        89119                 2004                                                       68,647    Sq Ft
    47        AZ        85201                 2004                                                       80,247    Sq Ft
    48        CA        95678                 2000                                                      201,600    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    49        NY        11209                 1926                       2003-2004                           70    Rooms
    50        OH        44136               1996-1997                                                    55,367    Sq Ft
    51        OH        45251                 1979                          1998                        113,146    Sq Ft
    52        MD        21133                 1974                          1998                        122,215    Sq Ft
    53        NY        11788                 1988                          2001                         54,948    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    54        FL        33896                 2002                                                          252    Units
    55        TX        76904                 1978                          2004                        199,373    Sq Ft
    56        CT        06359                 2000                          2002                            139    Units
    57        CO        80916                 1972                                                          257     Pads
    58        NE        68512                 2000                                                      112,260    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    59        GA        30076                 1986                          2004                         54,739    Sq Ft
    60        CA        93312                 2001                                                      102,836    Sq Ft
    61        CT        06040               2003-2004                                                       120    Units
    62        MI        48034                 1985                          2004                         94,127    Sq Ft
    63        CA        94558                 1974                          2005                         88,720    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    64        GA        30309                 1987                          2004                         68,941    Sq Ft
    65        FL        33301                 1996                          2004                         25,888    Sq Ft
    66        CA        90065                 2001                                                       64,820    Sq Ft
    67        TX        76308                 1992                          2005                        108,178    Sq Ft
    68        SC        29212                 2004                                                       60,224    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    69        MN        55344              1976 / 1981                   2001-2004                       91,168    Sq Ft
    70        GA        30327                 2004                                                       42,704    Sq Ft
    71        DE        19977                 1972                          2000                        161,209    Sq Ft
    72        MD        21286                 1972                          1996                        104,235    Sq Ft
    73        GA        30047                 2004                                                       46,950    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    74        CO        80918                 1970                                                          203    Pads
    75        AZ        85086                 2003                                                       41,406    Sq Ft
    76        CA        91343               1960-1994                       1990                         69,884    Sq Ft
    77        NV        89074                 2003                                                       75,580    Sq Ft
    78        WA        98373                 1977                                                          181    Units
----------------------------------------------------------------------------------------------------------------------------
    79        IL        60555                 1997                          2004                            128    Rooms
    80        CA        92128                 1988                                                       58,438    Sq Ft
    81        NV        89052                 2000                                                       33,162    Sq Ft
    82        CA        93722                 2005                                                           55    Units
    83        IL        60629          1994 / 1998 / 2004                                                57,814    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    84        TX        78746                 2003                                                       37,514    Sq Ft
    85        CA        90670                 1978                                                      120,119    Sq Ft
    86        AK        99508               1975-1978                                                       290     Pads
    87        TX        78220                 1965                          1997                        110,999    Sq Ft
    88        FL        33916                 1986                       2002-2003                       73,185    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    89        IL        60638                 1997                          2004                            113    Rooms
    90        AZ       Various               Various                                                     29,227    Sq Ft
   90-a       AZ        85365                 1996                                                        2,758    Sq Ft
   90-b       AZ        85710                 1986                                                        2,010    Sq Ft
   90-c       AZ        85741                 1985                                                        2,693    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   90-d       AZ        85364                 1987                                                        2,919    Sq Ft
   90-e       AZ        85220                 1987                                                        3,035    Sq Ft
   90-f       AZ        85737                 1987                                                        2,843    Sq Ft
   90-g       AZ        85741                 1985                                                        2,693    Sq Ft
   90-h       AZ        85745                 1972                                                        2,442    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   90-i       AZ        85705                 1973                                                        2,754    Sq Ft
   90-j       AZ        85623                 1974                                                        2,400    Sq Ft
   90-k       AZ        85704                 1985                                                        2,680    Sq Ft
    91        VA        22603                 1990                          2002                         66,698    Sq Ft
    92        NC        28562                 2005                                                           55    Units
----------------------------------------------------------------------------------------------------------------------------
    93        AZ       Various               Various                                                     30,249    Sq Ft
   93-a       AZ        85741                 1988                                                        3,055    Sq Ft
   93-b       AZ        85719                 1985                                                        2,680    Sq Ft
   93-c       AZ        85745                 1995                                                        2,880    Sq Ft
   93-d       AZ        85715                 1988                                                        2,974    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   93-e       AZ        85705                 1986                                                        2,680    Sq Ft
   93-f       AZ        85730                 1989                                                        2,991    Sq Ft
   93-g       AZ        85716                 1987                                                        2,979    Sq Ft
   93-h       AZ        85710                 1985                                                        2,712    Sq Ft
   93-i       AZ        85705                 1986                                                        3,037    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   93-j       AZ        85706                 1985                                                        2,693    Sq Ft
   93-k       AZ        85719              1971 / 1988                                                    1,568    Sq Ft
    94        GA        30092                 1997                                                       61,244    Sq Ft
    95        MA        02184                 1973                          1992                         68,947    Sq Ft
    96        DE        19702                 1985                          2004                         76,702    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
    97        NY        11234                 1930                          2000                         67,453    Sq Ft
    98        CA        92618                 2001                                                       25,914    Sq Ft
    99        MD        20146                 1989                                                       38,732    Sq Ft
   100        AZ        85201              1989 / 1992                                                   39,984    Sq Ft
   101        NC        27513                 1998                                                       78,929    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   102        IL        60638                 1958                          2005                         78,830    Sq Ft
   103        AK        99518                 1972                          2002                         72,932    Sq Ft
   104        OH        45069                 2004                                                       29,549    Sq Ft
   105        GA        30080              2002 / 2004                                                   22,680    Sq Ft
   106        GA        30331                 1999                                                        4,500    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   107        PA        19406               1965-1969                    1989-1991                          641    Units
   108        VA        20170                 1985                       1999-2000                          104    Rooms
   109        MD        21222                 1990                                                       58,700    Sq Ft
   110        CA        94608                 1941                          1979                         43,931    Sq Ft
   111        FL        33166                 1998                                                          119    Rooms
----------------------------------------------------------------------------------------------------------------------------
   112        TX        77459                 2004                                                       22,307    Sq Ft
   113        OH        45435                 1997                                                       52,053    Sq Ft
   114        IL        60098                 2004                                                       28,500    Sq Ft
   115        NC        27513                 1997                                                       58,818    Sq Ft
   116        FL        34134                 2002                                                       32,400    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   117        CO        80230                 2001                                                       32,075    Sq Ft
   118        CO        80247                 1976                                                       67,429    Sq Ft
   119        MD        21237                 1989                                                       68,608    Sq Ft
   120        MN        55426                 1967                                                          107    Units
   121     Various     Various               Various                                                     19,926    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  121-a       LA        70058                 1990                                                        3,619    Sq Ft
  121-b       SC        29801                 1990                                                        1,755    Sq Ft
  121-c       SC        29732                 1986                                                        3,453    Sq Ft
  121-d       NC        27610                 1988                                                        2,996    Sq Ft
  121-e       NC        28227                 1990                                                        1,881    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
  121-f       NC        28215                 1974                                                        2,636    Sq Ft
  121-g       SC        29414                 1985                                                        1,827    Sq Ft
  121-h       SC        29803                 1991                                                        1,759    Sq Ft
   122        MD        20814                 1963                          1995                         49,232    Sq Ft
   123        UT        84601                 2002                                                           36    Units
----------------------------------------------------------------------------------------------------------------------------
   124        CA        95207                 1970                          1998                         22,616    Sq Ft
   125        GA        30281                 1995                                                      168,000    Sq Ft
   126        MI        48348               2003-2004                                                    21,123    Sq Ft
   127        NH        03049                 1986                                                      108,215    Sq Ft
   128        NJ        07430                 1999                                                       34,406    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   129        CA        90723                 1990                                                       31,051    Sq Ft
   130        WA        98233                 2004                                                       55,777    Sq Ft
   131        CA        91745                 2004                                                           24    Units
   132        IN        46816                 1970                          2004                            112    Units
   133        FL        34135               2001-2002                                                    47,402    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   134        MD        21224                 1990                                                       41,203    Sq Ft
   135        CA        91502                 1947                          1994                         34,912    Sq Ft
   136        CA        92705                 1982                                                       15,570    Sq Ft
   137        WA        98034                 1999                                                           15    Units
   138        NY        10475                 1973                          1998                         54,686    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   139        GA        30097               2002-2003                                                    15,000    Sq Ft
   140        CA        95621                 1984                          2002                         36,729    Sq Ft
   141        CO        80909                 1964                          1987                         70,622    Sq Ft
   142        CA        92821                 2000                                                       29,852    Sq Ft
   143        MD        20879                 1990                                                       16,268    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   144        TX        76017                 1996                                                       17,836    Sq Ft
   145        TX        78746                 1950                          2004                         15,400    Sq Ft
   146        VA        23662                 1980                       2003-2004                       57,458    Sq Ft
   147        AK        99507                 1985                                                           60    Units
   148        NY        11024                 1898                                                            8    Units
----------------------------------------------------------------------------------------------------------------------------
   149        NV        89701                 1985                                                           53    Units
   150        CO        80634                 2003                                                       15,428    Sq Ft
   151        VA        22079                 1970                          1998                         67,220    Sq Ft
   152        NY        10305                 1976                          2000                         50,061    Sq Ft
   153        UT        84404                 2000                                                       26,503    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   154        CA        92653                 1974                          2001                         10,220    Sq Ft
   155        OR        97838                 1975                                                          126    Pads
   156        TX        79072                 2001                                                          100    Units
   157        CA        95776                 2003                                                       11,165    Sq Ft
   158        MN        55118                 1985                                                       23,631    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   159        CA        90061                 1976                          1999                         54,156    Sq Ft
   160        CA        91910                 1980                                                       14,384    Sq Ft
   161        CA        94610                 1973                          2003                             36    Units
   162        OR        97455                 1965                          1974                             74    Pads
   163        FL        33990                 1993                                                       14,000    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   164        NY        10021                 1913                                                           31    Units
   165        CA    93534 & 93551          1975 / 1980                                                   73,533    Sq Ft
   166        CA        92110                 1971                          1988                         30,951    Sq Ft
   167        MN        55811               1992-1998                                                        65    Units
   168        WA        99163              1990 / 1992                                                       60    Units
----------------------------------------------------------------------------------------------------------------------------
   169        NJ        08540                 1980                          1990                         27,642    Sq Ft
   170        CA        92503                 1977                          1999                         56,878    Sq Ft
   171        CA        93401                 1991                                                       20,970    Sq Ft
   172        MN        55044                 2001                                                       15,524    Sq Ft
   173        CA        95624                 2004                                                        7,800    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   174        CA        92833                 1978                                                       85,893    Sq Ft
   175        CA        93720                 2004                                                        9,974    Sq Ft
   176        OH        44484                 1999                                                       11,060    Sq Ft
   177        FL        33312      1954 / 1961 / 1983-1985 / 1988           1988                         53,530    Sq Ft
   178        ID        83642                 2003                                                       14,165    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   179        UT        84601                 1984                          2000                         46,150    Sq Ft
   180        NJ        07001                 1970                                                       24,500    Sq Ft
   181        WA        98382                 1976                          2004                             60    Pads
   182        CA        92691                 1975                          2004                         13,983    Sq Ft
   183        PA        17013                 1999                                                       11,060    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   184        CO        80220              1948 / 1955                      2004                         13,277    Sq Ft
   185        LA        70508                 2000                                                       27,036    Sq Ft
   186        AZ        85714                 1988                                                       29,115    Sq Ft
   187        IN        46360                 2004                                                        6,080    Sq Ft
   188        CA        93401                 1930                          1995                          5,346    Sq Ft
----------------------------------------------------------------------------------------------------------------------------
   189        FL        34102              1951 / 1978                                                    7,395    Sq Ft
   190        OH        44107                 1963                          2004                             36    Units
   191        FL        34102                 1978                                                        8,836    Sq Ft
   192        OH        44107                 1963                                                           29    Units
   193        FL        34102                 1980                                                        6,363    Sq Ft
----------------------------------------------------------------------------------------------------------------------------




            CUT-OFF DATE BALANCE PER NET    PREPAYMENT                                                   THIRD    THIRD MOST
                           RENTABLE AREA    PROVISIONS                                             MOST RECENT    RECENT NOI
     ID                      SF/UNITS ($)   (# OF PAYMENTS) (7)                                         NOI ($)      DATE
--------------------------------------------------------------------------------------------------------------------------------

     1                            192.92    LO(24)/Defeasance(92)/Open(4)                           20,014,157    12/31/2002
     2                             54.65    LO(23)/GRTR1% or YM(95)/Open(2)                          5,163,969    12/31/2002
    2-a                            73.92                                                             1,357,809    12/31/2002
    2-b                            70.67                                                               709,843    12/31/2002
    2-c                            71.36
--------------------------------------------------------------------------------------------------------------------------------
    2-d                            55.47
    2-e                            68.93                                                               398,810    12/31/2002
    2-f                            59.65
    2-g                            56.42
    2-h                            69.08                                                               464,166    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    2-i                            52.13
    2-j                            30.78                                                               374,103    12/31/2002
    2-k                            36.00                                                               423,694    12/31/2002
    2-l                            42.11                                                               216,522    12/31/2002
    2-m                            41.40                                                               448,312    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    2-n                            28.32                                                               458,750    12/31/2002
    2-o                            70.93                                                               330,457    12/31/2002
     3                            144.62    LO(29)/Defeasance(87)/Open(4)
     4                            257.77    LO(25)/Defeasance(91)/Open(4)                            3,033,044    12/31/2002
     5                        110,457.14    LO(25)/Defeasance(94)/Open(1)                            5,210,765    12/31/2003
--------------------------------------------------------------------------------------------------------------------------------
     6                             88.89    LO(28)/Defeasance(88)/Open(4)                            4,192,278    12/31/2002
     7                            164.23    LO(25)/Defeasance(94)/Open(1)
     8                             69.71    LO(27)/Defeasance(92)/Open(1)                            3,546,825    12/31/2002
     9                         64,820.51    LO(25)/Defeasance(94)/Open(1)                            2,780,435    12/31/2003
     10                            73.14    LO(28)/Defeasance(91)/Open(1)                            2,840,744    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
     11                           139.89    LO(25)/Defeasance(93)/Open(2)
     12                           207.71    LO(35)/Defeasance(81)/Open(4)
     13                           431.81    LO(26)/Defeasance(93)/Open(1)                            1,553,387    12/31/2002
     14                            94.96    LO(26)/Defeasance(90)/Open(4)                            2,103,684    12/31/2002
     15                           112.60    LO(27)/Defeasance(89)/Open(4)                              943,550    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
     16                            49.31    LO(25)/Defeasance(91)/Open(4)                            1,223,858    12/31/2002
     17                            82.58    LO(28)/Defeasance(91)/Open(1)                            1,924,817    12/31/2002
     18                           377.22    LO(27)/Defeasance(91)/Open(2)                            1,827,418    12/31/2002
     19                            63.91    LO(27)/Defeasance(89)/Open(4)                            1,549,396    12/31/2002
     20                           391.49    LO(47)/Defeasance(72)/Open(1)                            1,487,317    12/31/2003
--------------------------------------------------------------------------------------------------------------------------------
     21                           220.48    LO(47)/GRTR1% or YM(69)/Open(4)                          1,712,136    12/31/2002
     22                            59.23    LO(25)/Defeasance(91)/Open(4)                            1,727,764    12/31/2002
     23                           109.74    LO(27)/Defeasance(92)/Open(1)
     24                           277.03    LO(30)/Defeasance(86)/Open(4)
     25                        37,931.03    LO(25)/Defeasance(91)/Open(4)                            1,231,611    12/31/2003
--------------------------------------------------------------------------------------------------------------------------------
     26                            72.60    LO(25)/Defeasance(90)/Open(5)                            1,435,993    12/31/2002
     27                           111.04    LO(27)/Defeasance(89)/Open(4)
    27-a                           60.33
    27-b                           59.79
    27-c                           62.36
--------------------------------------------------------------------------------------------------------------------------------
    27-d                           62.20
    27-e                           66.59
    27-f                           75.05
    27-g                           75.42
    27-h                           68.63
--------------------------------------------------------------------------------------------------------------------------------
    27-i                           72.92
    27-j                           68.50
    27-k                           57.26
    27-l                           64.42
    27-m                           70.77
--------------------------------------------------------------------------------------------------------------------------------
    27-n                           68.78
    27-o                           68.30
    27-p                           58.99
    27-q                           59.86
    27-r                           49.22
--------------------------------------------------------------------------------------------------------------------------------
    27-s                           70.56
    27-t                           66.52
    27-u                           62.10
    27-v                           68.62
    27-w                           52.44
--------------------------------------------------------------------------------------------------------------------------------
    27-x                           68.73
    27-y                           69.20
    27-z                           66.23
   27-aa                           64.48
   27-ab                           68.37
--------------------------------------------------------------------------------------------------------------------------------
   27-ac                           63.79
   27-ad                           66.26
   27-ae                           73.63
   27-af                           64.41
   27-ag                           62.52
--------------------------------------------------------------------------------------------------------------------------------
   27-ah                           62.52
   27-ai                           70.63
   27-aj                           59.45
   27-ak                           64.43
   27-al                           66.73
--------------------------------------------------------------------------------------------------------------------------------
   27-am                           62.54
   27-an                           64.27
   27-ao                           60.22
   27-ap                           60.42
   27-aq                           73.20
--------------------------------------------------------------------------------------------------------------------------------
   27-ar                           58.47
   27-as                           59.15
   27-at                           68.93
   27-au                           60.39
   27-av                           58.59
--------------------------------------------------------------------------------------------------------------------------------
   27-aw                           55.70
   27-ax                           47.34
   27-ay                           71.16
   27-az                           56.60
   27-ba                           57.95
--------------------------------------------------------------------------------------------------------------------------------
   27-bb                           56.56
   27-bc                           53.33
   27-bd                           61.21
   27-be                           54.02
   27-bf                           51.38
--------------------------------------------------------------------------------------------------------------------------------
   27-bg                           51.38
   27-bh                           52.17
   27-bi                           64.52
   27-bj                           51.38
   27-bk                           55.92
--------------------------------------------------------------------------------------------------------------------------------
   27-bl                           59.12
   27-bm                           50.11
   27-bn                           49.94
   27-bo                           42.95
   27-bp                           47.04
--------------------------------------------------------------------------------------------------------------------------------
   27-bq                           47.84
   27-br                           48.49
   27-bs                           49.22
   27-bt                           53.86
   27-bu                           48.02
--------------------------------------------------------------------------------------------------------------------------------
   27-bv                           47.73
   27-bw                           41.48
   27-bx                           49.24
   27-by                             NAP
   27-bz                           50.29
--------------------------------------------------------------------------------------------------------------------------------
   27-ca                           46.91
   27-cb                           32.40
   27-cc                           29.06
   27-cd                           25.40
   27-ce                           21.30
--------------------------------------------------------------------------------------------------------------------------------
   27-cf                           29.73
   27-cg                           26.23
   27-ch                           23.56
   27-ci                           18.68
   27-cj                           17.22
--------------------------------------------------------------------------------------------------------------------------------
   27-ck                           13.68
   27-cl                            1.13
     28                        31,388.55    LO(26)/GRTR1% or YM(90)/Open(4)
     29                           244.45    LO(35)/Defeasance(81)/Open(4)
     30                           113.65    LO(25)/GRTR1% or YM(94)/Open(1)                          1,879,486    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
     31                           188.37    LO(35)/Defeasance(81)/Open(4)
     32                        78,052.15    LO(25)/Defeasance(91)/Open(4)                            2,590,765    12/31/2003
     33                            91.31    LO(26)/Defeasance(93)/Open(1)                            1,361,357    12/31/2002
     34                           201.91    LO(24)/Defeasance(95)/Open(1)                              988,624    12/31/2002
     35                        67,567.57    LO(25)/Defeasance(91)/Open(4)                            1,452,208    12/31/2003
--------------------------------------------------------------------------------------------------------------------------------
     36                           102.83    LO(26)/Defeasance(90)/Open(4)                            1,340,187    12/31/2003
     37                        91,468.18    LO(26)/Def/YM1%(90)/Open(4)
     38                           114.48    LO(24)/GRTR1% or YM(58)/Open(2)                          1,065,852    12/31/2002
     39                           204.99    LO(35)/Defeasance(81)/Open(4)
     40                           105.61    LO(25)/Defeasance(91)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
     41                            37.91    LO(27)/Defeasance(53)/Open(4)
     42                           115.29    LO(24)/GRTR1% or YM(58)/Open(2)
     43                           125.37    LO(25)/Defeasance(93)/Open(2)                              906,221    12/5/2002
     44                            40.83    LO(24)/GRTR1% or YM(33)/Open(3)
    44-a                           85.00
--------------------------------------------------------------------------------------------------------------------------------
    44-b                           26.77
     45                            71.22    LO(24)/Defeasance(93)/Open(3)                              915,251    12/31/2002
     46                           159.92    LO(47)/GRTR1% or YM(69)/Open(4)
     47                           136.79    LO(27)/Defeasance(89)/Open(4)
     48                            52.46    LO(25)/Defeasance(91)/Open(4)                            1,420,380    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
     49                       151,039.29    LO(35)/Defeasance(83)/Open(2)                            1,716,363    12/31/2003
     50                           190.35    LO(25)/GRTR1% or YM(91)/Open(4)
     51                            92.80    LO(33)/Defeasance(86)/Open(1)                            1,116,641    12/31/2002
     52                            85.10    LO(48)/GRTR1% or YM(68)/Open(4)                          1,027,015    12/31/2002
     53                           186.56    LO(29)/Defeasance(27)/Open(4)                              485,912    12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
     54                        39,682.54    GRTR1% or YM(82)/Open(2)
     55                            49.69    LO(26)/Defeasance(90)/Open(4)
     56                        68,345.32    LO(24)/Defeasance(95)/Open(1)                            1,620,105    12/31/2003
     57                        36,770.43    LO(47)/Defeasance(69)/Open(4)                              921,219    12/31/2002
     58                            83.49    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
     59                           170.81    LO(26)/Defeasance(90)/Open(4)
     60                            90.92    LO(25)GRTR1% or YM(31)/Open(4)
     61                        76,607.74    LO(25)/GRTR1% or YM(91)/Open(4)
     62                            96.68    LO(25)/Defeasance(91)/Open(4)
     63                           101.44    LO(25)/Defeasance(91)/Open(4)                              710,642    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
     64                           129.82    LO(30)/Defeasance(86)/Open(4)                            1,060,172    12/31/2002
     65                           339.59    LO(13)/GRTR1% or YM(103)/Open(4)                           575,333    12/31/2002
     66                           134.22    LO(27)/Defeasance(92)/Open(1)
     67                            80.35    LO(25)/Defeasance(93)/Open(2)
     68                           143.62    LO(30)/Defeasance(86)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
     69                            92.51    LO(35)/GRTR1% or YM(81)/Open(4)                            885,662    12/31/2002
     70                           187.34    LO(25)/Defeasance(93)/Open(2)
     71                            49.00    LO(47)/Defeasance(72)/Open(1)                              487,120    12/31/2002
     72                            75.79    LO(48)/GRTR1% or YM(68)/Open(4)                            884,060    12/31/2002
     73                           166.33    LO(29)/Defeasance(90)/Open(1)
--------------------------------------------------------------------------------------------------------------------------------
     74                        37,684.73    LO(47)/Defeasance(69)/Open(4)                              705,067    12/31/2002
     75                           178.72    LO(25)/Defeasance(91)/Open(4)
     76                           105.80    LO(25)/Defeasance(153)/Open(2)                             600,273    12/31/2002
     77                            96.38    LO(27)/Defeasance(89)/Open(4)
     78                        39,968.26    LO(27)/Defeasance(89)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
     79                        56,278.64    LO(47)/Defeasance(33)/Open(4)                            1,008,779    12/31/2002
     80                           123.21    LO(25)/Defeasance(73)/Open(10)
     81                           211.88    LO(27)/Defeasance(89)/Open(4)                              329,314    7/31/2002
     82                       127,272.73    LO(35)/Defeasance(83)/Open(2)
     83                           120.81    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
     84                           180.70    LO(27)/Defeasance(92)/Open(1)
     85                            53.95    LO(35)/Defeasance(81)/Open(4)                              612,261    12/31/2002
     86                        22,210.84    LO(26)/Defeasance(90)/Open(4)
     87                            56.58    LO(35)/Defeasance(81)/Open(4)                              590,800    12/31/2002
     88                            81.98    LO(25)/GRTR1% or YM(55)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
     89                        52,139.73    LO(25)/Defeasance(91)/Open(4)                              968,896    12/31/2003
     90                           198.00    LO(36)/Defeasance(80)/Open(4)
    90-a                          284.63
    90-b                          272.14
    90-c                          199.03
--------------------------------------------------------------------------------------------------------------------------------
    90-d                          181.23
    90-e                          172.98
    90-f                          181.15
    90-g                          186.04
    90-h                          205.16
--------------------------------------------------------------------------------------------------------------------------------
    90-i                          171.75
    90-j                          187.08
    90-k                          158.96
     91                            86.68    LO(28)/Defeasance(88)/Open(4)
     92                       102,727.27    LO(24)/Defeasance(92)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
     93                           185.00    LO(36)/Defeasance(80)/Open(4)
    93-a                          220.29
    93-b                          235.82
    93-c                          199.31
    93-d                          189.64
--------------------------------------------------------------------------------------------------------------------------------
    93-e                          207.46
    93-f                          174.52
    93-g                          147.36
    93-h                          158.92
    93-i                          139.94
--------------------------------------------------------------------------------------------------------------------------------
    93-j                          150.02
    93-k                          239.80
     94                            90.43    LO(26)/Defeasance(90)/Open(4)                              617,238    12/31/2002
     95                            79.77    LO(25)/Defeasance(94)/Open(1)                            1,094,442    12/31/2002
     96                            71.63    LO(26)/Defeasance(90)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
     97                            81.42    LO(26)/Defeasance(90)/Open(4)                              681,571    12/31/2002
     98                           211.61    LO(28)/Defeasance(88)/Open(4)
     99                           138.13    LO(48)/GRTR1% or YM(68)/Open(4)                            658,856    12/31/2002
    100                           131.17    LO(25)/Defeasance(91)/Open(4)                              561,641    12/31/2002
    101                            66.01    LO(35)/Defeasance(81)/Open(4)                              732,638    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    102                            65.89    LO(25)/GRTR1% or YM(91)/Open(4)
    103                            70.50    LO(28)/Defeasance(36)/Open(4)                              848,398    12/31/2002
    104                           172.59    LO(35)/Defeasance(81)/Open(4)
    105                           165.90    LO(25)/Defeasance(91)/Open(4)
    106                           277.54    LO(25)/Defeasance(91)/Open(4)                              124,200    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    107                        78,003.12    LO(28)/Defeasance(91)/Open(1)                            3,169,235    12/31/2003
    108                        47,774.24    LO(28)/Flex(88)/Open(4)                                    363,048    12/31/2002
    109                            84.33    LO(48)/GRTR1% or YM(68)/Open(4)                            491,013    12/31/2002
    110                           111.54    LO(27)/Defeasance(90)/Open(3)                              510,708    12/31/2002
    111                        40,168.07    LO(35)/Defeasance(83)/Open(2)                              675,810    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    112                           211.82    LO(24)/Defeasance(95)/Open(1)
    113                            86.45    LO(26)/Defeasance(93)/Open(1)
    114                           157.89    LO(35)/Defeasance(78)/Open(7)
    115                            73.96    LO(35)/Defeasance(81)/Open(4)                              659,852    12/31/2002
    116                           132.60    LO(25)/Defeasance(91)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
    117                           133.78    LO(26)/Defeasance(90)/Open(4)                              335,284    12/31/2002
    118                            63.19    LO(35)/Defeasance(81)/Open(4)                              519,272    12/31/2002
    119                            61.22    LO(48)/GRTR1% or YM(68)/Open(4)                            406,557    12/31/2002
    120                        38,770.34    LO(29)/Defeasance(74)/Open(4)
    121                           201.65    LO(36)/Defeasance(80)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
   121-a                          180.44
   121-b                          297.44
   121-c                          151.17
   121-d                          174.23
   121-e                          271.66
--------------------------------------------------------------------------------------------------------------------------------
   121-f                          179.44
   121-g                          236.45
   121-h                          217.74
    122                            81.25    LO(47)/GRTR1% or YM(66)/Open(7)                            840,395    12/31/2002
    123                       110,768.07    LO(28)/Defeasance(52)/Open(4)                               11,437    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    124                           170.23    LO(25)/Defeasance(91)/Open(4)                              369,843    12/31/2002
    125                            22.32    LO(35)/Flex(81)/Open(4)
    126                           174.23    LO(29)/Defeasance(87)/Open(4)
    127                            33.24    LO(26)/Defeasance(91)/Open(3)                              472,230    12/31/2003
    128                           101.64    LO(25)/GRTR1% or YM(91)/Open(4)                            596,051    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    129                           112.49    LO(35)/Flex(81)/Open(4)
    130                            62.59    LO(29)/Defeasance(90)/Open(1)
    131                       143,909.35    LO(35)/Defeasance(83)/Open(2)
    132                        30,709.61    LO(27)/Defeasance(89)/Open(4)                              306,001    12/31/2002
    133                            70.14    LO(26)/Defeasance(93)/Open(1)                              148,600    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    134                            80.09    LO(48)/GRTR1% or YM(68)/Open(4)                            284,974    12/31/2002
    135                            91.57    LO(35)/Defeasance(82)/Open(3)
    136                           196.64    LO(27)/Defeasance(89)/Open(4)
    137                       200,000.00    LO(35)/Flex(81)/Open(4)                                    354,245    12/31/2002
    138                            54.78    LO(26)/Defeasance(90)/Open(4)                              453,012    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    139                           199.57    LO(26)/Defeasance(90)/Open(4)
    140                            81.50    LO(35)/Defeasance(83)/Open(2)
    141                            40.28    LO(35)/Flex(81)/Open(4)                                    325,766    12/31/2002
    142                            93.54    LO(35)/Defeasance(81)/Open(4)                              497,658    12/31/2002
    143                           171.36    LO(35)/Defeasance(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
    144                           155.58    LO(24)/Defeasance(95)/Open(1)                              261,566    12/31/2002
    145                           177.96    LO(47)/GRTR1% or YM(69)/Open(4)
    146                            46.12    LO(24)/Defeasance(92)/Open(4)                              340,735    12/31/2002
    147                        44,082.57    LO(27)/Defeasance(89)/Open(4)                              289,598    12/31/2002
    148                       328,750.00    LO(35)/Defeasance(83)/Open(2)
--------------------------------------------------------------------------------------------------------------------------------
    149                        49,484.39    LO(35)/Flex(81)/Open(4)
    150                           168.15    LO(35)/Flex(21)/Open(4)
    151                            38.44    LO(25)/Defeasance(91)/Open(4)                              452,396    12/31/2002
    152                            47.87    LO(26)/Defeasance(90)/Open(4)                              241,254    12/31/2002
    153                            90.38    LO(27)/Defeasance(79)/Open(4)                               45,212    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    154                           233.78    LO(35)/Flex(81)/Open(4)                                    299,785    12/31/2002
    155                        18,809.89    LO(35)/Flex(81)/Open(4)                                    240,763    12/31/2002
    156                        23,500.00    LO(26)/Defeasance(117)/Open(1)                             280,322    12/31/2002
    157                           210.05    LO(35)/Defeasance(83)/Open(2)
    158                            97.04    LO(35)/Defeasance(81)/Open(4)                              210,669    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    159                            40.59    LO(35)/Flex(81)/Open(4)
    160                           152.66    LO(35)/Flex(81)/Open(4)                                    290,374    12/31/2002
    161                        60,640.08    LO(35)/Defeasance(83)/Open(2)
    162                        29,363.52    LO(35)/Flex(81)/Open(4)                                    182,507    12/31/2002
    163                           146.30    LO(25)/Defeasance(91)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
    164                        64,516.13    LO(35)/Defeasance(83)/Open(2)                              195,077    12/31/2002
    165                            27.17    LO(35)/Defeasance(81)/Open(4)                              453,078    12/31/2002
    166                            64.49    LO(35)/Flex(81)/Open(4)                                    402,271    12/31/2002
    167                        30,575.47    LO(35)/Defeasance(81)/Open(4)                              402,539    12/31/2002
    168                        33,090.17    LO(35)/Flex(81)/Open(4)                                    250,777    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    169                            65.66    LO(24)/Defeasance(94)/Open(2)                              274,756    12/31/2002
    170                            31.50    LO(35)/Flex(81)/Open(4)                                    238,933    12/31/2002
    171                            81.95    LO(35)/Defeasance(81)/Open(4)                              184,640    12/31/2002
    172                           109.36    LO(35)/Defeasance(81)/Open(4)
    173                           209.24    LO(37)/Defeasance(199)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
    174                            18.63    LO(35)/Flex(45)/Open(4)                                    419,980    12/31/2002
    175                           154.31    LO(35)/Defeasance(144)/Open(1)
    176                           135.50    LO(35)/Defeasance(81)/Open(4)
    177                            27.99    LO(25)/Def/YM1%(91)/Open(4)                                211,838    12/31/2002
    178                           105.76    LO(35)/Flex(83)/Open(2)
--------------------------------------------------------------------------------------------------------------------------------
    179                            29.20    LO(35)/Flex(81)/Open(4)                                    217,934    12/31/2002
    180                            54.85    LO(26)/GRTR1% or YM(90)/Open(4)
    181                        20,833.33    LO(35)/Flex(81)/Open(4)                                     96,760    12/31/2002
    182                            85.82    LO(35)/Flex(81)/Open(4)                                    143,438    12/31/2002
    183                           106.04    LO(35)/Flex(81)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------
    184                            84.25    LO(35)/Flex(81)/Open(4)
    185                            40.63    LO(26)/Defeasance(90)/Open(4)                              125,011    12/31/2002
    186                            34.60    LO(35)/Flex(81)/Open(4)                                    131,759    12/31/2002
    187                           164.47    LO(35)/Defeasance(83)/Open(2)
    188                           183.17    LO(35)/Defeasance(81)/Open(4)                              111,825    12/31/2002
--------------------------------------------------------------------------------------------------------------------------------
    189                           118.03    LO(35)/Defeasance(141)/Open(4)
    190                        22,342.82    LO(35)/Defeasance(81)/Open(4)                              110,218    12/31/2002
    191                            90.32    LO(35)/Defeasance(141)/Open(4)
    192                        22,568.02    LO(35)/Defeasance(81)/Open(4)                               77,471    12/31/2002
    193                            90.93    LO(35)/Defeasance(141)/Open(4)
--------------------------------------------------------------------------------------------------------------------------------




                SECOND    SECOND MOST                        MOST RECENT
           MOST RECENT    RECENT NOI           MOST RECENT       NOI             UNDERWRITTEN      UNDERWRITTEN        UNDERWRITTEN
    ID          NOI ($)      DATE                   NOI ($)      DATE                  NOI ($)           EGI ($)        EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

    1       19,937,516    12/31/2003            20,798,941    12/31/2004           18,921,963        33,889,396          14,967,433
    2        6,289,920    12/31/2003             7,723,958    12/31/2004           10,741,598        18,032,109           7,290,511
   2-a       1,428,591    12/31/2003             1,366,128    12/31/2004            1,357,606         2,157,384             799,778
   2-b         775,304    12/31/2003               904,618    12/31/2004              911,690         1,327,713             416,023
   2-c         581,976    12/31/2003               953,884    12/31/2004            1,044,251         1,541,658             497,407
------------------------------------------------------------------------------------------------------------------------------------
   2-d                                                                              1,136,642         1,843,274             706,632
   2-e         689,044    12/31/2003             1,063,079    12/31/2004            1,014,225         1,665,423             651,198
   2-f                                                                                881,305         1,434,358             553,053
   2-g                                             209,975    12/31/2004              702,551         1,149,441             446,890
   2-h         534,942    12/31/2003               570,734    12/31/2004              581,597           939,610             358,013
------------------------------------------------------------------------------------------------------------------------------------
   2-i                                             201,092    12/31/2004              569,336           938,569             369,233
   2-j         408,317    12/31/2003               457,134    12/31/2004              450,808           966,819             516,011
   2-k         461,578    12/31/2003               527,349    12/31/2004              526,390           979,079             452,689
   2-l         225,790    12/31/2003               310,156    12/31/2004              344,120           806,074             461,953
   2-m         455,717    12/31/2003               443,401    12/31/2004              435,609           770,891             335,282
------------------------------------------------------------------------------------------------------------------------------------
   2-n         375,410    12/31/2003               401,592    12/31/2004              408,468           831,901             423,433
   2-o         353,251    12/31/2003               370,964    12/31/2004              377,001           679,915             302,914
    3                                                                               6,618,580        10,237,463           3,618,883
    4        3,402,726    12/31/2003             4,226,710    12/31/2004            4,120,759         5,681,596           1,560,837
    5        5,627,425    12/31/2004             5,608,869    2/28/2005             6,304,734        24,236,778          17,932,044
------------------------------------------------------------------------------------------------------------------------------------
    6        3,771,726    12/31/2003             4,040,310    12/31/2004            4,272,120         7,092,275           2,820,155
    7        2,620,408    12/31/2003             2,868,410    12/31/2004            3,326,149         4,647,552           1,321,403
    8        3,362,745    12/31/2003             3,537,939    12/31/2004            3,099,336         6,927,073           3,827,737
    9        3,370,650    12/31/2004             3,104,125    2/28/2005             3,796,198        14,087,386          10,291,188
    10       2,565,543    12/31/2003             2,527,681    12/31/2004            2,914,426         5,739,584           2,825,158
------------------------------------------------------------------------------------------------------------------------------------
    11                                                                              2,413,874         3,352,727             938,853
    12                                           1,403,378    12/31/2004            2,639,866         3,559,393             919,527
    13       1,497,341    12/31/2003             1,972,912    12/31/2004            1,987,676         2,909,915             922,239
    14       2,059,843    12/31/2003             2,444,084    12/31/2004            2,462,178         4,535,854           2,073,676
    15       1,426,589    12/31/2003             1,649,273    9/30/2004             1,888,029         2,667,247             779,218
------------------------------------------------------------------------------------------------------------------------------------
    16       1,118,767    12/31/2003             1,214,745    12/31/2004            2,098,851         2,663,503             564,652
    17       1,955,947    12/31/2003             2,068,691    12/31/2004            2,085,488         2,772,638             687,150
    18       1,296,529    12/31/2003             1,108,409    12/31/2004            1,688,587         2,671,686             983,099
    19       1,767,124    12/31/2003             1,744,855     3/1/2005             1,927,709         2,683,134             755,425
    20       1,498,618    12/31/2004             1,498,618    1/31/2005             1,558,199         1,589,999              31,800
------------------------------------------------------------------------------------------------------------------------------------
    21       1,836,156    12/31/2003             1,985,254    12/31/2004            1,821,025         2,427,098             606,073
    22       1,745,299    12/31/2003             1,868,121    12/31/2004            1,689,762         2,419,551             729,789
    23       1,290,610    12/31/2003             1,259,287    12/31/2004            1,449,734         2,028,991             579,257
    24                                                                              1,500,895         2,037,380             536,485
    25       1,171,056    12/31/2004             1,233,377    2/28/2005             1,310,855         2,804,435           1,493,580
------------------------------------------------------------------------------------------------------------------------------------
    26       1,271,147    12/31/2003             1,645,987    12/31/2004            1,623,990         3,762,389           2,138,399
    27                                                                              6,007,261         6,431,690             424,429
   27-a
   27-b
   27-c
------------------------------------------------------------------------------------------------------------------------------------
   27-d
   27-e
   27-f
   27-g
   27-h
------------------------------------------------------------------------------------------------------------------------------------
   27-i
   27-j
   27-k
   27-l
   27-m
------------------------------------------------------------------------------------------------------------------------------------
   27-n
   27-o
   27-p
   27-q
   27-r
------------------------------------------------------------------------------------------------------------------------------------
   27-s
   27-t
   27-u
   27-v
   27-w
------------------------------------------------------------------------------------------------------------------------------------
   27-x
   27-y
   27-z
  27-aa
  27-ab
------------------------------------------------------------------------------------------------------------------------------------
  27-ac
  27-ad
  27-ae
  27-af
  27-ag
------------------------------------------------------------------------------------------------------------------------------------
  27-ah
  27-ai
  27-aj
  27-ak
  27-al
------------------------------------------------------------------------------------------------------------------------------------
  27-am
  27-an
  27-ao
  27-ap
  27-aq
------------------------------------------------------------------------------------------------------------------------------------
  27-ar
  27-as
  27-at
  27-au
  27-av
------------------------------------------------------------------------------------------------------------------------------------
  27-aw
  27-ax
  27-ay
  27-az
  27-ba
------------------------------------------------------------------------------------------------------------------------------------
  27-bb
  27-bc
  27-bd
  27-be
  27-bf
------------------------------------------------------------------------------------------------------------------------------------
  27-bg
  27-bh
  27-bi
  27-bj
  27-bk
------------------------------------------------------------------------------------------------------------------------------------
  27-bl
  27-bm
  27-bn
  27-bo
  27-bp
------------------------------------------------------------------------------------------------------------------------------------
  27-bq
  27-br
  27-bs
  27-bt
  27-bu
------------------------------------------------------------------------------------------------------------------------------------
  27-bv
  27-bw
  27-bx
  27-by
  27-bz
------------------------------------------------------------------------------------------------------------------------------------
  27-ca
  27-cb
  27-cc
  27-cd
  27-ce
------------------------------------------------------------------------------------------------------------------------------------
  27-cf
  27-cg
  27-ch
  27-ci
  27-cj
------------------------------------------------------------------------------------------------------------------------------------
  27-ck
  27-cl
    28       1,434,474    12/31/2003             1,429,105    12/31/2004            1,850,632         3,653,604           1,802,972
    29                                                                              1,312,560         1,909,529             596,969
    30       1,961,643    12/31/2003             2,073,074    12/31/2004            1,979,529         2,571,488             591,959
------------------------------------------------------------------------------------------------------------------------------------
    31                                                                              1,267,364         1,533,415             266,052
    32       2,693,074    12/31/2004             2,643,964    2/25/2005             2,677,000        11,382,000           8,705,000
    33       1,416,731    12/31/2003             1,422,351    12/31/2004            1,459,963         2,086,060             626,097
    34         944,398    12/31/2003             1,174,852    12/31/2004            1,121,661         1,656,326             534,666
    35       1,674,898    12/31/2004             1,604,690    2/28/2005             1,644,092         7,873,629           6,229,537
------------------------------------------------------------------------------------------------------------------------------------
    36       1,630,881    12/31/2004             1,640,135    2/28/2005             1,706,085         2,062,043             355,958
    37                                           1,404,330    12/31/2004            1,386,120         2,398,768           1,012,648
    38         945,474    12/31/2003             1,039,123    12/31/2004            1,190,963         2,141,946             950,983
    39                                                                              1,176,832         1,704,863             528,032
    40                                                                              1,126,830         1,365,465             238,635
------------------------------------------------------------------------------------------------------------------------------------
    41                                                                              1,134,103         1,343,887             209,784
    42                                                                              1,172,324         2,008,673             836,349
    43         861,855     12/5/2003               815,854    12/5/2004             1,074,511         1,769,871             695,360
    44                                                                              1,132,859         1,749,458             616,599
   44-a                                                                               560,811           808,445             247,634
------------------------------------------------------------------------------------------------------------------------------------
   44-b                                                                               572,048           941,013             368,965
    45         981,877    12/31/2003             1,007,075    12/31/2004            1,042,632         1,319,428             276,796
    46                                           1,348,790    12/31/2004            1,143,705         1,730,286             586,581
    47                                                                              1,099,231         1,501,437             402,206
    48       1,557,318    12/31/2003             1,465,600    12/31/2004            1,292,646         1,539,341             246,695
------------------------------------------------------------------------------------------------------------------------------------
    49       1,793,377    12/31/2004             1,818,778    3/31/2005             1,546,349         3,554,147           2,007,797
    50                                           1,004,082    12/31/2003              967,137         1,274,340             307,203
    51         925,339    12/31/2003             1,170,345    12/31/2004            1,039,383         1,393,084             353,701
    52       1,110,945    12/31/2003             1,127,596    12/31/2004            1,073,597         1,534,283             460,686
    53       1,558,601    12/31/2002             1,751,923    12/31/2003            1,228,664         1,533,633             304,969
------------------------------------------------------------------------------------------------------------------------------------
    54                                           1,090,166    12/31/2004            1,409,216         2,590,421           1,181,205
    55                                             841,302    12/31/2004            1,030,656         1,438,162             407,506
    56       1,924,422    12/31/2004             1,983,927    3/31/2005             1,772,842         3,731,361           1,958,519
    57         892,110    12/31/2003               915,065    12/31/2004              825,548         1,050,994             225,446
    58                                                                              1,086,632         1,445,258             358,626
------------------------------------------------------------------------------------------------------------------------------------
    59                                                                                882,699         1,144,202             261,503
    60         665,860    12/31/2002               989,009    12/31/2003            1,172,290         1,661,178             488,888
    61                                                                                886,242         1,457,400             571,158
    62                                                                              1,082,062         1,979,894             897,832
    63         696,619    12/31/2003               981,189    12/31/2004              994,968         1,370,255             375,287
------------------------------------------------------------------------------------------------------------------------------------
    64       1,135,993    12/31/2003               731,982    10/31/2004              959,923         1,543,782             583,859
    65         508,913    12/31/2003               592,724    12/31/2004              791,784         1,144,719             352,935
    66         597,416    12/31/2003               733,503    12/31/2004              884,916         1,117,225             232,309
    67                                                                                740,496         1,045,501             305,005
    68                                             125,687    12/31/2004              911,551         1,287,262             375,711
------------------------------------------------------------------------------------------------------------------------------------
    69         930,406    12/31/2003               959,880    12/31/2004              947,751         1,567,159             619,408
    70          65,532    12/31/2004               (36,077)   3/31/2005             1,147,071         1,637,439             490,368
    71         643,355    12/31/2003               728,207    9/30/2004               757,402         1,086,872             329,471
    72         881,723    12/31/2003               884,645    12/31/2004              859,952         1,206,320             346,368
    73                                                                                743,246           955,558             212,312
------------------------------------------------------------------------------------------------------------------------------------
    74         675,885    12/31/2003               676,681    12/31/2004              654,034           838,936             184,901
    75                                                                                663,141           977,673             314,532
    76         657,588    12/31/2003               642,801    12/31/2004              803,548         1,140,059             336,511
    77                                             434,251    12/31/2004              668,451           788,865             120,414
    78         505,552    12/31/2003               569,418    12/31/2004              621,138         1,288,310             667,172
------------------------------------------------------------------------------------------------------------------------------------
    79         701,103    12/31/2003             1,026,704    12/31/2004            1,013,861         2,898,421           1,884,560
    80         911,731    12/31/2003              (154,886)   12/31/2004              902,091         1,148,086             245,995
    81         436,896     7/31/2003               560,979    7/31/2004               685,024           892,512             207,489
    82                                                                                638,876           877,600             238,724
    83                                             683,503    12/31/2004              660,337         1,079,786             419,450
------------------------------------------------------------------------------------------------------------------------------------
    84          97,885    12/31/2003               248,285    12/31/2004              683,275           920,542             237,267
    85         563,379    12/31/2003               656,503    11/30/2004              641,556           939,959             298,402
    86         766,882    12/31/2003               664,174    11/30/2004              691,114         1,677,704             986,591
    87         706,185    12/31/2003               617,632    12/31/2004              704,729           986,994             282,265
    88                                             144,059    12/31/2004              598,285         1,216,145             617,860
------------------------------------------------------------------------------------------------------------------------------------
    89         980,045    12/31/2004             1,038,330    2/25/2005             1,017,000         3,149,000           2,132,000
    90                                                                                613,465           613,465
   90-a
   90-b
   90-c
------------------------------------------------------------------------------------------------------------------------------------
   90-d
   90-e
   90-f
   90-g
   90-h
------------------------------------------------------------------------------------------------------------------------------------
   90-i
   90-j
   90-k
    91         575,569    12/31/2003               609,500    12/31/2004              596,860           737,734             140,874
    92                                                                                686,164         1,280,596             594,432
------------------------------------------------------------------------------------------------------------------------------------
    93                                                                                617,743           617,743
   93-a
   93-b
   93-c
   93-d
------------------------------------------------------------------------------------------------------------------------------------
   93-e
   93-f
   93-g
   93-h
   93-i
------------------------------------------------------------------------------------------------------------------------------------
   93-j
   93-k
    94         631,498    12/31/2003               648,881    12/31/2004              532,701           894,963             362,262
    95       1,144,859    12/31/2003             1,276,132    12/31/2004              879,233         1,297,604             418,371
    96         151,893    12/31/2004               284,299    2/28/2005               670,912         1,159,634             488,722
------------------------------------------------------------------------------------------------------------------------------------
    97         739,271    12/31/2003               896,062    12/31/2004              794,429         1,403,006             608,577
    98         505,530    12/31/2002               604,884    12/31/2003              515,903           711,067             195,163
    99         673,485    12/31/2003               689,867    12/31/2004              679,954           784,276             104,322
   100         543,782    12/31/2003               544,025    12/31/2004              488,181           727,370             239,189
   101         548,017    12/31/2003               649,215    12/31/2004              621,764           807,270             185,506
------------------------------------------------------------------------------------------------------------------------------------
   102                                                                                580,609           792,071             211,462
   103         864,807    12/31/2003               809,678    10/31/2004              720,719         1,061,451             340,731
   104                                                                                499,265           647,568             148,303
   105                                                                                375,180           511,208             136,028
   106         124,200    12/31/2003               127,553    12/31/2004              124,544           150,788              26,244
------------------------------------------------------------------------------------------------------------------------------------
   107       3,405,919    12/31/2004             3,293,719    3/31/2005             4,286,523         7,958,020           3,671,497
   108         537,524    12/31/2003               927,473    12/31/2004              743,375         2,228,075           1,484,699
   109         526,238    12/31/2003               524,633    12/31/2004              502,214           760,433             258,219
   110         654,162    12/31/2003               695,671    12/31/2004              511,456           887,077             375,621
   111         736,931    12/31/2003               847,646    12/31/2004              753,443         2,044,649           1,291,206
------------------------------------------------------------------------------------------------------------------------------------
   112                                                                                462,594           635,954             173,360
   113         368,475    12/31/2003               415,204    12/31/2004              409,468           548,041             138,573
   114                                                                                448,201           628,778             180,576
   115         570,572    12/31/2003               601,082    12/31/2004              515,644           650,387             134,743
   116         136,966    12/31/2003               279,319    12/31/2004              393,463           558,943             165,480
------------------------------------------------------------------------------------------------------------------------------------
   117         534,547    12/31/2003               531,127    12/31/2004              438,996           729,520             290,524
   118         467,988    12/31/2003               451,124    12/31/2004              536,131           817,350             281,219
   119         421,193    12/31/2003               448,419    12/31/2004              445,808           703,339             257,531
   120         308,323     9/30/2003               443,289    12/31/2004              480,583           926,769             446,187
   121                                                                                492,826           492,826
------------------------------------------------------------------------------------------------------------------------------------
  121-a
  121-b
  121-c
  121-d
  121-e
------------------------------------------------------------------------------------------------------------------------------------
  121-f
  121-g
  121-h
   122         693,076    12/31/2003               630,828    12/31/2004              807,639         1,258,097             450,458
   123         127,473    12/31/2003               317,375    11/30/2004              329,944           486,262             156,318
------------------------------------------------------------------------------------------------------------------------------------
   124         316,762    12/31/2003               492,737    3/28/2005               388,325           528,674             140,349
   125                                                                                365,248           500,504             135,255
   126                                                                                386,743           501,283             114,540
   127         636,936    12/31/2004               638,904    2/28/2005               437,565           681,012             243,447
   128         715,008    12/31/2003               700,923    12/31/2004              616,840           800,839             183,999
------------------------------------------------------------------------------------------------------------------------------------
   129         414,576    12/31/2003               438,184    12/31/2004              411,004           590,757             179,753
   130                                                                                370,489           381,948              11,458
   131                                             212,418    10/30/2004              313,263           416,706             103,443
   132         284,580    12/31/2003               391,686    11/30/2004              363,267           659,894             296,627
   133         164,322    12/31/2003               298,388    12/31/2004              377,613           484,693             107,080
------------------------------------------------------------------------------------------------------------------------------------
   134         329,071    12/31/2003               346,876    12/31/2004              351,614           597,326             245,712
   135         283,821    12/31/2003               306,157    12/31/2004              330,307           391,616              61,309
   136                                                                                329,487           438,721             109,234
   137         355,052    12/31/2003               320,194    12/31/2004              311,538           444,523             132,985
   138         421,098    12/31/2003               459,420    12/31/2004              365,187           878,261             513,074
------------------------------------------------------------------------------------------------------------------------------------
   139                                             242,632    12/31/2004              287,158           359,187              72,029
   140                                             377,099    12/31/2004              334,039           482,137             148,098
   141         387,037    12/31/2003               381,643    10/31/2004              362,509           510,935             148,426
   142         419,523    12/31/2003               345,554    12/31/2004              358,921           532,421             173,500
   143         275,359    12/31/2002               322,620    12/31/2003              290,752           409,259             118,507
------------------------------------------------------------------------------------------------------------------------------------
   144         288,110    12/31/2003               224,375    12/31/2004              283,782           412,336             128,554
   145                                              68,083    10/31/2004              288,882           442,585             153,703
   146         341,604    12/31/2003               321,203    12/31/2004              319,717           452,801             133,084
   147         307,529    12/31/2003               264,994    11/30/2004              271,668           577,100             305,432
   148                                             292,471    12/30/2003              249,792           381,124             131,332
------------------------------------------------------------------------------------------------------------------------------------
   149         292,872    12/31/2003               307,855    12/31/2004              272,952           399,931             126,979
   150                                             282,552    10/31/2004              304,974           409,606             104,631
   151         465,968    12/31/2003               479,947    12/31/2004              467,073           558,460              91,387
   152         362,726    12/31/2003               421,955    12/31/2004              367,969           830,653             462,684
   153         144,125    12/31/2003               201,060    12/31/2004              252,889           385,952             133,063
------------------------------------------------------------------------------------------------------------------------------------
   154         319,569    12/31/2003               326,972    12/31/2004              296,023           383,279              87,257
   155         234,690    12/31/2003               245,123    12/31/2004              218,410           386,273             167,863
   156         231,277    12/31/2003               252,292    11/30/2004              246,814           543,021             296,207
   157          35,749    12/31/2003               163,169    12/31/2004              281,909           376,108              94,198
   158         305,687    12/31/2003               290,549    12/31/2004              265,186           438,720             173,534
------------------------------------------------------------------------------------------------------------------------------------
   159         305,723    12/31/2003               266,081    12/31/2004              254,217           295,425              41,208
   160         313,850    12/31/2003               324,582    12/31/2004              282,165           350,665              68,500
   161                                             189,825    12/31/2004              196,441           340,775             144,334
   162         207,568    12/31/2003               196,219    12/31/2004              203,226           272,513              69,287
   163         206,960    12/31/2003               209,665    12/31/2004              210,250           276,308              66,058
------------------------------------------------------------------------------------------------------------------------------------
   164         106,813    12/31/2003               220,290    12/31/2004            1,676,275         2,954,800           1,278,525
   165         504,152    12/31/2003               540,223    12/31/2004              563,935           832,728             268,794
   166         405,039    12/31/2003               452,245    12/31/2004              393,955           494,437             100,482
   167         383,429    12/31/2003               351,611    12/31/2004              329,696           552,551             222,855
   168         262,987    12/31/2003               272,410    12/31/2004              271,949           488,046             216,098
------------------------------------------------------------------------------------------------------------------------------------
   169         299,507    12/31/2003               344,209    12/31/2004              289,205           599,911             310,706
   170         250,959    12/31/2003               278,326    12/31/2004              278,514           451,614             173,100
   171         199,794    12/31/2003               188,353    12/31/2004              194,725           252,836              58,111
   172         208,515    12/31/2003               230,466    12/31/2004              214,555           311,731              97,176
   173                                                                                203,907           258,083              54,176
------------------------------------------------------------------------------------------------------------------------------------
   174         408,190    12/31/2003               449,135    12/31/2004              420,447           628,493             208,046
   175                                                                                246,622           289,582              42,960
   176                                                                                163,650           182,397              18,747
   177         189,917    12/31/2003               203,430    12/31/2004              209,986           507,575             297,590
   178                                                                                165,739           202,800              37,060
------------------------------------------------------------------------------------------------------------------------------------
   179         199,503    12/31/2003               197,745    12/31/2004              154,487           229,496              75,009
   180                                                                                131,983           181,739              49,756
   181          97,558    12/31/2003               184,099    3/17/2005               135,798           215,460              79,662
   182         118,934    12/31/2003               125,183    12/31/2004              128,096           165,195              37,098
   183                                                                                163,665           182,106              18,440
------------------------------------------------------------------------------------------------------------------------------------
   184                                             141,360    8/31/2004               131,755           167,117              35,362
   185         124,602    12/31/2003               128,408    12/31/2004              118,459           159,524              41,065
   186         140,943    12/31/2003               146,542    12/31/2004              118,195           160,181              41,986
   187                                                                                118,752           146,665              27,913
   188         109,760    12/31/2003               112,585    12/31/2004              102,550           126,759              24,209
------------------------------------------------------------------------------------------------------------------------------------
   189                                             260,996    11/30/2004              241,886           331,727              89,841
   190          92,619    12/31/2003                90,416    12/31/2004               88,385           183,658              95,274
   191                                             207,048    12/31/2004              195,075           261,420              66,345
   192          65,091    12/31/2003                87,567    12/31/2004               72,202           141,824              69,622
   193                                             213,323    11/30/2004              166,189           215,376              49,187
------------------------------------------------------------------------------------------------------------------------------------




             UNDERWRITTEN      UNDERWRITTEN
    ID   NET CASH FLOW ($)      RESERVES ($)       LARGEST TENANT                                                              SF
----------------------------------------------------------------------------------------------------------------------------------

    1          18,264,031           240,003        Keyspan Energy                                                         366,445
    2          10,607,727           133,871
   2-a          1,345,847            11,759
   2-b            901,851             9,839
   2-c          1,036,859             7,392
----------------------------------------------------------------------------------------------------------------------------------
   2-d          1,126,848             9,794
   2-e          1,004,906             9,319
   2-f            874,019             7,286
   2-g            691,023            11,527
   2-h            574,713             6,884
----------------------------------------------------------------------------------------------------------------------------------
   2-i            560,784             8,552
   2-j            441,939             8,869
   2-k            514,913            11,477
   2-l            338,298             5,823
   2-m            429,490             6,119
----------------------------------------------------------------------------------------------------------------------------------
   2-n            395,211            13,256
   2-o            371,027             5,974
    3           6,094,168            52,793        Altana, Inc.                                                           118,633
    4           3,904,028            35,690        U.S. Coast Guard                                                       130,505
    5           5,335,263           969,471
----------------------------------------------------------------------------------------------------------------------------------
    6           3,960,131            84,199        State of Florida                                                       403,716
    7           3,199,112            32,851        Edwards Theaters                                                        42,834
    8           2,816,180            58,348        Stein Mart                                                              38,019
    9           3,232,702           563,495
    10          2,637,502            68,058        Sur La Table                                                            24,551
----------------------------------------------------------------------------------------------------------------------------------
    11          2,205,162            35,241        First Albany                                                            49,578
    12          2,372,610            23,571        Kaiser Foundation Health Plan                                           16,441
    13          1,922,902             7,642        Ballet Studio                                                            4,890
    14          2,028,128            46,337        Wells Fargo                                                            133,348
    15          1,780,106            37,923        National Wholesale Liquidators                                          62,185
----------------------------------------------------------------------------------------------------------------------------------
    16          1,939,460            42,831        Atlantic Coast Cotton, Inc.                                            142,500
    17          1,977,161            43,448        K-Mart                                                                  91,266
    18          1,656,513             9,544        Good Guys                                                               15,384
    19          1,679,272            93,883        Kroger                                                                  60,930
    20          1,551,149             7,050        Alpha Beta Company                                                      47,000
----------------------------------------------------------------------------------------------------------------------------------
    21          1,682,644            32,550        Caspian Restaurant                                                       9,375
    22          1,544,597            57,910        White House                                                             50,000
    23          1,383,790            21,870        Supervalu - Biggs                                                       68,744
    24          1,461,642             8,621        Equinox                                                                 23,200
    25          1,200,017           110,838
----------------------------------------------------------------------------------------------------------------------------------
    26          1,348,646            62,407        Sheller, Ludwig & Badey, PC                                             25,878
    27          6,007,261
   27-a                                            Strategic Restaurants Acquisition Corp.                                  4,182
   27-b                                            Strategic Restaurants Acquisition Corp.                                  4,098
   27-c                                            Strategic Restaurants Acquisition Corp.                                  3,842
----------------------------------------------------------------------------------------------------------------------------------
   27-d                                            Strategic Restaurants Acquisition Corp.                                  3,735
   27-e                                            Strategic Restaurants Acquisition Corp.                                  3,489
   27-f                                            Strategic Restaurants Acquisition Corp.                                  3,047
   27-g                                            Strategic Restaurants Acquisition Corp.                                  3,008
   27-h                                            Strategic Restaurants Acquisition Corp.                                  3,200
----------------------------------------------------------------------------------------------------------------------------------
   27-i                                            Strategic Restaurants Acquisition Corp.                                  2,987
   27-j                                            Strategic Restaurants Acquisition Corp.                                  3,100
   27-k                                            Strategic Restaurants Acquisition Corp.                                  3,677
   27-l                                            Strategic Restaurants Acquisition Corp.                                  3,240
   27-m                                            Strategic Restaurants Acquisition Corp.                                  2,898
----------------------------------------------------------------------------------------------------------------------------------
   27-n                                            Strategic Restaurants Acquisition Corp.                                  2,982
   27-o                                            Strategic Restaurants Acquisition Corp.                                  3,003
   27-p                                            Strategic Restaurants Acquisition Corp.                                  3,446
   27-q                                            Strategic Restaurants Acquisition Corp.                                  3,396
   27-r                                            Strategic Restaurants Acquisition Corp.                                  4,130
----------------------------------------------------------------------------------------------------------------------------------
   27-s                                            Strategic Restaurants Acquisition Corp.                                  2,881
   27-t                                            Strategic Restaurants Acquisition Corp.                                  3,056
   27-u                                            Strategic Restaurants Acquisition Corp.                                  3,244
   27-v                                            Strategic Restaurants Acquisition Corp.                                  2,936
   27-w                                            Strategic Restaurants Acquisition Corp.                                  3,807
----------------------------------------------------------------------------------------------------------------------------------
   27-x                                            Strategic Restaurants Acquisition Corp.                                  2,905
   27-y                                            Strategic Restaurants Acquisition Corp.                                  2,885
   27-z                                            Strategic Restaurants Acquisition Corp.                                  2,987
  27-aa                                            Strategic Restaurants Acquisition Corp.                                  3,068
  27-ab                                            Strategic Restaurants Acquisition Corp.                                  2,867
----------------------------------------------------------------------------------------------------------------------------------
  27-ac                                            Strategic Restaurants Acquisition Corp.                                  3,073
  27-ad                                            Strategic Restaurants Acquisition Corp.                                  2,931
  27-ae                                            Strategic Restaurants Acquisition Corp.                                  2,613
  27-af                                            Strategic Restaurants Acquisition Corp.                                  2,987
  27-ag                                            Strategic Restaurants Acquisition Corp.                                  3,048
----------------------------------------------------------------------------------------------------------------------------------
  27-ah                                            Strategic Restaurants Acquisition Corp.                                  2,990
  27-ai                                            Strategic Restaurants Acquisition Corp.                                  2,621
  27-aj                                            Strategic Restaurants Acquisition Corp.                                  3,114
  27-ak                                            Strategic Restaurants Acquisition Corp.                                  2,817
  27-al                                            Strategic Restaurants Acquisition Corp.                                  2,720
----------------------------------------------------------------------------------------------------------------------------------
  27-am                                            Strategic Restaurants Acquisition Corp.                                  2,902
  27-an                                            Strategic Restaurants Acquisition Corp.                                  2,824
  27-ao                                            Strategic Restaurants Acquisition Corp.                                  3,014
  27-ap                                            Strategic Restaurants Acquisition Corp.                                  2,974
  27-aq                                            Strategic Restaurants Acquisition Corp.                                  2,430
----------------------------------------------------------------------------------------------------------------------------------
  27-ar                                            Strategic Restaurants Acquisition Corp.                                  2,980
  27-as                                            Strategic Restaurants Acquisition Corp.                                  2,915
  27-at                                            Strategic Restaurants Acquisition Corp.                                  2,475
  27-au                                            Strategic Restaurants Acquisition Corp.                                  2,795
  27-av                                            Strategic Restaurants Acquisition Corp.                                  2,850
----------------------------------------------------------------------------------------------------------------------------------
  27-aw                                            Strategic Restaurants Acquisition Corp.                                  2,998
  27-ax                                            Strategic Restaurants Acquisition Corp.                                  3,489
  27-ay                                            Strategic Restaurants Acquisition Corp.                                  2,321
  27-az                                            Strategic Restaurants Acquisition Corp.                                  2,918
  27-ba                                            Strategic Restaurants Acquisition Corp.                                  2,850
----------------------------------------------------------------------------------------------------------------------------------
  27-bb                                            Strategic Restaurants Acquisition Corp.                                  2,920
  27-bc                                            Strategic Restaurants Acquisition Corp.                                  3,063
  27-bd                                            Strategic Restaurants Acquisition Corp.                                  2,639
  27-be                                            Strategic Restaurants Acquisition Corp.                                  2,990
  27-bf                                            Strategic Restaurants Acquisition Corp.                                  3,073
----------------------------------------------------------------------------------------------------------------------------------
  27-bg                                            Strategic Restaurants Acquisition Corp.                                  3,073
  27-bh                                            Strategic Restaurants Acquisition Corp.                                  2,992
  27-bi                                            Strategic Restaurants Acquisition Corp.                                  2,391
  27-bj                                            Strategic Restaurants Acquisition Corp.                                  2,967
  27-bk                                            Strategic Restaurants Acquisition Corp.                                  2,694
----------------------------------------------------------------------------------------------------------------------------------
  27-bl                                            Strategic Restaurants Acquisition Corp.                                  2,548
  27-bm                                            Strategic Restaurants Acquisition Corp.                                  2,970
  27-bn                                            Strategic Restaurants Acquisition Corp.                                  2,944
  27-bo                                            Strategic Restaurants Acquisition Corp.                                  3,423
  27-bp                                            Strategic Restaurants Acquisition Corp.                                  3,125
----------------------------------------------------------------------------------------------------------------------------------
  27-bq                                            Strategic Restaurants Acquisition Corp.                                  3,073
  27-br                                            Strategic Restaurants Acquisition Corp.                                  2,957
  27-bs                                            Strategic Restaurants Acquisition Corp.                                  2,913
  27-bt                                            Strategic Restaurants Acquisition Corp.                                  2,662
  27-bu                                            Strategic Restaurants Acquisition Corp.                                  2,986
----------------------------------------------------------------------------------------------------------------------------------
  27-bv                                            Strategic Restaurants Acquisition Corp.                                  2,928
  27-bw                                            Strategic Restaurants Acquisition Corp.                                  3,194
  27-bx                                            Strategic Restaurants Acquisition Corp.                                  2,654
  27-by                                            Strategic Restaurants Acquisition Corp.                                    NAP
  27-bz                                            Strategic Restaurants Acquisition Corp.                                  2,418
----------------------------------------------------------------------------------------------------------------------------------
  27-ca                                            Strategic Restaurants Acquisition Corp.                                  2,399
  27-cb                                            Strategic Restaurants Acquisition Corp.                                  2,969
  27-cc                                            Strategic Restaurants Acquisition Corp.                                  2,998
  27-cd                                            Strategic Restaurants Acquisition Corp.                                  3,358
  27-ce                                            Strategic Restaurants Acquisition Corp.                                  3,920
----------------------------------------------------------------------------------------------------------------------------------
  27-cf                                            Strategic Restaurants Acquisition Corp.                                  2,625
  27-cg                                            Strategic Restaurants Acquisition Corp.                                  2,975
  27-ch                                            Strategic Restaurants Acquisition Corp.                                  2,850
  27-ci                                            Strategic Restaurants Acquisition Corp.                                  3,206
  27-cj                                            Strategic Restaurants Acquisition Corp.                                  2,635
----------------------------------------------------------------------------------------------------------------------------------
  27-ck                                            Strategic Restaurants Acquisition Corp.                                  2,654
  27-cl                                            Strategic Restaurants Acquisition Corp.                                  3,200
    28          1,732,632           118,000
    29          1,226,969             8,917        Borgata Masque                                                           9,515
    30          1,841,397            35,666        Quality Food Centers, Inc.                                              45,772
----------------------------------------------------------------------------------------------------------------------------------
    31          1,217,945            10,830        Martin's/Giant Foods                                                    65,000
    32          2,222,000           455,000
    33          1,295,762            28,474        Oz Fitness WA, Inc.                                                     40,303
    34          1,074,496            12,382        Ebby Halliday Realtors                                                   5,015
    35          1,329,146           314,946
----------------------------------------------------------------------------------------------------------------------------------
    36          1,605,005            18,214        Bassett Furniture Direct                                                19,800
    37          1,358,920            27,200
    38          1,107,293            20,056        Inland Real Estate Investment Corporation                              100,278
    39          1,104,349             8,397        Woodcreek Pediatrics                                                    10,770
    40          1,084,144            15,955        Supervalu Inc.                                                          57,278
----------------------------------------------------------------------------------------------------------------------------------
    41          1,059,106            30,030        D&K Healthcare Resource, Inc.                                          180,180
    42          1,080,896            28,510        Inland Real Estate Investment Corporation                               98,361
    43            965,090            20,522        Patriot Executive Suites, LLC                                           21,947
    44          1,011,780            30,505
   44-a           501,682             9,855        Fiskars Brands, Inc.-office                                             65,725
----------------------------------------------------------------------------------------------------------------------------------
   44-b           510,098            20,650        Fiskars Brands, Inc.-whse                                              206,505
    45            979,705            32,037        Portion Pac                                                            111,333
    46          1,025,987            13,729        Tririga Inc.                                                            39,644
    47          1,062,173            12,037        Bashas'                                                                 54,409
    48          1,197,894            44,352        TASQ Technology, Inc.                                                  100,800
----------------------------------------------------------------------------------------------------------------------------------
    49          1,404,183           142,166
    50            917,195            21,583        Borders, Inc.                                                           27,300
    51            992,669            16,972        Kroger                                                                  66,846
    52          1,030,047            18,331        Food Lion                                                               38,000
    53          1,153,483            14,471        IRS Personnel Operations                                                34,470
----------------------------------------------------------------------------------------------------------------------------------
    54          1,346,216            63,000
    55            906,559            41,868        Hastings Entertainment, Inc.                                            35,824
    56          1,586,274           186,568
    57            812,698            12,850
    58          1,022,574            16,839        Shopko                                                                 112,260
----------------------------------------------------------------------------------------------------------------------------------
    59            847,727             8,116        Office Depot, Inc.                                                      21,500
    60          1,134,238            12,000        Save Mart Superma                                                       58,000
    61            862,242            24,000
    62            939,486            37,651        Solomon Office Associates, LLC                                          76,854
    63            912,928            26,616        Ralph's                                                                 35,627
----------------------------------------------------------------------------------------------------------------------------------
    64            899,895            24,129        Leggatto                                                                 6,656
    65            765,438             6,930        CVS EGL Federal Broward FL, L.L.C.                                      13,280
    66            837,448             9,723        City of Los Angeles                                                     64,820
    67            724,269            16,227        Kohl's Texas, L.P.                                                     108,178
    68            820,614            12,044        South Carolina Internal Medicine Associates and Rehabilitiation, LLC    20,024
----------------------------------------------------------------------------------------------------------------------------------
    69            878,039            13,675        Kowalski's                                                              23,329
    70          1,065,832             8,541        The Coca-Cola Bottler's Association                                     15,089
    71            698,802            18,448        Acme (Alberston's)                                                      38,225
    72            823,716            20,847        USPS                                                                    30,000
    73            706,153             7,043        Kool Smiles                                                              8,000
----------------------------------------------------------------------------------------------------------------------------------
    74            643,884            10,150
    75            622,912             6,211        Carefree Yamaha                                                          3,548
    76            761,062            10,483        Vons                                                                    33,600
    77            621,506            11,337        New Look Collision                                                      18,000
    78            573,173            47,965
----------------------------------------------------------------------------------------------------------------------------------
    79            897,924           115,937
    80            844,889            11,688        Quantum Magnetics, Inc.                                                 58,438
    81            648,878             4,974        Euphoria Institute                                                      11,432
    82            627,876            11,000
    83            645,886             5,781        Circuit City                                                            40,814
----------------------------------------------------------------------------------------------------------------------------------
    84            652,007             5,540        Michael and Susan Dell Foundation                                        9,648
    85            574,668            20,420        American Elex., Inc.                                                     6,375
    86            636,223            30,160        Sweet Pink Pepper                                                        2,400
    87            648,488            16,650        HEB                                                                     52,717
    88            525,101            18,296        Childcare of SW Florida, Inc.                                           16,294
----------------------------------------------------------------------------------------------------------------------------------
    89            891,040           125,960
    90            613,465
   90-a                                            Circle K Stores, Inc.                                                    2,758
   90-b                                            Circle K Stores, Inc.                                                    2,010
   90-c                                            Circle K Stores, Inc.                                                    2,693
----------------------------------------------------------------------------------------------------------------------------------
   90-d                                            Circle K Stores, Inc.                                                    2,919
   90-e                                            Circle K Stores, Inc.                                                    3,035
   90-f                                            Circle K Stores, Inc.                                                    2,843
   90-g                                            Circle K Stores, Inc.                                                    2,693
   90-h                                            Circle K Stores, Inc.                                                    2,442
----------------------------------------------------------------------------------------------------------------------------------
   90-i                                            Circle K Stores, Inc.                                                    2,754
   90-j                                            Circle K Stores, Inc.                                                    2,400
   90-k                                            Circle K Stores, Inc.                                                    2,680
    91            550,170            12,673        Food Lion                                                               38,144
    92            675,164            11,000
----------------------------------------------------------------------------------------------------------------------------------
    93            617,743
   93-a                                            Circle K Stores, Inc.                                                    3,055
   93-b                                            Circle K Stores, Inc.                                                    2,680
   93-c                                            Circle K Stores, Inc.                                                    2,880
   93-d                                            Circle K Stores, Inc.                                                    2,974
----------------------------------------------------------------------------------------------------------------------------------
   93-e                                            Circle K Stores, Inc.                                                    2,680
   93-f                                            Circle K Stores, Inc.                                                    2,991
   93-g                                            Circle K Stores, Inc.                                                    2,979
   93-h                                            Circle K Stores, Inc.                                                    2,712
   93-i                                            Circle K Stores, Inc.                                                    3,037
----------------------------------------------------------------------------------------------------------------------------------
   93-j                                            Circle K Stores, Inc.                                                    2,693
   93-k                                            Circle K Stores, Inc.                                                    1,568
    94            465,400            12,249        Pediatric Services of America, Inc.                                     61,244
    95            799,034            10,342        T.J. Maxx                                                               23,380
    96            590,924            19,176        Nemours Foundation                                                      38,699
----------------------------------------------------------------------------------------------------------------------------------
    97            780,938            13,491
    98            476,555             5,183        Taylor Woodrow Homes, Inc.                                              25,914
    99            632,787             9,676        Columbia Auto & Transmissions                                            7,800
   100            452,996            13,994        Blockbuster Inc.                                                         5,727
   101            523,250            11,839        Nextel South Corporation                                                51,093
----------------------------------------------------------------------------------------------------------------------------------
   102            540,741            17,342        Old Dominion Freight Line, Inc.                                         78,830
   103            625,885            39,188        Alaska Dept of Fish and Game                                            72,932
   104            474,197             4,432        Mama Fu's Noodle House                                                   3,274
   105            357,600             3,404        Zuccas                                                                   4,850
   106            119,130               810        Dentalco, Inc.                                                           2,700
----------------------------------------------------------------------------------------------------------------------------------
   107          4,126,273           160,250
   108            654,252            89,123
   109            490,474            11,740
   110            443,111             8,348        The Chronicle                                                            6,268
   111            671,657            81,786
----------------------------------------------------------------------------------------------------------------------------------
   112            442,354             3,346        Sienna Market & Deli                                                     3,650
   113            390,020             7,808        Super Value                                                             26,332
   114            428,973             4,275        Hollywood Video                                                          6,500
   115            457,104             8,823        Varian, Inc                                                             46,505
   116            370,777             4,860        Home Accessories Too, Inc.                                               3,150
----------------------------------------------------------------------------------------------------------------------------------
   117            399,224             6,415        Denver Arthritis Clinic, P.C.                                           15,282
   118            487,983            13,486        Big 5 Corporation                                                       11,269
   119            432,088            13,720
   120            440,672            39,911
   121            492,826
----------------------------------------------------------------------------------------------------------------------------------
  121-a                                            Circle K Stores, Inc.                                                    3,619
  121-b                                            Circle K Stores, Inc.                                                    1,755
  121-c                                            Circle K Stores, Inc.                                                    3,453
  121-d                                            Circle K Stores, Inc.                                                    2,996
  121-e                                            Circle K Stores, Inc.                                                    1,881
----------------------------------------------------------------------------------------------------------------------------------
  121-f                                            Circle K Stores, Inc.                                                    2,636
  121-g                                            Circle K Stores, Inc.                                                    1,827
  121-h                                            Circle K Stores, Inc.                                                    1,759
   122            694,086            17,313        Master Key Resources                                                     8,732
   123            320,944             9,000
----------------------------------------------------------------------------------------------------------------------------------
   124            361,035             5,202        Eddie's Liquors                                                          3,500
   125            330,696            16,800        The Goodyear Tire & Rubber Company                                     168,000
   126            371,958             3,168        Blockbuster Inc.                                                         4,944
   127            385,011            21,003        Source Electronics                                                      43,715
   128            568,667            14,450        Prime Time Child at the Club                                            10,018
----------------------------------------------------------------------------------------------------------------------------------
   129            376,110            11,489        Best Food Market                                                         8,100
   130            356,946             5,578        FedEx Ground Package System, Inc.                                       55,777
   131            308,463             4,800
   132            329,667            33,600
   133            353,834             7,110        Florida's Decorating                                                    20,332
----------------------------------------------------------------------------------------------------------------------------------
   134            343,374             8,240
   135            309,638             5,237        Ross Dress For Less                                                     34,912
   136            309,725             5,450        Father Flanagan's Boy's Home                                             8,250
   137            303,873             7,665        Camwest Development, Inc.                                                7,555
   138            354,250            10,937
----------------------------------------------------------------------------------------------------------------------------------
   139            274,510             2,250        Spring Cleaners                                                          2,400
   140            300,410             5,509        Big Lots                                                                20,980
   141            305,503            33,899        Sperry & Mock                                                           10,125
   142            339,844             4,478        Tower Records                                                           29,852
   143            279,472             6,507        6th District Substation, Montgomery Co.                                  8,070
----------------------------------------------------------------------------------------------------------------------------------
   144            265,706             2,675        Blockbuster                                                              6,586
   145            274,838             2,880        Treaty Oak Holdings, Inc.                                               15,400
   146            293,910             8,619        Farm Fresh Supermarket                                                  29,293
   147            253,668            18,000
   148            236,478             5,525        Carvel                                                                   2,200
----------------------------------------------------------------------------------------------------------------------------------
   149            249,533            23,419
   150            290,022             2,314        Young's Cafe II, Ltd.                                                    4,017
   151            435,481            14,116        Argon ST, Inc.                                                          67,220
   152            357,957            10,012
   153            225,653             5,301        Boyer BDO, L.C.                                                          3,968
----------------------------------------------------------------------------------------------------------------------------------
   154            280,429             1,942        Western Financial Bank                                                   2,620
   155            212,110             6,300
   156            221,814            25,000
   157            267,629             1,675        Travis Credit Union                                                      3,549
   158            235,356            11,579        CHINA BUFFET                                                             3,464
----------------------------------------------------------------------------------------------------------------------------------
   159            224,407            16,247        Gin'l Fabrics, Inc.                                                     54,156
   160            256,303             4,891        Dr. Heinrichs, D.D.S.                                                    2,349
   161            182,833            13,608
   162            199,361             3,865
   163            200,353             2,659        Tires Plus                                                               5,000
----------------------------------------------------------------------------------------------------------------------------------
   164          1,658,328            17,947
   165            523,612            40,322
   166            344,561            13,309        COUNTY OF SAN DIEGO                                                     16,000
   167            313,446            16,250
   168            242,113            29,836
----------------------------------------------------------------------------------------------------------------------------------
   169            226,320            14,650        Alk Associates                                                          10,727
   170            269,982             8,532
   171            174,531             6,704        Quaglino Roofing                                                        12,330
   172            198,014             2,329        Studio Bodair                                                            3,355
   173            192,179             2,028        El Jardin                                                                2,500
----------------------------------------------------------------------------------------------------------------------------------
   174            368,449            14,602        SOUTHERN CALIF NOBLE DEV                                                 4,320
   175            232,151             1,496        Panda Express                                                            1,999
   176            154,379             1,991        Rite Aid                                                                11,060
   177            195,827            14,159
   178            155,180             2,125        Ennis Fine Furniture                                                    14,165
----------------------------------------------------------------------------------------------------------------------------------
   179            147,103             7,384
   180            120,592             8,032        Allstar Lighting, Inc.                                                  24,500
   181            131,839             3,959
   182            122,301             2,377        James T. Moriel                                                          4,146
   183            154,394             1,991        Rite Aid                                                                11,060
----------------------------------------------------------------------------------------------------------------------------------
   184            116,790             4,514        Family Dollar Stores of Colarado, Inc                                    8,928
   185            101,545             5,407        Summers Group, Inc.                                                      9,580
   186            103,630             7,570        Valley Moving & Storage                                                 29,115
   187            111,180               912        Pizza Hut                                                                1,600
   188             96,040             1,390        Corner View Restaurant                                                   4,110
----------------------------------------------------------------------------------------------------------------------------------
   189            226,918             3,845        The Weatherburn Gallery                                                  3,829
   190             74,165            14,220
   191            181,710             3,623        Fitness Reps LLP                                                         2,078
   192             60,457            11,745
   193            155,751             2,482        BB&T                                                                     3,639
----------------------------------------------------------------------------------------------------------------------------------




               LEASE                                                               LEASE
    ID      EXPIRATION   2ND LARGEST TENANT                                 SF  EXPIRATION
---------------------------------------------------------------------------------------------

    1        2/28/2025   Bear Stearns                                  291,044   6/30/2024
    2
   2-a
   2-b
   2-c
---------------------------------------------------------------------------------------------
   2-d
   2-e
   2-f
   2-g
   2-h
---------------------------------------------------------------------------------------------
   2-i
   2-j
   2-k
   2-l
   2-m
---------------------------------------------------------------------------------------------
   2-n
   2-o
    3        7/31/2013   Global Crossing Development CO.                54,660   4/30/2010
    4        6/30/2006   Council of Better Business                     21,688  11/30/2013
    5
---------------------------------------------------------------------------------------------
    6       11/30/2019   Hooters                                         4,500   8/1/2009
    7        6/4/2014    Crunch Fitness Center                          28,121   6/30/2009
    8        5/27/2006   Weiss & Goldring                               30,040   7/31/2008
    9
    10       5/31/2014   Baker, Knapp & Tubbs                           18,223   7/31/2009
---------------------------------------------------------------------------------------------
    11      12/31/2014   McNamee, Lochner, Titus                        31,282   4/30/2020
    12       4/30/2008   Advanced Imaging Partners                      10,718  12/31/2012
    13      10/31/2005   Guido's                                         4,851   5/31/2011
    14      12/31/2009   McKesson Corporation                           45,073   6/30/2008
    15       1/31/2013   Safeway                                        58,368   9/30/2006
---------------------------------------------------------------------------------------------
    16       2/6/2011    The Contractor Yard, Inc                       45,000  10/31/2007
    17       3/31/2017   J.C. Penney Co., Inc.                          49,520  10/31/2012
    18       5/31/2008   Comerica                                        5,630  12/15/2014
    19       2/28/2017   Denton Athletics                               27,792   7/31/2012
    20       1/31/2021
---------------------------------------------------------------------------------------------
    21       3/31/2010   Sumo Restaurant                                 6,900  12/31/2010
    22       4/30/2008   Conns Appliance, Inc.                          44,750   8/15/2011
    23       8/31/2021   Tuesday Morning                                 7,800   1/15/2009
    24      12/31/2019   Tucker Development Corp.                        7,327   3/31/2019
    25
---------------------------------------------------------------------------------------------
    26      11/30/2010   Mintzer, Sarowitz, Zeris & Ledva               19,964   3/31/2008
    27
   27-a      6/5/2029
   27-b      6/5/2029
   27-c      6/5/2029
---------------------------------------------------------------------------------------------
   27-d      6/5/2029
   27-e      6/5/2029
   27-f      6/5/2029
   27-g      6/5/2029
   27-h      6/5/2029
---------------------------------------------------------------------------------------------
   27-i      6/5/2029
   27-j      6/5/2029
   27-k      6/5/2029
   27-l      6/5/2029
   27-m      6/5/2029
---------------------------------------------------------------------------------------------
   27-n      6/5/2029
   27-o      6/5/2029
   27-p      6/5/2029
   27-q      6/5/2029
   27-r      6/5/2029
---------------------------------------------------------------------------------------------
   27-s      6/5/2029
   27-t      6/5/2029
   27-u      6/5/2029
   27-v      6/5/2029
   27-w      6/5/2029
---------------------------------------------------------------------------------------------
   27-x      6/5/2029
   27-y      6/5/2029
   27-z      6/5/2029
  27-aa      6/5/2029
  27-ab      6/5/2029
---------------------------------------------------------------------------------------------
  27-ac      6/5/2029
  27-ad      6/5/2029
  27-ae      6/5/2029
  27-af      6/5/2029
  27-ag      6/5/2029
---------------------------------------------------------------------------------------------
  27-ah      6/5/2029
  27-ai      6/5/2029
  27-aj      6/5/2029
  27-ak      6/5/2029
  27-al      6/5/2029
---------------------------------------------------------------------------------------------
  27-am      6/5/2029
  27-an      6/5/2029
  27-ao      6/5/2029
  27-ap      6/5/2029
  27-aq      6/5/2029
---------------------------------------------------------------------------------------------
  27-ar      6/5/2029
  27-as      6/5/2029
  27-at      6/5/2029
  27-au      6/5/2029
  27-av      6/5/2029
---------------------------------------------------------------------------------------------
  27-aw      6/5/2029
  27-ax      6/5/2029
  27-ay      6/5/2029
  27-az      6/5/2029
  27-ba      6/5/2029
---------------------------------------------------------------------------------------------
  27-bb      6/5/2029
  27-bc      6/5/2029
  27-bd      6/5/2029
  27-be      6/5/2029
  27-bf      6/5/2029
---------------------------------------------------------------------------------------------
  27-bg      6/5/2029
  27-bh      6/5/2029
  27-bi      6/5/2029
  27-bj      6/5/2029
  27-bk      6/5/2029
---------------------------------------------------------------------------------------------
  27-bl      6/5/2029
  27-bm      6/5/2029
  27-bn      6/5/2029
  27-bo      6/5/2029
  27-bp      6/5/2029
---------------------------------------------------------------------------------------------
  27-bq      6/5/2029
  27-br      6/5/2029
  27-bs      6/5/2029
  27-bt      6/5/2029
  27-bu      6/5/2029
---------------------------------------------------------------------------------------------
  27-bv      6/5/2029
  27-bw      6/5/2029
  27-bx      6/5/2029
  27-by      6/5/2029
  27-bz      6/5/2029
---------------------------------------------------------------------------------------------
  27-ca      6/5/2029
  27-cb      6/5/2029
  27-cc      6/5/2029
  27-cd      6/5/2029
  27-ce      6/5/2029
---------------------------------------------------------------------------------------------
  27-cf      6/5/2029
  27-cg      6/5/2029
  27-ch      6/5/2029
  27-ci      6/5/2029
  27-cj      6/5/2029
---------------------------------------------------------------------------------------------
  27-ck      6/5/2029
  27-cl      6/5/2029
    28
    29       5/1/2014    The Spa                                         5,054   7/1/2008
    30      11/30/2014   The Bartell Drug Company                       11,948   3/31/2015
---------------------------------------------------------------------------------------------
    31       4/30/2025   Video Warehouse                                 4,000   6/30/2010
    32
    33       3/30/2016   Premera Blue Cross                             32,833   7/14/2005
    34       7/31/2007   PrimaCare                                       4,512   4/14/2013
    35
---------------------------------------------------------------------------------------------
    36       8/23/2022   Pep Boys                                       18,600   1/31/2018
    37
    38      12/31/2024
    39      12/31/2019   Medical Imaging Northwest                       6,626  12/31/2014
    40       8/23/2023   Sports Zone                                     6,750  12/31/2011
---------------------------------------------------------------------------------------------
    41      11/30/2014   Decoma International of America, Inc.         120,120   5/31/2009
    42      12/31/2024
    43       3/30/2017   The Morganti Group, Inc.                       11,132   8/31/2008
    44
   44-a      9/30/2016
---------------------------------------------------------------------------------------------
   44-b     11/30/2018
    45       5/31/2010   Wazana/Portion Pac                             43,123   5/31/2010
    46      12/31/2008   Marnell Architecture                           19,438  12/31/2009
    47       2/28/2025   Sunnyside Up                                    2,835   3/31/2010
    48       7/31/2010   Teleplan International                        100,800   9/14/2007
---------------------------------------------------------------------------------------------
    49
    50      11/30/2016   Audio Visions, Inc.                             5,629   8/31/2009
    51       3/31/2018   Mitchell's Salon and Day Spa                   11,819   4/30/2006
    52       2/3/2018    Hollywood Entertainment                         7,488   3/31/2008
    53       3/31/2012   Tax Advocate Office                            18,478  10/31/2012
---------------------------------------------------------------------------------------------
    54
    55       6/30/2012   Dunlaps                                        24,500   2/28/2009
    56
    57
    58       1/31/2021
---------------------------------------------------------------------------------------------
    59       1/31/2020   Harbor Avenue, Inc.                            13,623  12/31/2009
    60      11/30/2026   Fitness 19                                      7,200   3/31/2013
    61
    62       1/31/2025   Heartland Home Health Care                     13,725  12/31/2005
    63       2/28/2010   Long's Drugs                                   13,500   6/30/2011
---------------------------------------------------------------------------------------------
    64       9/30/2007   Jennifer Convertibles                           3,617   4/30/2008
    65       1/24/2016   GBS Fort Lauderdale, Inc.                       2,532  12/31/2005
    66       7/15/2012
    67       1/31/2026
    68      10/31/2019   Atrium Development Assocaites, LLC              7,756  10/31/2019
---------------------------------------------------------------------------------------------
    69      12/31/2021   Snyder's Drug                                  13,255  12/31/2012
    70       9/30/2019   The Marcus Foundation                          15,032  12/31/2015
    71      10/31/2021   Roses Department Store                         27,144  10/31/2007
    72       8/13/2015   Baltimore Sun                                  12,160   7/31/2006
    73       5/31/2014   Dollar in My Mind                               6,000   6/30/2009
---------------------------------------------------------------------------------------------
    74
    75       5/31/2007   Azool Grill                                     3,099   8/31/2009
    76       3/31/2009   C&C Pet Food                                    6,000   3/31/2010
    77       6/9/2009    Pacific States Construction                     9,312  10/31/2016
    78
---------------------------------------------------------------------------------------------
    79
    80      12/31/2012
    81      12/31/2012   Euphoria Salon & Day Spa                        6,798  12/31/2012
    82
    83       1/31/2015   Sears, Roebuck & Co                            12,500   5/31/2018
---------------------------------------------------------------------------------------------
    84       1/31/2012   Chili's                                         5,682   9/30/2013
    85       5/31/2005   Allied Bakery Equipment                         5,265   5/14/2005
    86      12/31/2024   Mini-Stop                                       2,240  11/30/2008
    87       2/28/2015   K Lam Dollar Store                             13,500   1/31/2008
    88       3/31/2015   Conroy, Simberg, Ganon Krevans & Abel, P.A.     5,290  10/31/2009
---------------------------------------------------------------------------------------------
    89
    90
   90-a      3/18/2019
   90-b      3/18/2019
   90-c      3/18/2019
---------------------------------------------------------------------------------------------
   90-d      3/18/2019
   90-e      3/18/2019
   90-f      3/18/2019
   90-g      3/18/2019
   90-h      3/18/2019
---------------------------------------------------------------------------------------------
   90-i      3/18/2019
   90-j      3/18/2019
   90-k      3/18/2019
    91       5/31/2010   CVS                                             6,954   3/31/2010
    92
---------------------------------------------------------------------------------------------
    93
   93-a      3/18/2019
   93-b      3/18/2019
   93-c      3/18/2019
   93-d      3/18/2019
---------------------------------------------------------------------------------------------
   93-e      3/18/2019
   93-f      3/18/2019
   93-g      3/18/2019
   93-h      3/18/2019
   93-i      3/18/2019
---------------------------------------------------------------------------------------------
   93-j      3/18/2019
   93-k      3/18/2019
    94       1/31/2013
    95       1/31/2008   Walgreens                                      12,150   9/30/2005
    96       3/31/2014   Schaller Anderson, Inc.                        19,169   9/30/2009
---------------------------------------------------------------------------------------------
    97
    98       6/14/2011
    99      12/31/2009   TVH Enterprises, Inc.                           5,912   8/31/2010
   100      11/30/2009   Rent-A-Center, Inc.                             4,153   9/30/2006
   101       4/30/2010   White Directory                                 5,865   6/30/2007
---------------------------------------------------------------------------------------------
   102       2/28/2015
   103       6/30/2010
   104       1/1/2015    Palm Beach Tan                                  2,713   7/1/2009
   105      10/31/2012   Our Little Gym                                  4,691  11/30/2009
   106       1/28/2010   Starbucks Corporation                           1,800   2/28/2009
---------------------------------------------------------------------------------------------
   107
   108
   109
   110       4/30/2008   Fairbanks Enterprises                           5,193   5/31/2006
   111
---------------------------------------------------------------------------------------------
   112       7/31/2014   Sienna Cleaners                                 2,925   9/30/2014
   113       12/3/2017   Rite Aid                                       11,345   1/31/2018
   114       1/31/2015   Hallmark Cards                                  4,500   2/28/2015
   115       7/31/2010   Geochem, Inc                                    7,492  12/31/2008
   116       5/31/2006   Ziba Rug Center, LLC                            2,800   5/31/2007
---------------------------------------------------------------------------------------------
   117       8/31/2012   Sevo Miller, Inc.                              13,781   1/31/2017
   118       6/30/2009   Korea House/S&P Management                      8,118   7/31/2009
   119
   120
   121
---------------------------------------------------------------------------------------------
  121-a      3/18/2020
  121-b      3/18/2020
  121-c      3/18/2020
  121-d      3/18/2020
  121-e      3/18/2020
---------------------------------------------------------------------------------------------
  121-f      3/18/2020
  121-g      3/18/2020
  121-h      3/18/2020
   122      11/30/2015   Union Jack                                      7,562  12/31/2015
   123
---------------------------------------------------------------------------------------------
   124       2/28/2009   Tanning Discovery                               2,800   6/30/2008
   125      10/31/2013
   126       5/31/2011   Citizens Bank                                   3,543   3/10/2014
   127       1/31/2010   LDI/Parker Hannifin                            42,500  12/31/2006
   128       5/1/2009    The Store                                       5,085   5/31/2009
---------------------------------------------------------------------------------------------
   129       6/30/2007   One Hour Photo                                  2,280   5/1/2007
   130       9/30/2014
   131
   132
   133       2/29/2016   Tile Market of Naples                          10,200   7/31/2008
---------------------------------------------------------------------------------------------
   134
   135       1/31/2010
   136       11/1/2007   US Bank                                         7,320   2/28/2015
   137       8/31/2009   Physiotherapy Associates, Inc                   3,052   2/28/2007
   138
---------------------------------------------------------------------------------------------
   139      12/15/2008   Dentistry at Sugarloaf, P.C.                    2,100  11/30/2008
   140       1/31/2006   Western Warehouse                              13,600   1/31/2008
   141      10/14/2009   Colorado Springs Surgical & Supply Co., Inc.    8,203  11/30/2006
   142       2/29/2016
   143       1/31/2010   convenience store                               2,588   4/30/2007
---------------------------------------------------------------------------------------------
   144       4/30/2007   Texas Pub Partners                              2,500   3/31/2009
   145       2/29/2020
   146       8/31/2009   Islander Hardware                              10,000   4/30/2010
   147
   148      11/30/2010   Emouna Giatt Meat                               1,900   4/30/2007
---------------------------------------------------------------------------------------------
   149
   150       1/31/2009   Country Club Wine & Spirits, Inc.               3,221   12/4/2006
   151       6/29/2014
   152
   153       1/31/2011   Farm Bureau Mutual Insurance                    3,393  12/31/2009
---------------------------------------------------------------------------------------------
   154      11/30/2006   Lindora, Inc.                                   2,585   8/31/2006
   155
   156
   157       1/5/2010    EB Games of America                             2,025   8/31/2008
   158      12/31/2010   USA RECRUITING OFFICE                           3,200   5/14/2006
---------------------------------------------------------------------------------------------
   159       7/14/2009
   160       12/3/2008   Dr. Malone, M.D.                                2,207  12/31/2007
   161
   162
   163       5/1/2013    Leslie's Swimming Pool Supplies                 4,000   1/31/2006
---------------------------------------------------------------------------------------------
   164
   165
   166       6/14/2007   HERITAGE RICHMAN                               10,967   5/31/2009
   167
   168
---------------------------------------------------------------------------------------------
   169       8/31/2009   Walter B. Howe                                  6,331  11/30/2010
   170
   171       4/30/2018   Economic Opportunity Commission                 6,325  12/31/2005
   172      10/31/2011   Lakeville Family Chiropractic                   2,405   1/31/2007
   173       3/31/2014   It's A Grind Coffee                             1,340   3/31/2009
---------------------------------------------------------------------------------------------
   174          MTM      JACK'S VIBRATORY FEEDERS                        3,790      MTM
   175       9/30/2014   Starbucks                                       1,495   3/31/2015
   176       9/30/2024
   177
   178      12/31/2014
---------------------------------------------------------------------------------------------
   179
   180       2/28/2025
   181
   182       9/30/2006   Robt Reed                                       3,070   1/31/2008
   183       9/30/2024
---------------------------------------------------------------------------------------------
   184      12/31/2013   Fastsigns                                       2,449   5/30/2009
   185      12/31/2008   Ken Ferrell, Inc. (Specialty D)                 4,800   3/30/2010
   186       8/31/2008
   187      11/30/2009   Jimmy Johns                                     1,600  11/30/2009
   188      11/30/2009   District 96 Salon                               1,236  12/31/2007
---------------------------------------------------------------------------------------------
   189       4/30/2006   The Knox Galleries                              2,350   4/30/2006
   190
   191       3/18/2009   Waterfront Realty                               1,538   8/31/2007
   192
   193      12/30/2007   Falls River Group, LLC                          2,724   1/31/2009
---------------------------------------------------------------------------------------------




                                                                                                                UPFRONT
                                                                   LEASE        PERCENT        LEASED       REPLACEMENT
    ID     3RD LARGEST TENANT                               SF  EXPIRATION       LEASED    AS-OF DATE       RESERVES ($)
------------------------------------------------------------------------------------------------------------------------

    1      Forest City Ratner Co.                       35,794   1/31/2007        93.7%      5/1/2005            20,000
    2                                                                             66.1%      4/7/2005
   2-a                                                                            81.6%      4/7/2005
   2-b                                                                            73.0%      4/7/2005
   2-c                                                                            85.6%      4/7/2005
------------------------------------------------------------------------------------------------------------------------
   2-d                                                                             3.9%      4/7/2005
   2-e                                                                            76.2%      4/7/2005
   2-f                                                                            25.4%      4/7/2005
   2-g                                                                            61.2%      4/7/2005
   2-h                                                                            89.7%      4/7/2005
------------------------------------------------------------------------------------------------------------------------
   2-i                                                                            59.0%      4/7/2005
   2-j                                                                            67.0%      4/7/2005
   2-k                                                                            87.2%      4/7/2005
   2-l                                                                            76.4%      4/7/2005
   2-m                                                                            85.8%      4/7/2005
------------------------------------------------------------------------------------------------------------------------
   2-n                                                                            68.5%      4/7/2005
   2-o                                                                            98.1%      4/7/2005
    3      Odyssey Pharmaceuticals, Inc.                50,948  11/30/2015        93.7%      4/4/2005
    4      Global Knowledge Network                     16,180   8/31/2007        94.4%     4/15/2005             2,923
    5                                                                             67.7%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
    6      The Original Italian Pie                      3,100  12/31/2014        99.1%     12/7/2004             8,258
    7      Bristol Farms                                25,763   9/30/2013        85.5%     3/29/2005             2,738
    8      Stage                                        29,099   2/28/2006        83.3%     2/11/2005
    9                                                                             79.2%     2/28/2005            43,417
    10     Michael Folks Showroom                       16,810  11/30/2006        91.3%      3/1/2005             7,104
------------------------------------------------------------------------------------------------------------------------
    11     WEMED                                        25,263   2/28/2020        89.6%     1/20/2005
    12     Ferris Baker Watts                            9,607   3/31/2012        98.0%     3/23/2005
    13     Banana Republic                               4,500  10/31/2007       100.0%      2/9/2005               637
    14     Progressive                                  34,731   5/31/2008        92.0%      2/1/2005
    15     Modell's                                     16,186   1/31/2012       100.0%     9/30/2004
------------------------------------------------------------------------------------------------------------------------
    16     Exterior Systems                             40,477  12/31/2005        96.3%     4/11/2005
    17     Ross Stores, Inc.                            31,544   1/31/2014        98.9%      3/1/2005             3,621
    18     Daily Grill                                   4,747   8/9/2008         84.1%      3/1/2005               795
    19     Drug Emporium                                25,955   2/28/2007        96.6%     2/16/2005           188,000
    20                                                                           100.0%      1/1/2005
------------------------------------------------------------------------------------------------------------------------
    21     Irvine Family Practice                        6,267  12/31/2013        99.5%     2/23/2005
    22     Beall's                                      21,500   1/31/2007        97.1%      5/1/2005
    23     Just-A-Buck                                   6,000   3/1/2015         95.8%     1/13/2005               972
    24     Fifth Third Bank                              5,900  12/31/2024        93.7%      5/4/2005
    25                                                                            89.9%     3/26/2005
------------------------------------------------------------------------------------------------------------------------
    26     Housing Association of Delaware Valley        8,357   7/31/2013        96.1%     3/22/2005
    27                                                                           100.0%     2/28/2005
   27-a                                                                          100.0%     2/28/2005
   27-b                                                                          100.0%     2/28/2005
   27-c                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
   27-d                                                                          100.0%     2/28/2005
   27-e                                                                          100.0%     2/28/2005
   27-f                                                                          100.0%     2/28/2005
   27-g                                                                          100.0%     2/28/2005
   27-h                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
   27-i                                                                          100.0%     2/28/2005
   27-j                                                                          100.0%     2/28/2005
   27-k                                                                          100.0%     2/28/2005
   27-l                                                                          100.0%     2/28/2005
   27-m                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
   27-n                                                                          100.0%     2/28/2005
   27-o                                                                          100.0%     2/28/2005
   27-p                                                                          100.0%     2/28/2005
   27-q                                                                          100.0%     2/28/2005
   27-r                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
   27-s                                                                          100.0%     2/28/2005
   27-t                                                                          100.0%     2/28/2005
   27-u                                                                          100.0%     2/28/2005
   27-v                                                                          100.0%     2/28/2005
   27-w                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
   27-x                                                                          100.0%     2/28/2005
   27-y                                                                          100.0%     2/28/2005
   27-z                                                                          100.0%     2/28/2005
  27-aa                                                                          100.0%     2/28/2005
  27-ab                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-ac                                                                          100.0%     2/28/2005
  27-ad                                                                          100.0%     2/28/2005
  27-ae                                                                          100.0%     2/28/2005
  27-af                                                                          100.0%     2/28/2005
  27-ag                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-ah                                                                          100.0%     2/28/2005
  27-ai                                                                          100.0%     2/28/2005
  27-aj                                                                          100.0%     2/28/2005
  27-ak                                                                          100.0%     2/28/2005
  27-al                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-am                                                                          100.0%     2/28/2005
  27-an                                                                          100.0%     2/28/2005
  27-ao                                                                          100.0%     2/28/2005
  27-ap                                                                          100.0%     2/28/2005
  27-aq                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-ar                                                                          100.0%     2/28/2005
  27-as                                                                          100.0%     2/28/2005
  27-at                                                                          100.0%     2/28/2005
  27-au                                                                          100.0%     2/28/2005
  27-av                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-aw                                                                          100.0%     2/28/2005
  27-ax                                                                          100.0%     2/28/2005
  27-ay                                                                          100.0%     2/28/2005
  27-az                                                                          100.0%     2/28/2005
  27-ba                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-bb                                                                          100.0%     2/28/2005
  27-bc                                                                          100.0%     2/28/2005
  27-bd                                                                          100.0%     2/28/2005
  27-be                                                                          100.0%     2/28/2005
  27-bf                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-bg                                                                          100.0%     2/28/2005
  27-bh                                                                          100.0%     2/28/2005
  27-bi                                                                          100.0%     2/28/2005
  27-bj                                                                          100.0%     2/28/2005
  27-bk                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-bl                                                                          100.0%     2/28/2005
  27-bm                                                                          100.0%     2/28/2005
  27-bn                                                                          100.0%     2/28/2005
  27-bo                                                                          100.0%     2/28/2005
  27-bp                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-bq                                                                          100.0%     2/28/2005
  27-br                                                                          100.0%     2/28/2005
  27-bs                                                                          100.0%     2/28/2005
  27-bt                                                                          100.0%     2/28/2005
  27-bu                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-bv                                                                          100.0%     2/28/2005
  27-bw                                                                          100.0%     2/28/2005
  27-bx                                                                          100.0%     2/28/2005
  27-by                                                                          100.0%     2/28/2005
  27-bz                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-ca                                                                          100.0%     2/28/2005
  27-cb                                                                          100.0%     2/28/2005
  27-cc                                                                          100.0%     2/28/2005
  27-cd                                                                          100.0%     2/28/2005
  27-ce                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-cf                                                                          100.0%     2/28/2005
  27-cg                                                                          100.0%     2/28/2005
  27-ch                                                                          100.0%     2/28/2005
  27-ci                                                                          100.0%     2/28/2005
  27-cj                                                                          100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
  27-ck                                                                          100.0%     2/28/2005
  27-cl                                                                          100.0%     2/28/2005
    28                                                                            91.9%     3/31/2005
    29     Bank of America                               4,958   5/1/2012         91.2%     12/1/2004
    30     Blockbuster Entertainment Coporation          5,991   7/31/2008        98.2%     4/13/2005
------------------------------------------------------------------------------------------------------------------------
    31     Regis/Holiday Hair                            1,600   8/31/2010        97.8%    11/10/2004
    32                                                                            72.7%    12/31/2004
    33     Cancer Care Northwest                        13,408   5/31/2010        84.1%     1/26/2005             2,373
    34     J's Hallmark                                  3,934   2/28/2008       100.0%      2/1/2005               774
    35                                                                            74.8%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
    36     Happy Harry's Discount Drug Store            11,200  11/30/2018        92.1%      3/3/2005
    37                                                                            94.1%     2/11/2005
    38                                                                           100.0%     5/12/2005
    39     Sound Family Medicine                         6,285  12/31/2014        88.3%     1/24/2005
    40     Empire Buffet                                 5,800  10/31/2015        96.2%     4/20/2005
------------------------------------------------------------------------------------------------------------------------
    41                                                                           100.0%      2/4/2005
    42                                                                           100.0%     5/12/2005
    43     Flagstar Bank                                 6,013   6/30/2008        93.7%     3/31/2005             1,800
    44                                                                           100.0%      5/1/2005
   44-a                                                                          100.0%      5/1/2005
------------------------------------------------------------------------------------------------------------------------
   44-b                                                                          100.0%      5/1/2005
    45                                                                           100.0%     3/28/2005
    46     Siren Gaming                                  4,210  12/31/2008       100.0%     3/15/2005
    47     Geoffrey S. Glovsky, DMD                      2,400   5/31/2010       100.0%      3/1/2005
    48                                                                           100.0%      4/6/2005
------------------------------------------------------------------------------------------------------------------------
    49                                                                            85.6%    12/31/2004
    50     Norwalk Furniture Corp.                       4,638  12/31/2006       100.0%     3/31/2005
    51     Olive Garden                                  9,200   5/31/2009       100.0%      4/1/2005             1,413
    52     Friendship Buffet                             5,800  12/31/2008        96.0%      3/1/2005
    53                                                                            96.4%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
    54                                                                            99.7%     4/27/2005
    55     Premiere Cinema Corp.                        22,335   7/31/2005        88.6%      3/1/2005
    56                                                                            63.5%      3/1/2005            20,833
    57                                                                            89.9%    12/29/2004
    58                                                                           100.0%      2/1/2005
------------------------------------------------------------------------------------------------------------------------
    59     Mama Fu's Asian House                         3,207   2/28/2015        95.5%     4/27/2005
    60     Movie Gallery                                 4,800  11/30/2006        98.1%     4/20/2005
    61                                                                            96.7%     4/11/2005
    62     Peake Marketing                               3,548  12/31/2010       100.0%     4/22/2005
    63     Trader Joe's                                 12,297   9/30/2013        94.6%      3/1/2005
------------------------------------------------------------------------------------------------------------------------
    64     Blockbuster                                   3,595  12/31/2009        84.8%      4/1/2005
    65     Einstein and Noah Corp.                       2,303   6/30/2006       100.0%      4/1/2005
    66                                                                           100.0%      6/1/2005
    67                                                                           100.0%      3/1/2005
    68     South Carolina Heart Center                   5,971  10/31/2009       100.0%      5/5/2005
------------------------------------------------------------------------------------------------------------------------
    69     Eden Prairie Liquor Store                     5,250  12/31/2005        97.8%      3/1/2005
    70     Northern Trust Bank FSB                      12,583   3/31/2015       100.0%      2/9/2005
    71     Eckerd Drug                                   8,640   6/30/2007        91.5%      4/1/2005             2,013
    72                                                                            94.2%      3/1/2005
    73     C&C Beauty & Beyond                           4,000   6/30/2009        88.9%     3/15/2005               587
------------------------------------------------------------------------------------------------------------------------
    74                                                                            91.1%      3/1/2005
    75     Tramonto Cleaners                             2,250   9/30/2014        78.2%     3/14/2005
    76     AutoZone                                      4,500  12/31/2005        95.7%      4/1/2005               874
    77     Burnett Haase                                 7,800  12/10/2015        89.8%      3/9/2005
    78                                                                            90.6%      3/1/2005            60,000
------------------------------------------------------------------------------------------------------------------------
    79                                                                            69.2%    12/31/2004
    80                                                                           100.0%     3/28/2005
    81     I Love Sushi, Inc.                            4,480   4/30/2007       100.0%      2/1/2005
    82                                                                            78.2%     4/14/2005
    83     TCF Bank                                      4,500  12/31/2023       100.0%     2/28/2005
------------------------------------------------------------------------------------------------------------------------
    84     Fallon-I, LP d/b/a Berryhill Tamales & Tacos  4,630   4/30/2013        92.1%     4/30/2005               470
    85     Hydrex Termite and Pest                       4,073   9/30/2008       100.0%      1/4/2005
    86     Chef Lee                                      2,100   2/28/2006        86.7%     1/31/2005
    87     San Antonio Water System                      5,800   3/31/2008        84.6%     2/28/2005           150,000
    88     Allete Properties, Inc.                       5,233   9/26/2009        87.7%     4/21/2005
------------------------------------------------------------------------------------------------------------------------
    89                                                                            75.4%    12/31/2004
    90                                                                           100.0%     10/1/2004
   90-a                                                                          100.0%     10/1/2004
   90-b                                                                          100.0%     10/1/2004
   90-c                                                                          100.0%     10/1/2004
------------------------------------------------------------------------------------------------------------------------
   90-d                                                                          100.0%     10/1/2004
   90-e                                                                          100.0%     10/1/2004
   90-f                                                                          100.0%     10/1/2004
   90-g                                                                          100.0%     10/1/2004
   90-h                                                                          100.0%     10/1/2004
------------------------------------------------------------------------------------------------------------------------
   90-i                                                                          100.0%     10/1/2004
   90-j                                                                          100.0%     10/1/2004
   90-k                                                                          100.0%     10/1/2004
    91     Ingman t/a Pringle's Hair Design              3,000  11/30/2008       100.0%     1/12/2005
    92                                                                           100.0%      5/9/2005
------------------------------------------------------------------------------------------------------------------------
    93                                                                           100.0%     10/1/2004
   93-a                                                                          100.0%     10/1/2004
   93-b                                                                          100.0%     10/1/2004
   93-c                                                                          100.0%     10/1/2004
   93-d                                                                          100.0%     10/1/2004
------------------------------------------------------------------------------------------------------------------------
   93-e                                                                          100.0%     10/1/2004
   93-f                                                                          100.0%     10/1/2004
   93-g                                                                          100.0%     10/1/2004
   93-h                                                                          100.0%     10/1/2004
   93-i                                                                          100.0%     10/1/2004
------------------------------------------------------------------------------------------------------------------------
   93-j                                                                          100.0%     10/1/2004
   93-k                                                                          100.0%     10/1/2004
    94                                                                           100.0%     3/15/2005
    95     The Gap                                       9,972   2/28/2008       100.0%    12/31/2004
    96     Cardiology Consultants                       14,272   3/31/2012        96.0%     3/18/2005
------------------------------------------------------------------------------------------------------------------------
    97                                                                            83.3%     1/18/2005
    98                                                                           100.0%     2/10/2005
    99     Columbia Auto Collision                       5,912   1/31/2006       100.0%      3/1/2005
   100     Hi-Health Supermarket Corporation             3,225   3/31/2008        78.6%     3/29/2005
   101     International Rectifier Corp                  5,675   1/31/2007        88.9%      2/1/2005
------------------------------------------------------------------------------------------------------------------------
   102                                                                           100.0%     4/27/2005
   103                                                                           100.0%     1/18/2005
   104     Izzy's Deli                                   2,600   9/1/2014         86.1%     3/16/2005
   105     The Wine Cellar                               2,996   9/30/2009        83.5%      5/3/2005
   106                                                                           100.0%      5/3/2005
------------------------------------------------------------------------------------------------------------------------
   107                                                                            90.5%     4/19/2005            13,354
   108                                                                            75.8%    12/31/2004
   109                                                                            89.4%     2/28/2005
   110     Chemical Safety Corp                          4,333   4/30/2007        86.6%      1/7/2005
   111                                                                            82.4%    12/31/2004
------------------------------------------------------------------------------------------------------------------------
   112     Pepperoni's                                   2,234  10/31/2009        95.6%      3/1/2005               279
   113     Movie Gallery                                 3,620  10/31/2006        93.8%      4/4/2005               434
   114     Washington Mutual                             4,000  11/30/2014        81.6%      2/1/2005
   115     Cyberwerx, Inc                                4,821  12/31/2008       100.0%     4/30/2005
   116     Patio Imports, Inc.                           2,800  12/31/2006        83.3%      4/4/2005
------------------------------------------------------------------------------------------------------------------------
   117     Mallgren & Ferrell, P.C.                      3,012  10/31/2006       100.0%     3/22/2005
   118     Occucenters, Inc.                             7,938   8/31/2014        89.8%     3/30/2005
   119                                                                            78.2%     2/28/2005
   120                                                                            99.1%      3/1/2005
   121                                                                           100.0%     10/1/2004
------------------------------------------------------------------------------------------------------------------------
  121-a                                                                          100.0%     10/1/2004
  121-b                                                                          100.0%     10/1/2004
  121-c                                                                          100.0%     10/1/2004
  121-d                                                                          100.0%     10/1/2004
  121-e                                                                          100.0%     10/1/2004
------------------------------------------------------------------------------------------------------------------------
  121-f                                                                          100.0%     10/1/2004
  121-g                                                                          100.0%     10/1/2004
  121-h                                                                          100.0%     10/1/2004
   122     Harwood Group                                 4,773   9/30/2005       100.0%      3/1/2005
   123                                                                           100.0%     1/10/2005
------------------------------------------------------------------------------------------------------------------------
   124     Me n Ed's Pizza                               2,750   6/30/2014       100.0%     4/30/2005
   125                                                                           100.0%     12/3/2004
   126     Dollar Warehouse                              3,395   9/14/2009        91.5%     4/27/2005
   127     Micromatics Machine                          10,000   3/31/2009       100.0%     3/22/2005
   128     Jade, Inc                                     2,650   2/28/2010       100.0%     4/13/2005
------------------------------------------------------------------------------------------------------------------------
   129     San Jose Dental                               1,596   8/31/2011       100.0%      3/1/2005
   130                                                                           100.0%      6/1/2005               465
   131                                                                           100.0%     1/31/2005
   132                                                                            92.0%     2/14/2005
   133     Idyll Homes                                   6,043   9/1/2005         93.2%     2/10/2005
------------------------------------------------------------------------------------------------------------------------
   134                                                                            83.4%     2/28/2005
   135                                                                           100.0%      2/1/2005
   136                                                                           100.0%     3/28/2005
   137                                                                           100.0%     3/31/2005
   138                                                                            78.3%    12/31/2004
------------------------------------------------------------------------------------------------------------------------
   139     Moe's Southwest Grill                         2,000   8/30/2013        90.0%     3/16/2005
   140     SAS Shoes                                     2,149  12/31/2010       100.0%     3/23/2005
   141     PreEminence Christian Fellowship              6,070   8/31/2007        95.3%     11/1/2004            15,000
   142                                                                           100.0%      1/5/2005
   143     HT Nails                                      1,410   1/31/2008        91.4%      7/1/2004
------------------------------------------------------------------------------------------------------------------------
   144     Flanangan, DDS                                2,470   6/30/2012       100.0%    12/31/2004               223
   145                                                                           100.0%      3/1/2005
   146     Utes Gift Shop                                3,375  10/31/2008        98.3%     5/16/2005
   147                                                                           100.0%    12/10/2004            60,000
   148     Gila Ashraf Beauty Salon                      1,800   4/30/2007       100.0%     2/25/2005
------------------------------------------------------------------------------------------------------------------------
   149                                                                           100.0%     4/19/2005
   150     Noodles & Company                             2,600  11/30/2013       100.0%    12/30/2004
   151                                                                           100.0%     4/18/2005
   152                                                                            76.0%    12/31/2004
   153     Advanced Chiropractic                         3,210  10/31/2007        79.8%      2/1/2005
------------------------------------------------------------------------------------------------------------------------
   154     Starbucks                                     1,677   2/29/2012       100.0%    11/30/2004
   155                                                                            86.5%     3/14/2005
   156                                                                            95.0%     1/31/2005             2,083
   157     Nextel Retail Stores Inc.                     1,750   7/31/2008       100.0%     2/11/2005
   158     MEINEKE MUFFLER                               2,964   3/31/2012        90.2%     3/24/2005
------------------------------------------------------------------------------------------------------------------------
   159                                                                           100.0%     4/14/2005
   160     Fila d/b/a American Center for Learning       2,009   3/31/2006       100.0%      3/1/2005
   161                                                                            97.2%      1/1/2005
   162                                                                            98.7%      3/8/2005
   163     Tan Lines                                     1,000  11/30/2012       100.0%      4/5/2005
------------------------------------------------------------------------------------------------------------------------
   164                                                                           100.0%      4/4/2005
   165                                                                            92.3%     4/20/2005
   166     ANGELS FOSTER FAMILY AGENCY                   2,008   5/31/2006       100.0%     1/26/2005
   167                                                                           100.0%      3/1/2005
   168                                                                           100.0%     3/22/2005
------------------------------------------------------------------------------------------------------------------------
   169     Princeton Medical Center                      3,123   8/31/2005       100.0%     2/22/2005
   170                                                                            94.0%      2/4/2005
   171     Costa Java                                    2,315      MTM          100.0%      3/3/2005
   172     Dinner Tonight                                1,717   7/31/2008        92.6%      4/7/2005
   173     Cold Stone Creamery                           1,160   3/31/2009       100.0%      4/7/2004
------------------------------------------------------------------------------------------------------------------------
   174     YOUNG JU IM                                   3,104      MTM          100.0%     4/28/2005
   175     Haute Mama                                    1,430   7/31/2010       100.0%     3/28/2005
   176                                                                           100.0%     4/25/2005
   177                                                                            87.2%     4/14/2005
   178                                                                           100.0%     1/31/2005
------------------------------------------------------------------------------------------------------------------------
   179                                                                            75.1%     2/26/2005
   180                                                                           100.0%     3/15/2005
   181                                                                           100.0%     3/15/2005
   182     Amendola                                      2,573  11/30/2004       100.0%    12/31/2004
   183                                                                           100.0%     1/31/2005
------------------------------------------------------------------------------------------------------------------------
   184     Taco Olso                                     1,900   4/30/2009       100.0%     12/3/2004
   185     Tim Tech, Inc.                                3,180  11/30/2006       100.0%     2/28/2005            16,000
   186                                                                           100.0%     3/16/2005
   187     EB Games                                      1,520  11/30/2009       100.0%     12/7/2004
   188                                                                           100.0%      3/3/2005
------------------------------------------------------------------------------------------------------------------------
   189     United Equities & Real Estate                 1,216   6/23/2008       100.0%     1/31/2005
   190                                                                            91.7%      1/1/2005
   191     H W Gallery                                   1,263   7/31/2006       100.0%     1/31/2005
   192                                                                            96.6%      1/1/2005
   193                                                                           100.0%     1/31/2005
------------------------------------------------------------------------------------------------------------------------




                                                                 MONTHLY
                                                             REPLACEMENT          UPFRONT          MONTHLY      MONTHLY TAX
    ID                                                       RESERVES ($)        TI/LC ($)        TI/LC ($)       ESCROW ($)
----------------------------------------------------------------------------------------------------------------------------

    1                                                             20,000        3,000,000           25,000          233,783
    2                                                                           6,500,000
   2-a
   2-b
   2-c
----------------------------------------------------------------------------------------------------------------------------
   2-d
   2-e
   2-f
   2-g
   2-h
----------------------------------------------------------------------------------------------------------------------------
   2-i
   2-j
   2-k
   2-l
   2-m
----------------------------------------------------------------------------------------------------------------------------
   2-n
   2-o
    3                                                                           6,175,000                            46,547
    4                                                              2,923          372,549           14,583
    5                                                                                                                79,853
----------------------------------------------------------------------------------------------------------------------------
    6                                                              8,258           16,667           16,667           34,019
    7                                                              2,738            7,849            7,849           34,748
    8                                                                           1,000,000                            34,610
    9                                                             43,417                                             65,936
    10                                                             7,104           20,833           20,833            7,340
----------------------------------------------------------------------------------------------------------------------------
    11                                                             2,203
    12                                                             1,964                            10,000           13,971
    13                                                               637            3,000            3,000           15,121
    14
    15                                                             3,160                                             20,789
----------------------------------------------------------------------------------------------------------------------------
    16                                                                                               8,900           18,221
    17                                                             3,621                                             20,396
    18                                                               795          200,000                            14,757
    19                                                                            350,000                            26,823
    20
----------------------------------------------------------------------------------------------------------------------------
    21                                                                                               4,000
    22                                                             4,826          200,000           18,736           17,641
    23                                                               972                                             15,663
    24                                                                            734,720                            20,085
    25
----------------------------------------------------------------------------------------------------------------------------
    26                                                             5,201                                             18,511
    27
   27-a
   27-b
   27-c
----------------------------------------------------------------------------------------------------------------------------
   27-d
   27-e
   27-f
   27-g
   27-h
----------------------------------------------------------------------------------------------------------------------------
   27-i
   27-j
   27-k
   27-l
   27-m
----------------------------------------------------------------------------------------------------------------------------
   27-n
   27-o
   27-p
   27-q
   27-r
----------------------------------------------------------------------------------------------------------------------------
   27-s
   27-t
   27-u
   27-v
   27-w
----------------------------------------------------------------------------------------------------------------------------
   27-x
   27-y
   27-z
  27-aa
  27-ab
----------------------------------------------------------------------------------------------------------------------------
  27-ac
  27-ad
  27-ae
  27-af
  27-ag
----------------------------------------------------------------------------------------------------------------------------
  27-ah
  27-ai
  27-aj
  27-ak
  27-al
----------------------------------------------------------------------------------------------------------------------------
  27-am
  27-an
  27-ao
  27-ap
  27-aq
----------------------------------------------------------------------------------------------------------------------------
  27-ar
  27-as
  27-at
  27-au
  27-av
----------------------------------------------------------------------------------------------------------------------------
  27-aw
  27-ax
  27-ay
  27-az
  27-ba
----------------------------------------------------------------------------------------------------------------------------
  27-bb
  27-bc
  27-bd
  27-be
  27-bf
----------------------------------------------------------------------------------------------------------------------------
  27-bg
  27-bh
  27-bi
  27-bj
  27-bk
----------------------------------------------------------------------------------------------------------------------------
  27-bl
  27-bm
  27-bn
  27-bo
  27-bp
----------------------------------------------------------------------------------------------------------------------------
  27-bq
  27-br
  27-bs
  27-bt
  27-bu
----------------------------------------------------------------------------------------------------------------------------
  27-bv
  27-bw
  27-bx
  27-by
  27-bz
----------------------------------------------------------------------------------------------------------------------------
  27-ca
  27-cb
  27-cc
  27-cd
  27-ce
----------------------------------------------------------------------------------------------------------------------------
  27-cf
  27-cg
  27-ch
  27-ci
  27-cj
----------------------------------------------------------------------------------------------------------------------------
  27-ck
  27-cl
    28
    29                                                               744                             6,390           23,072
    30
----------------------------------------------------------------------------------------------------------------------------
    31                                                               916
    32       4% Marriott Gross Revenues / 1% TGI Friday's Gross Revenues
    33                                                             2,373           12,500           12,500           16,333
    34                                                               774            2,577            2,577           21,039
    35                                                            19,684
----------------------------------------------------------------------------------------------------------------------------
    36                                                             1,518                                              7,615
    37                                                                                                                   64
    38
    39                                                                                                                  332
    40                                                                                                                4,299
----------------------------------------------------------------------------------------------------------------------------
    41                                                                            345,000                               521
    42
    43                                                             1,800            6,000            6,000           24,403
    44
   44-a
----------------------------------------------------------------------------------------------------------------------------
   44-b
    45                                                                                                                8,880
    46
    47                                                                             97,251
    48                                                                       405,216 (LOC)                            9,350
----------------------------------------------------------------------------------------------------------------------------
    49                                                            12,965
    50                                                                             93,116                            11,158
    51                                                             1,413                                             12,701
    52                                                             1,528                             1,800
    53                                                             1,244     352,500 (LOC)                           10,315
----------------------------------------------------------------------------------------------------------------------------
    54
    55                                                             3,317          164,000                            16,583
    56                                                            20,833                                              7,571
    57                                                               750                                              1,303
    58
----------------------------------------------------------------------------------------------------------------------------
    59                                                                            469,108            1,000            4,134
    60
    61
    62
    63
----------------------------------------------------------------------------------------------------------------------------
    64                                                             2,011                             5,000           11,479
    65                                                                                                               12,750
    66
    67
    68                                                                     1,000,000 (LOC)                            6,038
----------------------------------------------------------------------------------------------------------------------------
    69
    70                                                               711
    71                                                             2,013           25,000            4,167            6,813
    72                                                             1,303                             1,800
    73                                                               587            3,333            3,333           12,819
----------------------------------------------------------------------------------------------------------------------------
    74                                                               592                                                914
    75                                                                                               3,350            3,023
    76                                                               874            3,750            3,750           10,314
    77                                                               950                             2,500            3,761
    78                                                                                                                8,458
----------------------------------------------------------------------------------------------------------------------------
    79                                                             9,661                                             13,551
    80
    81                                                               415          150,000                             3,328
    82                                                                                                                  903
    83                                                                            150,000
----------------------------------------------------------------------------------------------------------------------------
    84                                                               470                                              8,349
    85                                                             1,502          100,000                             7,031
    86                                                             2,500                                              9,778
    87                                                             1,387          100,000            3,500            5,433
    88                                                                            261,243
----------------------------------------------------------------------------------------------------------------------------
    89                                                 4% Gross Revenues
    90
   90-a
   90-b
   90-c
----------------------------------------------------------------------------------------------------------------------------
   90-d
   90-e
   90-f
   90-g
   90-h
----------------------------------------------------------------------------------------------------------------------------
   90-i
   90-j
   90-k
    91                                                             1,056                             1,000            2,370
    92                                                                                                                3,451
----------------------------------------------------------------------------------------------------------------------------
    93
   93-a
   93-b
   93-c
   93-d
----------------------------------------------------------------------------------------------------------------------------
   93-e
   93-f
   93-g
   93-h
   93-i
----------------------------------------------------------------------------------------------------------------------------
   93-j
   93-k
    94                                                                                                                5,615
    95                                                             1,818                                             24,219
    96                                                             1,300                                              7,688
----------------------------------------------------------------------------------------------------------------------------
    97                                                             1,124                                              6,673
    98                                                               284                      100,000 (LOC)
    99                                                               484                             3,000
   100                                                                             80,000                             5,955
   101                                                               987                             3,960
----------------------------------------------------------------------------------------------------------------------------
   102
   103                                                                                                                4,755
   104                                                             1,430            3,572            3,572            6,563
   105                                                                                                 850            1,541
   106                                                                                                 200              544
----------------------------------------------------------------------------------------------------------------------------
   107                                                            13,354                                             52,839
   108                                                             9,143                                              6,030
   109                                                               734
   110                                                               696                             5,000            7,062
   111                                                             6,816
----------------------------------------------------------------------------------------------------------------------------
   112                                                               279            1,394            1,394            9,167
   113                                                               434                                              5,633
   114                                                               356                             1,246
   115                                                               735                             3,880            3,800
   116                                                                                                                4,576
----------------------------------------------------------------------------------------------------------------------------
   117                                                                                               2,700            3,968
   118                                                                             60,000                            10,328
   119                                                               858
   120                                                             3,549                                              9,931
   121
----------------------------------------------------------------------------------------------------------------------------
  121-a
  121-b
  121-c
  121-d
  121-e
----------------------------------------------------------------------------------------------------------------------------
  121-f
  121-g
  121-h
   122                                                                                                                7,599
   123                                                               750                                              3,114
----------------------------------------------------------------------------------------------------------------------------
   124                                                               433                             2,000
   125
   126                                                                             35,770            1,320            2,849
   127                                                                            437,000                             6,532
   128                                                                                                                8,256
----------------------------------------------------------------------------------------------------------------------------
   129                                                                                               1,965
   130                                                               465
   131                                                               400                                              8,834
   132                                                             2,265                                              4,334
   133
----------------------------------------------------------------------------------------------------------------------------
   134                                                               515
   135
   136                                                               370                                              1,478
   137
   138                                                               911                                              4,040
----------------------------------------------------------------------------------------------------------------------------
   139                                                                                                                2,049
   140
   141                                                               588          110,000                             2,444
   142
   143                                                               271          100,000                             3,503
----------------------------------------------------------------------------------------------------------------------------
   144                                                               223            1,283            1,283            5,842
   145                                                               240                                              4,333
   146                                                               959                             1,250            3,793
   147                                                                                                                4,753
   148                                                               307           60,000                             8,613
----------------------------------------------------------------------------------------------------------------------------
   149
   150                                                                                                                2,419
   151
   152                                                               834                                              4,271
   153                                                               220                             1,500            1,797
----------------------------------------------------------------------------------------------------------------------------
   154                                                                                                                2,104
   155                                                                                                                2,850
   156                                                             2,083
   157                                                                                                                4,454
   158                                                               965           15,000            1,523            6,537
----------------------------------------------------------------------------------------------------------------------------
   159
   160                                                                                               1,750
   161                                                             1,134                                              7,500
   162                                                                                                                2,772
   163                                                                                                                2,248
----------------------------------------------------------------------------------------------------------------------------
   164
   165
   166
   167
   168
----------------------------------------------------------------------------------------------------------------------------
   169                                                             1,221           65,000                             7,509
   170
   171
   172
   173                                                                                                                  467
----------------------------------------------------------------------------------------------------------------------------
   174
   175                                                                             59,091
   176
   177                                                                                                                5,105
   178
----------------------------------------------------------------------------------------------------------------------------
   179                                                               616                                              1,137
   180
   181                                                                                                                1,114
   182                                                                             35,000              714              331
   183
----------------------------------------------------------------------------------------------------------------------------
   184                                                                                                 810
   185                                                               451           24,000            1,081            1,106
   186
   187                                                               555                                76            1,025
   188
----------------------------------------------------------------------------------------------------------------------------
   189
   190                                                               750                                              2,947
   191
   192                                                               604                                              2,247
   193
----------------------------------------------------------------------------------------------------------------------------




            MONTHLY
          INSURANCE            UPFRONT OTHER        OTHER ESCROW
    ID    ESCROW ($)               ESCROW ($) (8)  DESCRIPTION (8)
------------------------------------------------------------------------------------------------------------------------------------

    1                              7,153,363        Keyspan TI, UDAG interest, Ground Rent
    2                         1,724,000 (LOC)       Purchase Option Reserve Fund
   2-a
   2-b
   2-c
------------------------------------------------------------------------------------------------------------------------------------
   2-d
   2-e
   2-f
   2-g
   2-h
------------------------------------------------------------------------------------------------------------------------------------
   2-i
   2-j
   2-k
   2-l
   2-m
------------------------------------------------------------------------------------------------------------------------------------
   2-n
   2-o
    3                         1,600,000 (LOC)       Security Interest
    4                                516,140        Environmental Holdback, GSA 2005 Holdover, Better Business Bureau
    5                                670,000        Renovation / New Fire Alarm System
------------------------------------------------------------------------------------------------------------------------------------
    6        11,989                2,965,415        State TILC & Rent Recapture
    7         7,474                2,467,052        Howie's Escrow, Laserquest Escrow, Riptide Escrow
    8        23,767                5,000,000        Capital Improvement Reserve
    9                                700,000        Capital Improvements
    10       11,551                  475,329        Tenant Escrow
------------------------------------------------------------------------------------------------------------------------------------
    11        4,787             353,100 (LOC)       Letter of Credit
    12        1,169
    13                             1,900,000        Water Facility Holdback
    14
    15        1,536           1,000,000 (LOC)       Safeway Lease Reserve ($500,000), NWL of Benning ($500,000)
------------------------------------------------------------------------------------------------------------------------------------
    16        2,241
    17        6,281
    18        2,624                  112,580        Comerica TI Holdback
    19       11,141
    20
------------------------------------------------------------------------------------------------------------------------------------
    21
    22        7,436
    23
    24                667,842 & 511,529 (LOC)       Tenant Allowance ($382,800), Rent Security ($36,392), Shell Funds ($248,650),
                                                    Additional Advance ($511,429 LOC)
    25
------------------------------------------------------------------------------------------------------------------------------------
    26        4,360
    27                               521,848        Insurance Proceeds Impound ($250,000), Deductible Impound ($271,848.44)
   27-a
   27-b
   27-c
------------------------------------------------------------------------------------------------------------------------------------
   27-d
   27-e
   27-f
   27-g
   27-h
------------------------------------------------------------------------------------------------------------------------------------
   27-i
   27-j
   27-k
   27-l
   27-m
------------------------------------------------------------------------------------------------------------------------------------
   27-n
   27-o
   27-p
   27-q
   27-r
------------------------------------------------------------------------------------------------------------------------------------
   27-s
   27-t
   27-u
   27-v
   27-w
------------------------------------------------------------------------------------------------------------------------------------
   27-x
   27-y
   27-z
  27-aa
  27-ab
------------------------------------------------------------------------------------------------------------------------------------
  27-ac
  27-ad
  27-ae
  27-af
  27-ag
------------------------------------------------------------------------------------------------------------------------------------
  27-ah
  27-ai
  27-aj
  27-ak
  27-al
------------------------------------------------------------------------------------------------------------------------------------
  27-am
  27-an
  27-ao
  27-ap
  27-aq
------------------------------------------------------------------------------------------------------------------------------------
  27-ar
  27-as
  27-at
  27-au
  27-av
------------------------------------------------------------------------------------------------------------------------------------
  27-aw
  27-ax
  27-ay
  27-az
  27-ba
------------------------------------------------------------------------------------------------------------------------------------
  27-bb
  27-bc
  27-bd
  27-be
  27-bf
------------------------------------------------------------------------------------------------------------------------------------
  27-bg
  27-bh
  27-bi
  27-bj
  27-bk
------------------------------------------------------------------------------------------------------------------------------------
  27-bl
  27-bm
  27-bn
  27-bo
  27-bp
------------------------------------------------------------------------------------------------------------------------------------
  27-bq
  27-br
  27-bs
  27-bt
  27-bu
------------------------------------------------------------------------------------------------------------------------------------
  27-bv
  27-bw
  27-bx
  27-by
  27-bz
------------------------------------------------------------------------------------------------------------------------------------
  27-ca
  27-cb
  27-cc
  27-cd
  27-ce
------------------------------------------------------------------------------------------------------------------------------------
  27-cf
  27-cg
  27-ch
  27-ci
  27-cj
------------------------------------------------------------------------------------------------------------------------------------
  27-ck
  27-cl
    28
    29        1,597                1,005,290        Completion Impound / Expansion Impound
    30                                50,000        QFC Funds
------------------------------------------------------------------------------------------------------------------------------------
    31
    32
    33        1,818
    34        2,466
    35
------------------------------------------------------------------------------------------------------------------------------------
    36        3,973
    37
    38
    39        3,768                  630,000        Holdback Impound
    40                             1,580,000        Building Completion
------------------------------------------------------------------------------------------------------------------------------------
    41        2,070
    42
    43          970                1,000,000        Fire Alarm System
    44
   44-a
------------------------------------------------------------------------------------------------------------------------------------
   44-b
    45
    46
    47                                25,000        Punchlist Reserve
    48        1,513
------------------------------------------------------------------------------------------------------------------------------------
    49
    50
    51
    52
    53        3,068
------------------------------------------------------------------------------------------------------------------------------------
    54
    55        2,669                1,500,000        Alamo Reserve
    56        4,542                   15,603        Seasonality Reserve
    57          702
    58
------------------------------------------------------------------------------------------------------------------------------------
    59        1,100
    60
    61
    62                               500,000        Management Fee Reserve
    63                               500,000        Environmental Holdback Reserve
------------------------------------------------------------------------------------------------------------------------------------
    64        1,591                   55,535        Occupancy Holdback Reserve ($46,535), Blockbuster Reserve ($9,000)
    65
    66
    67                             3,850,000        Construction Reserve / Holdback
    68          680
------------------------------------------------------------------------------------------------------------------------------------
    69
    70                          400,000 (LOC)       Rent Commencement Impound
    71        2,478                  200,000        Roof Reserve
    72
    73          618
------------------------------------------------------------------------------------------------------------------------------------
    74          483
    75
    76          961
    77        1,412
    78        3,306
------------------------------------------------------------------------------------------------------------------------------------
    79
    80
    81        1,016
    82        2,048                  500,000        Occupancy Holdback
    83
------------------------------------------------------------------------------------------------------------------------------------
    84          875
    85        1,025
    86        5,649
    87        1,922
    88
------------------------------------------------------------------------------------------------------------------------------------
    89
    90
   90-a
   90-b
   90-c
------------------------------------------------------------------------------------------------------------------------------------
   90-d
   90-e
   90-f
   90-g
   90-h
------------------------------------------------------------------------------------------------------------------------------------
   90-i
   90-j
   90-k
    91          722
    92
------------------------------------------------------------------------------------------------------------------------------------
    93
   93-a
   93-b
   93-c
   93-d
------------------------------------------------------------------------------------------------------------------------------------
   93-e
   93-f
   93-g
   93-h
   93-i
------------------------------------------------------------------------------------------------------------------------------------
   93-j
   93-k
    94          562
    95        1,682
    96        1,647
------------------------------------------------------------------------------------------------------------------------------------
    97        1,143
    98
    99
   100
   101
------------------------------------------------------------------------------------------------------------------------------------
   102
   103        1,169
   104                               744,688        Holdback Letter of Credit / Allowance Tenant Impound
   105          429                   50,000        Additional Security
   106          430
------------------------------------------------------------------------------------------------------------------------------------
   107                                93,750        Radon Deposit
   108        4,571
   109
   110        3,838
   111
------------------------------------------------------------------------------------------------------------------------------------
   112          997
   113
   114
   115          490
   116
------------------------------------------------------------------------------------------------------------------------------------
   117
   118          973
   119
   120        2,938
   121
------------------------------------------------------------------------------------------------------------------------------------
  121-a
  121-b
  121-c
  121-d
  121-e
------------------------------------------------------------------------------------------------------------------------------------
  121-f
  121-g
  121-h
   122        1,412
   123        1,602
------------------------------------------------------------------------------------------------------------------------------------
   124
   125
   126        1,005
   127        2,317
   128
------------------------------------------------------------------------------------------------------------------------------------
   129
   130
   131          527
   132        2,539                  166,660        Renovation Reserve ($40,000), Tax Lien Reserve ($86,500),
                                                    Judgement Reserve ($40,160)
   133
------------------------------------------------------------------------------------------------------------------------------------
   134
   135
   136          506
   137
   138        1,111
------------------------------------------------------------------------------------------------------------------------------------
   139                                 2,000       Occupancy Reserve
   140
   141          433
   142
   143          582
------------------------------------------------------------------------------------------------------------------------------------
   144          993
   145        1,718
   146          339                    1,116        Flood
   147        2,135
   148        1,155
------------------------------------------------------------------------------------------------------------------------------------
   149
   150          672
   151
   152        1,002
   153          242
------------------------------------------------------------------------------------------------------------------------------------
   154          326
   155          357                   12,000        Occupancy Impound
   156        2,151
   157          438
   158          462
------------------------------------------------------------------------------------------------------------------------------------
   159
   160
   161        1,045
   162          458
   163
------------------------------------------------------------------------------------------------------------------------------------
   164
   165
   166
   167
   168
------------------------------------------------------------------------------------------------------------------------------------
   169          463
   170
   171
   172
   173
------------------------------------------------------------------------------------------------------------------------------------
   174
   175
   176
   177
   178
------------------------------------------------------------------------------------------------------------------------------------
   179          302
   180
   181          182
   182          361                  200,000        Occupancy Holdback
   183
------------------------------------------------------------------------------------------------------------------------------------
   184                                 3,750        FastSigns Holdback Reserve
   185          987
   186
   187          205
   188
------------------------------------------------------------------------------------------------------------------------------------
   189                                 5,760        Survey Cost Impound
   190          656
   191                                 2,880        Survey Cost Impound
   192          526
   193                                 2,880        Survey Cost Impound
------------------------------------------------------------------------------------------------------------------------------------




           ENVIRONMENTAL      ENGINEERING
  ID        REPORT DATE       REPORT DATE
--------------------------------------------

  1          3/11/2005         3/15/2005
  2           Various           Various
 2-a         3/31/2005         3/30/2005
 2-b         3/25/2005         3/30/2005
 2-c         3/31/2005         3/30/2005
--------------------------------------------
 2-d         3/25/2005         4/22/2005
 2-e         3/31/2005         3/30/2005
 2-f         3/25/2005         3/30/2005
 2-g          4/1/2005         3/30/2005
 2-h         3/31/2005         3/30/2005
--------------------------------------------
 2-i          4/1/2005         3/30/2005
 2-j         3/25/2005         3/30/2005
 2-k         3/25/2005         3/30/2005
 2-l         3/31/2005         3/30/2005
 2-m         3/25/2005         3/30/2005
--------------------------------------------
 2-n         3/25/2005         3/30/2005
 2-o         3/25/2005         3/30/2005
  3          12/3/2004        12/27/2004
  4          3/29/2005         3/30/2005
  5           5/5/2005         5/4/2005
--------------------------------------------
  6          1/21/2005         1/29/2005
  7          2/22/2005         2/11/2005
  8          10/1/2004         10/1/2004
  9           5/5/2005         3/31/2005
  10         1/25/2005         1/11/2005
--------------------------------------------
  11          1/8/2005         1/7/2005
  12         3/14/2005         3/14/2005
  13         2/28/2005         3/2/2005
  14          2/8/2005         2/9/2005
  15         12/8/2004         1/20/2005
--------------------------------------------
  16         2/28/2005         4/6/2005
  17         1/14/2005        10/14/2004
  18          2/2/2005         2/4/2005
  19          2/3/2005         1/21/2005
  20          2/7/2005         2/10/2005
--------------------------------------------
  21         2/16/2005         2/16/2005
  22         3/28/2005         3/25/2005
  23         3/10/2005         3/10/2005
  24         10/6/2004         8/23/2004
  25          3/4/2005         3/4/2005
--------------------------------------------
  26         4/11/2005         4/25/2005
  27            NAP               NAP
 27-a           NAP               NAP
 27-b           NAP               NAP
 27-c           NAP               NAP
--------------------------------------------
 27-d           NAP               NAP
 27-e           NAP               NAP
 27-f           NAP               NAP
 27-g           NAP               NAP
 27-h           NAP               NAP
--------------------------------------------
 27-i           NAP               NAP
 27-j           NAP               NAP
 27-k           NAP               NAP
 27-l           NAP               NAP
 27-m           NAP               NAP
--------------------------------------------
 27-n           NAP               NAP
 27-o           NAP               NAP
 27-p           NAP               NAP
 27-q           NAP               NAP
 27-r           NAP               NAP
--------------------------------------------
 27-s           NAP               NAP
 27-t           NAP               NAP
 27-u           NAP               NAP
 27-v           NAP               NAP
 27-w           NAP               NAP
--------------------------------------------
 27-x           NAP               NAP
 27-y           NAP               NAP
 27-z           NAP               NAP
27-aa           NAP               NAP
27-ab           NAP               NAP
--------------------------------------------
27-ac           NAP               NAP
27-ad           NAP               NAP
27-ae           NAP               NAP
27-af           NAP               NAP
27-ag           NAP               NAP
--------------------------------------------
27-ah           NAP               NAP
27-ai           NAP               NAP
27-aj           NAP               NAP
27-ak           NAP               NAP
27-al           NAP               NAP
--------------------------------------------
27-am           NAP               NAP
27-an           NAP               NAP
27-ao           NAP               NAP
27-ap           NAP               NAP
27-aq           NAP               NAP
--------------------------------------------
27-ar           NAP               NAP
27-as           NAP               NAP
27-at           NAP               NAP
27-au           NAP               NAP
27-av           NAP               NAP
--------------------------------------------
27-aw           NAP               NAP
27-ax           NAP               NAP
27-ay           NAP               NAP
27-az           NAP               NAP
27-ba           NAP               NAP
--------------------------------------------
27-bb           NAP               NAP
27-bc           NAP               NAP
27-bd           NAP               NAP
27-be           NAP               NAP
27-bf           NAP               NAP
--------------------------------------------
27-bg           NAP               NAP
27-bh           NAP               NAP
27-bi           NAP               NAP
27-bj           NAP               NAP
27-bk           NAP               NAP
--------------------------------------------
27-bl           NAP               NAP
27-bm           NAP               NAP
27-bn           NAP               NAP
27-bo           NAP               NAP
27-bp           NAP               NAP
--------------------------------------------
27-bq           NAP               NAP
27-br           NAP               NAP
27-bs           NAP               NAP
27-bt           NAP               NAP
27-bu           NAP               NAP
--------------------------------------------
27-bv           NAP               NAP
27-bw           NAP               NAP
27-bx           NAP               NAP
27-by           NAP               NAP
27-bz           NAP               NAP
--------------------------------------------
27-ca           NAP               NAP
27-cb           NAP               NAP
27-cc           NAP               NAP
27-cd           NAP               NAP
27-ce           NAP               NAP
--------------------------------------------
27-cf           NAP               NAP
27-cg           NAP               NAP
27-ch           NAP               NAP
27-ci           NAP               NAP
27-cj           NAP               NAP
--------------------------------------------
27-ck           NAP               NAP
27-cl           NAP               NAP
  28          3/7/2005         3/28/2005
  29         12/29/2004       12/27/2004
  30          2/7/2005         3/22/2005
--------------------------------------------
  31         4/22/2005         4/22/2005
  32         3/25/2005         3/25/2005
  33         1/25/2005         1/24/2005
  34          4/7/2005         4/11/2005
  35         3/24/2005         3/22/2005
--------------------------------------------
  36         3/10/2005         4/22/2005
  37         3/11/2005         3/16/2005
  38         4/11/2005         4/4/2005
  39         2/10/2005         2/10/2005
  40         4/12/2005         5/5/2005
--------------------------------------------
  41          2/3/2005         1/27/2005
  42          4/6/2005         3/30/2005
  43          3/9/2005         3/7/2005
  44         4/25/2005         4/24/2005
 44-a        4/25/2005         4/24/2005
--------------------------------------------
 44-b        4/25/2005         4/24/2005
  45         3/29/2005         4/21/2005
  46         2/19/2005         2/21/2005
  47         1/19/2005         1/19/2005
  48         3/10/2005         3/7/2005
--------------------------------------------
  49         3/29/2005         3/29/2005
  50         3/14/2005         3/10/2005
  51         7/21/2004         7/23/2004
  52         4/27/2005         3/16/2005
  53         11/10/2004        11/9/2004
--------------------------------------------
  54         4/20/2005         4/22/2005
  55         4/27/2005         4/1/2005
  56         2/10/2005         2/10/2005
  57          2/4/2005         2/7/2005
  58         10/18/2004        5/24/2004
--------------------------------------------
  59         2/15/2005         3/10/2005
  60         9/29/2004        10/19/2004
  61         3/16/2005         3/30/2005
  62          3/4/2005         3/4/2005
  63         4/13/2005         4/19/2005
--------------------------------------------
  64         10/29/2004       10/29/2004
  65          3/8/2005         3/9/2005
  66         2/17/2005         1/22/2005
  67         1/15/2004         2/3/2005
  68         10/11/2004        5/5/2005
--------------------------------------------
  69          9/7/2004         9/3/2004
  70         2/22/2005         2/22/2005
  71         12/13/2004       12/18/2004
  72         4/18/2005         3/16/2005
  73          1/6/2005         1/3/2005
--------------------------------------------
  74          2/4/2005         2/7/2005
  75          3/9/2005         3/9/2005
  76         3/10/2005         3/21/2005
  77         2/10/2005         2/10/2005
  78         2/18/2005         2/18/2005
--------------------------------------------
  79         1/18/2005         1/18/2005
  80         1/26/2005         2/16/2005
  81         1/31/2005         1/31/2005
  82          3/1/2005         3/15/2005
  83         2/11/2005         2/11/2005
--------------------------------------------
  84         12/14/2004       12/17/2004
  85         7/15/2004         1/3/2005
  86         12/29/2004       12/29/2004
  87         1/28/2005         1/11/2005
  88         3/24/2005         3/25/2005
--------------------------------------------
  89         3/25/2005         3/25/2005
  90          3/1/2003            NAP
 90-a         3/1/2003            NAP
 90-b         3/1/2003            NAP
 90-c         3/1/2003            NAP
--------------------------------------------
 90-d         3/1/2003            NAP
 90-e         3/1/2003            NAP
 90-f         3/1/2003            NAP
 90-g         3/1/2003            NAP
 90-h         3/1/2003            NAP
--------------------------------------------
 90-i         3/1/2003            NAP
 90-j         3/1/2003            NAP
 90-k         3/1/2003            NAP
  91         1/31/2005         2/7/2005
  92         3/22/2005         3/22/2005
--------------------------------------------
  93          3/1/2003            NAP
 93-a         3/1/2003            NAP
 93-b         3/1/2003            NAP
 93-c         3/1/2003            NAP
 93-d         3/1/2003            NAP
--------------------------------------------
 93-e         3/1/2003            NAP
 93-f         3/1/2003            NAP
 93-g         3/1/2003            NAP
 93-h         3/1/2003            NAP
 93-i         3/1/2003            NAP
--------------------------------------------
 93-j         3/1/2003            NAP
 93-k         3/1/2003            NAP
  94         3/24/2005         3/23/2005
  95         2/28/2005         3/18/2005
  96         4/22/2005         4/22/2005
--------------------------------------------
  97          2/7/2005         1/20/2005
  98          1/4/2005         1/4/2005
  99         4/27/2005         3/16/2005
 100         3/31/2005         3/7/2005
 101         1/14/2005         1/11/2005
--------------------------------------------
 102          4/5/2005         4/28/2005
 103         1/27/2005         4/29/2005
 104         10/24/2004       10/11/2004
 105         3/31/2005         3/30/2005
 106         3/29/2005         3/30/2005
--------------------------------------------
 107         12/8/2004        11/24/2004
 108         12/17/2004       12/17/2004
 109         4/18/2005         3/16/2005
 110         11/24/2004       11/23/2004
 111         3/30/2005         3/25/2005
--------------------------------------------
 112         4/12/2005         4/12/2005
 113         2/25/2005         2/25/2005
 114          3/4/2005         3/7/2005
 115         1/14/2005         1/11/2005
 116         3/22/2005         3/10/2005
--------------------------------------------
 117          3/2/2005         3/1/2005
 118          3/1/2005         3/1/2005
 119         4/14/2005         3/16/2005
 120         1/31/2005         1/31/2005
 121          3/1/2003            NAP
--------------------------------------------
121-a         3/1/2003            NAP
121-b         3/1/2003            NAP
121-c         3/1/2003            NAP
121-d         3/1/2003            NAP
121-e         3/1/2003            NAP
--------------------------------------------
121-f         3/1/2003            NAP
121-g         3/1/2003            NAP
121-h         3/1/2003            NAP
 122         4/22/2005         4/20/2005
 123         12/22/2004       12/20/2004
--------------------------------------------
 124         3/31/2005         3/31/2005
 125          3/9/2005         2/11/2005
 126         11/29/2004       11/29/2004
 127         11/3/2004         11/5/2004
 128         3/24/2005         3/10/2005
--------------------------------------------
 129         1/21/2005         2/2/2005
 130          1/7/2005         1/7/2005
 131            NAP           12/16/2004
 132         3/23/2005         3/19/2005
 133          2/8/2005         2/12/2005
--------------------------------------------
 134         4/12/2005         3/16/2005
 135         3/14/2005         3/3/2005
 136         3/24/2005         3/22/2005
 137            NAP            3/17/2005
 138         2/17/2005         1/22/2005
--------------------------------------------
 139          3/4/2005         3/1/2005
 140            NAP            2/25/2005
 141         12/15/2004        12/6/2004
 142            NAP            2/9/2005
 143            NAP            1/18/2005
--------------------------------------------
 144          4/5/2005         4/7/2005
 145         3/23/2005         3/19/2005
 146          4/7/2005         3/31/2005
 147         2/28/2005         2/28/2005
 148            NAP            8/24/2004
--------------------------------------------
 149            NAP            3/16/2005
 150            NAP            1/13/2005
 151         3/18/2005         3/18/2005
 152         2/17/2005         1/24/2005
 153          3/1/2005         2/1/2005
--------------------------------------------
 154            NAP           12/30/2004
 155            NAP            3/1/2005
 156         2/18/2005         2/18/2005
 157            NAP            3/2/2005
 158            NAP            2/22/2005
--------------------------------------------
 159            NAP            3/16/2005
 160            NAP            2/14/2005
 161            NAP            3/10/2005
 162            NAP            3/1/2005
 163         3/28/2005         3/10/2005
--------------------------------------------
 164         3/10/2005         3/8/2005
 165            NAP            3/7/2005
 166            NAP            2/17/2005
 167            NAP            3/16/2005
 168            NAP            3/2/2005
--------------------------------------------
 169            NAP            3/22/2005
 170            NAP            1/6/2005
 171            NAP            2/11/2005
 172            NAP            3/14/2005
 173         12/5/2003         2/13/2004
--------------------------------------------
 174            NAP            3/8/2005
 175            NAP            2/10/2005
 176            NAP            4/6/2005
 177          3/9/2005         3/4/2005
 178            NAP            3/2/2005
--------------------------------------------
 179            NAP            2/22/2005
 180          3/4/2005         1/26/2005
 181            NAP            3/31/2005
 182            NAP            3/1/2005
 183            NAP            2/10/2005
--------------------------------------------
 184         11/10/2004        12/6/2004
 185         3/18/2005         3/18/2005
 186         12/8/2004         1/26/2005
 187         2/21/2005         2/11/2005
 188            NAP            2/14/2005
--------------------------------------------
 189            NAP           12/27/2004
 190         1/18/2005         3/17/2005
 191            NAP           12/13/2004
 192            NAP            1/4/2005
 193            NAP           12/27/2004
--------------------------------------------




  ID      SPONSOR
-----------------------------------------------------------------------------------------------------------------------------------

  1       Forest City Enterprises, Inc. and Bruce Ratner
  2       Lock Up Evergreen L.L.C.
 2-a
 2-b
 2-c
-----------------------------------------------------------------------------------------------------------------------------------
 2-d
 2-e
 2-f
 2-g
 2-h
-----------------------------------------------------------------------------------------------------------------------------------
 2-i
 2-j
 2-k
 2-l
 2-m
-----------------------------------------------------------------------------------------------------------------------------------
 2-n
 2-o
  3       Advance Realty Group, LLC
  4       Forest City Enterprises, Inc.
  5       Sunstone Hotel Investors, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
  6       UrbanAmerica, L.P.
  7       Jong Yong Lee and Ji Hee Lee
  8       Dan Friedman, Anne Nelson Zahner, David Schonberger
  9       Sunstone Hotel Investors, Inc.
  10      Bill Poland and Timothy Treadway
-----------------------------------------------------------------------------------------------------------------------------------
  11      Joseph R. Nicolla, Donald R. Led Duke
  12      Edward St. John LLC
  13      Steven L. Soboroff and Richard E. Green
  14      Gerald L. Trooien
  15      Ben Ashkenazy
-----------------------------------------------------------------------------------------------------------------------------------
  16      Scott, Jim; David Chalmers
  17      Albert Minoofar, Mark Vakili, and Mohsen Sharif
  18      Harvey Knell, Ira Smedra and Jacob Wintner
  19      Jeffrey L. Olyan
  20      Rubin Pachulski Properties 36, LLC
-----------------------------------------------------------------------------------------------------------------------------------
  21      Rondell B. Hanson, Meadows Asset Management LLC
  22      John W. Lombard, Lisa M. Lombard, and  Lojac, LLC
  23      Rubin Pachulski Properties 36, LLC
  24      Tucker, Richard
  25      Franklin Piacentini, Patrick Prendergast
-----------------------------------------------------------------------------------------------------------------------------------
  26      Alex Schwartz
  27      Matthew Schoenburg
 27-a
 27-b
 27-c
-----------------------------------------------------------------------------------------------------------------------------------
 27-d
 27-e
 27-f
 27-g
 27-h
-----------------------------------------------------------------------------------------------------------------------------------
 27-i
 27-j
 27-k
 27-l
 27-m
-----------------------------------------------------------------------------------------------------------------------------------
 27-n
 27-o
 27-p
 27-q
 27-r
-----------------------------------------------------------------------------------------------------------------------------------
 27-s
 27-t
 27-u
 27-v
 27-w
-----------------------------------------------------------------------------------------------------------------------------------
 27-x
 27-y
 27-z
27-aa
27-ab
-----------------------------------------------------------------------------------------------------------------------------------
27-ac
27-ad
27-ae
27-af
27-ag
-----------------------------------------------------------------------------------------------------------------------------------
27-ah
27-ai
27-aj
27-ak
27-al
-----------------------------------------------------------------------------------------------------------------------------------
27-am
27-an
27-ao
27-ap
27-aq
-----------------------------------------------------------------------------------------------------------------------------------
27-ar
27-as
27-at
27-au
27-av
-----------------------------------------------------------------------------------------------------------------------------------
27-aw
27-ax
27-ay
27-az
27-ba
-----------------------------------------------------------------------------------------------------------------------------------
27-bb
27-bc
27-bd
27-be
27-bf
-----------------------------------------------------------------------------------------------------------------------------------
27-bg
27-bh
27-bi
27-bj
27-bk
-----------------------------------------------------------------------------------------------------------------------------------
27-bl
27-bm
27-bn
27-bo
27-bp
-----------------------------------------------------------------------------------------------------------------------------------
27-bq
27-br
27-bs
27-bt
27-bu
-----------------------------------------------------------------------------------------------------------------------------------
27-bv
27-bw
27-bx
27-by
27-bz
-----------------------------------------------------------------------------------------------------------------------------------
27-ca
27-cb
27-cc
27-cd
27-ce
-----------------------------------------------------------------------------------------------------------------------------------
27-cf
27-cg
27-ch
27-ci
27-cj
-----------------------------------------------------------------------------------------------------------------------------------
27-ck
27-cl
  28      Wilf, Mark; Leonard Wilf; Zygmunt Wilf; Warren Kinsler
  29      Shaku Shankar, Kuppe Shankar
  30      Echelbarger, Lindsey; Carolyn Echelbarger; Patrick Echelbarger; Marilyn Echelbarger
-----------------------------------------------------------------------------------------------------------------------------------
  31      Roland Guyot, Stephen Swartz
  32      Jacob L. Weglarz, Mark L. Weglarz, Jon S. Weglarz
  33      Richard A. Vandervert
  34      Aharon Netzer and Shula Netzer
  35      Norman Leslie
-----------------------------------------------------------------------------------------------------------------------------------
  36      Louis J. Capano, Jr., Joseph M. Capano, Joseph L. Capano, Sr.
  37      Halpern, Sam; Arie Halpern; Leonard Wilf
  38      Inland Real Estate Investment Corp.
  39      Dwayne Kohler, Pliskow Family LLC, Loren B. Schiro, John R. Almond, John E. Butterfield, Johann H. Duenhoelter,
          John D. Ehrhart, Timothy S. Grace, Paul R. Greenwood, Mark S. Grubb, John E. Kloster, Steven C. Spear, James L. Miller,
          Henry C. Reitzug, Edwar
  40      Harvin, William; Howard Bowen
-----------------------------------------------------------------------------------------------------------------------------------
  41      Graham, H. Michael; Graham & Company, L.L.C.; Clarence G. Culp, III; John E. Van Valkenburgh; Woodcrest Services, Inc.;
          Gail Dixon; Jack Brown; Ogden S. Deaton; Walter H. Brown, Jr.; G. Dennis O'Brien; John E. Hagefstration; Stanley Lawler
  42      Inland Real Estate Investment Corp.
  43      Lemle, Craig; Stuart Lemle; Russel Lemle
  44      Jarol, Sherwin; Sidney Becker, Jean Becker
 44-a
-----------------------------------------------------------------------------------------------------------------------------------
 44-b
  45      Amir, Paul
  46      Austi, Inc.
  47      Peter Paulsen
  48      Griffin Jr., John L.
-----------------------------------------------------------------------------------------------------------------------------------
  49      Sunburst Hospitality Corp.
  50      Schneider, Mitchell C.
  51      Mark Esses and Michael Heslov
  52      Anthony Manganaro, Siena Corporation
  53      Wayne R. Hannah III, Edward J. Wlodarczyk, Jr., TSG Real Estate, LLC
-----------------------------------------------------------------------------------------------------------------------------------
  54      Summetro-Champions Gate, LLC; 27 Properties-Champions Gate, LLC; Lake County Properties-Champions Gate, LLC
  55      David Salomon
  56      Alexander Scharf, David Scharf and Jay Eisenstadt
  57      Continental Communities II, LLC
  58      One Liberty Properties. GE Commercial Finance Business Property Corp.
-----------------------------------------------------------------------------------------------------------------------------------
  59      Saperstein, Jan R.; Jeffrey B. Kerker
  60      Inland Western Retail Real Estate Trust
  61      Wilf, Leonard; Mark Wilf; Zygmunt Wilf; Eli Pechthold
  62      Corporate Property Associates 16 - Global, Inc.
  63      Stephen E. Parks, Judith D. Parks, Stephen E. Parks Family Revocable Trust, Ronald A. Parks, Harry A. Parks, Jr.,
          Gail W. Parks, The H.A. Parks Jr. Family Trust
-----------------------------------------------------------------------------------------------------------------------------------
  64      JH Holdings, Ltd. (L.P.)
  65      Rahael, George
  66      Bernard S. Weiss, Elaine D. Weiss and Steven Weiss
  67      H&R REIT (U.S.) Holdings, Inc.
  68      Jacobs, David H.; Surbjinder S. Guram;  Mukhbinder S. Guram
-----------------------------------------------------------------------------------------------------------------------------------
  69      Matthew N Nicoll, Charles E Caturia, Phillip M Jaffe, David M Kirkland, Whitney E Peyton, F. Peter Herfurth
  70      Ronus Inc.
  71      Leonard Iacono, William Saienni, Jr. and Mark Handler
  72      Anthony Manganaro, Siena Corporation
  73      Maxine Dunitz
-----------------------------------------------------------------------------------------------------------------------------------
  74      Continental Communities II, LLC
  75      Denro (Arizona), Inc.
  76      Westwood Financial Corp., Steven Fogel and Howard Banchik
  77      Ross W. Burnett, Christian D. Haase
  78      Susan Lew, Dee H. Lew, Individually and Co Trustees of the Lew Family Trust, Jawhara Kassab
-----------------------------------------------------------------------------------------------------------------------------------
  79      Melvin H. Lieberman, Stephen L. Schwartz
  80      Katz, Todd; Patrick Gregoire; Century Park Partners, LLC
  81      Arnaldo Matos
  82      Thomas R. Butler
  83      Thomas Guastello
-----------------------------------------------------------------------------------------------------------------------------------
  84      D. Kent Lance, Jr. and Hill Partners, Inc.
  85      Robert K. Barth
  86      Lottie M. Michael
  87      Scott C. Dew
  88      Metro Parkway Investment LP
-----------------------------------------------------------------------------------------------------------------------------------
  89      Jacob L. Weglarz, Mark L. Welgarz, Jon S. Weglarz
  90      Newcastle Investment Corp., Drawbridge Special Opportunities Fund LP
 90-a
 90-b
 90-c
-----------------------------------------------------------------------------------------------------------------------------------
 90-d
 90-e
 90-f
 90-g
 90-h
-----------------------------------------------------------------------------------------------------------------------------------
 90-i
 90-j
 90-k
  91      Alan Hammerschlag, Scott L. Spector
  92      Steven D. Bell & Company
-----------------------------------------------------------------------------------------------------------------------------------
  93      Newcastle Investment Corp., Drawbridge Special Opportunities Fund LP
 93-a
 93-b
 93-c
 93-d
-----------------------------------------------------------------------------------------------------------------------------------
 93-e
 93-f
 93-g
 93-h
 93-i
-----------------------------------------------------------------------------------------------------------------------------------
 93-j
 93-k
  94      Inc., Melaver,
  95      Andrew Rose and Mark Klaman
  96      Louis J. Capano, Jr., Louis J. Capano, III
-----------------------------------------------------------------------------------------------------------------------------------
  97      Neil Simon, Kenneth Henick
  98      Michael L. Meyer, Nancy Meyer, Stephen Weiss, Renee Weiss, Patricia Wescombe, Gary T. Wescombe
  99      Anthony Manganaro, Siena Corporation
 100      Kermin, Don; Robert C. Browning; John Bodenmann
 101      Douglas Swenson, DBSI Housing, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
 102      Finch, Leroy; Michael Aufrecht; Michael Barry
 103      Richard W. Fischer
 104      Michael B. Fitzpatrick, Donald H. Plas, Jeff Meacham
 105      Liu, Chester; Alan Huong; Irene Huong
 106      Liu, Chester; Alan Huong; Irene Huong
-----------------------------------------------------------------------------------------------------------------------------------
 107      Jeffrey J. Cohen
 108      Jay Kaufman
 109      Anthony Manganaro, Siena Corporation
 110      Mark Scher
 111      Sunburst Hospitality Corp.
-----------------------------------------------------------------------------------------------------------------------------------
 112      Dennis Kamensky, Paul Getty and Dinesh Gupta
 113      Rubin Pachulski Properties 36, LLC
 114      Peter Dellaportas
 115      Douglas Swenson, DBSI Housing, Inc.
 116      Mitchell, Paul; Marianna Mitchell
-----------------------------------------------------------------------------------------------------------------------------------
 117      Frishman, David; John Sevo; Andrew Miller
 118      Quan Van Nguyen
 119      Anthony Manganaro, Siena Corporation
 120      Paz Ben Zion Sela, Amit Y Sela
 121      Newcastle Investment Corp., Drawbridge Special Opportunities Fund LP
-----------------------------------------------------------------------------------------------------------------------------------
121-a
121-b
121-c
121-d
121-e
-----------------------------------------------------------------------------------------------------------------------------------
121-f
121-g
121-h
 122      Robert Paul Hillerson, David Weiss
 123      Gary R. Beynon, Robert L. Sperry, Robert Vonderharr and Dana G. Howland
-----------------------------------------------------------------------------------------------------------------------------------
 124      Eugene J. Williams, Arthur Bruschera
 125      Michael B. Kaplan, Bonnie L. Fein, Steven Kaplan, K Associates, a CA General Partnership
 126      Mansour, John M.; Neil R. Meredith
 127      Russell Wilkinson, Wilkinson Corporation
 128      Wilf, Mark; Leonard Wilf; Zygmunt Wilf
-----------------------------------------------------------------------------------------------------------------------------------
 129      Irene H. Shin, Michael S. Shin
 130      Maxine Dunitz
 131      Michael E. Palmer, Jessica Y. Liu Palmer, Yule Liu
 132      James Calkins, Patricia Calkins
 133      Albert Kleban
-----------------------------------------------------------------------------------------------------------------------------------
 134      Anthony Manganaro, Siena Corporation
 135      Robert E. Sarlatte and Catherine Sarlatte, Richared L. Mani, Kenneth S. Hirsch and Sarah E. Carroll Hirsch,
          Roberta Lee Kelly and Neil John Kelly
 136      Valerie Gale Thompson, Tyler Mattox, Wendy Mattox
 137      Eric H. Campbell
 138      Neil Simon, Kenneth Henick
-----------------------------------------------------------------------------------------------------------------------------------
 139      Moseley, Thomas J.
 140      Michael S. Powers, John E. McNellis, Mary (Beth) E. Walter
 141      John Briggs
 142      Elliot M. Caplow, Mark Caplow
 143      Bruce S. Cook
-----------------------------------------------------------------------------------------------------------------------------------
 144      Taeh Sung Sunu and Jenny Sunu
 145      William J. McLellan, Jeffrey L. Nash, Terry W. Hamann
 146      Cowles M. Spencer, Sr., Jerry E. Valianos, Rickey W. West, Charles M. McDaniel
 147      James A. Misko, Patricia M. Misko
 148      Alen Davoodzadeh, Robert Davoodzadeh
-----------------------------------------------------------------------------------------------------------------------------------
 149      Lenna M. Wagner
 150      Leonidas Palmos
 151      Cocke, Charles
 152      Neil Simon, Kenneth Henick
 153      The Boyer Company, L.C, Gardner Property Holdings, L.C.
-----------------------------------------------------------------------------------------------------------------------------------
 154      Jack J. Jakosky
 155      Chris Canady, Albert K. Sykes
 156      American Housing Foundation and Municipal Mortgage & Equity
 157      Erma Jane Kinney, George Lee Kinney
 158      Kay Johnson, Ray Johnson
-----------------------------------------------------------------------------------------------------------------------------------
 159      Larry Quilling, Arthur Fink, Rubin Turner, Sidney Blitz
 160      CLAYTON F. ALBERT
 161      Paul J. Goldstone
 162      Albert K. Sykes, Chris Canaday
 163      Konst, Ron; Susan Konst
-----------------------------------------------------------------------------------------------------------------------------------
 164      565 Tenants Corp.
 165      Pamela J. Giovanelli, Clayton S. Willits, Gordon "Gus" S. Giovanelli
 166      Walter E Fiedler, Marjorie A Fiedler, William T. Fiedler
 167      Patrick G. Billman, Gregg L Billman
 168      Leslie V. Jasper
-----------------------------------------------------------------------------------------------------------------------------------
 169      Estate of Benedict Yedlin
 170      David Seidner
 171      Janine K. Quaglino, Stephen N. Quaglino, Joyce L. Quaglino, Matthew P. Quaglino, Carolyn J Quaglino, Alexander P Quaglino
 172      Dwight W. Johnson, Bruce E. Lundgren, Bruce A. Peterson
 173      Benjamin J. Franklin, Kenneth D. Hinsvark, and Fred Katz
-----------------------------------------------------------------------------------------------------------------------------------
 174      Masako Nakamura
 175      Dewayne S. Zinkin, Nick Zinkin, Harold Zinkin, Ami Zinkin, DeWayne Zinkin
 176      Richard Mann
 177      Collum, Richard M.
 178      Robert W. Nahas, Glenbrook Company
-----------------------------------------------------------------------------------------------------------------------------------
 179      Vera E. Frazier, Boydean B. Frazier
 180      Pscherhofer, George
 181      Don Tucker
 182      Lois Wilkins Grosenbaugh Survivors Trust (Trust A)
 183      Samuel Colella
-----------------------------------------------------------------------------------------------------------------------------------
 184      Virgil W. Shouse III, Steven M. Cersonsky, Michael D. Zeitlin
 185      Janet Jebson, Brad Onstott, Yoram Tal
 186      Sidney Morse, Alan Day
 187      Michael A. Braun
 188      Janine K. Quaglino, Stephen N. Quaglino, Joyce L. Quaglino, Matthew P. Quaglino, Carolyn J Quaglino, Alexander P Quaglino
-----------------------------------------------------------------------------------------------------------------------------------
 189      Anne D Camalier 1972 Family Trust
 190      Linda Evans, Nancy Rafal, Joel Evans, Ronald Rafal
 191      Charles A. Camalier Jr. Family Trust
 192      Linda Evans, Nancy Rafal, Joel Evans, Ronald Rafal
 193      St. Charles, LLC
-----------------------------------------------------------------------------------------------------------------------------------


BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR8

FOOTNOTES TO APPENDIX B

   1   Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan
       ID#1 (One MetroTech Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
       "Baa2" / "BBB-". Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#2 (Lock Up Storage Centers Portfolio) has, in the
       context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A2" / "A". Moody's Investors Service,
       Inc. and Fitch, Inc. have confirmed that Loan ID#27 (JL Holdings
       Portfolio) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A3" / "BBB".
       Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan
       ID#28 (The Landings at Cypress Meadows) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "BBB-". Moody's Investors Service, Inc. and
       Fitch, Inc. have confirmed that Loan ID#30 (Canyon Park Place) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "BBB-". Moody's
       Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#36
       (Glendale Plaza) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3"
       / "BBB-". Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan ID#37 (Woodhaven Terrace Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" / "BBB+". Moody's Investors Service, Inc. and
       Fitch, Inc. have confirmed that Loan ID#54 (The Legends at Champions
       Gate) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A3" / "A+".
       Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that Loan
       ID#60 (Plaza at Riverlakes) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
       "Baa3" / "BBB-". Fitch, Inc. has confirmed that Loan ID#164 (565 Park
       Avenue) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA".

   2   BSCMI - Bear Stearns Commercial Mortgage, Inc.; PMCF - Prudential
       Mortgage Capital Funding, LLC; PCF - Commercial Funding, LLC; WFB - Wells
       Fargo Bank, National Association; Nationwide - Nationwide Life Insurance
       Company

   3   For Loan ID#27 (JL Holdings Portfolio), the $15,000,000 pooled mortgage loan represents a 50% pari passu interest of an A-Note portion ("A-1
       Note") in a $59,800,000 mortgage loan split into an A-Note and B-Note.
       The $15,000,000 A-2 Note and $29,800,000 B-Note are not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
       SF/Unit numbers presented are based on the entire $30,000,000 A-Note. The
       LTV and DSCR inclusive of the B-Note are 72.7% and 1.13x, respectively.

       For Loan ID#107 (Marquis Apartments), the $5,000,000 pooled mortgage loan represents an approximate 10.0% pari passu interest in a $50,000,000 mortgage loan secured by the Marquis Apartments Property. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the entire first mortgage loan.

       For Loan ID#2 (Lock Up Storage Centers Portfolio), the $56,330,000
       mortgage loan represents an A-Note portion ("A-Note") of a $92,180,000 first mortgage split into an A-Note and a B-Note. The $35,850,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and
       Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the $56,330,000 A-Note financing. The LTV and DSCR inclusive of the B-Note are 63.1% and 2.07x, respectively.

       For Loan ID#3 (Park Place), the $50,900,000 mortgage loan represents an
       A-Note portion ("A-Note") of a $60,000,000 first mortgage split into an
       A-Note and a B-Note. The $9,100,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
       Rentable Area SF/Unit numbers presented are based on the $50,900,000
       A-Note financing. The LTV and DSCR (during the interest only period)
       inclusive of the B-Note are 69.8% and 1.73x, respectively.

       For Loan ID#28 (The Landings at Cypress Meadows), the $14,850,000
       mortgage loan represents an A-Note portion ("A-Note") of a $16,250,000 first mortgage split into an A-Note and a B-Note. The $1,400,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and
       Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the $14,850,000 A-Note financing. The LTV and DSCR inclusive of the B-Note are 54.4% and 1.51x, respectively.

       For Loan ID#61 (Aspen Highlands), the $9,200,000 mortgage loan represents an A-Note portion ("A-Note") of a $9,700,000 first mortgage split into an
       A-Note and a B-Note. The $500,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
       Rentable Area SF/Unit numbers presented are based on the $9,200,000
       A-Note financing. The LTV and DSCR inclusive of the B-Note are 73.4% and
       1.37x, respectively.

       For Loan ID#128 (Ramapo Centre), the $3,500,000 mortgage loan represents an A-Note portion ("A-Note") of a $4,000,000 first mortgage split into an
       A-Note and a B-Note. The $500,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net
       Rentable Area SF/Unit numbers presented are based on the $3,500,000
       A-Note financing. The LTV and DSCR inclusive of the B-Note are 44.1% and
       2.00x, respectively.

       For Loan ID#105 & #106 (Smyrna Market Village and Utoy Springs Shopping
       Center), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area.

       For Loan ID#24 (Highland Park Plaza), an initial loan amount of
       $13,500,000 was funded on November 22, 2004 with a note rate of 6.07%.
       Subsequent to this initial funding and subject to certain conditions, an additional advance was funded on April 29, 2005 in the amount of
       $2,500,000 with an interest rate of 5.99% bringing the loan's current balance beginning with the new P&I payment to $15,935,346. The new blended rate is 6.06%. For purposes of the Appendix B, the loan has been disclosed with an original balance of $16,000,000, the current P&I
       Payment due through maturity, and the original Term of 10 years, which includes the first payments for which the original P&I payments were due.

   4   For details on the amortization of Loan ID#24 (Highland Park Plaza), please refer to the amortization schedule in the Prospectus Supplement on
       Schedule I.

       For details on the amortization of Loan ID#51 (Prospect Square), please refer to the amortization schedule in the Prospectus Supplement on
       Schedule I.

       For Loan ID#120 (Rhode Island Chateau Apartments), the loan funded on Nov
       7, 2003 with a 10-year term, an original balance of $4.25 million, and stated interest rate of 5.85% on a 25-year amortization resulting in a
       Monthly P&I debt service payment of $26.994.44. Per an amendment to the
       Promissory Note dated Jan 27, 2005, effective Jan 1, 2005, the loan's outstanding principal balance of $4,170,913.93 was reamortized with a
       29-year amortization resulting in a new P&I payment of $24,920.62 due, with accrued interest based on this new amortization schedule, on Feb 1,
       2005. For purposes of disclosure, the loan has been presented as if the loan term began with the Feb 1, 2005 due date thus reducing the original loan term as disclosed to 107 months. All other loan terms have been disclosed in accordance with the terms of the amendment noted above.

   5   Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
       loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

   6   For Loan ID#3 (Park Place), the Appraised Value and LTV is based on the
       "Stabilized" value of $86,000,000 as of September 1, 2005. The
       "Stabilized" value assumes the occupancy has stabilized and rent abatements have expired. The occupancy as of April 4, 2005 was 93.7%. The
       "As-Is" value was $83,000,000 as of May 1, 2005.

       For Loan ID#12 (888 Bestgate Road), the Appraised Value and LTV is based on the "Stabilized" value of $30,700,000 as of November 1, 2005. The
       "Stabilized" value assumes the occupancy has stabilized. The occupancy as of March 23, 2005 was 98.0%. The "As-Is" value was $28,750,000 as of
       March 11, 2005.

       For Loan ID#29 (La Borgata at Serrano), the Appraised Value and LTV is
       based on the "Stabilized" value of $20,315,000 as of June 30, 2005. The
       "Stabilized" value assumes the occupancy has stabilized. The occupancy as of December 1, 2004 was 91.2%. The "As-Is" value was $19,785,000 as of
       December 17, 2004.

       For Loan ID#31 (Valley Park Commons Shopping Center), the Appraised Value
       and LTV is based on the "Stabilized" value of $17,000,000 as of March 1,
       2005. The "Stabilized" value assumes completion of construction. The construction was completed on May 25, 2005. The occupancy as of November
       10, 2004 was 97.8%. The "As-Is" value was $15,100,000 as of December 7,
       2004.

       For Loan ID#39 (Sunrise Medical Campus), the Appraised Value and LTV is
       based on the "Stabilized" value of $15,300,000 as of February 1, 2005.
       The "Stabilized" value assumes completion of construction. The construction was completed on May 20, 2005. The occupancy as of January
       24, 2005 was 88.3%. The "As-Is" value was $14,000,000 as of February 1,
       2005.

       For Loan ID#40 (Victory Crossing Shopping Center), the Appraised Value
       and LTV is based on the "Stabilized" value of $14,600,000 million as of
       September 1, 2005. The "Stabilized" value assumes the completion of construction and occupancy of the Rent a Center, Ashley Stewart and
       Empire Buffet spaces. The lender held back $1.58 million which was structured as a performance holdback to be released upon occupancy of the above mentioned tenants. The "As-Is" value is $14,300,000 as of February
       22, 2005.

       For Loan ID#67 (Kohls Department Store), the Appraised Value and LTV is
       based on the "Stabilized" value of $10,350,000 as of October 12, 2005.
       The "Stabilized" value assumes the completion of construction and occupancy of the Kohl's space. The construction is expected to be completed by October 1, 2005. The lender held back funds in the amount of
       $3,850,000, which is to be released upon completion of this space. The subject property is 100% leased to Kohl's, who is expected to take occupancy in October 2005. The "As-Is" value was $3,900,000 as of January
       12, 2005.

       For Loan ID#82 (Silver Springs Apartments), the Appraised Value and LTV
       is based on the "Stabilized" value of $9,750,000 as of March 4, 2005. The
       "Stabilized" value assumes the occupancy has stabilized. The occupancy as of April 14, 2005 was 78.2%. The "As-Is" value was $9,600,000 as of March
       4, 2005.

       For Loan ID#84 (San Clemente at Davenport), the Appraised Value and LTV
       are based on the "Stabilized" value of $9,350,000 as of June 15, 2005.
       The stabilized value assumes the stabilization of occupancy. The occupancy as of April 30, 2005 was 92.1%. The "As-Is" value as of
       December 15, 2004 is $9,100,000.

       For Loan ID#85 (Koll Business Center), the Appraised Value and LTV is
       based on the "Stabilized" value of $10,700,000 as of July 1, 2005. The
       "Stabilized" value assumes the occupancy has stabilized. The occupancy as of January 4, 2005 was 100%. The "As-Is" value was $10,100,000 as of June
       10, 2004.

       For Loan ID#92 (McCarthy Court), the Appraised Value and LTV is based on the "Stabilized" value of $7,700,000 as of May 1, 2005. The "Stabilized"
       value assumes the completion of construction and stabilization of occupancy. The construction has been completed and the occupancy as of
       May 9, 2005 was 100%. The "As-Is" value was $7,100,000 as of November 16,
       2004.

       For Loan ID#104 (West Chester Retail Center), the Appraised Value and LTV
       is based on the "Stabilized" value of $6,500,000 as of April 1, 2005. The
       "Stabilized" value assumes the occupancy has stabilized. The occupancy as of March 16, 2005 was 86.1%. The "As-Is" value was $5,700,000 as of
       August 17, 2004.

       For Loan ID#173 (Waterman Plaza), the Appraised Value and LTV is based on the "Stabilized" value of $2,400,000 as of November 27, 2003. The
       "Stabilized" value assumes the occupancy has stabilized. The occupancy as of April 7, 2004 was 100%. The "As-Is" value was $1,870,000 as of
       November 27, 2003.

       For Loan ID#187 (Town Center Plaza), the Appraised Value and LTV is based on the "Stabilized" value of $1,370,000 as of March 1, 2005. The
       "Stabilized" value assumes the occupancy has stabilized. The occupancy as of December 7, 2004 was 100%. The "As-Is" value was $1,360,000 as of
       February 2, 2005.

   7   For Loan ID#27 (JL Holdings Portfolio), the Prepayment Provisions are as
       follows: After an initial period of the earlier of (a) March 5, 2010 or
       (b) two years from the date of the last securitization of the JL Holdings
       Portfolio Non-Pooled Pari Passu Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

       For Loan ID#107 (Marquis Apartments), the Prepayment Provisions are as
       follows: on or after two years from the settlement date of the Series
       2005-PWR8 securitization, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

   8   For Loan ID#16 (Robbins Business Park) the pooled mortgage loan is structured with a performance holdback of $54,293, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with a yield maintenance premium by October 1, 2005, if items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

       For Loan ID#29 (La Borgata at Serrano), the pooled mortgage loan is structured with a performance holdback of $1,000,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by November
       1, 2005, if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the loan documents.

       For Loan ID#39 (Sunrise Medical Campus), the pooled mortgage loan is structured with a performance holdback of $630,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by November
       18, 2005, if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the loan documents.

       For Loan ID#40 (Victory Crossing Shopping Center) the pooled mortgage loan is structured with a performance holdback of $1,580,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with a yield maintenance premium by October 1, 2006, if tenant improvements and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

       For Loan ID#43 (Plaza West) the pooled mortgage loan is structured with a performance holdback of $1,000,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with a yield maintenance premium by
       April 28, 2006, if capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

       For Loan ID#48 (Sierra View Industrial Building) the pooled mortgage loan is structured with a performance holdback of $405,216 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium 30 days prior to expiration of the letter of credit (if the letter of credit is not renewed), if tenant improvements and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

       For Loan ID#68 (Irmo Professional Center) the pooled mortgage loan is structured with a performance holdback of $1,000,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by October
       20, 2006, if tenant improvements and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

       For Loan ID#104 (West Chester Retail Center), the pooled mortgage loan is structured with a performance holdback of $744,688 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with a yield maintenance premium by March
       21, 2006, if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the loan documents.

                                   APPENDIX C

                  MORTGAGE LOAN NO. 1 -- ONE METROTECH CENTER

                     [ONE METROTECH CENTER PICTURE OMITTED]

                                      C-1

                       [ONE METROTECH CENTER MAP OMITTED]

                                      C-2

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 -- ONE METROTECH CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $180,000,000

CUT-OFF DATE BALANCE:          $180,000,000

FIRST PAYMENT DATE:            07/01/2005

INTEREST RATE:                 5.85700%

AMORTIZATION TERM:             Months 1-24: Interest Only

                               Months 25-120: 360 months

ARD:                           Yes

ANTICIPATED REPAYMENT DATE:    06/01/2015

MATURITY DATE:                 06/01/2035

EXPECTED ARD BALANCE:          $159,278,794

SPONSORS:                      Forest City Enterprises, Inc. and
                               Bruce Ratner

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from date of securitization,
                               with U.S. Treasury defeasance for the following
                               92 payments, and open to prepayment without
                               premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $192.92

UP-FRONT RESERVES:             RE Taxes:          $1,062,651

                               Insurance:         $15,044

                               Replacement:       $20,000

                               TI/LC:             $3,000,000

                               Other:(2)          $7,153,363

ONGOING RESERVES:              RE Taxes:          $233,783/month

                               Insurance:(3)      Springing

                               Replacement:       $20,000/month

                               TI/LC:             $25,000/month

                               Other:             $412,500/month

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (M/F):(1)        Baa2/BBB-

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban

LOCATION:                      Brooklyn, NY

YEAR BUILT/RENOVATED:          1991/2003-2004

PERCENT LEASED (AS OF):        93.7% (05/01/05)

NET RENTABLE AREA:             933,011

THE COLLATERAL:                A 23-story, Class A office property located in
                               Brooklyn, New York.

OWNERSHIP INTEREST:            Leasehold

                                                      LEASE
MAJOR TENANTS                  % NRA    RENT PSF    EXPIRATION
-------------                  -----    --------    ----------
Keyspan Energy                 39.3%     $33.13     02/28/2025
Bear Stearns                   31.2%     $23.88     06/30/2024
Forest City Ratner Co.          3.8%     $30.00     01/31/2007

PROPERTY MANAGEMENT:           First New York Partners

U/W NET CASH FLOW:             $18,264,031

APPRAISED VALUE (AS OF):       $247,000,000 (03/01/05)

CUT-OFF DATE LTV RATIO:        72.9%

LTV RATIO AT ARD:              64.5%

U/W DSCR:(4)                   1.71x
--------------------------------------------------------------------------------

(1)  Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that the One
     Metrotech Center loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa2" /
     "BBB-", respectively.

(2)  This up-front reserve consists of tenant improvements that the borrower owes Keyspan, ground rent due under the ground lease and principal and interest payments due under the UDAG loan.

(3)  An ongoing escrow springs if the borrower fails to provide lender evidence of payment of the insurance premiums.

(4)  The DSCR is based on the interest only period. The DSCR would be 1.43x based on the principal and interest payments commencing on July 1, 2007
     (after the interest only period).

                                      C-3

THE ONE METROTECH CENTER LOAN.

     THE LOAN. The largest loan (the "One MetroTech Center Loan") is a
$180,000,000 first mortgage loan secured by the borrower's leasehold interest in a Class A office building located in Brooklyn, New York.

     THE BORROWER. The borrower, Forest City Jay Street Associates, LP, is a single purpose entity that owns no material assets other than the mortgaged property and related interests (other than as described under "Common Area
Interest" below). The general partner of the borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination.
The borrower is sponsored by Forest City Enterprises, Inc. ("FCE"; NYSE: FCY)
and Bruce Ratner. Together, they established Forest City Ratner Companies
("FCR") in 1985, are headquartered in One MetroTech Center and are principally engaged in the ownership, development, acquisition and management of premier commercial and residential real estate throughout New York. Established in 1921,
FCE's $7.3 billion portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 23 states and the District of
Columbia as of January 31, 2005. FCR's current portfolio is comprised of approximately 6 million square feet of GLA in operation, 1.2 million square feet under construction and another 1.5 million square feet under development.

     THE PROPERTY. One MetroTech Center is a 23-story office building with an attached 270-car garage. The property was constructed in 1991 and was renovated in 2003 and 2004. The property is part of the MetroTech Center which is a 7.6 million square foot, eleven building, commercial, academic and high technology complex located on a ten-block, sixteen-acre site in the center of downtown
Brooklyn. FCR was the developer of MetroTech Center. One MetroTech Center is located directly above the Jay Street/Borough Hall subway stop, which offers both express and local subway service on the A, C and F lines to points in
Manhattan, Brooklyn and Queens. Additionally, the New York Marriott at Brooklyn
Bridge is located directly across the street from the property.

     SIGNIFICANT TENANTS: As of May 1, 2005, One MetroTech Center was
approximately 93.7% leased by 16 tenants and approximately 84% of the NRA is leased to investment grade rated tenants.

     Keyspan Energy ("Keyspan"; NYSE: KSE; rated A/A3/A- by S/M/F) leases
366,445 sq.ft. (39.3% of the NRA) under a lease for $33.13psf expiring in
February 2025. Keyspan is headquartered in One MetroTech Center and operates in the gas distribution, electric services, energy services and energy investments segments. A member of the Standard & Poor's 500 Index, KeySpan Corporation
(NYSE: KSE) is a distributor of natural gas in the United States and serves approximately 2.6 million customers in the Northeast. KeySpan is an electric generator in New York State, with approximately 6,600 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power
Authority (LIPA) on Long Island and supplies approximately 25 percent of New
York City's capacity needs.

     Bear Stearns (NYSE: BSC; rated A/A1/A+ by S/M/F) leases 291,044 sq.ft.
(31.2% of the NRA) under a lease for $23.88psf expiring in June 2024 with one
10-year extension option. Bear Stearns is an investment banking, securities and derivatives trading and brokerage firm that serves corporations, governments, institutional and individual investors worldwide. Bear Stearns is headquartered in New York City and currently employs approximately 11,000 people worldwide.
Bear Stearns had total capital of $48.5 billion (as of February 28, 2005) and total assets of $255.9 billion (as of November 30, 2004).

     Forest City Ratner Co. leases 35,794 sq.ft. (3.8% of the NRA) under a lease for $30.00psf expiring in January 2007. Forest City Ratner Co. ("FCR") was founded in 1985 by Forest City Enterprises, Inc. and Bruce Ratner, the sponsors.
FCR is headquartered in One MetroTech Center and is principally engaged in the ownership, development, acquisition and management of premier commercial and residential real estate throughout New York. FCR's current portfolio is comprised of approximately 6 million square feet of GLA in operation, 1.2 million square feet under construction and another 1.5 million under development. FCR is an affiliate of the borrower.

                                      C-4

--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
             # OF LEASES   TOTAL SF    % OF TOTAL    CUMULATIVE   CUMULATIVE %
    YEAR      EXPIRING     EXPIRING    SF EXPIRING    TOTAL SF   OF SF EXPIRING
--------------------------------------------------------------------------------
        MTM       2          8,785         0.9%          8,785         0.9%
       2005       1         23,812         2.6%         32,597         3.5%
       2006       1          4,172         0.4%         36,769         3.9%
       2007       4         82,883         8.9%        119,652        12.8%
       2008       1          4,200         0.5%        123,852        13.3%
       2010       1         25,000         2.7%        148,852        16.0%
       2012       2         56,531         6.1%        205,383        22.0%
       2013       1          4,500         0.5%        209,883        22.5%
 THEREAFTER       3        663,945        71.2%        873,828        93.7%
     VACANT     NAP         59,183         6.3%        933,011       100.0%
--------------------------------------------------------------------------------
      TOTAL      16        933,011       100.0%
--------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by First New York Partners, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower has incurred additional indebtedness of $8 million to a New York City agency through an Urban Development Action
Grant ("UDAG"). The One MetroTech Center Loan is structured with a debt service reserve for the UDAG Loan. The UDAG Loan is fully subordinated and subject to a standstill agreement pursuant to which the holder of the UDAG Loan is required to stand still for 6 months. Additionally, the One MetroTech Center Loan documents permit pledges of interests in Forest City Rental Properties ("FCRP")
in connection with corporate level financings. In addition, FCRP may create a new entity with a smaller net worth and pledge interests therein provided such entity must have a substantial net worth and the borrower must first obtain a confirmation of no downgrade from the rating agencies with respect to the One
MetroTech Center Loan.

     COMMON AREA INTEREST. In addition to its ownership of the mortgaged property, the borrower owns, and has pledged to the lender as additional security for the One MetroTech Center Loan, an equity interest in a New York general partnership that owns certain common area that is part of the MetroTech
Center. The borrower has an obligation to make limited rental payments for this common area. The borrower may have additional liability with respect to its ownership interests in this equity (and indirectly, the common area) to the extent not covered by insurance.

     GROUND LEASE. The property is encumbered by a ground lease that expires
March 10, 2087. The ground lease base rent per annum is $415,000. In addition to the base rent, the ground lease structure requires payments totaling $25.7 million over the term of the One MetroTech Center Loan. The One MetroTech Center
Loan is structured with an annual escrow in the amount of $4.55 million over the term of the One MetroTech Center Loan to cover the payments under the ground lease that are in excess of the base rent.

     RELEASE AND SUBSTITUTION OF PARCELS. Not Allowed.

                                      C-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      C-6

            MORTGAGE LOAN NO. 2 -- LOCK UP STORAGE CENTERS PORTFOLIO

              [LOCK UP STORAGE CENTERS PORTFOLIO PICTURES OMITTED]

                                      C-7

                 [LOCK UP STORAGE CENTERS PORTFOLIO MAP OMITTED]

                                      C-8

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 2 -- LOCK UP STORAGE CENTERS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:(1)             $56,330,000

CUT-OFF DATE BALANCE:(1)         $56,330,000

FIRST PAYMENT DATE:              07/05/2005

INTEREST RATE:                   5.29000%

AMORTIZATION TERM:               Months 1-60: Interest Only
                                 Months 61-120: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   06/05/2015

EXPECTED MATURITY BALANCE:(1)    $52,249,647

SPONSOR:                         Lock Up Evergreen, LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 23-payment lockout from the first payment date,
                                 with the greater of 1% or Yield Maintenance
                                 until 30 days prior to the maturity date when
                                 it is open to prepayment without premium.

CUT-OFF DATE BALANCE PER SF:(1)  $54.65

UP-FRONT RESERVES:               TI/LC:(2)    $6,500,000

                                 Other:(3)    $1,724,000

ONGOING RESERVES:                NAP

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (M/F):(4)        A2/A

SINGLE ASSET/PORTFOLIO:        Portfolio

PROPERTY TYPE:                 Self-Storage

PROPERTY SUB-TYPE:             Self-Storage

LOCATION:                      See Table Below

YEAR BUILT/RENOVATED:          Various

PERCENT LEASED (AS OF):        66.1% (04/07/05)

NET RENTABLE AREA:             1,030,694

THE COLLATERAL:                15 cross-collateralized self-storage properties
                               located in Illinois, New Jersey and Florida.

OWNERSHIP INTEREST:            Fee (14); Leasehold (1)

PROPERTY MANAGEMENT:           SHS Development Company

U/W NET CASH FLOW:             $10,607,727

APPRAISED VALUE (AS OF):(5)    $145,990,000 (See footnote)

CUT-OFF DATE LTV RATIO:(1)(5)  38.6%

LTV RATIO AT MATURITY:(1)(5)   35.8%

U/W DSCR:(1)(6)                3.51x
--------------------------------------------------------------------------------

(1)  The subject $56,330,000 loan represents the A-Note portion of a $92,180,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note. All LTV calculations are based on the appraised "As Is" value.

(2)  The borrower deposited $6,500,000 at origination to be held as additional security for the debt. Within 90 days from the origination date, the borrower is required under the Loan Agreement to replace the deposit with a letter of credit in the amount of $6,500,000 (the "Lease Up LC") which will be held until Stabilization of the combined portfolio. The Lease Up LC will be reduced to $3,250,000 following achievement of an annualized trailing six month NOI of no less than $9,650,000, and fully released following achievement of Stabilization. According to the loan documents,
     "Stabilization" will be achieved when the combined portfolio reaches an annualized trailing six month NOI of $11,000,000 as well as a physical occupancy of no less than 75% of the total rentable space.

(3)  The borrower delivered a letter of credit at origination in the amount of
     $1,724,000 that represents the estimated purchase price of the fee interest in the 2600 Old Willow Road property pursuant to the related ground lease.
     See "Ground Lease" below for additional information relating to the purchase option.

(4)  Moody's Investors Service, Inc. and Fitch, Inc. have confirmed that the
     Lock Up Storage Centers Portfolio loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A2" / "A", respectively.

(5)  Appraisal as-of dates range from March 31, 2005 to April 8, 2005. The appraiser also concluded an "As-Stabilized" value of $151,640,000 for the portfolio. The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the
     $92,180,000 total first mortgage debt are 63.1% and 58.6%, respectively.

(6)  The DSCR is based solely on the A-Note portion during the interest only period. The DSCR solely on the A-Note portion would be 2.83x based on the principal and interest payment due on July 5, 2010 (after the interest only period). The DSCR based on the total first mortgage debt during the interest only period is 2.07x. The DSCR based on the total first mortgage debt would be 1.69x, based on the principal and interest payment due on
     July 5, 2010 (after the interest only period).

THE LOCK UP STORAGE CENTERS PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "Lock Up Storage Centers Portfolio
Loan") is a $56,330,000 A-Note (the "A-Note"), which is the senior portion of a
$92,180,000 first mortgage loan originated by Prudential Mortgage Capital
Company, LLC, an affiliate of PMCF. The junior portion of the $92,180,000 loan is in the amount of $35,850,000 (the "B-Note") and is currently held by The
Prudential Insurance Company of America. The A-Note and the B-Note have the same maturity date, and the B-Note has a

                                      C-9

fixed interest rate of 5.86% on a 30/360 basis. The Lock Up Storage Centers
Portfolio Loan is secured by 15 cross-collateralized self-storage properties located in various locations throughout Illinois, New Jersey and Florida.

     THE BORROWER. The borrowers consist of 15 separate bankruptcy-remote single-purpose entities that are directly wholly-owned by the sponsor, Lock Up
Evergreen, LLC, a Delaware limited liability company. Each borrower owns no material assets other than the related property and related interests. The board of directors of each borrower has one independent director. A non-consolidation opinion was delivered at origination. Lock Up Evergreen, LLC is a long-term strategic joint venture relationship between The Lock Up Self Storage Centers and Evergreen Real Estate Partners.

     THE PROPERTIES. The collateral consists of 15 cross-collateralized stabilized and pre-stabilized self-storage facilities with approximately 11,698 rental units totaling approximately 1,030,694 net rentable square feet. Eleven properties are stabilized, totaling approximately 8,252 units with 738,589 net rentable square feet and averaging approximately 79.1% physical occupancy as of
April 2005. The remaining four pre-stabilized properties total approximately
3,446 units with 292,105 net rentable square feet and have an average physical occupancy of approximately 33.3% as of April 2005. Overall, the portfolio is approximately 66.1% occupied as of April 2005.

     More specific information about each property is set forth in the chart below:



------------------------------------------------------------------------------------------------------------------------
                                                                                                              "AS-IS"
                                                 YEAR BUILT/                                                 APPRAISED
      PROPERTY                    LOCATION       RENOVATED    UNITS     NRSF     OCCUPANCY(1)   U/W NCF        VALUE
------------------------------------------------------------------------------------------------------------------------

Stabilized Properties
747 Milwaukee Ave.              Glenview, IL           1987     869      73,577    68.50%        $395,211     $5,610,000
2600 Old Willow Rd.             Northbrook,IL     1976/1995     703      71,731    87.20%        $514,913     $6,950,000
431 Ogden Ave.                  Lisle, IL              1998     484      55,627    85.80%        $429,490     $6,200,000
125 Bergenline Ave.             Westwood, NJ           1999     432      43,025    89.70%        $574,713     $8,000,000
800 Frontage Rd.                Northfield, IL         1996     253      28,424    98.10%        $371,027     $5,430,000
1930 N. Clybourne Ave.          Chicago, IL            2000   1,090      97,993    81.60%      $1,345,847    $19,500,000
350 W. Kinzie St.               Chicago, IL       1904/2000   1,101      71,683    76.20%      $1,004,906    $13,300,000
1401 N. Plum Grove Rd.          Schaumburg, IL    1998/2002     726      88,689    67.00%        $441,939     $7,350,000
1400 S. Skokie Hwy.             Lake Forest, IL   1996/2001     877      75,694    73.00%        $901,851    $14,400,000
2525 W. Armitage Ave.           Chicago, IL            2000     718      58,226    76.40%        $338,298     $6,600,000
305 Eisenhower Pkwy.            Livingston, NJ         2002     999      73,920    85.60%      $1,036,859    $14,200,000
------------------------------------------------------------------------------------------------------------------------
Stabilized Subtotal/Wtd. Avg.                                 8,252     738,589    79.09%      $7,355,054   $107,540,000

Pre-Stabilized Properties
750 Busse Highway               Park Ridge, IL         2004     880      72,861    25.40%        $874,019    $10,580,000
5250 Golf Rd.                   Skokie, IL             2005   1,049      94,423     3.90%      $1,126,848    $11,000,000
995 Golden Gate Pkwy.           Naples, FL             2002     708      57,013    59.00%        $560,784     $7,280,000
1200 Pine Ridge Rd.             Naples, FL             2003     809      67,808    61.20%        $691,023     $9,590,000
------------------------------------------------------------------------------------------------------------------------
Pre-Stabilized Subtotal/Wtd. Avg.                             3,446     292,105    33.32%      $3,252,674    $38,450,000

TOTAL PORTFOLIO/WTD. AVG.                                    11,698   1,030,694    66.12%     $10,607,727   $145,990,000
------------------------------------------------------------------------------------------------------------------------
(1)  AS PER A BORROWER PROVIDED RENT ROLL DATED 4/7/05
------------------------------------------------------------------------------------------------------------------------


     PROPERTY MANAGEMENT. The properties are managed by SHS Development Company, an Illinois corporation.

     ADDITIONAL INDEBTEDNESS. The properties also secure a subordinate
$35,850,000 B-Note. The B-Note will not be included in the trust. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage
Pool-Certain Characteristics of the Mortgage Pool-Pari Passu, Subordinate and
Other Financing-Split Loan Structures" and "Servicing of the Mortgage Loans
Under the Series 2005-PWR8 Pooling and Servicing Agreement-Lock Up Storage
Centers Portfolio Non-Pooled Subordinate Noteholder" in the Prospectus
Supplement.

                                      C-10

     GROUND LEASE. One of the borrowers, Northfield Self Storage Centers, LLC
("Northfield"), owns the leasehold interest in the 2600 Old Willow Road property pursuant to a ground lease with an unaffiliated third party. The ground lease expires on November 30, 2011 (subject to an extension for the 30-day option period thereafter) and monthly payments are currently $6,250. The monthly payments are subject to an adjustment every third year based on a new appraised value. The last appraised valuation took place on January 1, 2004. At the expiration of the ground lease, Northfield has a purchase option that extends for 30 days thereafter, which Northfield is required to exercise under the loan documents. This option allows Northfield to purchase the fee interest at a price equal to 160% of its fair market value as determined by an MAI appraisal. At origination, Northfield posted a $1,724,000 letter of credit representing the estimated purchase price of the fee interest at the time of origination. This amount may be increased in the mortgagee's reasonable discretion based on an MAI appraisal.

     SUBSTITUTION OF PARCELS. Beginning on the later of a) 12 months following the origination date or b) Stabilization and up until 12 months prior to the maturity date, the borrowers may substitute up to six portfolio properties in no more than four separate transactions provided certain conditions are met. These conditions include but are not limited to (i) the first substitution is required to be the 2600 Old Willow Road property, so long as the related borrower's interest is a leasehold; (ii) the substitute property must be a self-storage property that is similar or better in quality to the proposed replacement property as described in the loan documents; (iii) the substitution is required to result in an overall loan-to-value ratio less than or equal to the lesser of a 65% loan-to-value ratio or the loan-to-value ratio immediately prior to the substitution, as well as a debt service coverage ratio greater than 1.75x; (iv)
after giving effect to the substitution, the aggregate allocated loan amounts for the properties as to which substitutions have been effected and as to which a substitution is proposed must not cumulatively exceed thirty five percent
(35%) of the original principal balance of the Lock Up Storage Centers Portfolio
Loan; and (v) after giving effect to the substitution, the allocated loan amounts for the properties located in the Chicago MSA must not exceed seventy-five percent (75%) of the then outstanding principal balance of the Lock
Up Storage Centers Portfolio Loan.

     RELEASE OF PARCELS. Beginning on the later of a) 24 months following the origination date or b) Stabilization and up until 12 months prior to the maturity date, the borrowers may request the release of up to six portfolio properties in no more than four separate transactions provided certain conditions are met. These conditions include but are not limited to (i) the first release is required to be the 2600 Old Willow Road property, so long as the related borrower's interest is a leasehold; (ii) the borrowers are required to prepay the Lock Up Storage Centers Portfolio Loan by an amount equal to 115%
of the allocated loan amount applicable to the released property; (iii) after giving effect to the release, the remaining properties must have an overall loan-to-value ratio less than or equal to the lesser of a 65% loan-to-value ratio or the loan-to-value ratio immediately prior to the release, as well as a debt service coverage ratio greater than 1.75x; (iv) the monthly principal amortization payments must be reduced to reflect the reductions in the principal balance for the remainder of the term; (v) after giving effect to the release, the aggregate allocated loan amounts for the properties as to which releases have been effected and as to which a release is proposed must not cumulatively exceed thirty five percent (35%) of the original principal balance of the Lock
Up Storage Centers Portfolio Loan; and (vi) after giving effect to the release, the allocated loan amounts for the properties located in the Chicago MSA must not exceed seventy-five percent (75%) of the then outstanding principal balance of the Lock Up Storage Centers Portfolio Loan.

                                      C-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      C-12

                       MORTGAGE LOAN NO. 3 -- PARK PLACE

                          [PARK PLACE PICTURES OMITTED]

                                      C-13

                            [PARK PLACE MAP OMITTED]

                                      C-14

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 3 -- PARK PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $50,900,000

CUT-OFF DATE BALANCE:          $50,900,000

FIRST PAYMENT DATE:            02/03/2005

INTEREST RATE:                 5.67000%

AMORTIZATION TERM:             Interest Only

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 01/03/2015

EXPECTED MATURITY BALANCE:     $50,900,000

SPONSOR:                       Advance Realty Group, LLC

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from the date of
                               securitization, with U.S. Treasury defeasance for
                               the following 87 payments, and open to prepayment
                               without premium thereafter through the maturity
                               date.

CUT-OFF DATE BALANCE PER SF:   $144.62

UP-FRONT RESERVES:             RE Taxes:      $139,641

                               TI/LC:         $6,175,000

                               Other: (1)     See Footnote

ONGOING RESERVES:              RE Taxes:      $46,547/month

                               TI/LC: (2)     Springing

LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Suburban

LOCATION:                      Florham Park, NJ

YEAR BUILT/RENOVATED:          1975 and 1977 / 2001

PERCENT LEASED (AS OF):        93.7% (04/04/05)

NET RENTABLE AREA:             351,955

THE COLLATERAL:                Four 3-story, Class A office buildings located in
                               Florham Park, New Jersey.

OWNERSHIP INTEREST:            Fee

                                                    LEASE
MAJOR TENANTS                  % NRA   RENT PSF    EXPIRATION
-------------                  -----   --------    ----------
Altana, Inc.                   33.7%    $28.63     07/31/2013
Global Crossing                15.5%    $32.00     04/30/2010
Development Co.
Odyssey Pharmaceuticals, Inc.  14.5%    $28.35     11/30/2015

PROPERTY MANAGEMENT:           Advance Realty Management, Inc.

U/W NET CASH FLOW:             $6,094,168

APPRAISED VALUE (AS OF):(3)    $86,000,000 (09/01/05)

CUT-OFF DATE LTV RATIO:(3)     59.2%

LTV RATIO AT MATURITY:(3)      59.2%

U/W DSCR:(4)                   2.08x
--------------------------------------------------------------------------------

(1)  Advance Realty Group has provided a personal guaranty in the amount of
     $3,150,000 due to free rent in place at the property. This guaranty will be released upon the earlier of (1) the property maintaining contractual payments of base rent of at least $733,500 per month without concessions or
     (2) October 31, 2005, the date by which the majority of the free rent expires. Additionally, Advance Realty Group will provide a personal guarantee in the amount of $1,600,000 in the event that (1) the DSCR is not equal to or greater than 1.50x and (b) Global Crossing does not exercise their renewal option and borrower does not provide evidence of an acceptable replacement tenant prior to the lease expiration of April 30,
     2010. This guarantee is being provided to cover the cost to complete any tenant improvements and leasing commissions associated with the Global
     Crossing space. Lastly, the borrower has given a collateral assignment of the letter of credit in the amount of approximately $1,600,000 which was posted by Global Crossing as a security deposit. This security deposit reduces annually beginning April 2006.

(2)  Beginning January 3, 2011, the borrower is required to deposit monthly escrow payments of $26,350 for TI/LC's to be capped at $1,580,000. Once the cap is reached, payments will be suspended until it is reduced below the cap at which time the monthly escrow payments will commence again until the cap is reached.

(3)  The Appraised Value and LTV for Park Place is based on the "Stabilized"
     value of $86,000,000 as of September 1, 2005. The "Stabilized" value assumes the occupancy has stabilized and rental abatements have expired.
     The occupancy as of April 4, 2005 was 93.7%. Based on the "As-Is" Value as
     of May 1, 2005 of $83,000,000, the LTV is 61.3%.

(4)  The DSCR is based solely on the A-Note portion. The DSCR based on the total first mortgage debt during the interest only period is 1.73x.

THE PARK PLACE LOAN.

     THE LOAN. The third largest loan (the "Park Place Loan") is a $50,900,000
Note A that is part of a $60,000,000 first mortgage loan secured by the borrower's fee interest in an office building on a 29.89 acre site in Florham
Park, New Jersey, known as Park Place.

     THE BORROWER. The borrower, Advance at Park Place, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower is a single purpose entity whose managing member has an independent director. A non-consolidation opinion was delivered at origination. The borrower is ultimately controlled by Advance Realty Group, LLC.

                                      C-15

     THE PROPERTY. Park Place consists of four 3-story office buildings containing approximately 351,955 square feet. The property was constructed in
1975 and 1977. Borrower purchased the mortgaged property in 2000, tore it down to structural steel and reconstructed the buildings in 2001. Redevelopment costs were $41,500,000. The property is located adjacent to Route 24 and is 1/8 mile from the Route 24 Columbia Turnpike interchange.

     SIGNIFICANT TENANTS: Based on the rent roll provided by the borrower dated as of April 4, 2005, the property was approximately 93.7% leased.

     Altana, Inc. ("Altana") leases a total of 118,633 sq.ft. (33.7% of the NRA)
for $28.63psf expiring in July 2013. Altana is the managing group for the U.S.
operation of Altana Pharma AG, a division of Altana AG. Altana AG is an international pharmaceuticals and chemicals company.

     Global Crossing Development Co. ("Global Crossing") leases a total of
54,660 sq.ft. (15.5% of the NRA) for $32.00psf expiring in April 2010. Global
Crossing is an international telecommunication services company. The mortgaged property is the world headquarters for Global Crossing.

     Odyssey Pharmaceuticals, Inc. ("Odyssey") leases 50,948 sq. ft. (14.5% of the NRA) for $28.35psf expiring in November 2015. Odyssey is a wholly owned subsidiary of PLIVA d.d., a pharmaceutical company. PLIVA d.d. has entered into a guaranty of all of Odyssey's obligations under its lease. The borrower was recently informed that Odyssey no longer intends to occupy the mortgaged property and intends to move out over the next 6-12 months. The borrower was further informed that Odyssey has contacted a realty firm to locate a subtenant for the leased space.

--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
   YEAR      # OF LEASES   TOTAL SF    % OF TOTAL    CUMULATIVE   CUMULATIVE %
              EXPIRING     EXPIRING    SF EXPIRING    TOTAL SF   OF SF EXPIRING
------------------------------------- ------------------------------------------
      2009         1         7,139         2.0%          7,139         2.0%
      2010         3        59,084        16.8%         66,223        18.8%
      2012         2        22,487         6.4%         88,710        25.2%
      2013         5       118,633        33.7%        207,343        58.9%
THEREAFTER         4       122,497        34.8%        329,840        93.7%
    VACANT       NAP        22,115         6.3%        351,955       100.0%
------------------------------------- ------------------------------------------
     TOTAL        15       351,955       100.0%
--------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Advance Realty Management,
Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The property is currently encumbered by a
$9,100,000 Note B, which is subordinated to the Note A pursuant to a co-lender agreement between the holders of the Note A and the Note B. For more information with respect to these rights, see "Description of the Mortgage Pool-Certain
Characteristics of the Mortgage Pool-Pari Passu, Subordinate and Other
Financing-Split Loan Structures" and "Servicing of the Mortgage Loans Under the
Series 2005-PWR8 Pooling and Servicing Agreement-PCF Non-Pooled Subordinate
Noteholder" in the Prospectus Supplement.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-16

                  MORTGAGE LOAN NO. 4 -- BALLSTON OFFICE CENTER

                    [BALLSTON OFFICE CENTER PICTURE OMITTED]

                                      C-17

                      [BALLSTON OFFICE CENTER MAP OMITTED]

                                      C-18

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 4 -- BALLSTON OFFICE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $46,000,000

CUT-OFF DATE BALANCE:          $46,000,000

FIRST PAYMENT DATE:            06/01/2005

INTEREST RATE:                 5.19400%

AMORTIZATION TERM:             Months 1-60: Interest Only
                               Months 61-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 05/01/2015

EXPECTED MATURITY BALANCE:     $42,616,483

SPONSOR:                       Forest City Enterprises, Inc.

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from date of securitization,
                               with U.S. Treasury defeasance for the following
                               91 payments, and open to prepayment without
                               premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $257.77

UP-FRONT RESERVES:             Deferred
                               Maintenance:   $136,875

                               Replacement:   $2,923

                               TI/LC:         $372,549

                               Other:(1)      $516,140

ONGOING RESERVES:              RE Taxes:(2)   Springing

                               Insurance:(2)  Springing

                               Replacement:   $2,923/month

                               TI/LC: (2)     $14,583/month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban

LOCATION:                      Arlington, VA

YEAR BUILT/RENOVATED:          1986/NAP

PERCENT LEASED (AS OF):        94.4% (04/15/05)

NET RENTABLE AREA:             178,452

THE COLLATERAL:                An 8-story, Class A office building
                               located in Arlington, Virginia.

OWNERSHIP INTEREST:            Fee

                                                        LEASE
MAJOR TENANTS                  % NRA     RENT PSF     EXPIRATION
-------------                  -----     --------    ------------
U.S. Coast Guard               73.1%      $32.16     06/30/2006(3)
Council of Better
Business                       12.2%      $32.45     11/30/2013
Global Knowledge Network        9.1%      $28.13     08/31/2007

PROPERTY MANAGEMENT:           Forest City Commercial Management, Inc.

U/W NET CASH FLOW:             $3,904,028

APPRAISED VALUE (AS OF):       $62,900,000 (04/30/05)

CUT-OFF DATE LTV RATIO:        73.1%

LTV RATIO AT MATURITY:         67.8%

U/W DSCR: (4)                  1.61x
--------------------------------------------------------------------------------

(1)  The other escrow includes 100% of the environmental remediation costs identified ($32,400), one year of rent for the U.S. Coast Guard tenant in holdover ($266,860) and a tenant improvement escrow for the Counsil of
     Better Business ($216,880).

(2)  An ongoing escrow springs if the borrower fails to provide lender evidence of payment of the real estate taxes and/or insurance premiums. An ongoing
     TI/LC reserve of $10psf springs if the United States Coast Guard fails to renew any portion of their space 12 months prior to the lease expiration date.

(3)  The U.S. Coast Guard occupies several spaces with staggered expiration dates. 46,502 sq.ft. expires in 2006, 35,526 sq.ft. expires in 2009 and
     48,477 sq.ft. expires in 2013. In addition, 6,065 sq.ft. of the vacant space is anticipated to be leased to the U.S. Coast Guard, with a lease out for signature.

(4)  The DSCR is based on the interest only period. The DSCR would be 1.29x based on the principal and interest payments commencing on June 1, 2010
     (after the interest only period).

THE BALLSTON OFFICE CENTER LOAN.

     THE LOAN. The fourth largest loan (the "Ballston Office Center Loan") is a
$46,000,000 first mortgage loan secured by the borrower's fee simple interest in the Ballston Office Center located in Arlington, Virginia.

     THE BORROWER. The borrower, Ballston Office Center, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The borrower is sponsored by Forest City Enterprises, Inc. ("Forest
City"). Forest City is a publicly traded real estate company and is principally engaged in the ownership, development, acquisition and

                                      C-19

management of commercial and residential real estate throughout the United
States. Established in 1921, Forest City's $7.3 billion portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 23 states and the District of Columbia as of January 31, 2005.

     THE PROPERTY. The Ballston Office Center is a 178,452 square foot, 8-story,
Class A office building built on top of the Ballston Common Mall, located in
Arlington, Virginia. The Ballston Office Center was built in 1986 on air rights on the southern perimeter of the Ballston Common Mall. The Ballston Common Mall
is owned by Forest City. The office is accessible through the dedicated office lobby on Wilson Boulevard or through a hallway that connects the lobby to the
2nd floor of the Ballston Common Mall. The property is located less than two blocks from the Ballston-Marymount University Metrorail Station and parking is provided on site. The property is located approximately five miles west of downtown Washington D.C. and is accessible by several nearby bridges. The Ronald
Reagan Washington National Airport is located approximately seven miles southeast of the property. According to CB Richard Ellis' 1st quarter 2005
Northern Virginia office market report, the Ballston submarket vacancy and average rent were 10% and $31.78, respectively.

     SIGNIFICANT TENANTS: As of April 15, 2005, the Ballston Office Center was
approximately 94.4% leased by 3 tenants and approximately 73% of the NRA is leased to investment grade rated tenants.

     The U.S. Coast Guard (GSA) (implied rating of AAA) leases 130,505 sq.ft.
(73.1% of the NRA) under leases for $32.16psf expiring at various dates in 2006,
February 2009 and June 2013. The U.S. Coast Guard has been at the property since
1991. The U.S. Coast Guard is a military organization that was founded 211 years ago and is responsible for maritime safety, protection of natural resources, mobility, maritime security, and national defense. As of July 2004, the U.S.
Coast Guard reported 91,300 employees. The U.S. Coast Guard lease is subject to congressional budget appropriations.

     Council of Better Business ("BBB") leases 21,688 sq.ft. (12.2% of the NRA)
under a lease for $32.45psf expiring in November 2013. BBB is a private, non-profit organization developed to monitor and report marketplace activities to the public. There are more than 135 Bureau offices in the U.S., Canada and
Puerto Rico. Each office maintains files on companies headquartered in its service area, which may extend as far as a 200-mile radius. The borrower has reported that it has received notice from BBB that BBB intends to sublease its space.

     Global Knowledge Network ("Global Knowledge") leases 16,180 sq.ft. (9.1% of the NRA) under a lease for $28.13psf expiring in August 2007. Global Knowledge is a privately held provider of training, enterprise learning services and software solutions for information technology and management professionals.
Founded in 1995, Global Knowledge employs more than 800 people worldwide and is headquartered in Cary, North Carolina. The company is owned by New York-based investment firm Welsh, Carson, Anderson, and Stowe. Global Knowledge offers 700 courses in 13 languages, including vendor-specific training for Cisco, Nortel,
Microsoft, Oracle, Red Hat and Foundstone technologies and certifications, as well as application and web development, operating systems, networking and wireless, security, telephony, project management and professional skills training.

--------------------------------------------------------------------------------
LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
 YEAR    # OF LEASES   TOTAL SF    % OF TOTAL     CUMULATIVE     CUMULATIVE %
          EXPIRING     EXPIRING    SF EXPIRING     TOTAL SF     OF SF EXPIRING
--------------------------------------------------------------------------------
  2006        2         46,502        26.1%          46,502         26.1%
  2007        2         16,180         9.1%          62,682         35.1%
  2009        4         35,526        19.9%          98,208         55.0%
  2013        2         70,165        39.3%         168,373         94.4%
VACANT      NAP         10,079         5.6%         178,452        100.0%
--------------------------------------------------------------------------------
 TOTAL       10        178,452       100.0%
--------------------------------------------------------------------------------
(1)  The above table represents the rollover at the property through year-end
     2013. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Forest City Commercial
Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-20

                      MORTGAGE LOAN NO. 5 -- MARRIOTT TROY

--------------------------------------------------------------------------------

                                [PICTURE OMITTED]

                                [PICTURE OMITTED]

                                [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                      C-21

--------------------------------------------------------------------------------

                         [MAP OF MARRIOTT TROY OMITTED]

--------------------------------------------------------------------------------

                                      C-22



-----------------------------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN NO. 5 -- MARRIOTT TROY
-----------------------------------------------------------------------------------------------------------------------------------
                       LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------    ---------------------------------------------------------------

MORTGAGE LOAN SELLER:            BSCMI                              SHADOW RATING:            NAP

LOAN PURPOSE:                    Refinance                          SINGLE ASSET/PORTFOLIO:   Single Asset

ORIGINAL BALANCE:                $38,660,000                        PROPERTY TYPE:            Hospitality

CUT-OFF DATE BALANCE:            $38,660,000                        PROPERTY SUB-TYPE:        Full Service

FIRST PAYMENT DATE:              06/01/2005                         LOCATION:                 Troy, MI

INTEREST RATE:                   5.33850%                           YEAR BUILT/RENOVATED:     1990 / 2003

AMORTIZATION TERM:               Months 1-24: Interest Only         OCCUPANCY (AS OF):        67.7% (T-12 - 02/28/05)
                                 Months 25-120: 300 months
ARD:                             No                                 ROOMS:                    350

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   05/01/2015                         THE COLLATERAL:           A 16-story, 350-room, full-service
                                                                                              hotel located in Troy, Michigan.
EXPECTED MATURITY BALANCE:       $31,664,556

SPONSOR:                         Sunstone Hotel Investors, Inc.

INTEREST CALCULATION:            Actual/360                         OWNERSHIP INTEREST:       Fee

CALL PROTECTION:                 24-payment lockout from date
                                 of securitization, with U.S.
                                 Treasury defeasance for the
                                 following 94 payments, and open
                                 to prepayment without premium on
                                 the maturity date.

                                                                    PROPERTY MANAGEMENT:      Marriott International, Inc.

CUT-OFF DATE BALANCE PER ROOM:   $110,457

UP-FRONT RESERVES:               RE Taxes:       $319,413           U/W NET CASH FLOW:        $5,335,263
                                 Other: (1)      $670,000           APPRAISED VALUE (AS OF):  $61,600,000 (04/01/05)

ONGOING RESERVES:                RE Taxes:       $79,853 /          CUT-OFF DATE LTV RATIO:   62.8%
                                                 month

                                 Insurance: (2)  Springing          LTV RATIO AT MATURITY:    51.4%
LOCKBOX:                         Springing Hard                     U/W DSCR: (3)             2.55x
----------------------------------------------------------------    ---------------------------------------------------------------


(1)  The other reserve of $670,000 was held back in conjunction with money the borrower set aside to fund a renovation program and other repairs.

(2)  An ongoing insurance escrow springs if the borrower fails to provide lender evidence of payment of the insurance premiums.

(3)  The DSCR is based on the interest only period. The DSCR would be 1.90x based on the principal and interest payments commencing on June 1, 2007
     (after the interest only period).

THE MARRIOTT TROY LOAN.

     THE LOAN. The fifth largest loan (the "Marriott Troy Loan") is a
$38,660,000 first mortgage loan secured by the borrower's fee simple interest in the Marriott Troy located in Troy, Michigan.

     THE BORROWER. The borrower, Sunstone Big Beaver, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor, Sunstone Hotel Investors, Inc. ("Sunstone"; NYSE: SHO), is a
southern California-based real estate investment trust ("REIT") that owns hotels throughout the United States. As of December 31, 2004, Sunstone owned 54 hotels, comprising 13,183 rooms, located in 17 states in the United States. Sunstone's hotels are operated under brand names including Marriott, Hilton, Hyatt,
InterContinental and Wyndham.

                                      C-23

     THE PROPERTY. The property is a Marriott flagged, 16-story, 350-room full-service hotel located in Troy, Michigan. The Marriott Troy was built in
1990 and features a fully equipped health club with heated indoor swimming pool, whirlpool, dry saunas, a sundeck and private locker rooms. There is approximately 14,000 square feet of meeting space with 15 meeting and banquet rooms. Over the past two years, approximately $4.5 million, or $12,771 per key, has been spent in capital improvements on the Marriott Troy. The property is located on Big Beaver Road near I-75 (a major interstate highway), which is a major thoroughfare with numerous office buildings and the Somerset Mall.



--------------------------------------------------------------------------------------------
       HISTORICAL PENETRATION PERCENTAGES (1)
--------------------------------------------------------------------------------------------
        YEAR          OCCUPANCY PENETRATION      ADR PENETRATION       REVPAR PENETRATION
--------------------- ---------------------- ------------------------ ----------------------

       2002                  110.6%                  122.2%                  135.2%
       2003                  110.9%                  124.1%                  137.5%
       2004                  106.6%                  125.6%                  133.8%
T-12 THROUGH 02/05           107.3%                  125.6%                  134.8%
--------------------------------------------------------------------------------------------

(1)  The above table is based on data provided by STAR Trend Reports.

     PROPERTY MANAGEMENT. The property is managed by Marriott International,
Inc. (NYSE:MAR; rated BBB+/Baa2/BBB by S&P/Moody's/Fitch), a hospitality company with nearly 2,800 operating units in the United States and 69 other countries and territories. The company has approximately 128,000 employees and is headquartered in Washington, D.C.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-24

                     MORTGAGE LOAN NO. 6 -- NORTHWOOD CENTRE

--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                      C-25

--------------------------------------------------------------------------------

                        [MAP OF NORTHWOOD CENTRE OMITTED]

--------------------------------------------------------------------------------

                                      C-26



-----------------------------------------------------------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 -- NORTHWOOD CENTRE
-----------------------------------------------------------------------------------------------------------------------------------
                       LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------    ---------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI                                SHADOW RATING:            NAP
LOAN PURPOSE:                  Refinance                            SINGLE ASSET/PORTFOLIO:   Single Asset
ORIGINAL BALANCE:              $37,500,000                          PROPERTY TYPE:            Office
CUT-OFF DATE BALANCE:          $37,500,000                          PROPERTY SUB-TYPE:        Suburban
FIRST PAYMENT DATE:            03/01/2005                           LOCATION:                 Tallahassee, FL
INTEREST RATE:                 5.34500%                             YEAR BUILT/RENOVATED:     1969 / 1989
AMORTIZATION TERM:             Months 1-24: Interest Only           PERCENT LEASED (AS OF):   99.1% (12/07/04)
                               Months 24-120: 360 months
ARD:                           Yes                                  NET RENTABLE AREA:        421,853
ANTICIPATED REPAYMENT DATE:    02/01/2015
MATURITY DATE:                 02/01/2035                           THE COLLATERAL:           A 4-building office complex located
                                                                                              in Tallahassee, Florida.
EXPECTED ARD BALANCE:          $32,781,177
SPONSOR:                       UrbanAmerica, L.P.                   OWNERSHIP INTEREST:       Fee
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from date of
                               securitization, with U.S.
                               Treasury defeasance for the
                               following 88 payments, and open
                               to prepayment without premium                                                            LEASE
                               thereafter through maturity.                                                             -----
                                                                    MAJOR TENANTS               % NRA    RENT PSF     EXPIRATION
                                                                    -------------               -----    --------     ----------
                                                                    State of Florida            95.7%     $15.10      11/30/2019
                                                                    Hooters                     1.1%      $17.83      08/01/2009
                                                                    The Original Italian Pie    0.7%      $13.50      12/31/2014
CUT-OFF DATE BALANCE PER SF:   $88.89
                                                                    PROPERTY MANAGEMENT:      Urban America Property Management
                                                                                              LLC
UP-FRONT RESERVES:             RE Taxes:         $136,076
                               Insurance:        $35,966
                               Deferred
                               Maintenance:      $532,600
                               Replacement:      $8,258
                               TI/LC:            $16,667
                               Other: (1)        $2,965,415
ONGOING RESERVES:              RE Taxes:         $34,019 /          U/W NET CASH FLOW:        $3,960,131
                                                 month
                               Insurance:        $11,989 /          APPRAISED VALUE (AS       $50,000,000 (12/09/04)
                                                 month              OF):
                               Replacement:      $8,258 / month     CUT-OFF DATE LTV RATIO:   75.0%
                               TI/LC:            $16,667 /          LTV RATIO AT ARD:         65.6%
                                                 month
LOCKBOX:                       Hard                                 U/W DSCR: (2)             1.95x
----------------------------------------------------------------    ---------------------------------------------------------------


(1)  This reserve consists of $2,751,415 for tenant improvements owed to the
     State of Florida and $214,000 for rent recapture for the State of Florida.

(2)  The DSCR is based on the interest only period. The DSCR would be 1.58x based on the principal and interest payments commencing on March 1, 2007
     (after the interest only period).

THE NORTHWOOD CENTRE LOAN.

     THE LOAN. The sixth largest loan (the "Northwood Centre Loan") is a
$37,500,000 first mortgage loan secured by the borrower's fee simple interest in the Northwood Centre located in Tallahassee, Florida.

     THE BORROWER. The borrower, 1940 Monroe Street FI, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests and is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor of the loan is UrbanAmerica, L.P. ("UrbanAmerica"). UrbanAmerica is a real estate private equity firm founded in 1998 that focuses on investments in inner city commercial real estate. UrbanAmerica's investor base includes numerous banks, pension funds, and insurance companies. As of December 31, 2004, UrbanAmerica had total assets of approximately $331 million and partners' capital of over $90 million.

                                      C-27

     THE PROPERTY. Northwood Centre is a 421,853 square foot, office complex located in Tallahassee, Florida. The property was built in 1969 as a mall, but renovated and converted to office use in 1989. The borrower has plans for additional improvements to common areas in the next two years totaling $1.3 million which was reserved for at origination. Tallahassee is the state capital of Florida and the property is principally occupied by the State of Florida. In addition to the State of Florida, there are some retail stores within the property, which serve as amenities to the office users and their clients, and two outparcels which are occupied by a Hooters restaurant and The Original
Italian Pie restaurant. The property is located on the south side of North
Monroe Street which runs from Tallahassee to I-10. North Monroe Street is a retail corridor anchored by the Tallahassee Mall, which is located one mile north of the property. Downtown Tallahassee is approximately three miles south of the Northwood Centre.

     SIGNIFICANT TENANTS: As of December 7, 2004, the Northwood Centre was
approximately 99.1% leased by 8 tenants and approximately 95.8% of the net rentable area is leased to investment grade rated tenants.

     The State of Florida (rated AAA/Aa1/AAA by S&P, Moody's, and Fitch, respectively) leases 403,716 sq.ft. (95.7% of the NRA) for $15.10psf expiring in
November 2019. The space is leased by the Department of Management Services
("DMS"), the business arm of the Florida government. The space is occupied by four separate State of Florida departments: Department of Children and Families,
Department of Education, Department of Revenue and Department of Business and
Professional Regulation. The State of Florida has been a tenant at the property since its conversion from a mall to office space in 1989. The State of Florida has a partial termination right for 70,780 square feet if the Department of
Education and the Department of Revenue are relocated to State-owned space. The lease is also subject to standard government annual budget appropriations.

     Hooters leases 4,500 sq.ft. (1.1% of the NRA) for $17.83psf expiring in
August 2009 with one 5-year extension option. Hooters is an Atlanta-based operator and franchiser of over 375 Hooters locations in 46 states, Argentina,
Aruba, Austria, Brazil, Canada, Chile, England, Guatemala, Mexico, Singapore,
Switzerland, Taiwan, Taipei and Venezuela. The Hooters system employs over
25,000 people.

     The Original Italian Pie leases 3,100 sq.ft. (0.7% of the NRA) for
$13.50psf expiring in December 2014. The Original Italian Pie was founded in
1992 in New Orleans as a single restaurant and has expanded to over 20 locations across the southeastern United States.



-----------------------------------------------------------------------------------------------------------
       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                 MTM           1               1,350            0.3%             1,350            0.3%
                2005           1               1,800            0.4%             3,150            0.7%
                2008           2               2,400            0.6%             5,550            1.3%
                2009           3               5,641            1.3%            11,191            2.7%
                2014           1               3,100            0.7%            14,291            3.4%
          THEREAFTER           3             403,716           95.7%           418,007           99.1%
              VACANT         NAP               3,846            0.9%           421,853          100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          11             421,853          100.0%
-----------------------------------------------------------------------------------------------------------


(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Urban America Property
Management LLC, an affiliate of the sponsor.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS. The Northwood Centre borrower may obtain a release of a specified vacant parcel of land adjacent to the mortgaged property, without any required prepayment of the Northwood Centre Loan, provided the borrower satisfies certain legal conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign it any value.

                                      C-28

                   MORTGAGE LOAN NO. 7 -- KALEIDOSCOPE CENTER

--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                  [MAP OMITTED]

--------------------------------------------------------------------------------

                                      C-29

                      [MAP OF KALEIDOSCOPE CENTER OMITTED]

                                      C-30



-----------------------------------------------------------------------------------------------------------------------------------
                                            MORTGAGE LOAN NO. 7 -- KALEIDOSCOPE CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                       LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------    ---------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI                                SHADOW RATING:            NAP
LOAN PURPOSE:                  Refinance                            SINGLE ASSET/PORTFOLIO:   Single Asset
ORIGINAL BALANCE:              $36,000,000                          PROPERTY TYPE:            Retail
CUT-OFF DATE BALANCE:          $35,968,188                          PROPERTY SUB-TYPE:        Anchored
FIRST PAYMENT DATE:            06/01/2005                           LOCATION:                 Mission Viejo, CA
INTEREST RATE:                 5.75300%                             YEAR BUILT/RENOVATED:     1998 / NAP
AMORTIZATION TERM:             360 months                           PERCENT LEASED (AS OF):   85.5% (03/29/05)
ARD:                           No                                   NET RENTABLE AREA:        219,009
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 05/01/2015                           THE COLLATERAL:           A grocery anchored,
                                                                                              retail/entertainment center located
                                                                                              in Mission Viejo, Orange County,
                                                                                              California.
EXPECTED MATURITY BALANCE:     $30,372,623
SPONSORS:                      Jong Yong Lee and Ji Hee Lee
INTEREST CALCULATION:          Actual/360                           OWNERSHIP INTEREST:       Fee

CALL PROTECTION:               24-payment lockout from date of
                               securitization, with U.S.
                               Treasury defeasance for the
                               following 94 payments, and open
                               to prepayment without premium                                                            LEASE
                               thereafter through maturity.                                                             -----
                                                                    MAJOR TENANTS               % NRA    RENT PSF     EXPIRATION
                                                                    -------------               -----    --------     ----------
                                                                    Edwards Theaters            19.6%     $16.11      06/04/2014
                                                                    Crunch Fitness Center       12.8%     $21.89      06/30/2009
                                                                    Bristol Farms               11.8%     $17.40      09/30/2013
CUT-OFF DATE BALANCE PER SF:   $164.23
                                                                    PROPERTY MANAGEMENT:      Summit Team, Inc.
UP-FRONT RESERVES:             RE Taxes:         $34,748
                               Insurance:        $7,474
                               Replacement:      $2,738
                               TI/LC:            $7,849
                               Other: (1)        $2,467,052
ONGOING RESERVES:              RE Taxes:         $34,748 /          U/W NET CASH FLOW:        $3,199,112
                                                 month
                               Insurance:        $7,474 / month     APPRAISED VALUE (AS OF):  $49,500,000 (03/01/05)

                               Replacement:      $2,738 / month     CUT-OFF DATE LTV RATIO:   72.7%
                               TI/LC:            $7,849 / month     LTV RATIO AT MATURITY:    61.4%
LOCKBOX:                       Hard                                 U/W DSCR:                 1.27x
----------------------------------------------------------------    ---------------------------------------------------------------


(1)  This reserve is an amount equal to approximately two years of rent and reimbursements plus the costs of any outstanding tenant improvements, leasing commissions, or other landlord obligations to three tenants with recently signed leases: Howie's Game Shack ($892,450), Laserquest
     ($606,200) and Riptide Restaurant ($968,402). The escrow may be released in part if among other things: i) such tenant takes occupancy, ii) such tenant is open for business, iii) such tenant commences rent payments, and iv) the
     DSCR as determined by lender is no less than 1.25x.

THE KALEIDOSCOPE CENTER LOAN.

     THE LOAN. The seventh largest loan (the "Kaleidoscope Center Loan") is a
$36,000,000 first mortgage loan secured by the borrower's fee simple interest in the Kaleidoscope Center located in Mission Viejo, California.

     THE BORROWER. The borrower, K. T. Kaleidoscope, Inc. is a single purpose entity that owns no material assets other than the mortgaged property and related interests and is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsors of the loan are Jong Yong Lee and Ji Hee Lee. They report a net worth in excess of $40 million. Their real estate portfolio consists of shopping centers, apartment buildings and office buildings. More specifically, the sponsors own 22.5% of two partnerships which own a combined 12 apartment buildings totaling 2,300 units in
Arizona, Texas, Louisiana, Virginia and North Carolina.

                                      C-31

     THE PROPERTY. Kaleidoscope Center is a 219,009 square foot, grocery anchored, retail/entertainment center located in Mission Viejo, Orange County,
California. The property was completed in 1998 at a cost of approximately $60 million, or nearly $275psf. The property consists of an underground garage and three levels of retail space (one at ground level, two above ground). Situated on Interstate 5, a primary north/south freeway linking Los Angeles, Orange
County and San Diego, the property is passed by approximately 300,000 cars per day. The 5-mile radius surrounding the property has a population of 315,365, average household income of $115,533, and generated total annual retail sales of
$4.04 billion. Based on CB Richard Ellis' 1st quarter 2005 Orange County retail report, the South Orange County retail submarket encompasses 16.9 million square feet of retail space, a 4.3% vacancy and a $32.16psf triple net average rent. In addition, Kaleidoscope Center is located across the street from The Shops at
Mission Viejo, a 1.2 million square foot, regional mall owned by Simon Property
Group and anchored by Saks 5th Avenue, Nordstrom, Macy's and Robinson-May.

     SIGNIFICANT TENANTS: As of March 29, 2005, the property was 85.5% leased by approximately 21 tenants. Of the tenants that report sales (excluding Edwards
Theaters), the average 2004 sales were $440psf with an occupancy cost of 6.0%.

     Edwards Theaters leases 42,834 sq.ft. (19.6% of the NRA) for $16.11psf expiring in June 2014 with one 5-year extension option. Edwards Theaters is owned by Regal Entertainment Group (NYSE: RGC). The Regal Entertainment Group,
comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operated
6,273 screens in 558 locations in 40 states as of December 30, 2004. The Edwards
Theaters at Kaleidoscope Center reported 2004 sales per screen of approximately
$469,000.

     Crunch Fitness Center leases 28,121 sq.ft. (12.8% of the NRA) for $21.89psf expiring in June 2009 with two 5-year extension options. The parent company,
Bally Total Fitness, is a national, commercial operator of fitness centers, with approximately four million members and nearly 420 facilities located in 29 states, Canada, Asia and the Caribbean. Bally Total Fitness operates under the popular brands Bally Total Fitness, Crunch Fitness, Sports Clubs of Canada,
Pinnacle Fitness, Bally Sports Clubs and Gorilla Sports.

      Bristol Farms leases 25,763 sq.ft. (11.8% of the NRA) for $17.40psf expiring in September 2013 with four 5-year extension options. Bristol Farms is wholly-owned by Albertson's (NYSE: ABS; rated BBB/Baa2/BBB by S&P, Moody's, and
Fitch, respectively). Albertson's is an operator of retail food and drug stores in the United States. Albertson's stores are operated under several names including Albertsons, Jewel-Osco, Acme, Sav-on Drugs, Osco Drug, Max Foods,
Super Saver Foods, Shaw's, Star Markets and Bristol Farms. As of October 2004,
the company operated 2,507 stores in 37 states. The Bristol Farms at
Kaleidoscope Center reported 2004 sales of $590psf with an occupancy cost of
4.1%.



-----------------------------------------------------------------------------------------------------------
       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                 MTM           1               5,277            2.4%             5,277            2.4%

                 2005          1               1,052            0.5%             6,329            2.9%

                 2006          1               1,240            0.6%             7,569            3.5%

                 2007          3               3,759            1.7%            11,328            5.2%

                 2008          4               9,950            4.5%            21,278            9.7%

                 2009          4              49,643           22.7%            70,921           32.4%

                 2010          3              17,378            7.9%            88,299           40.3%

                 2013          1              25,763           11.8%           114,062           52.1%

                 2014          2              52,106           23.8%           166,168           75.9%

                 2015          2              21,167            9.7%           187,335           85.5%

               VACANT         NAP             31,674           14.5%           219,009          100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          22             219,009          100.0%
-----------------------------------------------------------------------------------------------------------


(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Summit Team, Inc., a third party management and leasing firm based in Orange County, CA. Summit manages approximately 35 properties throughout Southern California.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-32

                     MORTGAGE LOAN NO. 8 -- ALEXANDRIA MALL

--------------------------------------------------------------------------------

[PICTURE OMITTED]                                              [PICTURE OMITTED]

[PICTURE OMITTED]                                              [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                      C-33

--------------------------------------------------------------------------------

                        [MAP OF ALEXANDRIA MALL OMITTED]

--------------------------------------------------------------------------------

                                      C-34



-----------------------------------------------------------------------------------------------------------------------------------
                                              MORTGAGE LOAN NO. 8 -- ALEXANDRIA MALL
-----------------------------------------------------------------------------------------------------------------------------------
                       LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------    ---------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI                                SHADOW RATING:            NAP
LOAN PURPOSE:                  Refinance                            SINGLE ASSET/PORTFOLIO:   Single Asset
ORIGINAL BALANCE:              $27,200,000                          PROPERTY TYPE:            Retail
CUT-OFF DATE BALANCE:          $27,117,511                          PROPERTY SUB-TYPE:        Anchored
FIRST PAYMENT DATE:            04/01/2005                           LOCATION:                 Alexandria, LA
INTEREST RATE:                 5.44000%                             YEAR BUILT/RENOVATED:     1973 / 1986, 1993
AMORTIZATION TERM:             360 months                           PERCENT LEASED (AS OF):   83.3% (02/11/05)
ARD:                           No                                   NET RENTABLE AREA:        388,987
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 03/01/2015                           THE COLLATERAL:           A regional mall anchored by JC
                                                                                              Penney, Sears, Dillard's and
                                                                                              Mervyn's located in Alexandria,
                                                                                              Louisiana.
EXPECTED MATURITY BALANCE:     $22,737,809
SPONSORS:                      Dan Friedman, Anne Nelson
                               Zahner and David Schonberger
                                                                    OWNERSHIP INTEREST:       Fee
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               24-payment lockout from date of
                               securitization, with U.S.
                               Treasury defeasance for the
                               following 92 payments, and open
                               to prepayment without premium                                                            LEASE
                               thereafter through maturity.                                                             -----
                                                                    MAJOR TENANTS               % NRA    RENT PSF     EXPIRATION
                                                                    -------------               -----    --------     ----------
                                                                    Stein Mart                  9.8%       $2.89      05/27/2006
                                                                    Weiss & Goldring            7.7%       $2.25      07/31/2008
                                                                    Stage                       7.5%       $5.15      02/28/2006
CUT-OFF DATE BALANCE PER SF:   $69.71
                                                                    PROPERTY MANAGEMENT:      General Growth Management, Inc.
UP-FRONT RESERVES:             RE Taxes:         $103,831
                               Insurance:        $157,473
                               TI/LC:            $1,000,000
                               Capital
                               Improvements:
                               (1)               $5,000,000

ONGOING RESERVES:              RE Taxes:         $34,610 /          U/W NET CASH FLOW:        $2,816,180
                                                 month
                               Insurance:        $23,767 /          APPRAISED VALUE (AS OF):  $42,750,000 (01/05/05)
                                                 month
                               Replacement: (2)  Springing          CUT-OFF DATE LTV RATIO:   63.4%
                               TI/LC: (3)        Springing          LTV RATIO AT MATURITY:    53.2%
LOCKBOX:                       Hard                                 U/W DSCR:                 1.53x
----------------------------------------------------------------    ---------------------------------------------------------------


(1)  Approximately $5,000,000 was escrowed at closing for capital improvements that the borrower intends to perform over the next few years.

(2)  An ongoing replacement reserve springs on March 1, 2008 in the amount of
     $8,127/month.

(3)  An ongoing tenant improvement/leasing commission reserve springs on March
     1, 2008 in the amount of $24,382/month. The reserve is capped at
     $1,462,916, excluding the up-front escrow.

THE ALEXANDRIA MALL LOAN.

     THE LOAN. The eighth largest loan (the "Alexandria Mall Loan") is a
$27,200,000 first mortgage loan secured by the borrower's fee simple interest in the Alexandria Mall located in Alexandria, Louisiana.

                                      C-35

     THE BORROWER. The borrowers, Alexandria Mall I LLC, Alexandria Mall II LLC,
Alexandria Mall III LLC and Alexandria Mall Radiant LLC, hold title as tenants-in-common. All four borrowers are single purpose entities that own no material assets other than the mortgaged property and related interests. The managing member of the borrowers are structured with one independent director. A non-consolidation opinion was delivered at closing. The sponsors of the loan are
Dan Friedman, Anne Nelson Zahner and David Schonberger. In March 2000, the
sponsors formed Radiant Partners, LLC to invest in real estate and real estate-related assets at all stages of development and redevelopment. Radiant
Partners, LLC currently owns seven assets comprising approximately 3.7 million square feet.

     THE PROPERTY. Alexandria Mall is an 882,669 square foot regional mall
(collateral consists of 388,987 square feet), anchored by JC Penney, Sears,
Dillard's, and Mervyn's located in Alexandria, Louisiana. Sears, Dillard's and
Mervyn's are not part of the collateral for the loan and JC Penney may be released as described under "Release of Parcels" below. The Sears, Dillard's,
Mervyn's and JC Penney at the property reported sales of approximately $202psf,
$245psf, $220psf and $87psf, respectively, as of the trailing 12 months ending
November 2004. JC Penney and Sears have reportedly been at the property since the property was built in 1973. Dillard's and Mervyn's have been at the property since 1985. There is no other regional shopping mall within 90 miles of the property. As the only mall in the market, Alexandria Mall services all segments of the trade area. The 2004 population was 132,275 within a 20-mile radius and
333,090 within a 50-mile radius.

     SIGNIFICANT TENANTS: As of February 11, 2005, the collateral property was approximately 83.3% leased by 65 tenants. Approximately 31 in-line tenants, or
115,519 square feet, have been at the property since at least 1995. These tenants account for approximately 60% of the total occupied in-line square footage and 54.0% of the total in-place in-line rent. Mall shop sales for the trailing 12 months ending November 2004 were $260psf with an occupancy cost of approximately 10.1%.

     Stein Mart (NYSE: SMRT) leases 38,019 sq.ft. (9.8% of the NRA) for $2.89psf expiring in May 2006 with three 5-year extension options. Stein Mart is a discount retail apparel and accessories store. As of October 30, 2004, the company operated a chain of 260 retail stores. The Stein Mart at the property reported sales of $103psf with an occupancy cost of 4.8% as of the trailing 12 months ending November 2004.

     Weiss & Goldring leases 30,040 sq.ft. (7.7% of the NRA) for $2.25psf expiring in July 2008 with two 5-year extension options. Weiss & Goldring is an apparel store owned by Harry Silver. Alexandria Mall is Weiss & Goldring's only retail location. Weiss & Goldring has been a tenant at Alexandria Mall since
1973.

      Stage (NYSE: STGS) leases 29,099 sq.ft. (7.5% of the NRA) for $5.15psf expiring in February 2006. Stage sells brand name apparel, accessories, cosmetics and footwear in over 529 stores in 29 states as of January 29, 2005.
The company operates under the Stage, Bealls and Palais Royal names throughout the South Central United States, and under the Peebles name throughout the
Mid-Atlantic, Southeastern and Midwestern United States. Stage has been a tenant at Alexandria Mall since 1973. The Stage at the property reported sales of
$72psf with an occupancy cost of 10.1% as of the trailing 12 months ending
November 2004.



-----------------------------------------------------------------------------------------------------------
       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                 MTM          14              37,663            9.7%            37,663            9.7%
                2005           9              28,141            7.2%            65,804           16.9%
                2006          13             100,084           25.7%           165,888           42.6%
                2007          12              47,486           12.2%           213,374           54.9%
                2008           9              63,990           16.5%           277,364           71.3%
                2009           2               3,388            0.9%           280,752           72.2%
                2010           5               7,031            1.8%           287,783           74.0%
                2011           3              12,959            3.3%           300,742           77.3%
                2012           3               5,287            1.4%           306,029           78.7%
                2013           1               3,703            1.0%           309,732           79.6%
                2014           3               3,906            1.0%           313,638           80.6%
                2015           2              10,252            2.6%           323,890           83.3%
              VACANT          NAP             65,097           16.7%           388,987          100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          76             388,987          100.0%
-----------------------------------------------------------------------------------------------------------


(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

                                      C-36

     PROPERTY MANAGEMENT. The property is managed by General Growth Management,
Inc., an affiliate of General Growth Properties Inc. ("GGP"; NYSE:GGP; rated
BBB-/Ba2/BB by S&P/Moody's/Fitch). GGP and its predecessor companies have been managing retail malls for approximately fifty years. GGP owns, develops, operates, and/or manages shopping malls in 44 states. As of March 2004, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling more than 200 million square feet of retail space.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS. The borrower may obtain a release of the JC Penney outparcel to a separate entity controlled by the sponsors, without any required prepayment of the Alexandria Mall Loan, provided the borrower satisfies certain legal conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign it any value.

                                      C-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      C-38

                     MORTGAGE LOAN NO. 9 -- MARRIOTT HOUSTON

--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                      C-39

                        [MAP OF MARRIOTT HOUSTON OMITTED]

                                      C-40



-----------------------------------------------------------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 -- MARRIOTT HOUSTON
-----------------------------------------------------------------------------------------------------------------------------------
                       LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------    ---------------------------------------------------------------

MORTGAGE LOAN SELLER:            BSCMI                              SHADOW RATING:            NAP
LOAN PURPOSE:                    Refinance                          SINGLE ASSET/PORTFOLIO:   Single Asset
ORIGINAL BALANCE:                $25,280,000                        PROPERTY TYPE:            Hospitality
CUT-OFF DATE BALANCE:            $25,280,000                        PROPERTY SUB-TYPE:        Full Service
FIRST PAYMENT DATE:              06/01/2005                         LOCATION:                 Houston, TX
INTEREST RATE:                   5.33850%                           YEAR BUILT/RENOVATED:     1981 / 2004
AMORTIZATION TERM:               Months 1-24: Interest Only         OCCUPANCY (AS OF):        79.2% (T-12 - 02/28/05)
                                 Months 25-120: 300 months
ARD:                             No                                 ROOMS:                    390
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   05/01/2015                         THE COLLATERAL:           A 12-story, 390-room, full-service
                                                                                              hotel located in Houston, Texas.
EXPECTED MATURITY BALANCE:       $20,705,637
SPONSOR:                         Sunstone Hotel Investors, Inc.
INTEREST CALCULATION:            Actual/360                         OWNERSHIP INTEREST:       Fee
CALL PROTECTION:                 24-payment lockout from date
                                 of securitization, with U.S.
                                 Treasury defeasance for the
                                 following 94 payments, and open
                                 to prepayment without premium on
                                 the maturity date.

                                                                    PROPERTY MANAGEMENT:      Sunstone Hotel Properties, Inc.

CUT-OFF DATE BALANCE PER ROOM:   $64,821

UP-FRONT RESERVES:               RE Taxes:        $263,745
                                 Deferred
                                 Maintenance:     $34,844
                                 FF&E Reserve:    $43,417
                                 Other: (1)       $700,000          U/W NET CASH FLOW:        $3,232,702
ONGOING RESERVES:                RE Taxes:        $65,936 /         APPRAISED VALUE (AS OF):  $37,400,000 (03/21/05)
                                                  month
                                 Insurance: (2)   Springing         CUT-OFF DATE LTV RATIO:   67.6%
                                 FF&E Reserve:    $43,417 /         LTV RATIO AT MATURITY:    55.4%
                                                  month
LOCKBOX:                         Hard                               U/W DSCR: (3)             2.36x
----------------------------------------------------------------    ---------------------------------------------------------------


(1)  This $700,000 reserve was held back for future capital improvements.

(2)  An ongoing insurance escrow springs should the borrower fail to provide lender evidence of payment of the insurance premium.

(3)  The DSCR is based on the interest only period. The DSCR would be 1.76x based on the principal and interest payments commencing on June 1, 2007
     (after the interest only period).

THE MARRIOTT HOUSTON LOAN.

     THE LOAN. The ninth largest loan (the "Marriott Houston Loan") is a
$25,280,000 first mortgage loan secured by the borrower's fee simple interest in the Marriott Houston located in Houston, Texas.

     THE BORROWER. The borrower, Sunstone Cowboy, LP, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The general partner of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor, Sunstone Hotel Investors, Inc. ("Sunstone"; NYSE: SHO), is a
southern California-based real estate investment trust (REIT) that owns hotels throughout the United States. As of December 31, 2004, Sunstone owned 54 hotels, comprising 13,183 rooms, located in 17 states in the United States. Sunstone's hotels are operated under brand names including Marriott, Hilton, Hyatt,
InterContinental and Wyndham.

                                      C-41

     THE PROPERTY. The property is a Marriott flagged, 12-story, 390-room full service hotel located in Houston, Texas. The Marriott Houston was built in 1981 and features a health club, a swimming pool, a whirlpool and sauna. The hotel also provides free transportation to the Intercontinental Airport. There is approximately 13,000 square feet of meeting space contained within one grand ballroom and 16 other meeting rooms. Over the past two years, approximately
$6.67 million, or $17,054 per key, has been invested in the property. The property is located in Northwest Houston adjacent to the Greenspoint Mall on the southern edge of the Greenspoint Office Park. The hotel is located close to the area's major office complexes whose tenants include corporations such as Exxon
Mobil, Hewlett-Packard, Kerr McGee, Halliburton, Baker Hughes and Kellogg Brown
Root. A significant portion of the property's revenue is from its contracts with such corporations.



--------------------------------------------------------------------------------------------
       HISTORICAL PENETRATION PERCENTAGES (1)
--------------------------------------------------------------------------------------------
        YEAR          OCCUPANCY PENETRATION      ADR PENETRATION       REVPAR PENETRATION
--------------------- ---------------------- ------------------------ ----------------------

       2002                  100.8%                  110.5%                  111.5%
       2003                  106.5%                  109.5%                  116.8%
       2004                  102.4%                  110.5%                  113.1%
T-12 THROUGH 02/05           100.9%                  112.6%                  113.7%
--------------------------------------------------------------------------------------------


(1) The above table is based on data provided by STAR Trend Reports.

     PROPERTY MANAGEMENT. The property is managed by Sunstone Hotel Properties,
Inc.. Interstate Hotels & Resorts (NYSE: IHR), an independent hotel management company, acquired Sunstone Hotel Properties, Inc., the manager of 54 hotels, including 50 hotels owned by Sunstone Hotel Investors, Inc. (NYSE: SHO), on
October 27, 2004.

     ADDITIONAL INDEBTEDNESS.  Not Allowed.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-42

                  MORTGAGE LOAN NO. 10 -- SEATTLE DESIGN CENTER

--------------------------------------------------------------------------------

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

--------------------------------------------------------------------------------

                                      C-43

                     [MAP OF SEATTLE DESIGN CENTER OMITTED]

                                      C-44



-----------------------------------------------------------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 -- SEATTLE DESIGN CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                       LOAN INFORMATION                                                  PROPERTY INFORMATION
----------------------------------------------------------------    ---------------------------------------------------------------

MORTGAGE LOAN SELLER:          BSCMI                                SHADOW RATING:            NAP
LOAN PURPOSE:                  Refinance                            SINGLE ASSET/PORTFOLIO:   Single Asset
ORIGINAL BALANCE:              $25,000,000                          PROPERTY TYPE:            Retail
CUT-OFF DATE BALANCE:          $24,889,495                          PROPERTY SUB-TYPE:        Anchored
FIRST PAYMENT DATE:            03/01/2005                           LOCATION:                 Seattle, WA
INTEREST RATE:                 5.49000%                             YEAR BUILT/RENOVATED:     1973 / 1975, 1983
AMORTIZATION TERM:             360 months                           PERCENT LEASED (AS OF):   91.3% (03/01/05)
ARD:                           No                                   NET RENTABLE AREA:        340,290
ANTICIPATED REPAYMENT DATE:    NAP
MATURITY DATE:                 02/01/2015                           THE COLLATERAL:           Two multi-story buildings serving
                                                                                              as design center facilities with
                                                                                              over 65 showrooms located in Seattle,
                                                                                              Washington.
EXPECTED MATURITY BALANCE:     $20,913,175
SPONSORS:                      Bill Poland and Timothy Treadway
INTEREST CALCULATION:          Actual/360                           OWNERSHIP INTEREST:       Fee
CALL PROTECTION:               24-payment lockout from date of
                               securitization, with U.S.
                               Treasury defeasance for the
                               following 91 payments, and open
                               to prepayment without premium                                                            LEASE
                               thereafter through maturity.                                                             -----
                                                                    MAJOR TENANTS               % NRA    RENT PSF     EXPIRATION
                                                                    -------------               -----    --------     ----------
                                                                    Sur La Table                7.2%       $9.23      05/31/2014
                                                                    Baker, Knapp & Tubbs        5.4%      $10.88      07/31/2009
                                                                    Michael Folks Showroom      4.9%      $12.26      11/30/2006
CUT-OFF DATE BALANCE PER SF:   $73.14
                                                                    PROPERTY MANAGEMENT:      Market Center Management, Inc.
UP-FRONT RESERVES:             RE Taxes:         $29,360
                               Insurance:        $57,756
                               Replacement:      $7,104
                               TI/LC:            $20,833
                               Other: (1)        $475,329
ONGOING RESERVES:              RE Taxes:         $7,340 / month     U/W NET CASH FLOW:        $2,637,502
                               Insurance:        $11,551 /          APPRAISED VALUE (AS OF):  $38,200,000 (12/21/04)
                                                 month
                               Replacement:      $7,104 / month     CUT-OFF DATE LTV RATIO:   65.2%
                                                 $20,833 /          LTV RATIO AT MATURITY:    54.7%
                               TI/LC:            month
LOCKBOX:                       Hard                                 U/W DSCR:                 1.55x
----------------------------------------------------------------    ---------------------------------------------------------------


(1)  The other escrow is an amount equal to approximately one year of rent and reimbursements for six tenants. Lender will release the applicable portion of the escrow as each tenant takes occupancy and commences paying rent.

THE SEATTLE DESIGN CENTER LOAN.

     THE LOAN. The tenth largest loan (the "Seattle Design Center Loan") is a
$25,000,000 first mortgage loan secured by the borrower's fee simple interest in the Seattle Design Center located in Seattle, Washington.

     THE BORROWER. The borrower, Bay West Design Center, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsors, Bill Poland and Tim Treadway, have been involved in leasing to wholesale furniture markets for over 25 years. Mr. Poland developed the 350,000 square foot San Francisco Gift Center in 1979, which has been more than 95% occupied since its inception. Mr. Poland and Mr. Treadway report a combined net worth in excess of $85 million.

     THE PROPERTY. Seattle Design Center is a 340,290 square foot, two-building design center facility located in Seattle, Washington. The property has been serving professional interior designers and their clients for over 30 years. It has over 65

                                      C-45

showrooms representing over 1,500 manufacturers of residential and commercial furniture, fabrics, wall-coverings, floor-coverings, millwork, custom cabinetry, home electronics and lighting. The Seattle Design Center is located approximately three miles south of the Seattle central business district. The property is located between Interstate 5 and Highway 99/509 off the Michigan
Street exit. This location is immediately north of the Boeing Field/King County
International Airport. Highways 99/509 and Interstate 5 provide north/south access to the Seattle-Tacoma International Airport and downtown Seattle.

     SIGNIFICANT TENANTS: As of March 1, 2005, the Seattle Design Center was
approximately 91.3% leased by over 75 tenants.

     Sur La Table leases 24,551 sq.ft. (7.2% of the NRA) for $9.23psf expiring in May 2014. Established in 1972 in Seattle, Sur La Table is a retailer of cookware and kitchen tools. Sur La Table has a retail presence in Arizona,
California, Colorado, District of Columbia, Illinois, Massachusetts, Missouri,
Nevada, New Jersey, New York, North Carolina, Ohio, Oregon, Texas, Utah,
Virginia and Washington.

     Baker, Knapp & Tubbs ("BK&T") leases 18,223 sq.ft. (5.4% of the NRA) for
$10.88psf expiring in July 2009. BK&T is a manufacturer of traditional and contemporary furnishings for the home. BK&T showrooms display a variety of furniture from Baker, McGuire and other select furnishings manufacturers. BK&T showrooms only sell to design professionals, but the public is invited to browse.

      Michael Folks Showroom leases 16,810 sq.ft. (4.9% of the NRA) for
$12.26psf expiring in November 2006. Michael Folks Showroom is a home furnishing manufacturer run by Michael Folks, who has 30 years experience as a designer.
Michael Folks Showroom is a regional supplier to Guy Chaddock Furnishings, Alder
& Co., Arthur Brett, Art Italia and 18 other furnishing lines. The company is also the regional representative for Ralph Lauren Furnishing. The company has been located at the Seattle Design Center for over 20 years.



-----------------------------------------------------------------------------------------------------------
       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
---------------------- ---------------- ------------------ -------------- ---------------- ----------------

                 MTM          14              31,253            9.2%            31,253            9.2%
                2005          16              31,356            9.2%            62,609           18.4%
                2006          14              57,322           16.8%           119,931           35.2%
                2007           7              36,136           10.6%           156,067           45.9%
                2008           6              12,171            3.6%           168,238           49.4%
                2009           6              45,918           13.5%           214,156           62.9%
                2010           5              24,835            7.3%           238,991           70.2%
                2011           3              15,732            4.6%           254,723           74.9%
                2013           1               8,856            2.6%           263,579           77.5%
                2014           5              47,253           13.9%           310,832           91.3%
              VACANT         NAP              29,458            8.7%           340,290          100.0%
---------------------- ---------------- ------------------ -------------- ---------------- ----------------
               TOTAL          77             340,290          100.0%
-----------------------------------------------------------------------------------------------------------


(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Market Center Management,
Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Additional mezzanine debt is permitted, subject to certain conditions set forth in the mortgage loan documents, including, among others, a maximum overall loan to value ratio of less than 80%.

     GROUND LEASE.  None.

     RELEASE OF PARCELS.  Not Allowed.

                                      C-46

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The
Information is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley &
Co. Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.
Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions
(historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce.
Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the
Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the
Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.
Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the
Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current.
Contact your registered representative for the Offering Documents, current
Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The
Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the
Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.

                                   APPENDIX D

--------------------------------------------------------------------------------

[BEAR STEARNS LOGO]                May 26, 2005            [MORGAN STANLEY LOGO]

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                       ----------------------------------

                                 $1,643,882,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

                       ----------------------------------

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

                       ----------------------------------



-------------------------------------------------------------------------------------------------------------------------------
                 INITIAL
               CERTIFICATE     APPROXIMATE                                           WEIGHTED
               BALANCE OR        INITIAL                                              AVERAGE     PRINCIPAL     ASSUMED FINAL
                NOTIONAL       PASS-THROUGH        RATINGS         SUBORDINATION       LIFE        WINDOW       DISTRIBUTION
   CLASS      AMOUNT(1)(3)         RATE        (MOODY'S/FITCH)        LEVELS         (YRS.)(2)    (MOS.)(2)        DATE(2)
-------------------------------------------------------------------------------------------------------------------------------

    A-1         $104,300,000                       Aaa/AAA            20.000%          2.86         1-57          3/11/10
------------------------------------------------------------------------------------------------------------------------------
    A-2          $46,500,000                       Aaa/AAA            20.000%          5.00        57-65         11/11/10
------------------------------------------------------------------------------------------------------------------------------
    A-3          $63,000,000                       Aaa/AAA            20.000%          6.86        81-84          6/11/12
------------------------------------------------------------------------------------------------------------------------------
   A-AB         $128,000,000                       Aaa/AAA            20.000%          7.52        65-111         9/11/14
------------------------------------------------------------------------------------------------------------------------------
    A-4       $1,070,394,000                       Aaa/AAA            20.000%          9.78       111-120         6/11/15
------------------------------------------------------------------------------------------------------------------------------
    X-2       $1,721,955,000                       Aaa/AAA              --              --          --            6/11/13
------------------------------------------------------------------------------------------------------------------------------
    A-J         $150,046,000                       Aaa/AAA            11.500%          9.97       120-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------
     B           $37,511,000                       Aa2/AA              9.375%          9.97       120-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------
     C           $17,653,000                       Aa3/AA-             8.375%          9.97       120-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------
     D           $26,478,000                        A2/A               6.875%          9.97       120-120         6/11/15
-------------------------------------------------------------------------------------------------------------------------------


(1)  Subject to a permitted variance of plus or minus 5%.

(2)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Prospectus Supplement.

(3) Notional amount for the X-2 class.

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-1

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

TRANSACTION FEATURES
--------------------
o    Sellers:

--------------------------------------------------------------------------------
                                            NO. OF    CUT-OFF DATE
               SELLERS                       LOANS    BALANCE ($)      % OF POOL
--------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.         30       628,668,004       35.6
Prudential Mortgage Capital Funding, LLC       46       439,057,491       24.9
Principal Commercial Funding, LLC              37       345,277,193       19.6
Wells Fargo Bank, National Association         76       324,467,742       18.4
Nationwide Life Insurance Company               4        27,772,864        1.6
--------------------------------------------------------------------------------
TOTAL:                                        193     1,765,243,294      100.0
--------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $9,146,338

     o    Largest Mortgage Loan by Cut-off Date Balance: $180,000,000

     o    Five largest and ten largest loans: 21.1% and 29.6% of pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.73x

     o    Weighted average cut-off date loan-to-value ratio of 67.9%; weighted average balloon loan-to-value ratio of 58.0%

o    Property Types:

                               [PIECHART OMITTED]

                  Retail                               37.2%
                  Office                               32.6%
                  Hospitality                           7.5%
                  Multifamily                           7.1%
                  Industrial                            6.9%
                  Self Storage                          6.2%
                  Manufactured Housing Community        1.7%
                  Mixed Use                             0.8%
                  Land                                  0.0%

o    Call Protection:

     o    81.4% of the pool (142 loans) has a lockout period ranging from 24 to
          47 payments from origination, then defeasance provisions.

     o    14.4% of the pool (25 loans) has a lockout period ranging from 13 to
          48 payments from origination, then the greater of a prepayment premium or yield maintenance.

     o    3.7% of the pool (25 loans) has a lockout period of 25 to 35 payments from origination, then either yield maintenance or defeasance.

     o    0.6% of the pool (1 loan) has no lockout period, but prepayments require the greater of a prepayment premium or yield maintenance.

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-2

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

OFFERED CERTIFICATES
--------------------



---------------------------------------------------------------------------------------------------------------------------------
               INITIAL
             CERTIFICATE                                                                                           APPROXIMATE
             BALANCE OR                                                WEIGHTED      PRINCIPAL   ASSUMED FINAL       INITIAL
              NOTIONAL       SUBORDINATION          RATINGS            AVERAGE        WINDOW      DISTRIBUTION     PASS-THROUGH
  CLASS     AMOUNT(1)(6)        LEVELS          (MOODY'S/FITCH)    LIFE (YRS.)(2)    (MOS.)(2)       DATE(2)          RATE(3)
---------------------------------------------------------------------------------------------------------------------------------

A-1          $104,300,000       20.000%             Aaa/AAA               2.86          1-57         3/11/10
---------------------------------------------------------------------------------------------------------------------------------
A-2           $46,500,000       20.000%             Aaa/AAA               5.00         57-65        11/11/10
---------------------------------------------------------------------------------------------------------------------------------
A-3           $63,000,000       20.000%             Aaa/AAA               6.86         81-84         6/11/12
---------------------------------------------------------------------------------------------------------------------------------
A-AB         $128,000,000       20.000%             Aaa/AAA               7.52         65-111        9/11/14
---------------------------------------------------------------------------------------------------------------------------------
A-4        $1,070,394,000       20.000%             Aaa/AAA               9.78        111-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
X-2        $1,721,955,000         --                Aaa/AAA                 --           --          6/11/13
---------------------------------------------------------------------------------------------------------------------------------
A-J          $150,046,000       11.500%             Aaa/AAA               9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
B             $37,511,000        9.375%             Aa2/AA                9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
C             $17,653,000        8.375%             Aa3/AA-               9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
D             $26,478,000        6.875%              A2/A                 9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------


PRIVATE CERTIFICATES (4)
------------------------



---------------------------------------------------------------------------------------------------------------------------------
               INITIAL
             CERTIFICATE                                                                                            APPROXIMATE
             BALANCE OR                                                 WEIGHTED      PRINCIPAL    ASSUMED FINAL      INITIAL
              NOTIONAL       SUBORDINATION          RATINGS             AVERAGE        WINDOW      DISTRIBUTION    PASS-THROUGH
  CLASS     AMOUNT(1)(5)        LEVELS          (MOODY'S/FITCH)     LIFE (YRS.)(2)    (MOS.)(2)       DATE(2)          RATE(3)
---------------------------------------------------------------------------------------------------------------------------------

X-1        $1,765,243,294          --               Aaa/AAA                --            --          5/11/24
---------------------------------------------------------------------------------------------------------------------------------
E             $17,653,000        5.875%              A3/A-                9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
F             $19,859,000        4.750%            Baa1/BBB+              9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
G             $15,446,000        3.875%            Baa2/BBB               9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
H             $17,652,000        2.875%            Baa3/BBB-              9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
J              $8,826,000        2.375%             Ba1/BB+               9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
K              $4,413,000        2.125%             Ba2/BB                9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
L              $6,620,000        1.750%             Ba3/BB-               9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
M              $6,620,000        1.375%              B1/B+                9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
N              $2,206,000        1.250%              B2/B                 9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
P              $4,413,000        1.000%              B3/B-                9.97        120-120        6/11/15
---------------------------------------------------------------------------------------------------------------------------------
Q             $17,653,294        0.000%              NR/NR               12.67        120-227        5/11/24
---------------------------------------------------------------------------------------------------------------------------------


Notes:   (1)  Subject to a permitted variance of plus or minus 5%.
         (2)  Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
         (3)  The Class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G, H, J,
              K, L, M, N, P and Q Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.
         (4)  To be offered privately pursuant to Rule 144A.
         (5)  The Class X-1 Notional Amount is equal to the sum of all
              Certificate Balances outstanding from time to time.
         (6)  The Class X-2 Notional Amount is as described herein.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-3

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

I. ISSUE CHARACTERISTICS
   ---------------------

Issue Type:                       Public: Classes A-1, A-2, A-3, A-AB, A-4, X-2,
                                  A-J, B, C and D (the "Offered Certificates").
                                  Private (Rule 144A): Classes X-1, E, F, G, H,
                                  J, K, L, M, N, P and Q.

Securities Offered:               $1,643,882,000 monthly pay, multi-class,
                                  commercial mortgage REMIC Pass-Through
                                  Certificates, including nine principal and
                                  interest classes (Classes A-1, A-2, A-3, A-AB,
                                  A-4, A-J, B, C and D) and one interest only
                                  class (Class X-2).

Mortgage Loan Sellers:            Bear Stearns Commercial Mortgage, Inc.
                                  ("BSCMI"); Prudential Mortgage Capital
                                  Funding, LLC ("PMCF"); Principal Commercial
                                  Funding, LLC ("PCF"); Wells Fargo Bank,
                                  National Association ("WFB"); and Nationwide
                                  Life Insurance Company ("NLIC")

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Morgan Stanley &
                                  Co. Incorporated

Master Servicers:(1)              Prudential Asset Resources, Inc. (with respect
                                  to the mortgage loans sold by PMCF) and Wells
                                  Fargo Bank, National Association (with respect
                                  to the mortgage loans sold by BSCMI, PCF, WFB
                                  and NLIC)

Primary Servicers:                Principal Global Investors, LLC (with respect
                                  to the mortgage loans sold by PCF) and
                                  Nationwide Life Insurance Company (with
                                  respect to the mortgage loans sold by NLIC)

Special Servicer:(1)(2)           ARCap Servicing, Inc.

Certificate Administrator:        Wells Fargo Bank, National Association

Trustee:                          LaSalle Bank National Association

Fiscal Agent:                     ABN AMRO Bank N.V.

Cut-Off Date:                     June 1, 2005(3)

Expected Closing Date:            On or about June 21, 2005.

Distribution Dates:               The 11th of each month, commencing in July
                                  2005 (or if the 11th is not a business day,
                                  the next succeeding business day).

Minimum Denominations:            $25,000 for the Class A-1, A-2, A-3, A-AB, A-4
                                  and A-J; $100,000 for the Class B, C and D;
                                  and notional amounts of $250,000 for the Class
                                  X-2, with investments in excess of the minimum
                                  denominations made in multiples of $1.

Delivery:                         DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:               Classes A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D
                                  and X-2 are expected to be ERISA eligible. No
                                  Class of Certificates is SMMEA eligible.

Rating Agencies:                  The Offered Certificates will be rated by
                                  Moody's Investors Service, Inc. and Fitch,
                                  Inc.

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS.

(1)  The Marquis Apartments Loan is principally serviced and administered under a separate pooling and servicing agreement relating to the BSCMSI 2005-PWR7 trust. See "Summary of Pari Passu Split Loan Structures".

(2)  Prudential Asset Resources, Inc. is the Special Servicer with respect to the pooled mortgage loan and the non-pooled mortgage loan that are together secured by the mortgaged properties identified as the Lock Up Storage
     Centers Portfolio.

(3)  The cut-off date with respect to each Mortgage Loan is the due date for the monthly debt service payment that is due in June 2005 (or, in the case of any mortgage loan that has its first due date in July 2005, the date that would have been its due date in June 2005 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-4

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P
and Q Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or
(iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of mortgage loans.

IO STRUCTURE:
-------------

                                [GRAPHIC OMITTED]



                              Month      0      12      24      36      48      60      72      84      96    Maturity

Class A-1   Aaa/AAA     [%]                                                                                                $104.3 MM
Class A-2   Aaa/AAA     [%]                                                                                                 $46.5 MM
Class A-3   Aaa/AAA     [%]                                                                                                 $63.0 MM
Class A-AB  Aaa/AAA     [%]                                                                                                $128.0 MM
Class A-4   Aaa/AAA     [%]                                                                                              $1,070.4 MM
Class A-J   Aaa/AAA     [%]                                                                                                $150.0 MM
Class B     Aa2/AA      [%]                                                                                                 $37.5 MM
Class C     Aa3/AA-     [%]                                                                                                 $17.7 MM
Class D     A2/A        [%]                                                                                                 $26.5 MM
Class E     A3/A-       [%]                                                                                                 $17.7 MM
Class F     Baa1/BBB+   [%]                                                                                                 $19.9 MM
Class G     Baa2/BBB    [%]                                                                                                 $15.4 MM
Class H     Baa3/BBB-   [%]                                                                                                 $17.7 MM
Class J     Ba1/BB+     [%]                                                                                                  $8.8 MM
Class K     Ba2/BB      [%]                                                                                                  $4.4 MM
Class L     Ba3/BB-     [%]                                                                                                  $6.6 MM
Class M-Q   B1/B+ to NR [%]                                                                                                 $30.9 MM

                         [ ] X-1 + X2 IO Strip     [ ] X-1 Notional      [ ] X-2 Notional      NR = Not Rated


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-5

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

                      CLASS X-1 AND X-2 NOTIONAL BALANCES:

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

o    during the period from the Closing Date through and including the
     Distribution Date occurring in June 2006, the sum of (a) the lesser of
     $91,904,000 and the Certificate Balance of the Class A-1 Certificates
     outstanding from time to time and (b) the aggregate of the Certificate
     Balances of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K and Class L Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2006 through and including the Distribution Date occurring in June 2007, the sum of (a) the lesser of $14,806,000 and the Certificate Balance of the Class
     A-1 Certificates outstanding from time to time, (b) the aggregate of the
     Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class A-4,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J and Class K Certificates outstanding from time to time, and (c) the lesser of $3,549,000 and the Certificate Balance of the Class L
     Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2007 through and including the Distribution Date occurring in June 2008, the sum of (a) the lesser of $40,877,000 and the Certificate Balance of the Class
     A-3 Certificates outstanding from time to time, (b) the aggregate of the
     Certificate Balances of the Class A-AB, Class A-4, Class A-J, Class B,
     Class C, Class D, Class E and Class F Certificates outstanding from time to time and (c) the lesser of $15,237,000 and the Certificate Balance of the
     Class G Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2008 through and including the Distribution Date occurring in June 2009, the sum of (a) the lesser of $88,405,000 and the Certificate Balance of the Class
     A-AB Certificates outstanding from time to time, (b) the aggregate of the
     Certificate Balances of the Class A-4, Class A-J, Class B, Class C, Class D
     and Class E Certificates outstanding from time to time and (c) the lesser of $2,865,000 and the Certificate Balance of the Class F Certificates
     outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2009 through and including the Distribution Date occurring in June 2010, the sum of (a) the lesser of $1,057,480,000 and the Certificate Balance of the
     Class A-4 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-J, Class B and Class C Certificates
     outstanding from time to time and (c) the lesser of $17,160,000 and the
     Certificate Balance of the Class D Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2010 through and including the Distribution Date occurring in June 2011, the sum of (a) the lesser of $983,281,000 and the Certificate Balance of the Class
     A-4 Certificates outstanding from time to time, (b) the aggregate of the
     Certificate Balances of the Class A-J and Class B Certificates outstanding from time to time and (c) the lesser of $7,707,000 and the Certificate
     Balance of the Class C Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2011 through and including the Distribution Date occurring in June 2012, the sum of (a) the lesser of $877,594,000 and the Certificate Balance of the Class
     A-4 Certificates outstanding from time to time, (b) the Certificate Balance of the Class A-J Certificates outstanding from time to time and (c) the lesser of $20,264,000 and the Certificate Balance of the Class B
     Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in June 2012 through and including the Distribution Date occurring in June 2013, the sum of (a) the lesser of $816,465,000 and the Certificate Balance of the Class
     A-4 Certificates outstanding from time to time and (b) the lesser of
     $148,040,000 and the Certificate Balance of the Class A-J Certificates
     outstanding from time to time; and

o    following the Distribution Date occurring in June 2013, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-6

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

III. COLLATERAL CHARACTERISTICS
     --------------------------

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------
                               NO. OF       AGGREGATE
                              MORTGAGE    CUT-OFF DATE    % OF
                                LOANS       BALANCE ($)    POOL
------------------------------------------------------------------
578,571 - 2,000,000               31       42,730,673      2.4
2,000,001 - 3,000,000             27       68,986,292      3.9
3,000,001 - 5,000,000             31      124,773,751      7.1
5,000,001 - 7,000,000             23      133,420,446      7.6
7,000,001 - 9,000,000             19      151,218,170      8.6
9,000,001 - 11,000,000            18      181,016,063     10.3
11,000,001 - 13,000,000           12      142,310,243      8.1
13,000,001 - 15,000,000            7      100,625,424      5.7
15,000,001 - 17,000,000            3       47,321,865      2.7
17,000,001 - 19,000,000            3       53,491,536      3.0
19,000,001 - 21,000,000            2       40,000,000      2.3
21,000,001 - 31,000,000           10      233,990,643     13.3
31,000,001 - 41,000,000            3      112,128,188      6.4
41,000,001 - 61,000,000            3      153,230,000      8.7
61,000,001 - 180,000,000           1      180,000,000     10.2
------------------------------------------------------------------
TOTAL:                           193    1,765,243,294    100.0
------------------------------------------------------------------
Min: 578,571        Max: 180,000,000        Average: 9,146,338
------------------------------------------------------------------

STATE
--------------------------------------------------------------
                            NO. OF      AGGREGATE
                           MORTGAGED   CUT-OFF DATE    % OF
                          PROPERTIES    BALANCE ($)    POOL
--------------------------------------------------------------
California                    38       264,386,894     15.0
  Southern California         27       203,981,265     11.6
  Northern California         11        60,405,629      3.4
New York                       9       240,988,423     13.7
Illinois                      20       123,382,533      7.0
Texas                         12       119,177,115      6.8
Florida                       19       102,894,975      5.8
Virginia                       7        94,493,877      5.4
Maryland                      10        80,966,403      4.6
Washington                     9        80,625,391      4.6
New Jersey                     7        78,242,691      4.4
Arizona                       27        57,116,976      3.2
Other                        166       522,968,017     29.6
--------------------------------------------------------------
TOTAL:                       324     1,765,243,294    100.0
--------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------
                       NO. OF      AGGREGATE
                     MORTGAGED   CUT-OFF DATE    % OF
                    PROPERTIES    BALANCE ($)    POOL
--------------------------------------------------------
Retail                  197       656,304,479    37.2
Office                   34       575,342,950    32.6
Hospitality              10       132,937,800     7.5
Multifamily              24       124,623,930     7.1
Industrial               23       122,240,981     6.9
Self Storage             28       109,949,479     6.2
Manufactured Housing
Community                 6        29,334,089     1.7
Mixed Use                 1        14,386,168     0.8
Land                      1           123,419     0.0
--------------------------------------------------------
TOTAL:                  324     1,765,243,294   100.0
--------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------
                       NO.OF      AGGREGATE
                     MORTGAGE   CUT-OFF DATE    % OF
                       LOANS      BALANCE ($)    POOL
--------------------------------------------------------
4.7000% - 5.0000%         5       44,917,983      2.5
5.0001% - 5.2500%        29      292,149,910     16.6
5.2501% - 5.5000%        69      666,188,178     37.7
5.5001% - 5.7500%        41      323,333,996     18.3
5.7501% - 6.0000%        30      357,745,276     20.3
6.0001% - 6.2500%        15       63,715,723      3.6
6.2501% - 6.3300%         4       17,192,228      1.0
--------------------------------------------------------
TOTAL:                  193    1,765,243,294    100.0
--------------------------------------------------------
Min: 4.7000         Max: 6.3300         Wtd Avg: 5.4994
--------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
-----------------------------------------------------
                  NO.OF      AGGREGATE
                MORTGAGE    CUT-OFF DATE     % OF
                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------
60                   4       33,310,459       1.9
61 - 84              9       68,137,219       3.9
85 - 120           173    1,648,631,268      93.4
121 - 240            7       15,164,348       0.9
-----------------------------------------------------
TOTAL:             193    1,765,243,294     100.0
-----------------------------------------------------
Min: 60        Max: 240         Wtd Avg: 118
-----------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
-------------------------------------------------------
                   NO.OF        AGGREGATE
                  MORTGAGE     CUT-OFF DATE      % OF
                   LOANS        BALANCE ($)      POOL
-------------------------------------------------------
56 - 60              4           33,310,459       1.9
61 - 84              9           68,137,219       3.9
85 - 120           173        1,648,631,268      93.4
121 - 227            7           15,164,348       0.9
-------------------------------------------------------
TOTAL:             193        1,765,243,294     100.0
-------------------------------------------------------
Min: 56            Max: 227            Wtd Avg: 116
-------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------
                  NO.OF        AGGREGATE
                 MORTGAGE     CUT-OFF DATE      % OF
                  LOANS        BALANCE ($)      POOL
------------------------------------------------------
6.7 - 40.0          13         104,701,032      5.9
40.1 - 45.0          3           5,481,660      0.3
45.1 - 50.0         10          58,291,941      3.3
50.1 - 55.0          8          46,107,540      2.6
55.1 - 60.0         11         127,512,691      7.2
60.1 - 65.0         26         189,589,055     10.7
65.1 - 70.0         33         232,538,000     13.2
70.1 - 75.0         53         612,347,903     34.7
75.1 - 84.0         36         388,673,473     22.0
------------------------------------------------------
TOTAL:             193       1,765,243,294    100.0
------------------------------------------------------
Min: 6.7            Max: 84.0          Wtd Avg: 67.9
------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
-------------------------------------------------------
                  NO.OF         AGGREGATE
                 MORTGAGE      CUT-OFF DATE      % OF
                  LOANS         BALANCE ($)      POOL
-------------------------------------------------------
0.4 - 25.0          11           17,575,170       1.0
25.1 - 30.0          1           14,942,786       0.8
30.1 - 35.0          5           32,934,930       1.9
35.1 - 40.0         12           97,543,801       5.5
40.1 - 45.0          9           70,718,159       4.0
45.1 - 50.0         13           71,559,559       4.1
50.1 - 55.0         33          247,458,076      14.0
55.1 - 60.0         36          271,450,111      15.4
60.1 - 65.0         38          478,500,462      27.1
65.1 - 70.0         27          376,768,414      21.3
70.1 - 71.7          8           85,791,827       4.9
-------------------------------------------------------
TOTAL:             193        1,765,243,294     100.0
-------------------------------------------------------
Min: 0.4            Max: 71.7           Wtd Avg: 58.0
-------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------
                   NO.OF         AGGREGATE
                  MORTGAGE      CUT-OFF DATE      % OF
                   LOANS         BALANCE ($)      POOL
--------------------------------------------------------
 1.07 - 1.20         6           18,909,204       1.1
 1.21 - 1.30        23          177,189,887      10.0
 1.31 - 1.40        41          268,821,661      15.2
 1.41 - 1.50        29          207,210,755      11.7
 1.51 - 1.60        26          223,483,729      12.7
 1.61 - 1.70        20          206,169,181      11.7
 1.71 - 1.80        12          270,830,126      15.3
 1.81 - 1.90         5           30,442,836       1.7
 1.91 - 2.00         5           54,685,113       3.1
 2.01 - 2.10         5           77,324,776       4.4
 2.11 - 2.20         3           18,491,554       1.0
 2.21 - 2.30         1           13,581,074       0.8
 2.31 - 2.50         3           35,276,099       2.0
 2.51 - 16.19       14          162,827,299       9.2
--------------------------------------------------------
 TOTAL:            193        1,765,243,294     100.0
--------------------------------------------------------
 Min: 1.07        Max: 16.19         Wtd Avg: 1.73
--------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled pari passu companion loans are calculated in a manner that reflects the aggregate indebtedness evidenced by that mortgage loan and those related non-pooled pari passu companion loans collectively. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-7

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

IV. LARGE LOAN DESCRIPTION
    ----------------------

                                TEN LARGEST LOANS
                                -----------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUT-OFF BALLOON/
                                                           PROPERTY   CUT-OFF DATE  % OF    ROOMS/   LOAN PER  U/W   DATE    ARD
 NO.            PROPERTY NAME        CITY        STATE       TYPE       BALANCE     POOL      SF     ROOM/SF   DSCR   LTV    LTV
-----------------------------------------------------------------------------------------------------------------------------------

 1.  One MetroTech Center(1)      Brooklyn         NY       Office    $180,000,000  10.2%   933,011   $192.92  1.71x  72.9%  64.5%
-----------------------------------------------------------------------------------------------------------------------------------
 2.  Lock Up Storage Centers
     Portfolio(2)                 Various       Various  Self Storage  $56,330,000   3.2% 1,030,694    $54.65  3.51x  38.6%  35.8%
-----------------------------------------------------------------------------------------------------------------------------------
 3.  Park Place(3)                Florham Park     NJ       Office     $50,900,000   2.9%   351,955   $144.62  2.08x  59.2%  59.2%
-----------------------------------------------------------------------------------------------------------------------------------
 4.  Ballston Office Center(4)    Arlington        VA       Office     $46,000,000   2.6%   178,452   $257.77  1.61x  73.1%  67.8%
-----------------------------------------------------------------------------------------------------------------------------------
 5.  Marriott Troy(5)             Troy             MI    Hospitality   $38,660,000   2.2%       350  $110,457  2.55x  62.8%  51.4%
-----------------------------------------------------------------------------------------------------------------------------------
 6.  Northwood Centre(6)          Tallahassee      FL       Office     $37,500,000   2.1%   421,853    $88.89  1.95x  75.0%  65.6%
-----------------------------------------------------------------------------------------------------------------------------------
 7.  Kaleidoscope Center          Mission Viejo    CA       Retail     $35,968,188   2.0%   219,009   $164.23  1.27x  72.7%  61.4%
-----------------------------------------------------------------------------------------------------------------------------------
 8.  Alexandria Mall              Alexandria       LA       Retail     $27,117,511   1.5%   388,987    $69.71  1.53x  63.4%  53.2%
-----------------------------------------------------------------------------------------------------------------------------------
 9.  Marriott Houston(7)          Houston          TX    Hospitality   $25,280,000   1.4%       390   $64,821  2.36x  67.6%  55.4%
-----------------------------------------------------------------------------------------------------------------------------------
10.  Seattle Design Center        Seattle          WA       Retail     $24,889,495   1.4%   340,290    $73.14  1.55x  65.2%  54.7%
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL/WEIGHTED AVERAGE                                       $522,645,193  29.6%                      1.99X  66.2%  58.6%
------------------------------------------------------------------------------------------------------------------------------------


(1)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(2)  The subject $56,330,000 loan represents the A-Note portion of a $92,180,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note. The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(3)  The subject $50,900,000 loan represents the A-Note portion of a $60,000,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in this table are based on the A-Note. The loan is interest only for the entire loan term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(4)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(5)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 300-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(6)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(7)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 300-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-8

                          $1,643,882,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR8

V. SUMMARY OF PARI PASSU SPLIT LOAN STRUCTURES(1)
   ----------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                      WHETHER NOTE IS HELD                               WHETHER NOTE IS LEAD
                            RELATED NOTES IN LOAN     BY SERIES 2005-PWR8                                  SERVICER FOR THE
     PROPERTY NAME         GROUP (ORIGINAL BALANCE)        TRUST FUND             HOLDER OF NOTE         ENTIRE LOAN GROUP(2)
--------------------------------------------------------------------------------------------------------------------------------

JL Holdings Portfolio      Senior A Notes (pari passu with each other)
--------------------------------------------------------------------------------------------------------------------------------
                                 $15,000,000                  Yes            BSCMSI Series 2005 - PWR8            Yes
--------------------------------------------------------------------------------------------------------------------------------
                                 $15,000,000                   No                      N/A(5)                    N/A(5)
--------------------------------------------------------------------------------------------------------------------------------
                           Subordinate B Note
--------------------------------------------------------------------------------------------------------------------------------
                                  29,800,000                 N/A(5)                    N/A(5)                    N/A(5)
--------------------------------------------------------------------------------------------------------------------------------
Marquis Apartments         Senior A Notes (pari passu with each other)
--------------------------------------------------------------------------------------------------------------------------------
                                 $45,000,000                   No            BSCMSI Series 2005 - PWR7            Yes
--------------------------------------------------------------------------------------------------------------------------------
                                  $5,000,000                  Yes            BSCMSI Series 2005 - PWR8            No
--------------------------------------------------------------------------------------------------------------------------------
                           Subordinate B Note
--------------------------------------------------------------------------------------------------------------------------------
                                     None                     N/A                       N/A                       N/A
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                                          CURRENT SPECIAL
                            CURRENT MASTER SERVICER        SERVICER FOR
        PROPERTY NAME       FOR SECURITIZED NOTE(3)     SECURITIZED NOTE(4)
------------------------------------------------------------------------------

JL Holdings Portfolio
------------------------------------------------------------------------------
                                Well Fargo Bank,       ARCap Servicing, Inc.
                              National Association
------------------------------------------------------------------------------
                                     N/A(5)                   N/A(5)
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                     N/A(5)                   N/A(5)
------------------------------------------------------------------------------
Marquis Apartments
------------------------------------------------------------------------------
                                Well Fargo Bank,       ARCap Servicing, Inc.
                              National Association
------------------------------------------------------------------------------
                                Well Fargo Bank,       ARCap Servicing, Inc.
                              National Association
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                      N/A                       N/A
------------------------------------------------------------------------------


(1)  This chart only includes those loans with pari passu loan structures.

(2)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(5)  Not yet securitized.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. The Information
is provided solely by Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      D-9

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered series 2005-PWR8
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
X-2, A-J, B, C and D will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                 E-1

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day

                                 E-2

period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        o       borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their
                Clearstream or Euroclear accounts, in accordance with the
                clearing system's customary procedures;

        o       borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry
                certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

        o       staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

           1.     from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

           2.     from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

           3.     from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

           4.     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                (a)   if the intermediary is a "qualified intermediary" within
                      the meaning of section 1.1441-1(e)(5)(ii) of the U.S.
                      Treasury Regulations (a "qualified intermediary"), a duly
                      completed and executed IRS Form W-8IMY (or any successor
                      or substitute form)--

                      (i)    stating the name, permanent residence address and
                             qualified intermediary employer identification
                             number of the qualified intermediary and the
                             country under the laws of which the qualified
                             intermediary is created, incorporated or governed,

                                       E-3

                      (ii)   certifying that the qualified intermediary has
                             provided, or will provide, a withholding statement
                             as required under section 1.1441-1(e)(5)(v) of the
                             U.S. Treasury Regulations,

                      (iii)  certifying that, with respect to accounts it
                             identifies on its withholding statement, the
                             qualified intermediary is not acting for its own
                             account but is acting as a qualified intermediary,
                             and

                      (iv)   providing any other information, certifications, or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information and certifications
                             described in section 1.1441-1(e)(3)(ii) or
                             1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                             or

                (b)   if the intermediary is not a qualified intermediary (a
                      "nonqualified intermediary"), a duly completed and
                      executed IRS Form W-8IMY (or any successor or substitute
                      form)--

                      (i)    stating the name and permanent residence address of
                             the nonqualified intermediary and the country under
                             the laws of which the nonqualified intermediary is
                             created, incorporated or governed,

                      (ii)   certifying that the nonqualified intermediary is
                             not acting for its own account,

                      (iii)  certifying that the nonqualified intermediary has
                             provided, or will provide, a withholding statement
                             that is associated with the appropriate IRS Forms
                             W-8 and W-9 required to substantiate exemptions
                             from withholding on behalf of such nonqualified
                             intermediary's beneficial owners, and

                      (iv)   providing any other information, certifications or
                             statements that may be required by the IRS Form
                             W-8IMY or accompanying instructions in addition to,
                             or in lieu of, the information, certifications, and
                             statements described in section 1.1441-1(e)(3)(iii)
                             or (iv) of the U.S. Treasury Regulations; or

           5.     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

         o       provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a  non-U.S. holder;

         o       provides a duly completed and executed IRS Form W-9, if the holder is  a U.S. person; or

         o       can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
                 (e.g., a corporation or a financial institution such as a
                 bank).

                                   E-4

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                  E-5

                 [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is May 26, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o   this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o   the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                             IRS CIRCULAR 230 NOTICE

     The discussion contained in this prospectus as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus. You should seek advice based on your circumstances from an independent tax advisor.

                                       i

                                TABLE OF CONTENTS



        Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity

                                       ii



                                      iii

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.......................Commercial/Multifamily Mortgage
                                            Pass-Through Certificates,
                                            issuable in series.

DEPOSITOR...................................Bear.Stearns Commercial Mortgage
                                            Securities Inc., a Delaware
                                            corporation. Our telephone number is
                                            (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS........The certificates of each series will be issued pursuant to a pooling and
                                            servicing agreement and may be
                                            issued in one or more classes. The
                                            certificates of each series will
                                            represent in the aggregate the
                                            entire beneficial ownership interest
                                            in the property of the related trust
                                            fund. Each trust fund will consist
                                            primarily of a segregated pool of
                                            commercial or multifamily mortgage
                                            loans, or mortgage-backed securities
                                            that evidence interests in, or that
                                            are secured by commercial or
                                            multifamily mortgage loans. Each
                                            class or certificate will be rated
                                            not lower than investment grade by
                                            one or more nationally recognized
                                            statistical rating agencies at the
                                            date of issuance.

         The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                            (1) the name of the servicer and
                                                special servicer, the
                                                circumstances when a special
                                                servicer will be appointed and
                                                their respective obligations (if
                                                any) to make advances to cover
                                                delinquent payments on the
                                                assets of the trust fund, taxes,
                                                assessments or insurance
                                                premiums;

                                            (2) the assets in the trust fund,
                                                including a description of the
                                                pool of mortgage loans or
                                                mortgage-backed securities;

                                            (3) the identity and attributes of
                                                each class within a series of
                                                certificates, including whether
                                                (and to what extent) any credit
                                                enhancement benefits any class
                                                of a series of certificates;

                                            (4) the tax status of certificates;
                                                and

                                            (5) whether the certificates will be
                                                eligible to be purchased by
                                                investors subject to ERISA or
                                                will be mortgage related
                                                securities for purposes of
                                                SMMEA.

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o   the perceived liquidity of the offered certificates;

     o   their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o   prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                       2

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o   The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o   Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

                                       3

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o   the likelihood that principal prepayments on the related mortgage loans will be made;

     o   the degree to which the rate of prepayments might differ from that originally anticipated;

     o   the likelihood of early optional termination of the related trust fund;
         or

     o   the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

                                       4

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o   generally will not be subject to offset by losses from other activities;

     o   will be treated as unrelated business taxable income for a tax-exempt holder; and

     o   will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o   individuals;

     o   estates;

     o   trusts beneficially owned by any individual or estate; and

     o   pass-through entities having any individual, estate or trust as a shareholder, member or partner.

                                       5

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o   changes in general or local economic conditions and/or specific industry segments;

     o   declines in real estate values;

     o   declines in rental or occupancy rates;

     o   increases in interest rates, real estate tax rates and other operating expenses;

     o   changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o   acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

                                       6

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o   adverse changes in population and employment growth, which generally creates demand for office space,

     o   local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o   the quality and management philosophy of management,

     o   the attractiveness of the properties to tenants and their customers or clients,

     o   the attractiveness of the surrounding neighborhood, and

     o   the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline

                                       7

in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o   a tenant's voluntary decision not to renew a lease,

     o   bankruptcy or insolvency of these tenants, or

     o   these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o   adverse changes in consumer spending patterns;

     o   local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o   alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o   the quality and management philosophy of management;

     o   the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o   the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o   the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o   if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o   the amount of rent that can be charged for rental units;

     o   tenants' ability to pay rent;

     o   timeliness of rent payments;

     o   occupancy levels without a corresponding decrease in
         expenses--occupancy and rent levels may also be affected by construction of additional housing units;

                                       8

     o   local military base closings;

     o   construction of additional housing units;

     o   company relocations and closings; and

     o   national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o   rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o   the income restrictions on tenants imposed by Section 42 of the
         Internal Revenue Code may reduce the number of eligible tenants;

     o   some eligible tenants may not find any differences in rents between the
         Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section
         42 property; and

o        a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

                                       9

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o   a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o   competition from other hotels and motels,

     o   increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o   dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o   hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o   the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o   it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o   future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o   value of the related mortgaged property;

     o   the level of available mortgage rates at the time of sale or refinancing;

     o   the borrower's equity in the related mortgaged property;

     o   the financial condition and operating history of the borrower and the related mortgaged property;

     o   tax laws and rent control laws, with respect to some residential properties;

     o   Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o   prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED properties. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o   various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o   pass-through certificates or other mortgage-backed securities ("MBS")
         that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o   a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o   residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o   commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o   mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o   its age;

     o   its condition;

     o   its design, including floor sizes and layout;

     o   its access to transportation; and

         o   the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
             building systems such as

         o   fiber optic cables,

         o   satellite communications or

     o   other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o   labor cost and quality;

     o   tax environment; and

     o   quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o   the ability to lease space in the properties;

     o   the ability of tenants to meet their lease obligations;

     o   the possibility of a significant tenant becoming bankrupt or insolvent;
         and

     o   fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o   location of the property;

     o   the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o   the physical attributes of the multifamily building, such as its age and appearance; and

     o   state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                                       16

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after

                                       17

that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o   the quality of tenants;

     o   building design and adaptability; and

     o   the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise

                                       18

affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.
Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o   driveways;

     o   visitor parking;

     o   recreational vehicle and pleasure boat storage;

     o   laundry facilities;

     o   community rooms;

     o   swimming pools;

     o   tennis courts;

     o   security systems; and

     o   health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided

                                       19

financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o   multifamily rental properties;

     o   cooperatively-owned apartment buildings;

     o   condominium complexes; and

     o   single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                       20

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o   it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o   it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o   the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o   the cost replacement method, i.e., the cost of replacing the property at the date;

                                       21

     o   the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o   upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o   have had individual principal balances at origination of not less than
         $25,000;

     o   have had original terms to maturity of not more than 40 years; and

     o   provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o   provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o   provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o   be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o   prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related

                                       22

prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o   mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o   certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by

                                       23

         a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in

                                       24

some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o   be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o   equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o   converting to a fixed rate loan and thereby locking in the rate; or

     o   taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o   whether the offered certificate was purchased at a premium or a discount; and

     o   the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o   amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o   Excess Funds; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o   provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o   are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o   are stripped principal certificates;

     o   are stripped interest certificates;

     o   provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o   provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o   provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o   provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.  the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.  the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.  the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.  the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.  if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.  information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued
         Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o   the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o   the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o   we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o   we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o   the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o   the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o   the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o   an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o   an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o   original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o   an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o   in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o   the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o   the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o   the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o   the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o   the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o   applicable law; and

     o   the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o   maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o   attempting to collect delinquent payments; supervising foreclosures;
         negotiating modifications; conducting property inspections on a periodic or other basis;

     o   managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
         and

     o   maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.  all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.  all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
         (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.  any advances made as described under "Description of the
         Certificates--Advances in Respect of Delinquencies";

     6.  any amounts paid under any cash flow agreement, as described under
         "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.  all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage
         Loans; Repurchases" and "--Representations and Warranties;
         Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
         "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.  any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.  to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.  to make distributions to you on each distribution date;

                                       44

     2.  to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.  to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.  to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.  to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
         (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.  if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
         (3) above made by it and the servicing expenses described in clause (4)
         above incurred by it while the advances remain outstanding and unreimbursed;

     7.  to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
         "--Realization Upon Defaulted Mortgage Loans";

     8.  to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the
         Servicer and the Depositor";

     9.  if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
         "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
         Consequences--Federal Income Tax Consequences for REMIC
         Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement;
         and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o   affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o   in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o   adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o   a material default on the mortgage loan has occurred or a payment default is imminent;

     o   the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o   the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o   institute foreclosure proceedings;

     o   exercise any power of sale contained in the related Mortgage;

     o   obtain a deed in lieu of foreclosure; or

     o   otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o   either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o   there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o   the Internal Revenue Service grants an extension of time to sell the property or

     o   the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o   that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o   that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o   the replacement cost of the improvements less physical depreciation;
         and

     o   the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o   the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o   a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o   breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o   any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o   any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o   that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o   those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o   that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o   that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o   any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o   any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o   some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o   you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
         25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o   you shall have offered to the trustee reasonable indemnity; and

     o   the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o   to cure any ambiguity;

     o   to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o   to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o   to comply with any requirements imposed by the Internal Revenue Code;
         or

     o   for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o   reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o   adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o   modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

         Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o   that holder previously has given to the trustee written notice of default;

     o   except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

         its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o   the trustee for 60 days has neglected or refused to institute any such proceeding.

         No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

     o   is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o   has a combined capital and surplus of at least $50,000,000; and

     o   is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o   constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o   constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o   may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o   the nature and amount of coverage under the credit support;

     o   any conditions to payment thereunder not otherwise described in this prospectus;

     o   the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o   the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o   a brief description of its principal business activities;

     o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o   its total assets, and its stockholders' equity or policyholders'
         surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

                                       59

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

                                       60

mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

                                       61

United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o   the foreclosure sale was held while the debtor was insolvent; and

     o   the price paid for the foreclosed property did not represent
         (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o   if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o   if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o   if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

                                       63

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o   the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o   the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o   if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o   the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o   the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

                                       64

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o   adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o   that any percentage rent due under the lease will not decline substantially;

     o   that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o   that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o   a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o   in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

                                       67

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

                                       68

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o   the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o   the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o   hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o   the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

                                       70

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

                                       71

      The following discussion is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. The following discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus. You should seek advice based on your circumstances from an independent tax advisor.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o   the making of such an election;

     o   compliance with the pooling and servicing agreement; and

     o   compliance with any changes in the law, including any amendments to the
         Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue

                                       72

Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue
Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

                                       73

     Qualified mortgages include the following:

     o   whole mortgage loans, such as the mortgage loans;

     o   certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o   regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least
         95% of its assets as qualified mortgages;

     o   loans secured by timeshare interests; and

     o   loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o   the fair market value of the real property securing the mortgage
         (including any buildings and structural components) must be at least
         80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o   substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o   in exchange for any qualified mortgage within a three-month period thereafter; or

     o   in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.  a mortgage in default or as to which default is reasonably foreseeable;

     2.  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.  a mortgage that was fraudulently procured by the mortgagor; and

     4.  a mortgage that was not in fact principally secured by real property
         (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the

                                       74

REMIC pool. A qualified reserve asset is any intangible property (other than a
REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30%
of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o   one or more classes of regular interests; or

     o   a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued

                                       75

market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the

                                       76

amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

         o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

         o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o   the yield to maturity of the regular certificate at the issue date;

     o   events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o   the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       77

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o   the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o   the interest compounds or is payable at least annually at current values of;

     o   one or more qualified floating rates;

     o   a single fixed rate and one or more qualified floating rates;

     o   a single objective rate; or

     o   a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o   it bears a rate that qualifies as a variable rate under the OID regulations:

         o    that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

         o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o   it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o   is exceeded by the then-current principal amount of the regular certificate; or

     o   in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o   on the basis of a constant interest rate or

     o   in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o   interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o   the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o   if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

                                       81

     o   to the extent that the gain does not exceed the excess, if any, of:

         o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

         o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o   all bad loans will be deductible as business bad debts; and

     o   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

         A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o   120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o   the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o   the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o   the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o   the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o   the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o   the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o   the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o   the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o   the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o   the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
         States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o   the present value of any consideration given to the transferee to acquire the interest;

     o   the present value of the expected future distributions on the interest;
         and

     o   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o   the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
         and

     o   the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o   the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

o        the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o   if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

                                       89

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1. the disposition of a qualified mortgage other than pursuant to:

        o    a substitution within two years of the startup day for a defective
             (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

        o    foreclosure, default or imminent default of a qualified mortgage;

        o    bankruptcy or insolvency of the REMIC pool; or

        o    qualified (complete) liquidation;

     2.  the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.  the receipt of compensation for services; or

     4.  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o   during the three months following the startup day;

     o   if made to a qualified reserve fund by a residual certificateholder;

     o   if in the nature of a guarantee;

     o   if made to facilitate a qualified liquidation or clean-up call; and

     o   if as otherwise permitted in Treasury regulations yet to be issued.

                                       90

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o   the appointment of the tax matters person as provided in the preceding sentence; and

     o   the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

                                       91

portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o   are not United States Persons; or

     o   are United States Persons and classified as partnerships under the
         Internal Revenue Code, if any of their beneficial owners are not United
         States Persons,

                                       92

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

 FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
                                    IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.  A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
         7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property"
         within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.  A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
         Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.  A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section
         860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue
         Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o   if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o   we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o   the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of
         Servicing Fees" above); and

     o   certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

                                       96

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o   the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
         Section 1273(a)(3); or

     o   no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
         Consequences for REMIC Certificates--Taxation of Regular
         Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o   one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped
         Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.
     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o   the amount of servicing compensation received by a master servicer or special servicer, and

     o   all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o   a custodian of a person's account,

     o   a nominee, and

     o   a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      100

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o   has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o   has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

                                      102

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o   are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o   are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA; and

     o   are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o   federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
         without limitation as to the percentage of their assets represented thereby;

     o   federal credit unions may invest in those securities; and

     o   national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In

                                      103

the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o   through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o   that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o   that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
         Section 15 of the Securities Act, against some civil liabilities, including

                                      105

         liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450
Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and
Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission
also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system. The Depositor has filed the
Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and
Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383

                                      106

Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                      107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      108

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o   the United States, any of its state or political subdivisions;

     o   any foreign government;

     o   any international organization;

     o   any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
         Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o   any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
         Revenue Code Section 1381(a)(2)(C); and

     o   any organization, other than a farmers' cooperative described in
         Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section
         511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                      109

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o   for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o   for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                      110

                     [THIS PAGE INYENTIONALLY LEFT BLANK.]

                     [THIS PAGE INYENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

---------------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation